    As filed with the Securities and Exchange Commission on January 15, 1998
                                                      Registration No. 333-43505
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------


       SUPERIOR NATIONAL                             SUPERIOR NATIONAL
      INSURANCE GROUP, INC.                            CAPITAL TRUST I
  (Exact name of Registrant as                  (Exact name of Registrant as
    specified in its charter)               as specified in its trust agreement)

           DELAWARE                                        DELAWARE
(State or other jurisdiction of               (State or other jurisdiction of
 incorporation or organization)                incorporation or organization)

            6331                                            9999
 (Primary Standard Industrial                  (Primary Standard Industrial
  Classification Code Number)                   Classification Code Number)

        95-4610936                                       52-2069953
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)


                                26601 Agoura Road
                           Calabasas, California 91302
                                 (818) 880-1600
          (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                              Robert E. Nagle, Esq.
              Senior Vice President, General Counsel and Secretary
                     Superior National Insurance Group, Inc.
                                26601 Agoura Road
                           Calabasas, California 91302
                                 (818) 880-1600
                              --------------------

                                   COPIES TO:
                              Dana M. Warren, Esq.
                               Riordan & McKinzie
                          5743 Corsa Avenue, Suite 116
                       Westlake Village, California 91362

                              --------------------

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF
                         THE SECURITIES TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


        THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                        SUPERIOR NATIONAL CAPITAL TRUST I
                              OFFER TO EXCHANGE ITS
                       10 3/4% TRUST PREFERRED SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       10 3/4% TRUST PREFERRED SECURITIES
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                     SUPERIOR NATIONAL INSURANCE GROUP, INC.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                     ON FEBRUARY 17, 1998, UNLESS EXTENDED.

        Superior National Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $105,000,000 aggregate liquidation amount of its 10 3/4% Trust Preferred Securities (the "Exchange Preferred Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 10 3/4% Trust Preferred Securities (the "Preferred Securities"), of which $105,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, Superior National Insurance Group, Inc., a Delaware corporation (the "Company"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Preferred Securities (the "Company Guarantee") for a like guarantee in respect of the Exchange Preferred Securities (the "Exchange Guarantee," and together with the Company Guarantee, the "Guarantee") and (ii) all of its outstanding 10 3/4% Senior Subordinated Notes due December 1, 2017 (the "Old Notes") for a like aggregate principal amount of its 10 3/4% Senior Subordinated Notes due December 1, 2017 (the "Exchange Notes," and together with the Old Notes, the "Senior Subordinated Notes"), which Exchange Guarantee and Exchange Notes also have been registered under the Securities Act. The Preferred Securities, the Company Guarantee and the Old Notes are collectively referred to herein as the "Old Securities" and the Exchange Preferred Securities, the Exchange Guarantee and the Exchange Notes are collectively referred to herein as the "Exchange Securities."

        Preferred Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on February 17, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Preferred Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Preferred Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the

                          (continued on following page)


    THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO
            HOLDERS OF THE PREFERRED SECURITIES ON JANUARY 16, 1998.

        SEE "RISK FACTORS" ON PAGE 14 FOR INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH THIS OFFERING.

                             ----------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


                             ----------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY 16, 1998.

(continuation of cover page)



terms and provisions of the Registration Rights Agreement dated as of December 3, 1997 (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers (as defined herein). Preferred Securities may be tendered in whole or in part in a liquidation amount of not less than $100,000 (100 Preferred Securities) or any integral multiple of $1,000 liquidation amount (one Preferred Security) in excess thereof. The Company will pay all fees, expenses, debts and obligations (other than the Trust Securities (as defined herein)) related to the Trust and the offering and exchange of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "The Exchange Offer--Fees and Expenses." Holders of the Preferred Securities whose Preferred Securities are accepted for exchange will not receive Distributions on such Preferred Securities and will be deemed to have waived the right to receive any Distributions on such Preferred Securities accumulated from and after December 3, 1997. See "The Exchange Offer--Distribution of Exchange Preferred Securities."

        The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the Exchange Preferred Securities will not contain the $100,000 minimum liquidation amount transfer restriction, (iii) the Exchange Preferred Securities will not provide for any increase in the Distribution rate thereon,
(iv) the Exchange Notes will not contain the $100,000 minimum principal amount transfer restriction, and (v) the Exchange Notes will not provide for any increase in the interest rate thereon. See "Description of Exchange Preferred Securities" and "Description of Old Securities." The Exchange Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement. In the event that the Exchange Offer is consummated, any Preferred Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Preferred Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration (as defined herein).

        The Exchange Preferred Securities and the Preferred Securities (collectively, the "Securities") represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Securities, the "Trust Securities"). Wilmington Trust Company is the Preferred Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Senior Subordinated Notes. The Senior Subordinated Notes will mature on December 1, 2017 (the "Stated Maturity Date"). The Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption, or otherwise. See "Description of Exchange Preferred Securities."

        As more fully described herein, the Company has entered into several contractual undertakings which, the Company believes, taken together, guarantee to the holders of the Exchange Preferred Securities a full and unconditional right to enforce the payment of the distributions with respect to the Exchange Preferred Securities, the payment of the redemption price upon redemption of the Exchange Preferred Securities, and the payment of the liquidation amount with respect to the Exchange Preferred Securities upon liquidation of the Trust. See "Risk Factors--Rights Under the Exchange Guarantee." Those contractual arrangements include the Company's obligations under (i) the Exchange Guarantee,
(ii) the Declaration, (iii) the Exchange Notes, and (iv) the Indenture. As used herein, (i) the "Indenture" means the Senior Subordinated Indenture, dated as of December 3, 1997, as amended and supplemented from time to time, between the Company and Wilmington Trust Company, as Indenture Trustee (the "Indenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust, dated as of December 3, 1997, among the Company, as Sponsor, Wilmington Trust Company, as Preferred Trustee (the "Preferred Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), the Company Trustees named therein (collectively, with the Preferred Trustee and the Delaware Trustee, the "Trustees") and the holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust.

        Holders of the Exchange Preferred Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Exchange Notes, accruing from December 3, 1997 and payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 1998, at the annual rate of 10 3/4% of the liquidation amount of $1,000 per Exchange Preferred Securities ("Distributions").

        Unless an Event of Default (as defined in the Indenture) has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Exchange Notes to defer the payment of interest at any time or from time to time for a period not exceeding ten consecutive semi-annual periods (collectively, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Securities by the Trust will be

(continuation of cover page)


deferred during any such Extension Period. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest then accrued at the annual rate of 10 3/4%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Notes (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

        During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock (as defined in the Indenture) (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in right of payment to the Exchange Notes, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary (as defined in the Indenture) of the Company if such guarantee ranks pari passu with or junior in right of payment to the Exchange Notes; excluding, in each case, (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock, (e) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (f) purchases or issuances of Common Stock under any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended.

        Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Preferred Trustee and Indenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days (as defined in the Indenture) prior to the earlier of (i) the date the Distributions on the Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Trustees are required to give notice to any securities exchange or to holders of Trust Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Indenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

        Through the Company Guarantee, the agreement of the Company relating to the Common Securities (the "Common Securities Guarantee"), the Declaration, the Senior Subordinated Notes and the Indenture, taken together, the Company has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Preferred Securities, the Declaration, the Exchange Notes and the Exchange Guarantee--Full and Unconditional Company Guarantee." The Company Guarantee and the Common Securities Guarantee guarantee, and the Exchange Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Preferred Securities--Description of Exchange Guarantee." If the Company fails to make a required payment on the Senior Subordinated Notes, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Securities Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of Exchange Preferred Securities--Description of Exchange Notes--Enforcement Rights of Holders of Exchange Preferred Securities." The obligations of the Company under the Guarantee, the Common Securities Guarantee and the Senior Subordinated Notes will be subordinate and junior in right of payment to all Senior Indebtedness (as defined herein).

(continuation of cover page)


        The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined below), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Senior Subordinated Notes at a redemption price equal to the principal amount of, plus accrued interest on, the Senior Subordinated Notes (the "Maturity Redemption Price"), (ii) in whole or in part, on or after December 1, 2005, contemporaneously with the optional prepayment by the Company of the Senior Subordinated Notes, at the redemption prices set forth herein (the "Optional Redemption Price"), (iii) upon the occurrence of a Change of Control Triggering Event (as defined herein), at the option of each holder of Trust Securities, at a redemption price equal to 101% of the principal amount of any Senior Subordinated Notes received in exchange for Trust Securities plus any accrued and unpaid interest thereon (the "Change of Control Redemption Price") or (iv) in whole upon acceleration of the Senior Subordinated Notes upon the occurrence of an Event of Default at a redemption price equal to the principal amount of, plus accrued interest on, the Senior Subordinated Notes (the "Default Redemption Price").

        Further, the Trust Securities are subject to redemption at the option of the Company in a Like Amount upon the occurrence of a Tax Event (as defined herein) or an Investment Company Event (as defined herein), in certain circumstances, at a redemption price equal to the principal amount of, plus accrued interest on, the Senior Subordinated Notes (the "Event Redemption Price"). Any of the Maturity Redemption Price, the Change of Control Redemption Price, the Default Redemption Price, the Event Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Preferred Securities."

        "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of Senior Subordinated Notes to be paid in accordance with their terms and (ii) with respect to a distribution of Senior Subordinated Notes upon the liquidation of the Trust, Senior Subordinated Notes having a principal amount equal to the liquidation amount of the Trust Securities of the holder to whom such Senior Subordinated Notes are distributed.

        The Company shall have the right to redeem the Exchange Notes, in whole or in part, at any time or from time to time after December 1, 2005, upon not less than thirty or more than sixty days' notice, at the Redemption Prices (expressed as a percentage of principal amount) set forth below plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant regular record date to receive interest due on an Interest Payment Date (as defined herein) that is on or prior to the redemption date) if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

                                PERCENTAGE OF
   YEAR                        PRINCIPAL AMOUNT
-----------                    ----------------

2005.........................      105.375%
2006.........................      103.583%
2007.........................      101.792%
2008 and thereafter..........      100.000%



        The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause a Like Amount of the Senior Subordinated Notes to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Trust Securities. Unless the Senior Subordinated Notes are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of Trust Securities generally will be entitled to receive a liquidation amount of $1,000 per Trust Security plus accumulated Distributions thereon to the date of payment. See "Description of Exchange Preferred Securities."

        Based on existing interpretations of the Securities Act by the staff of the Division of Corporate Finance of the Securities and Exchange Commission (the "Staff") set forth in several no-action letters to third parties, and subject to the immediately following sentence, the Company and the Trust believe that the Exchange Preferred Securities, Exchange Guarantee and Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Preferred Securities who is an affiliate of the Trust or the Company or who intends to participate in

(continuation of cover page)


the Exchange Offer for the purpose of distributing the Exchange Preferred Securities, or any broker-dealer who purchased the Preferred Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretation of the Staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Preferred Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Preferred Securities unless such sale or transfer is made pursuant to an exemption from such requirements. Neither the Company nor the Trust intends to seek its own no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Preferred Securities, Exchange Guarantee and Exchange Notes as it has in such no-action letters to third parties.

        Each holder of the Preferred Securities (other than certain specified holders) who wishes to exchange the Preferred Securities for Exchange Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Trust or the Company, (ii) the Exchange Preferred Securities to be received by it will be acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) and does not intend to engage in the distribution of the Exchange Preferred Securities. In addition, in connection with any resales of Exchange Preferred Securities, any broker-dealer (a "Participating Broker-Dealer") who acquired the Exchange Preferred Securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Preferred Securities (other than a resale of an unsold allotment from the original sale of the Preferred Securities) with the Prospectus contained in the Registration Statement. Under the Registration Rights Agreement, the Trust is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the Prospectus contained in the Registration Statement in connection with the resale of such Exchange Preferred Securities for a period ending 90 days after expiration of the Exchange Offer.

        In that regard, each Participating Broker-Dealer who surrenders Preferred Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) may be resumed, as the case may be. If the Company or the Trust gives such notice to suspend the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Preferred Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Preferred Securities or to and including the date on which the Company or the Trust has given notice that the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) may be resumed, as the case may be.

        Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Preferred Securities. The Exchange Preferred Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the Exchange Preferred Securities, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Preferred Securities. The Company and the Trust currently do not intend to apply for listing of the Exchange Preferred Securities on any securities exchange or for quotation through the Nasdaq Stock Market.

(continuation of cover page)


        Any Preferred Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Preferred Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Preferred Securities held by them. To the extent that Preferred Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Preferred Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Preferred Securities."

        THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF PREFERRED SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR PREFERRED SECURITIES PURSUANT TO THE EXCHANGE OFFER.

        Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Preferred Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                    ----------------------------------------

        NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                    ----------------------------------------

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Room 1300, 7 World Trade Center, New York, New York 10048. Copies of such material may also be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). The Company's Common Stock is traded on The Nasdaq National Market ("Nasdaq"). Such reports, proxy statements, and other information are also available for inspection at the library of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

        No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Trust Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Senior Subordinated Notes, issuing the Trust Securities and engaging in incidental activities. See "Prospectus Summary--The Trust," "Description of the Exchange Preferred Securities," "Description of the Exchange Guarantee," and "Description of the Exchange Notes." In addition, the Company does not expect that the Trust will file reports, proxy statements, and other information under the Exchange Act with the Commission.

        The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company, the Trust and the Exchange Preferred Securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

                               PROSPECTUS SUMMARY

        See "Glossary of Terms" ("Glossary") for the definitions of certain of the capitalized and defined terms used herein.

        The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and consolidated financial statements, and the notes thereto, appearing elsewhere in this Prospectus. Unless the context indicates otherwise, (i) the "Company" or "Superior National" refers to Superior National Insurance Group, Inc., a Delaware corporation, and its Subsidiaries,
(ii) the "Subsidiaries" refer to the direct and indirect subsidiaries of the Company, and (iii) "Superior Pacific" refers to Superior National Insurance Company ("SNIC") and Superior Pacific Casualty Company ("SPCC"), the principal operating subsidiaries of the Company. In addition, where the context requires, descriptions in this Prospectus of the voting rights and liquidation rights of, and rights to Distributions on, the Exchange Preferred Securities assume that all of the outstanding Preferred Securities will be exchanged for Exchange Preferred Securities in the Exchange Offer. To the extent any Preferred Securities are not so exchanged, pursuant to the Declaration, the Preferred Securities and Exchange Preferred Securities will rank pari passu in all respects and will have equal voting rights, liquidation rights and rights to Distributions.

        Unless otherwise indicated, all financial information and operating statistics applicable to the Company set forth in this Prospectus are based on generally accepted accounting principles ("GAAP") and not statutory accounting practices ("SAP"). In conformity with industry practice, data derived from A.M. Best Company, Inc. ("A.M. Best") and the National Association of Insurance Commissioners ("NAIC"), generally used herein for industry comparisons, are based on SAP.

                                   THE COMPANY

        Superior National, through its subsidiaries, underwrites and markets workers' compensation insurance primarily in California. In April, 1997, the Company completed its acquisition (the "Acquisition") of Pac Rim Holding Corporation ("Pac Rim") and its subsidiary, The Pacific Rim Assurance Company (subsequently renamed Superior Pacific Casualty Company). As a result of the Acquisition, the Company believes that, excluding the California State Compensation Insurance Fund (the "State Fund"), it is the only exclusive underwriter of workers' compensation insurance in California and the eighth largest California workers' compensation insurer overall, based upon 1996 direct premiums written. Pro forma for the Acquisition, the Company would have had direct premiums written of $182.2 million and $129.2 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

        As a result of the Acquisition, the Company was able to increase its book of California-related workers' compensation business and generate significant expense savings through the consolidation of the back office operations of the two companies. Pro forma for the Acquisition and the sale of the Preferred Securities, the Company would have had earnings before interest, taxes, minority interest, depreciation and amortization ("EBITDA") of $26.3 million and $16.1 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. Through its operating strategy, the Company has generated strong underwriting results with an average combined ratio from continuing operations of 94.2% from 1993 through 1996. For the nine months ended September 30, 1997, the Company had a combined ratio from continuing operations of 94.9%.

OPERATING STRATEGY

        Superior National specializes in writing workers' compensation insurance in the State of California, which allows management to respond in a timely manner to the changing competitive and regulatory environment in the state. The key elements of its bottom-line driven operating strategy are as follows:

        Focus on Specialized Market Segments. The Company's experienced management team utilizes its sophisticated information system to focus the Company's business on selected policy sizes and employment classifications that management believes provide the greatest opportunity for profitability.

        - Policy Size. The Company concentrates its marketing efforts on policies with annual premium under $50,000, principally to avoid the extreme price competition usually associated with larger accounts. As of September 30, 1997, the Company's average annual premium per policy was approximately $10,000.

        - Employment Classifications. While the Company underwrites many employment classifications, it targets specific classifications that management believes to be profitable. The Company believes that by focusing on certain employment classifications, it can provide claim management and standardized loss control services at a level appropriate to each policyholder. As of September 30, 1997, 15 employment classifications, made up primarily of office and clerical, hospitality, agricultural, garment, and health care workers, represented 43% of the Company's premium in force. The Company excludes most employment classifications that represent historically higher risk exposure, including the manufacturing, handling, and shipping of explosives; oil rig and derrick work; subway construction; and navigation of marine vessels.

        Underwriting Discipline. Following the elimination of required minimum rates in California ("open rating"), many California insurers have reduced premium rates in order to increase market share. The Company has not followed this practice and has maintained consistently stringent underwriting policies in order to maintain gross profit margins. As a result, while the Company's direct premiums written decreased from $158.0 million in 1993 to $96.4 million in 1996, its combined ratio from continuing operations has improved from 100.2% to 94.6% over the same period.

        Relationship with Producers. The Company markets its insurance products primarily through approximately 300 small- to medium-sized producers, most of which have an ongoing relationship with the Company. The Company is one of the primary underwriters of workers' compensation insurance for most of its producers. For the policy year ended September 30, 1997, no single producer controlled more than 4.5% of premium in force.

        Data Processing Systems. The Company believes that its data processing systems give it a significant competitive advantage by (i) enhancing the effectiveness of its employees' underwriting, policy administration, and claims activities, (ii) providing detailed, real-time and near real-time information to management for control and administration purposes, and (iii) providing marketing benefits through improved customer service.

        - Data Warehouse Decision Support System. In 1993 the Company developed a proprietary "data warehouse decision support system" called Superior Windows for Analysis of Management Information ("SWAMI(R)"). Management utilizes SWAMI(R) to monitor and control the Company's operations with information provided in as close to real-time as possible. Management believes that SWAMI(R) is the first comprehensive "data warehouse decision support system" developed in the insurance industry.

        - Underwriting. The Company's underwriting system is a fully integrated rating, quoting, and policy issuance system for use both internally and remotely by producers. The system contains edit and blocking features that prohibit underwriters from issuing policies associated with business that is deemed inappropriate or undesirable by management, or that may be inappropriately priced.

        - Policy Administration. Policy administration, including premium collection and audit activities, is fully automated. In addition to traditional "agency" billing services, the Company's collections capabilities also include direct billing, electronic debit and credit of policyholders' bank accounts, and credit card billings, each of which, management believes, dramatically improve credit experience, policy persistency, and customer satisfaction.

        - Claims Administration. The core of the claims system is a proprietary document imaging system, which, combined with sophisticated workflow protocols, improves the productivity of the Company's claims staff.

EXPERIENCED MANAGEMENT; BUSINESS RELATIONSHIPS WITH ZURICH AFFILIATES

        The Company is led by an experienced management team, with the Chief Executive Officer and the Chief Operating Officer having a combined 59 years of workers' compensation insurance business experience in California. In addition, the Company benefits from business relationships with affiliates of Zurich Reinsurance Centre Holdings, Inc. ("Zurich"), which have provided the company with financing and access to their expertise and products. The experience of management and the Company's sophisticated data processing systems allow the Company to react quickly to positive and negative developments in its markets. For example, in response to possible industry-wide reversals of positive trends in severity, which the Company believes it was among the first to recognize, the Company has entered into discussions with Risk Enterprise Management Limited ("REM"), an affiliate of Zurich, that the Company believes will result in an agreement under which certain of the Company's claims functions would be performed by such affiliate. In addition, the Company and Zurich Reinsurance (North America), Inc. ("ZRNA"), an affiliate of Zurich, have signed a non-binding letter of intent whereby ZRNA would provide average claims severity protection through accident year 2000, in connection with the claims services described above (together, the "Severity Management Program"). Further, the Company currently maintains a facility that allows it to offer certain policyholders insurance policies written by a Zurich affiliate having an A.M. Best "A" rating. In addition, in December 1997, an affiliate of Zurich purchased $10.0 million of the Preferred Securities.

CALIFORNIA WORKERS' COMPENSATION INSURANCE MARKET

        California is the country's largest workers' compensation insurance market and is composed of (i) the State Fund, (ii) companies that write workers' compensation insurance business in California but have significant business writings in other lines of business or in other states (the "Multi-Line, Multi-State Writers"), and (iii) Superior National, which is the one private sector company that writes exclusively workers' compensation insurance business specifically focusing on California.

        The State Fund, which is obligated to write workers' compensation insurance for any applicant, including those turned down by the private sector carriers, is the largest underwriter of workers' compensation insurance in California, accounting for approximately 19% of the direct premiums written in California in 1996. Because the State Fund must accept all risks, its combined ratios have historically been much higher than those of the private carriers. Despite these results, the State Fund has consistently achieved profitability through the investment income earned on its large invested asset base. As of December 31, 1996, the State Fund had invested assets of $7.0 billion and statutory capital and surplus of $1.6 billion. The State Fund currently maintains an "A" claims paying ability rating from Standard & Poor's Corporation ("S&P") and an "A-" rating from A.M. Best. Notwithstanding its profitability, the State Fund's relatively poor underwriting results, together with its large size, have created a skewed perception of the underwriting profitability of companies writing business in the California workers' compensation marketplace. Although the State Fund regularly competes with the Company for profitable underwriting business, the Company views the State Fund's role as the insurer of last resort to be a significant benefit because it eliminates the need to create an assigned risk plan in which the Company and other insurers conducting business in California would be required to participate.

        While competitive pressures in the California workers' compensation market increased with the implementation of open rating in January, 1995, certain fundamentals of the workers' compensation market in California recently have improved. For 1996, total direct workers' compensation premiums written in California leveled out at approximately $5.0 billion as compared to $9.0 billion in 1993, as the market began to experience rate stabilization. This trend has continued into 1997, as demonstrated by an improvement in premium pricing of approximately 2.1% in the nine months ended September 30, 1997, as compared to the same period in 1996. Additionally, anti-fraud legislation enacted in 1993 continues to have a positive effect on underwriting results by controlling fraudulent claims and medical and legal expenses. These improvements have resulted in a reduction in the frequency of claims in the California workers' compensation market. However, at the same time, there may be an increase in claims severity for injuries sustained in 1995 and thereafter. Management is planning to address this potential issue by undertaking the Severity Management Program.

        The Company believes that it is better positioned than its competitors to compete successfully in the post-open rating California workers' compensation insurance market. Because the Company specializes in underwriting workers' compensation insurance in California, the Company believes that it can be more responsive to the changing competitive, pricing, and regulatory environment in California than the Multi-Line, Multi-State Writers for which California workers' compensation insurance is one of many lines of business written, representing a smaller portion of their total premium. In addition, Multi-Line, Multi-State Writers typically price and sell workers' compensation insurance as part of a package policy which may also include various forms of other liability and health insurance, while the Company sells strictly workers' compensation insurance and, therefore, prices and underwrites its policies specifically on that basis.

QUALITY INVESTMENT PORTFOLIO

        As of September 30, 1997, 99.7% of the Company's investment portfolio was invested in cash and fixed maturities. In addition, 85.8% of the Company's fixed-income portfolio had ratings of "AA" or equivalent or better and 98.0% had ratings of "BBB" or equivalent or better.

        The Company's corporate offices are located at 26601 Agoura Road, Calabasas, California 91302, and its telephone number is (818) 880-1600.

                                         THE EXCHANGE OFFER


The Trust........................... Superior National Capital Trust I, a
                                     statutory business trust created under the laws of the State of Delaware (the "Trust"). The sole asset of the Trust consists of the 10 3/4% Senior Subordinated Notes due December 1, 2017 (the "Senior Subordinated Notes") of the Company.

The Exchange Offer.................. Up to $105,000,000 aggregate liquidation amount of Exchange Preferred Securities are being offered in exchange for a like aggregate liquidation amount of Preferred Securities. Preferred Securities may be tendered for exchange in whole or in part in a liquidation amount of $100,000 (100 Preferred Securities) or any integral multiple of $1,000 (one Preferred Security) in excess thereof. The Company and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Preferred Securities. For a description of the procedures for tendering Preferred Securities, see "The Exchange Offer--Procedures for Tendering Preferred Securities."

Expiration Date..................... 5:00 p.m., New York City time, on
                                     February 17, 1998, unless the Exchange
                                     Offer is extended by the Company or the
                                     Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange Offer.... The Exchange Offer is subject to certain conditions, which may be waived by the
                                     Company and the Trust in their sole
                                     discretion. The Exchange Offer is not
                                     conditioned upon any minimum liquidation amount of Preferred Securities being tendered. See "The Exchange
                                     Offer--Conditions to the Exchange Offer."

Offer............................... The Company and the Trust reserve the right in their sole and absolute discretion,
                                     subject to applicable law, at any time and from time to time,

                                    (i) to delay the acceptance of the Preferred
                                    Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, and
                                    (iii) to extend the Expiration Date of the Exchange Offer and retain all Preferred Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Preferred Securities to withdraw their tendered Preferred Securities. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights................... Tenders of Preferred Securities may be
                                     withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent (as defined herein) in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
  Preferred Securities.............. Tendering holders of Preferred Securities must complete and sign a Letter of
                                     Transmittal in accordance with the
                                     instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Preferred Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Preferred Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by an Agent's Message (as defined herein) in case of book-entry delivery to the Exchange Agent prior to the Expiration Date. Holders of Preferred Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Preferred Securities pursuant to the Exchange Offer. See "The Exchange Offer--Procedures for Tendering Preferred Securities."

                                     Letters of Transmittal and certificates
                                     representing Preferred Securities should not be sent to the Company or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange
  Preferred Securities.............. The Company and the Trust are making the
                                     Exchange Offer in reliance on the position of the Staff as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Preferred Securities issued pursuant to this Exchange Offer in exchange for Preferred Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Preferred Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities

                                    Act) of such Exchange Preferred Securities.
                                    However, any holders of Preferred Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Preferred Securities, or any broker-dealer who purchased the Preferred Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Preferred Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Preferred Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Preferred Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Preferred Securities for Exchange Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Preferred Securities.

                                     Each holder of Preferred Securities who
                                     wishes to exchange Preferred Securities for Exchange Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities and
                                     (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities. Each broker-dealer that receives Exchange Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Exchange Preferred Securities for its own account as the result of market-making activities or other trading activities and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Preferred Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Preferred Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Preferred Securities received upon exchange of such Preferred Securities (other than Preferred Securities which represent an unsold allotment from the original sale of the Preferred Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Preferred Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Preferred Securities received in exchange for Preferred Securities where such Preferred Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein under "The Exchange Offer--Resales of Exchange Preferred Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer and other persons, if any, subject to similar prospectus delivery requirements, in connection with resales of such Exchange Preferred Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Preferred Securities have been disposed of by such Participating Broker-Dealer or other person. See "Plan of Distribution." Any Participating Broker-Dealer or other person who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Preferred Securities."

Exchange Agent...................... The exchange agent with respect to the
                                     Exchange Offer is Wilmington Trust Company
                                     (the "Exchange Agent"). The address and
                                     telephone and facsimile numbers of the
                                     Exchange Agent are set forth in the "The
                                     Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds..................... Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Preferred Securities offered hereby. See "Use of Proceeds."

Certain United States
  Federal Income Tax
  Considerations;
  ERISA Considerations.............. Holders of Preferred Securities should review the information set forth under
                                     "Certain United States Federal Income Tax
                                     Considerations" and "ERISA Considerations" prior to tendering Preferred Securities in the Exchange Offer.

                        THE EXCHANGE PREFERRED SECURITIES

Securities Offered.................. Up to $105,000,000 aggregate liquidation amount of the Trust's Exchange Preferred
                                     Securities which have been registered under the Securities Act (liquidation amount $1,000 per Exchange Preferred Security). The Exchange Preferred Securities will be issued and the Preferred Securities were issued under the Declaration. The Exchange Preferred Securities and any Preferred Securities which may remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Preferred Securities--Voting
                                     Rights; Modification of the Declaration."
                                     The terms
                                    of the Exchange Preferred Securities are identical in all material respects to the terms of the Preferred Securities, except that the Exchange Preferred Securities have been registered under the Securities Act, will not be subject to the $100,000 minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to the Preferred Securities, and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of Exchange Securities" and "Description of Old Securities."

Distribution Dates.................. June 1 and December 1 of each year, commencing June 1, 1998.

Extension Periods................... Distributions on the Exchange Preferred
                                     Securities will be deferred for the
                                     duration of any Extension Period elected by the Company with respect to the payment of interest on the Exchange Notes. No Extension Period will exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity Date. See "Description of Exchange Notes--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and
                                     Original Issue Discount."

Ranking............................. The Exchange Preferred Securities will rank pari passu, and payments thereon will be made pro rata, with the Preferred Securities and the Common Securities except as described under "Description of Exchange Preferred Securities--Subordination of
                                     Common Securities." The Exchange Notes will rank pari passu with the Old Notes and all other junior subordinated debentures to be issued by the Company and sold (if at all) to other trusts to be established by the Company (if any), in each case similar to the Trust, and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. At December 31, 1997, the Company had no outstanding Senior Indebtedness. See "Description of Exchange Preferred Securities" and "Description of Exchange Notes." The Exchange Guarantee will rank pari passu with the Company Guarantee and will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee. See "Description of Exchange Preferred Securities" and "Description of Exchange Guarantee."

Optional Redemption................. The Company is permitted to redeem the
                                     Senior Subordinated Notes at the redemption prices set forth herein in whole or in part, from time to time, after December 1, 2005. Upon any such redemption, the proceeds from such redemption shall simultaneously be applied by the Trust to redeem Securities and Common Securities at the applicable Redemption Price. In the event that fewer than all the outstanding Senior Subordinated Notes are to be so redeemed, then the proceeds from such redemption shall be allocated to the redemption pro rata of the Securities and the Common Securities. See "Description of the Exchange Preferred Securities--Optional Redemption."

Mandatory Redemption................ The Exchange Preferred Securities will be subject to mandatory redemption upon the repayment of the Senior Subordinated Notes at their stated maturity, upon acceleration, earlier redemption or otherwise. See "Description of the Exchange Preferred Securities--Mandatory Redemption."

Change of Control Redemption........ Upon the occurrence of a Change of Control
                                     Triggering Event, a holder of Trust
                                     Securities has the right to require the
                                     Trust to exchange all or any part of the holder's Trust Securities for Senior Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities so offered. Upon the occurrence of such an event, the Company will be required to immediately redeem any Senior Subordinated Notes so exchanged at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest. See "Description of the Exchange Preferred Securities--Change of Control Redemption" and "Description of the Exchange Notes--Change of Control."

Tax Event or Investment
  Company Event Redemption
  or Distribution................... Upon the occurrence of a Tax Event or any
                                     Investment Company Event, except in certain limited circumstances, the Company will cause the Trustees to dissolve and liquidate the Trust and, after satisfaction of liabilities to creditors of the Trust, cause Senior Subordinated Notes to be distributed to the holders of the Securities. Upon the occurrence of a Tax Event, in certain circumstances, the Company will have the right to redeem the Senior Subordinated Notes in whole (but not in part) at 100% of the principal amount plus accrued and unpaid interest, in lieu of a distribution of the Senior Subordinated Notes, in which event all the Trust Securities will be redeemed by the Trust at the liquidation amount of $1,000 per each of the Securities plus accrued and unpaid Distributions. See "Description of the Exchange Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution."

Rating.............................. The Preferred Securities were rated "BB" by
                                     Standard & Poor's Ratings Services and "B1" by Moody's Investors Service, Inc.

Absence of Market for the Exchange
  Preferred Securities.............. The Exchange Preferred Securities will be a new issue of securities for which there
                                     currently is no market. Although
                                     Donaldson, Lufkin & Jenrette Securities
                                     Corporation and Chase Securities Inc., the initial purchasers of the Preferred Securities (the "Initial Purchasers"), have informed the Company and the Trust that they each currently intend to make a market in the Exchange Preferred Securities, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Preferred Securities. The Trust and the Company do not intend to apply for listing of the Exchange Preferred Securities on any securities exchange or for quotation through The Nasdaq Stock Market. See "Plan of Distribution."

                                  RISK FACTORS

        Prospective investors should consider carefully the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus in connection with the Exchange Offer and the Exchange Preferred Securities offered hereby.

                 SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

        The following table sets forth summary consolidated financial information with respect to the Company for the periods indicated. The historical financial information was prepared in accordance with GAAP. The financial information for the Company as of September 30, 1997 and 1996 is unaudited; however, in management's opinion, it includes all adjustments, including normally occurring accruals, that are necessary for a fair presentation of results for such interim periods. Interim results are not necessarily indicative of results for the full year. The pro forma consolidated statement of operations data for the year ended December 31, 1996 and for the nine months ended September 30, 1997 is unaudited and presents results for the Company as if the Acquisition and the sale of the Preferred Securities had occurred as of the beginning of each period presented.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Acquisition and the sale of the Preferred Securities been consummated on the dates assumed; nor is the pro forma information intended to be indicative of the Company's future results of operations.

            NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                        AND YEARS ENDED 1996 THROUGH 1994
                                 (In thousands)

                                                    NINE MONTHS ENDED                               YEAR ENDED
                                                       SEPTEMBER 30,                               DECEMBER 31,
                                          ---------------------------------     --------------------------------------------
                                             PRO                                  PRO
                                            FORMA                                FORMA
                                           1997(1)      1997(2)       1996       1996(1)      1996        1995         1994
                                          --------     --------     -------     --------     -------     -------     --------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:

Gross premiums written ...............    $133,718     $114,211     $74,192     $187,646     $99,282     $97,084     $134,769

Direct premiums written ..............     129,244      109,737      72,663      182,201      96,405      96,122      134,769

Net premiums written .................     115,364       96,596      66,133      170,287      87,715      89,139      105,946

Net premiums earned ..................     117,916       99,148      66,040      169,989      88,648      89,735      110,418

Total revenues .......................     128,609      108,392      72,434      186,419      96,417      99,519      119,467

Income before accretion on preferred
  securities issued in 1994,
  distributions on Preferred
  Securities, discontinued operations,
  extraordinary items, and cumulative
  effect of change in accounting for
  income taxes .......................       8,376        4,902       3,154       10,949       3,630      11,701        3,599

Net income from continuing operations
  before extraordinary items .........       3,426        3,515       1,916        4,349       1,963      10,213        2,916

OTHER DATA (UNAUDITED):

EBITDA(3) ............................      16,085       13,142      12,680       26,278      14,727      22,652       15,276

Ratio of EBITDA to distributions
 on Preferred Securities(4) ..........       1.90x                                 2.33x

Ratio of Preferred Securities to
 EBITDA(5) ...........................       N/M(5)                                4.00x

GAAP RATIOS:(6)

Claim and claim adjustment
 expense ratio .......................        67.5%        66.9%       55.7%        67.0%       62.8%       60.1%        71.3%

Expense ratio ........................        27.6         28.0        37.0         28.3        31.8        26.4         24.1
                                          --------     --------     -------     --------     -------     -------     --------
Combined ratio .......................        95.1%        94.9%       92.7%        95.3%       94.6%       86.5%        95.4%
                                          ========     ========     =======     ========     =======     =======     ========

                                                                 AT SEPTEMBER 30, 1997
                                                            -------------------------------
                                                             ACTUAL           AS ADJUSTED(7)
                                                            --------          --------------
CONSOLIDATED BALANCE SHEET DATA:
Total cash and investments .....................            $238,804            $270,132
Total assets ...................................             397,192             428,520
Claim and claim adjustment expenses ............             222,625             222,625
Total debt .....................................              42,366                  30
Preferred securities issued by affiliate in 1994              25,672                  --
Preferred Securities ...........................                  --             105,000
Net stockholders' equity .......................              56,804              56,804

---------------

(1)  The pro forma financial data for the periods presented is unaudited.

(2) The information for the nine-month period ended September 30, 1997 includes the financial data of SPCC for the period beginning April 1, 1997.

(3) EBITDA consists of earnings before interest, taxes, minority interest, depreciation and amortization. EBITDA is presented here not as a measure of operating results, but rather as a measure of the Company's cash flow and debt service ability, and should not be considered as an alternative to net earnings and cash flows determined in accordance with GAAP. Because the Company's ability to obtain dividends from its insurance subsidiaries may be subject to certain restrictions, EBITDA is not necessarily indicative of the Company's ability to service its indebtedness.

(4) The ratio of EBITDA to distributions on Preferred Securities excludes interest expense related to the loan from The Chase Manhattan Bank collateralized by reinsurance receivables in 1996. This debt was repaid in full on June 30, 1997.

(5)  This ratio is not meaningful for interim periods.

(6) These ratios are for continuing operations only. The claim and claim adjustment expense ratio is calculated by dividing claim and claim adjustment expenses by net premiums earned. The expense ratio is calculated by dividing the sum of commissions (net of reinsurance ceding commissions), policyholder dividends, and general and administrative expenses by net premiums earned. The combined ratio is the sum of the claim and claim adjustment expense ratio and the expense ratio.

(7)  Gives effect to the issuance of the Preferred Securities.

                                    THE TRUST

        The Trust is a statutory business trust created under the laws of the State of Delaware pursuant to (i) a declaration of trust executed by the Company, as sponsor of the Trust, and certain of the trustees of the Trust and
(ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 24, 1997. The original declaration of trust of the Trust was amended and restated in its entirety in the form of the Amended and Restated Declaration of Trust of the Trust dated as of December 3, 1997 (the "Declaration"). The Company acquired Common Securities in an aggregate liquidation amount of $3,248,000, which represents all of the Common Securities of the Trust and exceeds 3% of the total capital of the Trust. The Common Securities rank pari passu, and payment will be made thereon pro rata, with the Exchange Preferred Securities, except that, upon the occurrence and during the continuance of a Declaration Event of Default (as described herein), the rights of the Company as holder of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Exchange Preferred Securities. See "Description of the Exchange Preferred Securities--Subordination of Common Securities." The assets of the Trust consist of the Senior Subordinated Notes. The Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Senior Subordinated Notes and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Senior Subordinated Notes are and will be the sole assets of the Trust, and payments under the Senior Subordinated Notes will be the sole revenue of the Trust.

        The Trust has a term of fifty years but may dissolve earlier as provided in the Declaration. The Trust business and affairs are conducted by its trustees (the "Trustees"), each appointed by the Company as sole holder of the Common Securities. Pursuant to the Declaration, the number of Trustees is five. Three of the Trustees (the "Company Trustees") are individuals who are officers or directors of, or who are affiliated with, the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Preferred Trustee"). The fifth trustee is an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Wilmington Trust Company acts as Preferred Trustee and Delaware Trustee and will continue to do so until, in each case, it is removed or replaced by the holder of the Common Securities. Wilmington Trust Company also acts as trustee under the Company Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee"). See "Description of the Exchange Guarantee" and "Description of the Exchange Preferred Securities."

        The Preferred Trustee holds title to the Senior Subordinated Notes for the benefit of the holders of the Trust Securities and has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Senior Subordinated Notes. In addition, the Preferred Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Senior Subordinated Notes for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Exchange Preferred Securities. The Company, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at least three, a majority of which shall be Company Trustees. The holder of the Common Securities of the Trust, or the holders of a majority in liquidation amount of the Exchange Preferred Securities if a Declaration Event of Default (as defined herein) has occurred and is continuing, will be entitled to appoint, remove or replace the Preferred Trustee and/or the Delaware Trustee for the Trust. In no event will the holders of the Exchange Preferred Securities have the right to vote to appoint, remove or replace the Company Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Trustees are governed by the Declaration. In the Indenture, the Company, as borrower, has agreed to pay for all fees and expenses related to the Trust, including fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto to which the Trust may become subject and all fees and expenses related to the Exchange Offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "Description of the Exchange Notes."

        The rights of the holders of the Exchange Preferred Securities, including economic rights, and rights to information and voting rights, if any, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust

Act"). See "Description of the Exchange Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon effectiveness of the Registration Statement of which this Prospectus forms a part, the Declaration, the Indenture and the Exchange Guarantee will be qualified under the Trust Indenture Act.

        The place of business of the Trust is: 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, and its telephone number is (302) 651-1000.

                                  RISK FACTORS

        Prospective investors should consider carefully the following factors, in addition to the other information included in this Prospectus, in connection with the Exchange Offer and the Exchange Preferred Securities offered hereby. Certain statements in this Prospectus are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "will be positioned," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained in this Prospectus constitutes a "forward-looking statement" as defined in Section 27A(i)(1) of the Securities Act, the risk factors set forth below are cautionary statements identifying important factors that could cause results to differ materially from those in the forward-looking statement.

RISKS RELATING TO THE EXCHANGE PREFERRED SECURITIES

Subordination of the Guarantee and Senior Subordinated Notes

        The Company's obligations under the Guarantee and the Senior Subordinated Notes are subordinate and junior in right of payment to all future Senior Indebtedness (as defined herein) of the Company. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Senior Subordinated Notes may be made if (i) any Senior Indebtedness having an outstanding principal amount at the time of determination in excess of $10.0 million, is not paid when due or (ii) any other default on such Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full. Although the ability of the Company and its Subsidiaries to incur Indebtedness (as defined herein) is restricted under the Senior Subordinated Notes, the Company and its Subsidiaries will have the ability to incur substantial additional Indebtedness, which may be senior to the Senior Subordinated Notes. See "Description of the Exchange Notes--Certain Covenants." Because the Company's assets consist of stock of its Subsidiaries, and because the Company relies on dividends from its Subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses, the Senior Subordinated Notes are also effectively subordinate to all existing and future liabilities of the Company's Subsidiaries. See "--Holding Company Structure; Dividend and Other Restrictions."

Option to Extend Interest Payment Period; Tax Consequences; Possible Volatility in Market Price of Exchange Preferred Securities

        So long as no Event of Default (as defined in the Indenture) has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Senior Subordinated Notes at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Senior Subordinated Notes. See "Description of Exchange Notes--Option to Extend Interest Payment Date." As a consequence of any such deferral, semi-annual Distributions on the Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Exchange Preferred Securities are entitled will accumulate additional Distributions thereon during any Extension Period at the rate of 10 3/4% per annum, compounded semi-annually from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve thirty-day months and the actual days elapsed in a partial month in such period. The term "Distribution" as used herein will include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Senior Subordinated Notes or
(iii) make any guarantee payments with respect to any guarantee of the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Senior Subordinated Notes; excluding, in each case, (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the

Guarantee, (d) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases or issuances of common stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity of the Senior Subordinated Notes. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 10 3/4%, compounded semiannually, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Preferred Trustee and the Indenture Trustee notice of its election to begin an Extension Period at least five Business Days (as defined herein) prior to the earlier of (i) the date the Distributions on the Exchange Preferred Securities would have been payable but for the election to begin such Extension Period or (ii) the date the Trustees are required to give notice to any securities exchange or to holders of Trust Securities of the record date or the date such Distributions are payable, but in any event, not less than five Business Days prior to such record date. The Trustees will give notice of the Company's election to begin a new Extension Period to the holders of the Exchange Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Exchange Preferred Securities--Distributions" and "Description of the Exchange Notes--Option to Extend Interest Payment Date."

        Should an Extension Period occur, a holder of Exchange Preferred Securities will be required to continue to accrue income (in the form of original issue discount ("OID")) for United States federal income tax purposes in respect of its pro rata share of the Senior Subordinated Notes held by the Trust. As a result, a holder of Exchange Preferred Securities will be required to include such amount in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Trust if the holder disposes of the Exchange Preferred Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax Consequences."

        The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Senior Subordinated Notes. However, should the Company elect to exercise such right in the future, the market price of the Exchange Preferred Securities is likely to be affected. A holder that disposes of Exchange Preferred Securities during an Extension Period, therefore, might not receive the same return on his, her or its investment as a holder that continues to hold Exchange Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Exchange Preferred Securities (which represent undivided beneficial ownership interests in the assets of the Trust) may be more volatile than the market prices of other securities with respect to which the issuer does not have such right to defer interest payments.

Exchange of Exchange Preferred Securities for Exchange Notes

        The holders of all the outstanding Common Securities have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Exchange Notes to be distributed to the holders of the Exchange Preferred Securities in liquidation of the Trust. See "Description of the Exchange Preferred Securities--Liquidation Distribution Upon Dissolution."

        Under current United States federal income tax law interpretations and assuming, as expected, that the Trust would not be taxable as a corporation, a distribution of the Exchange Notes upon a liquidation of the Trust would not be a taxable event to holders of the Exchange Preferred Securities. However, if a Tax Event were to occur that would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Exchange Notes, a distribution of the Exchange Notes by the Trust could be a taxable event to the Trust and the holders of the Exchange Preferred Securities. See "Certain United States Federal Income Tax Consequences."

Trust's Dependence on the Company

        The Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the proceeds of the Trust Securities in the Senior Subordinated Notes and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Senior Subordinated Notes are and will be the sole assets of the Trust, and payments under the Senior Subordinated Notes will be the sole revenue of the Trust.

        The ability of the Trust to make distributions or other payments on the Exchange Preferred Securities is wholly dependent upon the Company making interest and other payments on the Senior Subordinated Notes as and when required. The Company is highly leveraged. See "--Risks Relating to the Business of the Company--Leverage" and "--Holding Company Structure; Dividend and Other Restrictions." The Company's level of debt presents the risk that the Company might not generate sufficient cash to service the Company's indebtedness, including the Senior Subordinated Notes. If the Company were not to make payments on the Senior Subordinated Notes, the Trust would be unable to make payments on the Exchange Preferred Securities as and when required. In such an event, holders of the Exchange Preferred Securities would not be able to rely on the Exchange Guarantee since distributions or other payments on the Exchange Preferred Securities are subject to the Exchange Guarantee only if and to the extent that the Company has made a payment to the Trust of interest or principal on the Senior Subordinated Notes.

        The Indenture provides that the Company, as borrower, shall pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that the Company will have sufficient resources to enable it to pay any such debts, obligations, costs and expenses on behalf of the Trust. See "Description of the Exchange Guarantee."

Rights Under the Exchange Guarantee

        The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Preferred Securities. The Exchange Guarantee guarantees to the holders of the Exchange Preferred Securities the payment of
(i) any accrued and unpaid distributions that are required to be paid on the Exchange Preferred Securities to the extent the Trust has funds legally available therefor, (ii) the amount payable upon redemption, including all accrued and unpaid distributions, of the Exchange Preferred Securities called for redemption by the Trust, to the extent the Trust has funds legally available therefor and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the distribution of Senior Subordinated Notes to the holders of Exchange Preferred Securities or redemption of all of the Exchange Preferred Securities), the lesser of (a) the liquidation amount and all accrued and unpaid distributions on the Exchange Preferred Securities to the date of payment to the extent the Trust has funds legally available therefor and (b) the amount of cash assets of the Trust remaining available for distribution to holders of the Exchange Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Exchange Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee. In addition, in the event of a payment default on the Exchange Preferred Securities, any holder of Exchange Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights in respect thereof under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity. If the Company were to default on its obligations under the Senior Subordinated Notes, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Exchange Preferred Securities or otherwise, and in such event, the holders of the Exchange Preferred Securities would not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, holders of the Exchange Preferred Securities could rely on the enforcement (i) by the Preferred Trustee of its rights as registered holder of the Senior Subordinated Notes, against the Company pursuant to the terms of the Senior Subordinated Notes or (ii) by a Special Trustee elected by 25% in liquidation amount of the Exchange Preferred Securities of the Trust's rights under the Senior Subordinated Notes or (iii) if the Preferred Trustee or the Special Trustee does not enforce the Trust's rights against the Company, by such holder of its right of direct action against the Company on behalf of the Trust to enforce payments on the Senior Subordinated Notes. See "Description of the Exchange Guarantee" and "Description of the Exchange Notes--Subordination." The Declaration provides that each holder of Exchange Preferred Securities, by acceptance thereof, agrees to the provisions of the Exchange Guarantee (including the subordination provisions thereof) and the Indenture.

Change of Control Redemption

        Upon the occurrence of a Change of Control Triggering Event (as defined herein), a holder of Trust Securities has the right to require the Trust to exchange all or any part of the holder's Trust Securities for Senior Subordinated Notes having an aggregate principal amount equal to the liquidation amount of the Trust Securities so offered. Upon the occurrence of such an event, the Company will be required to redeem immediately any Senior Subordinated Notes so exchanged at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest. There can be no assurance that, if the Company were required to redeem any of the Senior Subordinated Notes upon a Change of Control Triggering Event, the Company would have enough cash available to fund such a redemption. In addition, such a redemption could result in a default under other indebtedness that the Company may incur from time to time. See "Description of the Exchange Preferred Securities--Change of Control Redemption," "Description of the Exchange Notes--Change of Control," and "Use of Proceeds."

Tax Event or Investment Company Event Redemption or Distribution

        Upon the occurrence of a Tax Event or Investment Company Event, the Company will, except in certain limited circumstances, cause the Trustees to dissolve and liquidate the Trust and, after satisfaction of liabilities to creditors of the Trust, cause Senior Subordinated Notes to be distributed pro rata to the holders of Trust Securities. In certain circumstances, the Company will have the right to redeem the Senior Subordinated Notes, in whole (but not in part), at 100% of principal amount plus accrued and unpaid interest, in lieu of a distribution of the Senior Subordinated Notes, in which event the Exchange Preferred Securities will be redeemed in whole at the liquidation amount of $1,000 per each of the Exchange Preferred Securities plus accrued and unpaid Distributions. In the case of a Tax Event, the Company may also elect to cause the Exchange Preferred Securities to remain outstanding. See "Description of the Exchange Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution."

        Under current United States federal income tax law and assuming, as expected, that the Trust is not taxable as a corporation, a distribution of the Senior Subordinated Notes would not be a taxable event to holders of the Exchange Preferred Securities. However, in the event of a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Exchange Preferred Securities. See "Certain United States Federal Income Tax Consequences--Distribution of Exchange Notes or Cash Upon Liquidation of the Trust."

        There can be no assurance as to the market prices for the Exchange Preferred Securities or the Senior Subordinated Notes that may be distributed in exchange for Exchange Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Exchange Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Senior Subordinated Notes that a holder of Exchange Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Exchange Preferred Securities. Because holders of Exchange Preferred Securities may receive Senior Subordinated Notes upon the occurrence of a Tax Event or Investment Company Event, prospective purchasers of Exchange Preferred Securities are also making an investment decision with regard to the Senior Subordinated Notes and should carefully review all the information regarding the Senior Subordinated Notes contained herein. See "Description of the Exchange Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Exchange Notes--General."

Limited Voting Rights

        Except in the limited circumstances described herein, holders of Exchange Preferred Securities will have no voting rights, including the right to vote to appoint, remove or replace the Trustees, or increase or decrease their number, the right to which is vested in the holder(s) of the Common Securities. See "Description of the Exchange Preferred Securities--Voting Rights."

Absence of a Public Market

        The Preferred Securities were issued to, and the Company believes such securities are currently owned by, a relatively small number of beneficial owners. The Preferred Securities have not been registered under the Securities Act and are subject to restrictions on transferability if they are not exchanged for the Exchange Preferred Securities. Although the Exchange Preferred Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Preferred Securities may be transferred by the holders thereof only in blocks having a liquidation amount of not less than $100,000 (100 Preferred Securities). Exchange Preferred Securities may be transferred by the holders thereof in blocks having a liquidation amount of $1,000 (one Exchange Preferred Security) or integral multiples thereof. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Preferred Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Preferred Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Further, the Company and the Trust currently do not intend to apply for listing the Exchange Preferred Securities on any securities exchange or for quotation through the Nasdaq Stock Market. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Preferred Securities or the Preferred Securities or as to the liquidity of or the trading market for the Exchange Preferred Securities or the Preferred Securities. If an active public market does not develop, the market price and liquidity of the Exchange Preferred Securities may be adversely affected.

        If a public trading market develops for the Exchange Preferred Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Preferred Securities may trade at a discount.

        Notwithstanding the registration of the Exchange Preferred Securities in connection with the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Company or the Trust may publicly offer for sale or resell the Exchange Preferred Securities only in compliance with the provisions of Rule 144 under the Securities Act.

        Each broker-dealer who receives Exchange Preferred Securities for its own account in exchange for Preferred Securities, where such Preferred Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Securities. See "The Exchange Offer" and "Plan of Distribution."

Proposed Tax Law Changes

        Legislation has been previously proposed (but not adopted) that would have denied an issuer an interest deduction, for United States federal income tax purposes, on instruments such as the Senior Subordinated Notes. There can be no assurance that future legislative proposals (if enacted) will not adversely affect the ability of the Company to deduct interest on the Senior Subordinated Notes or otherwise affect the tax treatment of the transactions described herein. Moreover, such legislation could give rise to a Tax Event which would permit the Company to distribute the Senior Subordinated Notes to holders of the Securities or cause a redemption of the Securities as described more fully under "Description of the Exchange Notes" and "Description of the Exchange Preferred Securities." The Internal Revenue Service also has previously announced that an important factor in determining whether instruments, such as the Senior Subordinated Notes, will be treated as debt for federal income tax purposes is the manner in which such instruments are treated for financial accounting purposes. While there appears to be no authority in case law that applies this factor in determining whether an instrument constitutes debt for federal income tax purposes, there can be no assurance that in the future, courts or the legislature will not adopt this factor in making such determination. The adoption of such factor could have an adverse effect on the ability of the Company to deduct interest on the Senior Subordinated Notes or otherwise affect the tax treatment of the transactions described herein.

Consequences of a Failure to Exchange

        The Preferred Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Preferred Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Preferred Securities which remain outstanding will not be entitled to any rights to have such Preferred Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Preferred Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Preferred Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Preferred Securities could be adversely affected.

        The Exchange Preferred Securities and any Preferred Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Preferred Securities--Voting Rights; Modification of the Declaration."

        Upon consummation of the Exchange Offer, holders of Preferred Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Exchange Preferred Securities."

Exchange Offer Procedures

        Issuance of the Exchange Preferred Securities in exchange for Preferred Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Preferred Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Preferred Securities desiring to tender such Preferred Securities in exchange for Exchange Preferred Securities should allow sufficient time to ensure timely delivery. Neither the Company nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Preferred Securities for exchange.

RISKS RELATING TO THE BUSINESS OF THE COMPANY

Leverage

        As of September 30, 1997, after giving pro forma effect to the sale of the Preferred Securities and the Acquisition, the Company would have had outstanding indebtedness of approximately $105.0 million. For the fiscal year ended December 31, 1996, on a pro forma basis, after giving effect to the sale of the Preferred Securities and the Acquisition as if they had occurred on January 1, 1996, the Company's ratio of earnings to fixed charges and distributions on the Preferred Securities would have been 1.27 to 1. See "Capitalization" and "Unaudited Pro Forma Consolidated Financial Statements."

        The Indenture pursuant to which the Senior Subordinated Notes were issued permits the Company to incur additional indebtedness, subject to certain limitations. Management believes that cash flow from operations and existing funds available for payments of principal and interest will be adequate to permit the Company to make its required payments of principal and interest on its indebtedness, although there can be no assurance that this will be the case. To the extent that cash flow from operations is insufficient to satisfy the Company's cash requirements, the Company may seek to raise funds: from additional borrowings or equity financings; by restructuring; or by acquiring other businesses that would provide cash flow (in all such cases to the extent permitted by the Indenture). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." There can be no assurance that such actions could be effected on satisfactory terms, in a timely manner or at all, that would enable the Company to make any payments due on the Senior Subordinated Notes or that any such actions would be permitted under the Indenture.

        The degree to which the Company is leveraged could have adverse consequences to holders of the Exchange Preferred Securities, including the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes, (ii) the Company's ability to obtain additional financing in the future for working capital, acquisitions or other purposes may be impaired, (iii) certain of the Company's borrowings may be at variable rates of interest, which would expose the Company to the risk of higher interest rates, (iv) the Company's flexibility in planning for or reacting to changes in market conditions may be limited, (v) the Company may be substantially more leveraged than certain of its competitors, which may place the company at a competitive disadvantage, and (vi) the Company may be more vulnerable in the event of a downturn in its business. The Company's ability to satisfy its obligations will be dependent upon its future performance, which will be subject to prevailing economic conditions and to financial, business and other factors, including factors beyond the control of the Company.

Uncertain Pricing and Profitability

        One of the distinguishing features of the insurance industry, including the workers' compensation insurance industry, is that its products generally are priced before its costs are known, because premium rates usually are determined before losses are reported. Premium rate levels are related in part to the availability of insurance coverage, which varies according to the level of surplus in the industry. Increases in surplus have generally been followed by increased price competition among workers' compensation insurers. For these reasons, together with the commencement of open rating in January, 1995, the California workers' compensation insurance business in recent years has experienced very competitive pricing conditions and there can be no assurance as to the Company's ability to achieve adequate pricing for its policies. Changes in case law, the passage of new statutes or the adoption of new regulations relating to the interpretation of insurance contracts can retroactively and dramatically affect the liabilities associated with known risks after an insurance contract is in place. Product enhancements also present special issues in establishing appropriate premium levels in the absence of sufficient experience with such products' performance.

        The number of competitors and the similarity of products offered, as well as regulatory constraints, limit the ability of workers' compensation insurers to increase prices in response to declines in profitability or market demand. In addition, the reported profits and losses of a workers' compensation insurance company are also determined, in part, by the establishment of, and adjustments to, reserves reflecting estimates made by management as to the amount of claim and claim adjustment expenses that will ultimately be incurred in the settlement of claims. The ultimate liability of the insurer for all claim and claim adjustment expenses reserved at any given time will likely be greater or less than these estimates, and material differences in the estimates may have a material adverse effect on the insurer's financial position, results of operations or cash flows in future periods.

Variability of Workers' Compensation Insurance Business

        The workers' compensation insurance business is affected by many factors that can cause fluctuations in the results of operations of this business. Many of these factors are not subject to the control of the Company. For example, an economic downturn in California could result in less demand for workers' compensation insurance. These factors, together with competitive pricing and other considerations, could result in fluctuations in the Company's underwriting results and net income.

Highly Competitive Businesses

        The Company writes exclusively workers' compensation insurance, which is a highly competitive business. Many of the Company's competitors have substantially greater financial and other resources than the Company, and there can be no assurance the Company will be able to compete effectively against such competitors in the future. The Company's competitors include other companies which, like the Company, serve the independent agency market, as well as companies which sell insurance directly to insureds. Direct writers may have certain competitive advantages over agency writers, including increased name recognition, loyalty of the customer base to the insurer rather than an independent agency and, potentially, reduced acquisition costs. In addition, certain competitors of the Company have decreased their prices from time to time in an attempt to gain market share. The Company believes that to compete successfully in the workers' compensation business it will have to market and service a level of premiums sufficiently large to enable the Company to continue to realize operating efficiencies in conducting its business. No assurance can be given the Company will be able to compete successfully if its current level of premiums decreases significantly.

Importance of Ratings

        A.M. Best, an independent insurance rating agency, assigned the Company a "B+" (Very Good) rating in 1995, which the Company has continued to maintain. A "B+" rating is assigned to companies which have on balance, in A.M. Best's opinion, very good financial strength, operating performance and market profile when compared to the standards established by A.M. Best, and have a good ability to meet their ongoing obligations to policyholders. "B+" is A.M. Best's sixth highest rating classification out of 15 ratings. A.M. Best bases its ratings on factors that concern policyholders and not upon factors concerning investors. Such ratings are subject to change and are not recommendations to buy, sell or hold securities. One factor in an insurer's ability to compete effectively is its A.M. Best rating. The Company's A.M. Best rating is lower than that of many of its competitors. There can be no assurance that such ratings or future changes therein will not affect the Company's competitive position.
See "Business--Ratings."

Geographic Concentration

        The Company writes workers' compensation insurance almost exclusively in the State of California; consequently, the Company will be significantly affected by changes in the regulatory and business climate in California. See "Business--Regulation."

Uncertainty Associated with Estimating Reserves for Unpaid Claim and Claim Adjustment Expenses

        The reserves for unpaid claim and claim adjustment expenses established by the Company are estimates of amounts needed to pay reported and unreported claim and related claim adjustment expenses based on facts and circumstances then known. These reserves are based on estimates of trends in claims severity, judicial theories of liability, market conditions and other factors. The establishment of adequate reserves is an inherently uncertain process, and there can be no assurance that the ultimate liability will not materially exceed the Company's reserves for claim and claim adjustment expenses and have a material adverse effect on the Company's results of operations and financial condition. Although the Company has recently experienced reduced claims frequency, there maybe an increase in claims severity for injuries sustained in 1995 and thereafter. In response, the Company plans to undertake the Severity Management Program. There can be no assurance that such program will be consummated, or, upon consummation, that it will have the effect the Company anticipates. See "Business--Claims Severity Management Program." Due to the inherent uncertainty of estimating reserve amounts, it has been necessary, and may over time continue to be necessary, to revise estimates of the Company's reserves for claim and claim adjustment expenses in response to trends in claim severity, judicial theories of liability, market conditions and other factors. The historic development of reserves for claim and claim adjustment expenses may not necessarily reflect future trends in the development of these amounts. Accordingly, it may not be appropriate to extrapolate redundancies or deficiencies based on historical information. See "Business--Claim and Claim Adjustment Expense Reserves."

Availability of Net Operating Loss Carryforwards

        As of September 30, 1997, the Company had available approximately $95.4 million in net operating loss carryforwards ("NOLs") to offset taxable income recognized by the Company for periods after September 30, 1997. For federal income tax purposes, these NOLs will expire in material amounts beginning in the year 2006. Until the expiration of such NOLs, the Company's ability to pay interest on the Senior Subordinated Notes may be dependent on the continued availability of the NOLs. On April 11, 1997, the Company reincorporated in Delaware and in doing so adopted certain restrictions on the transfer of its Common Stock in its Certificate of Incorporation, intended to prevent a change in ownership under Section 382 of the Internal Revenue Code, which change would materially limit the availability of the Company's NOLs. In addition, all holders of the Company's outstanding common stock purchase warrants entered into a Standstill Agreement in which they agreed not to exercise such warrants until such time as their exercise would not result in a change of ownership for purposes of Section 382. The transfer restrictions adopted in the Company's Certificate of Incorporation and the Standstill Agreement serve to reduce, but not necessarily eliminate, the risk that Section 382 would be applied to limit the availability of the Company's NOLs. In the event that transfers occur in violation of the transfer restrictions, there can be no assurance the Internal Revenue Service will not assert such transfers have federal income tax significance notwithstanding the transfer restrictions, or that a court might hold the transfer restrictions to be unenforceable. In addition, the Board of Directors of the Company has the power to waive the transfer restrictions and enter into a transaction that may result in an ownership change for purposes of Section 382 that would limit the use of the Company's NOLs. The Board of Directors would only permit such transaction after making a determination that the issuance or transfer of equity securities is in the best interests of the Company, after consideration of the risk that an ownership change might occur and any additional factors that the Board of Directors deems relevant (including possible future events).

Future Growth and Continued Operations Dependent on Access to Capital

        The underwriting of workers' compensation insurance is a capital intensive business. The Company must maintain minimum levels of surplus in SNIC and SPCC in order to continue to write business and meet the other related standards established by insurance regulatory authorities and insurance rating bureaus.

        The Company achieved premium growth in 1997 as a result of its acquisition of SPCC. It intends to continue to pursue acquisition and internal growth opportunities. Among the factors that may restrict the Company's future growth is the availability of capital. Such capital will likely have to be obtained through debt or equity financing or retained earnings. There can be no assurance that the Company will have access to sufficient capital to support future growth and also satisfy the capital requirements of rating agencies and regulators. In addition, the Company may require additional capital to finance future acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company--Liquidity and Capital Resources."

Importance of Reinsurance

        In order to reduce its underwriting risk, the Company purchases reinsurance. SNIC and SPCC follow the industry practice of reinsuring a portion of their respective risks. Reinsurance does not relieve the Company of liability to its insureds for the risks ceded to reinsurers. As such, the Company is subject to credit risk with respect to amounts not recoverable from reinsurers. Although the Company places its workers' compensation reinsurance with reinsurers that are "A" rated or higher by A.M. Best and which the Company generally believes to be financially stable, a significant reinsurer's insolvency or inability to make payments under the terms of a reinsurance treaty could have a material adverse effect on the Company's financial condition or results of operations.

        The amount and cost of reinsurance available to companies specializing in workers' compensation insurance are subject, in large part, to prevailing market conditions beyond the control of such companies. The Company's ability to provide insurance at competitive premium rates and coverage limits on a continuing basis depends upon its ability to obtain adequate reinsurance in amounts and at rates that will not adversely affect its competitive position.

        Due to continuing market uncertainties regarding reinsurance capacity, no assurances can be given as to the Company's ability to maintain its current reinsurance facilities, which generally are subject to annual renewal. If the Company is unable to renew such facilities upon their expiration, the Company may need to reduce the levels of its underwriting commitments. See "Business--Reinsurance."

Risks Associated with Investments

        The Company's results of operations depend in part on the performance of its invested assets. As of September 30, 1997, virtually all of the Company's investment portfolio was invested in fixed-income securities. Certain risks are inherent in connection with fixed-income securities, including loss upon default and price volatility in reaction to changes in interest rates and general market factors. See "Business--Investments."

Comprehensive State Regulation

        The Company is subject to comprehensive regulation by government agencies in California and Arizona. The nature and extent of that regulation typically involve prior approval of the acquisition of control of an insurance company or of any company controlling an insurance company, regulation of certain transactions entered into by an insurance company with any of its affiliates, limitations on dividends, filing of premium rates and policy forms, solvency standards, minimum amounts of capital and surplus which must be maintained, limitations on types and amounts of investments, restrictions on the size of risks which may be insured by a single company, limitation of the right to cancel or non-renew policies in some lines, regulation of the right to withdraw from markets, requirements to participate in residual markets, licensing of insurers and agents, deposits of securities for the benefit of policyholders, reporting and satisfying certain regulatory standards with respect to financial condition, and other matters. In addition, state insurance department examiners perform periodic financial and market conduct examinations of insurance companies and dictate the accounting practices to be used by insurance companies when reporting to regulatory authorities. Such regulation is generally intended for the protection of policyholders rather than security holders. No assurance can be given that future legislative or regulatory changes will not adversely affect the Company. See "Business--Regulation."

Holding Company Structure; Dividend and Other Restrictions

        The Company is a holding company whose principal asset is the capital stock of the Subsidiaries. The Company relies primarily on dividends and other payments from SNIC and SPCC to meet its obligations to creditors and to pay corporate expenses, including the principal and interest on the Senior Subordinated Notes. SNIC and SPCC are domiciled in the State of California, which limits the payment of dividends and other distributions by insurance companies. Under California law, the maximum aggregate amount of dividends permitted to be paid in 1997 without regulatory approval by SNIC and SPCC is approximately $7.9 million. In addition, state insurance laws and regulations require that the statutory surplus of an insurance company following any dividends or distribution by such company be reasonable in relation to its outstanding liabilities and adequate for its financial needs. See "Business--Overview" and "--Regulation" and "Management Discussion and Analysis of Financial Condition and Results of Operations of the Company."

Risks of Acquisitions

        The Company may pursue acquisitions of insurance companies or other companies related to the California workers' compensation insurance market that can be acquired on acceptable terms and which the Company believes can be operated profitably. Some of these acquisitions could be material in size and scope. The Company believes that its future growth may depend, in part, upon the successful implementation of this strategy. While the Company will continually be searching for acquisition opportunities, there can be no assurance that the Company will be successful in identifying suitable acquisitions. If any potential acquisition opportunities are identified, there can be no assurance that the Company will consummate such acquisitions. The Company may in the future face increased competition for acquisition opportunities, which may inhibit its ability to consummate suitable acquisitions or increase the expense of completing acquisitions. In addition, to the extent that the Company's strategy results in the acquisition of businesses, such acquisitions could pose a number of special risks, including the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the integration of acquired assets with existing assets, adverse short-term effects on reported operating results, the amortization of acquired intangible assets, and the loss of key employees.

Dependence Upon Producers

        Superior Pacific depends on outside producers to provide it with insurance business. The renewal rights of all of such business written are owned by the producers, and not by Superior Pacific. While Superior Pacific believes that its relationships with its producers are generally excellent, there can be no assurance that producers will not move business currently written by Superior Pacific to another carrier. If renewal rates were to drop significantly at Superior Pacific as a result of producers moving business to other carriers, or if producers were to deliver less business of the type Superior Pacific prefers to underwrite, then the earnings of Superior Pacific could be adversely affected.

        Approximately $39.9 million (28.2%), $47.0 million (25.0%), and $44.0 million (26.0%) of Superior Pacific's premiums for the nine months ended September 30, 1997 and the years ended December 31, 1996 and 1995, respectively, were derived from 10 producers. The loss of any of these producers could have a material adverse effect on Superior Pacific. See "Business--Marketing."

Premium Volume Concentration

        Approximately 70.4% of the Company's premium in force is concentrated in 454 non-group policies and 65 group programs that provide annual premium in excess of $50,000. While marketing through group programs to reach smaller policyholders is a means by which the Company can pursue its strategy to underwrite smaller policies, group programs, like large non-group policies, are vulnerable to price competition. If the Company is not able to retain a sufficient number of group programs, the loss of overall premium by the Company could materially and adversely affect the Company's ability to achieve profitability. With respect to the Company's non-group policies exceeding $50,000 in annual premium, most were obtained by the Company upon its acquisition of Pac Rim. Because of the expected price competition for such policies and the Company's strategy of maintaining underwriting standards, the Company anticipates that it will not be able to retain a portion of these large non-group policies. While the Company expects to replace many of them with new, smaller accounts through its newly acquired relationships with policyholders and producers previously associated with Pac Rim, if the Company fails to underwrite a sufficient number of smaller accounts to offset in part the expected loss of premium from some of its larger policies, the loss of overall premium by the Company could materially and adversely affect the Company's ability to achieve profitability.

Significant Ownership by Affiliates of Zurich and Related Parties

        Certain affiliates of Zurich collectively own approximately 21% of the Company's Common Stock on a fully diluted basis, and less than one percent of the Company's issued and outstanding Common Stock on a non-fully diluted basis. In addition, Insurance Partners, L.P. and Insurance Partners Offshore (Bermuda), L.P. (collectively, "IP") owns approximately 24% of the Company's Common Stock, on a fully diluted basis, and approximately 36% of the Company's issued and outstanding Common Stock on a non-fully diluted basis. Certain affiliates of Zurich are limited partners of IP, holding approximately 23% of IP's limited partnership interests. Further, International Insurance Investors, L.P., ("III") owns all of the outstanding Voting Notes (as defined herein) issued by Superior National. Certain affiliates of Zurich are limited partners of III and hold approximately 32% of III's limited partnership interests. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions--Transactions with IP--Limitation on Related Party Control." Five of the Company's eleven directors have relationships with such parties. Consequently, such parties have significant influence over the management of the Company and have a significant portion of the votes needed to approve any action requiring stockholder approval, including adopting amendments to the Company's Certificate of Incorporation and approving certain actions, such as mergers or sales of all or substantially all of the Company's assets, which could cause a Change of Control or otherwise materially affect the Company's financial condition. See "Description of the Exchange Preferred Securities--Change of Control Redemption" and "Description of the Exchange Notes--Change of Control."

Dependence on Key Personnel in Connection with Future Success

        The future success of the Company depends significantly upon the efforts of certain key management personnel, including William L. Gentz, a director and the President and Chief Executive Officer, J. Chris Seaman, a director, an Executive Vice President and the Chief Financial Officer, and Arnold J. Senter, an Executive Vice President and the Chief Operating Officer. A loss of any of these officers or other key employees could materially and adversely affect the Company's business. See "Management--Executive Officers."

                                 USE OF PROCEEDS

        Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Preferred Securities offered hereby. In consideration for issuing the Exchange Preferred Securities in exchange for the Preferred Securities as described in this Prospectus, the Trust will receive Exchange Notes in like liquidation amount. The Preferred Securities surrendered in exchange for the Exchange Preferred Securities will be retired and canceled.

        The proceeds to the Trust from the sale of the Preferred Securities were invested in the Old Notes. The Company used the net proceeds it received from the sale of the Old Notes, approximately $101.0 million (after deduction of the expenses of the sale of the Preferred Securities), (i) to repay outstanding debt, which consisted primarily of the $40.3 million bank debt incurred in connection with the acquisition of Pac Rim that matured in April 2003, and bore an average effective interest rate of 10.2% and (ii) to redeem approximately $26.6 million in preferred securities that were held by a Zurich affiliate having an effective interest rate of 11.7%, issued in June 1994 by an affiliate. See "Certain Relationships and Related Transactions--Transactions with Affiliates of Zurich, Including Centre Re." The Company used the remainder of the net proceeds for general corporate purposes, including a capital contribution to SNIC. Pending utilization of such net proceeds, the Company invested them in short-term, income-generating, investment-grade securities.

                              ACCOUNTING TREATMENTS

        The Trust will be treated, for financial reporting purposes, as a Subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Securities will be presented as a separate line item in the consolidated balance sheet of the Company under the caption "Minority Interest--Preferred Securities," and appropriate disclosures about the Securities, the Exchange Guarantee and the Exchange Notes will be included in the notes to consolidated financial statements.

        All future reports of the Company filed under the Exchange Act will (a) present the Trust Securities issued by the Trust on the balance sheet as a separate line item entitled "Minority Interest--Preferred Securities," (b) include in a footnote to the financial statements disclosure that the sole assets of the Trust are the Senior Subordinated Notes (including the outstanding principal amount, interest rate and maturity date of such Senior Subordinated Notes) and (c) include in a footnote to the financial statements disclosure that the Company owns all of the Common Securities of the Trust, the sole assets of the Trust are the Senior Subordinated Notes, and the back-up obligations, in the aggregate, constitute a full and unconditional guarantee by the Company of the obligations of the Trust under the Securities.

                                 CAPITALIZATION

        Set forth below is the capitalization of the Company at September 30, 1997 and the capitalization of the Company at September 30, 1997, as adjusted to give effect to the sale of the Preferred Securities and the application of the proceeds therefrom as described in "Use of Proceeds."

                                                               SEPTEMBER 30, 1997
                                                            ------------------------
                                                                           AS ADJUSTED
                                                                             FOR THE
                                                             ACTUAL          OFFERING
                                                            ---------     -------------
                                                                   (IN THOUSANDS)
Long-term debt (1) ...................................        $ 42,366        $     30
Preferred securities issued by affiliate in 1994 .....          25,672              --
Preferred Securities(2) ..............................              --         105,000
Stockholders' Equity:
   Common Stock, $.01 par value; authorized 25,000,000
     shares; issued and outstanding 5,837,173 shares .              58              58
   Paid-in capital excess of par .....................          34,070          34,070
   Paid-in capital--warrants .........................           2,206           2,206
   Unrealized gain on investments, net of taxes ......             987             987
   Retained earnings .................................          19,483          19,483
                                                              --------        --------
Net stockholders' equity .............................          56,804          56,804
                                                              --------        --------
Total capitalization .................................        $124,842        $161,834
                                                              ========        ========

----------
(1) Does not reflect the Company's payment in October 1997 of approximately $3.7 million of principal on such long-term debt. Long-term debt includes $44.0 million in debt and $1.0 million in accrued interest payable, less approximately $2.7 million in unamortized costs related to the transaction.

(2) Gross of compensation paid to the Initial Purchasers, and before deducting expenses of the sale of the Preferred Securities paid or payable by the Company, together estimated to be approximately $4.0 million.

                        UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

        The following Unaudited Pro Forma Consolidated Statements of Operations of the Company for the year ended December 31, 1996 and for the nine months ended September 30, 1997 present the results of operations for the Company as if the Acquisition and the sale of the Preferred Securities had occurred as of the beginning of each period presented. The pro forma adjustments are based on available information and certain assumptions the Company currently believes are reasonable in the circumstances. The Unaudited Pro Forma Consolidated Statements of Operations have been derived from and should be read in conjunction with the historical Consolidated Financial Statements and Notes of the Company for the year ended December 31, 1996 and the unaudited nine months ended September 30, 1997 and the restated, historical Consolidated Financial Statements and Notes of Pac Rim for the year ended December 31, 1996 and the unaudited three months ended March 31, 1997, contained elsewhere herein, and should be read in conjunction with the accompanying Notes to Unaudited Pro Forma Consolidated Statements of Operations.

        On April 11, 1997, the Company acquired Pac Rim for aggregate consideration of $42.0 million in cash, which resulted in the payment of $20.0 million to Pac Rim's common stockholders, $20.0 million to Pac Rim's convertible debenture holders, and $2.0 million to Pac Rim's warrant and option holders. In addition the Company incurred $2.0 million in transaction fees and related expenses. The Company financed the Acquisition through a $44.0 million term loan and the sale of $18.0 million of newly issued shares of Common Stock. In addition to the $42.0 million in cash paid for Pac Rim, $6.6 million of the proceeds were used to prepay the Company's previously existing long-term debt.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the Acquisition and the sale of the Preferred Securities been consummated on the dates assumed; nor is the pro forma information intended to be indicative of the Company's future results of operations.

                         PRO FORMA FINANCIAL INFORMATION
                     SUPERIOR NATIONAL INSURANCE GROUP, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                NINE MONTHS ENDED SEPTEMBER 30, 1997
                                        -------------------------------------------------------------------------------
                                                                           PRO FORMA        PRO FORMA
                                                                           PURCHASE        ADJUSTMENTS
                                          SUPERIOR                          ADJUST-            FOR           PRO FORMA
                                          NATIONAL        PAC RIM*         MENTS(1)        OFFERING(1)        COMBINED
                                        ------------     ----------     ---------------  -------------      ------------
                                                                             INC./
                                                                            (DECR.)

                                          (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)
REVENUES:
Net premiums earned(2) ................   $    99,148       $ 19,507    $      (739)(a)   $                  $   117,916
Net investment income (3) .............         9,198          1,449                                              10,647
Realized gains (loss) .................            46             --                                                  46
                                          -----------       --------    -----------       -----------        -----------
 Total revenues .......................       108,392         20,956           (739)                             128,609
EXPENSES:
Claim and claim adjustment
 expenses, net of reinsurance .........        66,311         25,841           (581)(a)                           79,571
                                                                            (12,000)(b)
Underwriting and general and
 administrative expenses(2) ...........        28,579         10,769           (286)(a)                           31,586
                                                                               (714)(c)
                                                                             (6,762)(d)
Policyholder dividends ................            --          1,006                                               1,006
Goodwill amortization .................           477             --            (77)(i)                              400
Interest expense(2) ...................         5,302            589                           (2,742)(e)          3,149
                                          -----------       --------    -----------       -----------        -----------
Expenses: .......................             100,669         38,205        (20,420)           (2,742)           115,712
                                          -----------       --------    -----------       -----------        -----------
Income (loss) before income taxes,
accretion on preferred securities
 issued in 1994, distributions on
 Preferred Securities, discontinued
 operations, extraordinary items,
 and cumulative effect of change in
 accounting for income taxes(2) .......         7,723        (17,249)        19,681             2,742             12,897
Income tax expense (benefit) ..........         2,821            612            156(h)            932(h)           4,521
                                          -----------       --------    -----------       -----------        -----------
Income (loss) before accretion on
 preferred securities issued in 1994,
 distributions on Preferred Securities,
 discontinued operations, extraordinary
 items, and cumulative effect of change
  in accounting for income taxes ......         4,902        (17,861)        19,525             1,810              8,376

Accretion on preferred
 securities issued in 1994,
 net of income tax benefit ............        (1,387)            --             --             1,387(f)              --

Distributions on Preferred
 Securities issued in 1997,
 net of tax benefit ...................                                                       (5,587)(g)          (5,587)

Extraordinary loss on
 redemption of Pac Rim's o/s
 debentures (net of tax) ..............          (635)(j)                        --                                 (635)

Extraordinary loss on early
 redemption of Imperial Bank
 loan (net of tax) ....................          (161)(j)                        --                                 (161)

Extraordinary loss on early
 redemption of Chase Bank loan
 (net of tax) .........................       (10,361)                                                           (10,361)

Extraordinary loss on early
 redemption of Chase Term loan
 (net of tax) .........................                                                        (1,810)(k)         (1,810)
                                          -----------       --------    -----------       -----------        -----------
Net income (loss) from
 continuing operations ................   $    (7,642)      $(17,861)   $    19,525       $    (4,200)       $   (10,178)
                                          ===========       ========    ===========       ===========        ===========
PER COMMON SHARE:
Income (loss) from continuing
 operations ...........................   $     (1.52)      $  (1.87)                                        $     (1.74)

Weighted average shares ...............
 outstanding ..........................     5,040,360      9,528,200                                           5,837,173

OTHER DATA (UNAUDITED):
EBITDA ................................                                                                           16,085

Ratio of earnings to fixed
 charges and distributions on
 Preferred Securities .................                                                                           1.34x

Ratios of EBITDA to
 distributions on Preferred
 Securities ...........................                                                                           1.90x

Ratios of Preferred
 Securities to EBITDA .................                                                                           N/M(4)



                                                                     YEAR ENDED DECEMBER 31, 1996
                                            ------------------------------------------------------------------------
                                                                           PRO FORMA      PRO FORMA
                                                                           PURCHASE      ADJUSTMENTS
                                            SUPERIOR                        ADJUST-         FOR            PRO FORMA
                                            NATIONAL        PAC RIM         MENTS(1)     OFFERING(1)        COMBINED
                                            ---------      ---------       --------      -----------       ---------
                                                                              INC./
                                                                             (DECR.)

                                                           (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE AMOUNTS)
REVENUES:
Net premiums earned(2) ................   $ 88,648         $  82,654       $  (1,313)(a)   $              $ 169,989
Net investment income (3) .............      7,738             7,021                                         14,759
Realized gains (loss) .................         31             1,640                                          1,671
                                          --------         ---------       ---------        --------      ---------
 Total revenues .......................     96,417            91,315          (1,313)                       186,419
EXPENSES:
Claim and claim adjustment
 expenses, net of reinsurance .........     55,638            79,890          (1,603)(a)                    113,925
                                                                             (20,000)(b)
Underwriting and general and
 administrative expenses(2) ...........     33,952            31,424            (897)(a)                     54,127
                                                                                (479)(c)
                                                                              (9,873)(d)                     (5,938)
Policyholder dividends ................     (5,927)              (11)
Goodwill amortization .................         --                --             534(i)                         534
Interest expense(2) ...................      7,527             2,341                         (2,962)(e)       6,906
                                          --------         ---------       ---------        --------      ---------
Total Expenses: ......................      91,190           113,644         (32,318)        (2,962)        169,554
                                          --------         ---------        ---------       --------      ---------
Income (loss) before income taxes,
accretion on preferred securities
 issued in 1994, distributions on
 Preferred Securities, discontinued
 operations, extraordinary items,
 and cumulative effect of change in
 accounting for income taxes(2) .......      5,227           (22,329)         31,005           2,962         16,865
Income tax expense (benefit) ..........      1,597               606           2,706(h)        1,007(h)       5,916
                                          --------         ---------       ---------        --------      ---------
Income (loss) before accretion on
 preferred securities issued in 1994,
 distributions on Preferred Securities,
 discontinued operations, extraordinary
 items, and cumulative effect of change
  in accounting for income taxes ......      3,630           (22,935)         28,299          1,955          10,949

Accretion on preferred
 securities issued in 1994,
 net of income tax benefit ............     (1,667)               --                          1,667(f)           --

Distributions on Preferred
 Securities issued in 1997,
 net of tax benefit ...................                                                      (7,450)(g)      (7,450)

Extraordinary loss on
 redemption of Pac Rim's o/s
 debentures (net of tax) ..............                                         (635)(j)                       (635)

Extraordinary loss on early
 redemption of Imperial Bank
 loan (net of tax) ....................                                         (161)(j)                       (161)

Extraordinary loss on early
 redemption of Chase Bank loan
 (net of tax) .........................

Extraordinary loss on early
 redemption of Chase Term loan
 (net of tax) .........................                                                       (1,810)(k)     (1,810)
                                          --------         ---------       ---------        --------      ---------
Net income (loss) from
 continuing operations ................  $   1,963         $ (22,935)      $  27,503        $ (5,638)       $   893
                                          ========         =========       =========        ========      =========
PER COMMON SHARE:
Income (loss) from continuing
 operations ..........................   $    0.40         $   (2.41)                                     $    0.12

Weighted average shares ...............
 outstanding ..........................  5,315,670         9,528,000                                      7,529,018

OTHER DATA (UNAUDITED):
EBITDA ................................                                                                      26,278

Ratio of earnings to fixed
 charges and distributions on
 Preferred Securities .................                                                                        1.27x

Ratios of EBITDA to
 distributions on Preferred
 Securities ...........................                                                                        2.33x

Ratios of Preferred
 Securities to EBITDA .................                                                                        4.00x





----------
* Represents Pac Rim financial data for the three months ended March 31, 1997.

   See accompanying explanatory notes to pro forma financial statements.

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

        The following descriptions reference the adjustments as labeled on the unaudited consolidated pro forma statements of operations:

(1)     (a) To reflect the premium rate differential between SNIC's excess of loss reinsurance treaties and Pac Rim's reinsurance treaties. Additionally, the adjustment includes the pro forma quota share treaty effects that would result from the additional premium resulting from the Pac Rim merger.

        (b) To reverse a portion of the adverse development recorded in 1996 and 1997 by Pac Rim for accident years 1995 and prior (in effect, shifting the adverse development in part to the earlier years in which it occurred). The recording of adverse development amounts in Pac Rim's 1996 Statement of Operations was required by regulatory authorities as a condition of the Company's acquisition of Pac Rim.

        (c) To reverse expenses related to the Acquisition recorded in Pac Rim's Statement of Operations for the fiscal year ended December 31, 1996 and the three months ended March 31, 1997.

        (d) The following represent the estimated cost reductions expected to be achieved under the Company's business plan to integrate the operations of Pac Rim into Superior Pacific:

                                                                  NINE MONTH
                                              1996 COMBINED      1997 COMBINED
                                            PROJECTED SAVINGS  PROJECTED SAVINGS
                                            -----------------  -----------------
                                                          (IN THOUSANDS)
Payroll reductions for the elimination of
  duplicative personnel(i) ....................  $6,223            $4,667
Cancellation of data processing outsourcing
  agreement(ii) ...............................   1,706               638
Sublease of excess office space at current
  market price ................................     950               712
Elimination of other corporate duplicative
  costs including outside audit fees, executive
  travel, director and officers insurance,
  payroll processing and cancellation of
  line of credit(iii) .........................     994               745
                                                 ------            ------
                                                 $9,873            $6,762
                                                 ======            ======


--------------

(i) Upon acquisition, the Company immediately began the process of absorbing the operations of Pac Rim into the Company's existing operations. At the time the acquisition was announced the Company had approximately 360 employees and Pac Rim had approximately 270 employees.

            Within four months following the Acquisition, approximately 200 employees of Pac Rim were released or resigned. The remaining employees have been retained.

            Immediately prior to the Acquisition and subsequent to the Acquisition, the Company added staff to its existing operations to support the operations acquired from Pac Rim. As of four months following the Acquisition, the Company had completed its staff increases, and was performing substantially all of the administrative functions in its Calabasas, California headquarters. The net increase in staff by the Company related to the acquisition of Pac Rim was approximately 30 employees. The Pac Rim employees terminated included substantially all of its executive management. The additional employees added by the Company were primarily line employees.

            In preparing the pro-forma salary adjustment, the ongoing salary expenses relating to the new employees hired were included. These salary costs are expected to represent the level of salaries needed to manage the operations acquired from Pac Rim on an ongoing basis.

           (ii) In 1992, Pac Rim entered into an agreement with an outside vendor to assume substantially all of its data processing responsibilities. During 1996, Pac Rim paid approximately $1.7 million to the outside vendor for services provided. The Company, at the time of the Acquisition, terminated the contract and has assumed all data processing responsibilities for Pac Rim's operations.

           (iii) Represents savings that are the result of the elimination of certain duplicate services that both the Company and Pac Rim contracted out or obtained through outsourcing agreements. These savings have been presented net of projected cost increases to the Company for additional costs expected to arise as a result of the Acquisition.

        (e) Amount represents the benefit to the Company for the nine months ended September 30, 1997 and the year ended December 31, 1996 as a result of the expected repayment of its existing bank debt from the proceeds of the sale of the Preferred Securities.

        (f) Amount represents the benefit, net of tax, for the nine months ended September 30, 1997 and the year ended December 31, 1997 that would accrue to the Company as a result of the expected redemption of preferred securities issued by an affiliate of the Company in 1994.

        (g) Amount represents the pro forma distributions to holders of the Preferred Securities, net of tax, for the nine months ended September 30, 1997 and the year ended December 31, 1996 that would have resulted from the issuance of the Preferred Securities effective January 1, 1997, or January 1, 1996, as applicable. Distributions to holders of the Preferred Securities were calculated using an interest rate of 10.75%.

        (h) Adjustment reflects the tax effect of the pro forma adjustments, excluding goodwill at an effective tax rate of 34%.

        (i) Amortization of goodwill over a period of 27.5 years.

        (j) To record the extraordinary loss on the prepayment of the Company's outstanding bank debt net of the effects of income taxes.

        (k) Adjustment relates to the write-off of the capitalized costs that would result from repayment of the term loan obtained in April 1997 in connection with the Acquisition.

(2) The Company's management believes that steps taken by it prior to and subsequent to the acquisition of Pac Rim will have a favorable effect on the Company's future earnings potential. Prior to Pac Rim's acquisition, the Company cancelled a reinsurance treaty. The Company recorded a one time charge to income of $5.3 million related to the cancellation of the reinsurance treaty. Had the Company not cancelled the reinsurance contract, underwriting expenses recorded in general and administrative expenses in 1996 would have been $5.3 million lower and net income would have been approximately $3.5 million higher.

        Further, the reinsurance treaty that was cancelled had a funds withheld component, under which the Company incurred approximately $6.9 million in interest expense during 1996. As the treaty has been cancelled and the funds withheld settled the Company is no longer subject to these charges.

        Pac Rim maintained several collection practices that resulted in the understatement of amounts recorded as bad debts. During 1996 these practices resulted in bad debts of $1.8 million or 2% of gross premiums written. The Company's historical bad debt ratio is 1%; therefore, if Pac Rim had achieved the bad debt experience of the Company its gross written premiums would have been approximately $0.9 million higher and its net loss would have been approximately $0.6 million lower. A similar adjustment is required during the first quarter of 1997.

(3) The Company, after repaying its outstanding bank debt and redeeming the preferred securities issued in 1994, expects to have, net of expenses of the sale of the Preferred Securities, approximately $34 million available for investment. The pro forma statement of earnings for the nine months ended September 30, 1997 and the year ended December 31, 1996 assumes no investment income on these funds. However, the Company fully expects to invest such funds.

(4)     Ratio not meaningful for interim periods.

                      SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated financial data are qualified by reference to and should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Prospectus. The selected consolidated financial data set forth below as of and for the years ended December 31, 1996, 1995 and 1994 have been derived from the audited financial statements of the Company included elsewhere in this Prospectus. See "Index to Financial Statements." The selected consolidated financial data set forth below as of and for the years ended December 31, 1993 and 1992 have been derived from audited financial statements of the Company not included in this Prospectus. The selected consolidated financial data as of and for the nine months ended September 30, 1997 and 1996 have been derived from unaudited consolidated financial statements of the Company, but include all adjustments, including normally occurring accruals, that the Company considers necessary for a fair presentation of the results of operations for the periods presented. The results of operations for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the Company's fiscal year ending December 31, 1997.

                      SELECTED CONSOLIDATED FINANCIAL DATA

            NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996 (UNAUDITED)
                 AND YEARS ENDED DECEMBER 31, 1996 THROUGH 1992
           (Amounts in thousands, except share and per share amounts)

                                            NINE MONTHS
                                         ENDED SEPTEMBER 30,
                                  -------------------------------
                                     1997(1)          1996
                                  -------------    -----------
 REVENUES:
  Gross premiums written .......   $   114,211     $    74,192
  Net premiums written .........        96,596          66,133
  Net premiums earned ..........        99,148          66,040
  Net investment income
   (excluding capital gains and
   losses) .....................         9,198           6,361
  Net capital gain (loss) ......            46              33
  Other income (expense), net ..          (817)            216
                                   -----------     -----------
     Total revenues ............       107,575          72,650

EXPENSES:
  Claim and claim adjustment
   expenses, net of reinsurance         66,311          36,801
  Underwriting and general and
   administrative expenses .....        27,762          26,546
  Policyholder dividends .......            --          (2,121)
  Goodwill amortization ........           477              --
  Interest expense .............         5,302           6,922
  Income from continuing
   operations before preferred
   securities and extraordinary
   items--pre-tax ..............         7,723           4,502
  Income tax benefit (expense) .         3,641            (710)
  Accretion on preferred
   securities--pre-tax .........        (2,101)         (1,876)

(Loss) from operations of
   discontinued P&C
   operations--pre-tax(2) ......            --              --
  Extraordinary (loss)--pre-tax        (16,905)             --
  Cumulative effect of change in
   accounting for income taxes .            --              --
                                   -----------     -----------
     Net income (loss) .........   $    (7,642)    $     1,916

PER SHARE:(3)
  Income (loss) before items
   below--after all taxes ......   $      2.25     $      0.76
  Preferred securities
   (dividends and
   accretion)--pre-tax .........          (.42)           (.35)
  (Loss) from discontinue
   operations--pre-tax .........            --              --
  Extraordinary (loss)--pre-tax          (3.35)             --
  Cumulative effect of change in
   accounting for income taxes .            --              --
                                   -----------     -----------
     Net income (loss)(4) ......   $     (1.52)    $      0.41

OTHER DATA:
  EBITDA(5) ....................        13,142          12,680

GAAP RATIOS:(6)
  Claim and claim adjustment
   expense ratio ...............          66.9%           55.7%
  Expense ratio ................          28.0            37.0
                                   -----------     -----------
  Continuing operations combined
   ratios, net of reinsurance ..          94.9%           92.7%
                                   ===========     ===========
  Ratio of earnings to combined
   fixed charges and accretion
   on preferred securities(7) ..         1.66x           1.29x

FINANCIAL POSITION:
  Total cash and investments(8)
   Carrying value ..............   $   238,804     $   151,926
   Market value ................       238,804         150,413
  Total assets .................       397,192         228,094
  Long-term debt ...............        42,366           7,630
  Claim and claim adjustment
   expense liability ...........       222,625         113,539
  Total liabilities ............       314,716         160,070
  Preferred securities issued by
   affiliate ...................        25,672          22,921
  Net stockholders' equity .....        56,804          45,103
  Book value per share(3) ......
  Outstanding shares(3) ........     5,837,173       3,433,473



                                                           YEAR ENDED DECEMBER 31,
                                    ---------------------------------------------------------------------------
                                         1996            1995           1994           1993             1992
                                    -------------   ------------    ------------    -----------     -----------
 REVENUES:
  Gross premiums written .......    $    99,282     $    97,084     $   134,769     $   157,986     $   109,609
  Net premiums written .........         87,715          89,139         105,946         154,431          59,826
  Net premiums earned ..........         88,648          89,735         110,418         153,585          55,892
  Net investment income
   (excluding capital gains and
   losses) .....................          7,738          10,309           9,014           8,481           5,050
  Net capital gain (loss) ......             31            (525)             35           1,069           5,752
  Other income (expense), net ..            186            (536)           (340)           (743)           (243)
                                    -----------     -----------     -----------     -----------     -----------
     Total revenues ............         96,603          98,983         119,127         162,392          66,451

EXPENSES:
  Claim and claim adjustment
   expenses, net of reinsurance          55,638          53,970          78,761         113,817          33,929
  Underwriting and general and
   administrative expenses .....         34,138          29,447          21,660          28,779          10,847
  Policyholder dividends .......         (5,927)         (5,742)          4,983          11,371           4,562
  Goodwill amortization ........             --              --              --              --              --
  Interest expense .............          7,527           9,619           8,726           6,221           1,258
  Income from continuing
   operations before preferred
   securities and extraordinary
   items--pre-tax ..............          5,227          11,689           4,997           2,204          15,855
  Income tax benefit (expense) .           (739)          5,849              (4)          2,304              --
  Accretion on preferred
   securities--pre-tax .........         (2,525)         (2,255)         (1,035)             --              --

(Loss) from operations of
   discontinued P&C
   operations--pre-tax(2) ......             --         (14,912)             --          (4,532)        (15,606)
  Extraordinary (loss)--pre-tax              --              --          (3,064)           (686)             --
  Cumulative effect of change in
   accounting for income taxes .             --              --              --           2,297              --
                                    -----------     -----------     -----------     -----------     -----------
     Net income (loss) .........    $     1,963     $       371     $       894     $     1,587     $       249

PER SHARE:(3)
  Income (loss) before items
   below--after all taxes ......    $      0.88     $      5.12     $      1.45     $      1.31     $      4.62
  Preferred securities
   (dividends and
   accretion)--pre-tax .........           (.48)           (.66)          (0.30)             --              --
  (Loss) from discontinue
   operations--pre-tax .........             --           (4.35)             --           (1.32)          (4.55)
  Extraordinary (loss)--pre-tax              --              --           (0.89)          (0.20)             --
  Cumulative effect of change in
   accounting for income taxes .             --              --              --            0.67              --
                                    -----------     -----------     -----------     -----------     -----------
     Net income (loss)(4) ......    $      0.40     $      0.11     $      0.26     $      0.46     $      0.07

OTHER DATA:
  EBITDA(5) ....................         14,727          22,652          15,276           9,300          16,772

GAAP RATIOS:(6)
  Claim and claim adjustment
   expense ratio ...............           62.8%           60.1%           71.3%           74.1%           60.7%
  Expense ratio ................           31.8            26.4            24.1            26.1            27.6
                                    -----------     -----------     -----------     -----------     -----------
  Continuing operations combined
   ratios, net of reinsurance ..           94.6%           86.5%           95.4%          100.2%           88.3%
                                    ===========     ===========     ===========     ===========     ===========
  Ratio of earnings to combined
   fixed charges and accretion
   on preferred securities(7) ..          1.27x           1.87x           1.36x           1.33x           9.93x

FINANCIAL POSITION:
  Total cash and investments(8)
   Carrying value ..............    $   149,440     $   163,951     $   176,878     $   150,179     $   154,953
   Market value ................        149,440         166,103         172,706         156,744         154,294
  Total assets .................        306,569         240,781         286,776         264,098         291,487
  Long-term debt ...............         98,961           8,530           9,730           6,743           9,192
  Claim and claim adjustment
   expense liability ...........        115,529         141,495         171,258         171,038         202,634
  Total liabilities ............        237,807         176,256         227,622         224,044         253,012
  Preferred securities issued by
   affiliate ...................         23,571          21,045          18,790              --              --
  Net stockholders' equity .....         45,191          43,480          40,364          40,055          38,475
  Book value per share(3) ......    $     13.11     $     12.68     $     11.77     $     11.68     $     11.22
  Outstanding shares(3) ........      3,446,492       3,430,373       3,429,873       3,429,873       3,429,873
















---------------

(1) The information for the nine months ended September 30, 1997 includes the financial data of SPCC for the period beginning April 1, 1997.

(2) The Company's losses from discontinued operations resulted principally from contractors' and developers' liability business underwritten from 1986 to 1991.

(3) Adjusted to reflect a four-into-one reverse stock split effective as of May 24, 1995.

(4) Since the Company's inception it has not declared or paid any dividends to its stockholders.

(5) EBITDA consists of earnings before interest, taxes, minority interest, depreciation, and amortization. EBITDA is presented here not as a measure of operating results, but rather as a measure of the Company's cash flow and debt service ability, and should not be considered as an alternative to net earnings and cash flows determined in accordance with GAAP. Because the Company's ability to obtain dividends from its insurance subsidiaries may be subject to certain restrictions, EBITDA is not necessarily indicative of the Company's ability to service its indebtedness.

(6) These ratios are for continuing operations. The claim and claim adjustment expense ratio is calculated by dividing claim and claim adjustment expenses by net premiums earned. The expense ratio is calculated by dividing the sum of commissions (net of reinsurance ceding commissions), policyholder dividends, and general and administrative expenses by net premiums earned. The combined ratio is the sum of the claim and claim adjustment expense ratio and the expense ratio.

(7) For purposes of calculating the ratio of earnings to combined fixed charges and preferred stock dividends, earnings represent income before the provision (benefit) for income taxes, plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs and the portion of rental expense on operating leases which the Company estimates to be representative of the interest factor attributable to the leases. Preferred stock dividends consist of dividends on approximately $26.6 million in preferred securities having an effective interest rate of 11.7% issued in June 1994 by an affiliate.

(8) Investments as of December 31, 1996 are reflected at market value. As of December 31, 1995 and 1994 a portion of the portfolio was classified as held to maturity and was therefore reflected at amortized cost and the remaining portfolio was shown at market value. Investments as of December 31, 1993 and 1992 are reflected at amortized cost. The changes in portfolio valuation reflect the adoption of Financial Accounting Standard Board Statement No. 115, effective for fiscal years following December 15, 1993.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF THE COMPANY


        The following discussion and analysis provides information that management believes to be relevant to an understanding of the Company's consolidated results of operations and financial condition and should be read in conjunction with the consolidated financial statements and the notes thereto contained elsewhere in this Prospectus.

OVERVIEW

        The Company recorded an underwriting profit from continuing operations of $5.1 million for the nine months ended September 30, 1997, versus $4.8 million for the same period in 1996. When extraordinary items are taken into account, the Company incurred a net loss of $7.6 million or $1.52 per share for the nine month- period ended September 30, 1997, versus income of $1.9 million or $0.41 per share in the corresponding period of the prior year, due primarily to an extraordinary charge of $10.4 million, net of taxes related to the early retirement of long-term debt in the second quarter of 1997.

        For the year ended December 31, 1996, the Company recorded an underwriting profit from continuing operations of $4.8 million versus an underwriting profit of $12.1 million for 1995. The decrease in underwriting profit for 1996 from 1995 was primarily attributable to a one-time expense of $5.3 million for the cancellation of a reinsurance contract. In addition, in 1996 the Company recorded $1.7 million in adverse development related to accident years prior to 1996. See "Business--Reinsurance." When extraordinary items are taken into account, the Company's net income was $2.0 million or $0.40 per share for the year ended December 31, 1996 as compared to $0.4 million or $0.11 per share for 1995. The substantial difference between the underwriting profit of $12.1 million and net income of approximately $0.4 million in 1995 was primarily the result of an extraordinary after-tax loss of $9.8 million associated with discontinued operations.

        For the year ended December 31, 1995, the Company recorded an underwriting profit from continuing operations of $12.1 million versus an underwriting profit of $5.0 million for 1994. The increase in underwriting profit for 1995 was primarily due to a $4.8 million reduction in reserves for years prior to 1995 and a $5.7 million reduction in policyholder dividends. When extraordinary items are taken into account, the Company's net income was $0.4 million or $0.11 per share for the year ended December 31, 1995, versus $0.9 million or $0.26 per share in 1994. The reason for the substantial difference between the underwriting profit of $12.1 million and net income of $0.4 million in 1995 is discussed above.

NINE MONTHS ENDED SEPTEMBER 30, 1997 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

        Gross premiums written increased $40.0 million or 53.9% to $114.2 million in the first nine months of 1997 as compared to the same period in 1996. Substantially all of this increase can be attributed to the addition of business written by SPCC. Net premiums written increased $30.5 million or 46.1% to $96.6 million in the first nine months of 1997 as compared to the same period in 1996, reflecting the increase in gross premiums written. Net premiums earned increased $33.1 million or 50.1% to $99.1 million in the first nine months of 1997 as compared to the same period in 1996, reflecting the increase in net premiums written.

        Net claim and claim adjustment expenses increased $29.5 million or 80.2% to $66.3 million in the first nine months of 1997 as compared to the same period in 1996, $19.9 million of which resulted from the addition of business written by SPCC. The net claim and claim adjustment expense ratio increased to 66.9% in the first nine months of 1997 from 55.7% in the same period of 1996, due to the return of results in 1997 to historical averages and to unfavorable development on reserves related to the 1995 accident year. Although the Company has been experiencing a reduction in the frequency of claims, at the same time there may be an increase in claims severity for injuries sustained in 1995 and thereafter. Management currently intends to address this potential trend with the planned Severity Management Program, which is intended to reduce the Company's average ultimate claim and claim adjustment expense per claim for 1995 and subsequent dates of injury. See "Business--Claims Severity Management Program."

        Underwriting and general and administrative expenses, excluding policyholder dividends, increased $1.2 million or 4.6% to $27.8 million in the first nine months of 1997 as compared to the same period in 1996. Excluding the one-time expense of $5.3 million for the cancellation during the second quarter of 1996 of a reinsurance contract, underwriting expenses increased $6.5 million or 31.0% to $27.8 million in the first nine months of 1997 from the first nine months of 1996 as a result of the SPCC acquisition. The Company's expense ratio decreased to 28.0% for the nine months ended September 30, 1997 from 37.0% for the same period in 1996, due primarily to the previously mentioned one-time expense of $5.3 million. Excluding SPCC, the Company's expense ratio increased to 37.3% for the first nine months of 1997 from 37.0% for the same period during 1996.

        No policyholder dividends were paid during the first nine months of 1997 as compared to the payment of $1.3 million of such dividends during the same period in 1996. Prior to open rating, policyholder dividends served both as an economic incentive to employers for safe operations and as a means of price differentiation. As a result of consumers' preference for the lowest net price at the policy's inception under open rating, dividends are currently no longer a significant factor in the marketing of workers' compensation insurance in California. In 1995, as a result of the diminishing value of policyholder dividends as a marketing tool, the Company's management declared a moratorium in the payment of policyholder dividends for California policies. In December 1996, the Company discontinued policyholder dividend payments. Estimated amounts to be returned to policyholders were accrued when the related premium was earned by the Company. Dividends were paid to the extent that a surplus was accumulated from premiums on workers' compensation policies.

        Net investment income increased $2.8 million or 44.6% to $9.2 million in the first nine months of 1997 as compared to the same period in 1996 as a result of the acquisition of SPCC. Excluding SPCC, net investment income decreased 8.5% or $0.5 million in the first nine months of 1997 as compared to the same period in 1996. This 8.5% decrease was due to a decline in the average amount of invested assets by $19.8 million or 12.6% to $137.7 million in the first nine months of 1997 as compared to the same period in 1996.

        Interest expense decreased $1.6 million or 23.4% to $5.3 million for the first nine months of 1997 as compared to the same period in 1996, due primarily to the elimination of funds withheld balance, partially off-set by the Company's incurrence of a $44.0 million term loan in connection with its acquisition of Pac Rim.

        Discontinued operations claims counts and losses were 216 and $15.6 million, respectively, during the first nine months of 1997, which was consistent with management's expectations. The Company has significant exposure to construction defect liabilities on P&C insurance policies underwritten from 1986 to 1993. Management continues to monitor closely its potential exposure to construction defect claims and has not changed its estimates of ultimate claim and claim adjustment expense on discontinued operations since 1995. Management believes its current reserves are adequate to cover its claims activity. There can be no assurance, however, that further upward development of ultimate loss costs associated with construction defect claims will not occur. The Company has allocated $14.0 million of deferred tax assets to pay for these liabilities. See "Business--Discontinued Operations."

YEAR ENDED DECEMBER 31, 1996 AS COMPARED TO YEAR ENDED DECEMBER 31, 1995

        Gross premiums written increased $2.2 million or 2.3% to $99.3 million in 1996 from 1995, due primarily to the Company's continued strategy of underwriting smaller risks. Net premiums written decreased $1.4 million or 1.6% to $87.7 million, reflecting an increased amount of premiums ceded to reinsurers. Net premiums earned decreased $1.1 million or 1.2% to $88.6 million in 1996 from 1995, reflecting, in part, an increase in ceded premiums.

        Claim and claim adjustment expenses increased $1.7 million or 3.1% to $55.6 million in 1996 from 1995, due principally to adverse development in claim and claim adjustment expense reserves related to the 1995 accident year. The claim and claim adjustment expense ratio as a percentage of net earned premium increased slightly to 62.8% in 1996 from 60.1% in 1995.

        Underwriting and general and administrative expenses, excluding policyholder dividends, increased $4.7 million or 16% to $34.1 million in 1996 from 1995, due primarily to a $5.3 million adjustment recorded in the second quarter of 1996 for accrued costs related to the cancellation of a reinsurance contract. Underwriting and general and administrative expenses for 1996, excluding the $5.3 million in accrued costs, were $28.8 million as compared to $29.4 million in 1995. The Company's expense ratio, excluding the $5.3 million in accrued costs and policyholder dividends, was 32.5% for 1996, which is comparable to 32.8% in 1995.

        Policyholder dividend expenses for 1996 were comparable to 1995, constituting a decrease in underwriting expense of $5.9 million in 1996 as compared to $5.7 million in 1995.

        Underwriting profit from continuing operations decreased $7.3 million or 60% to $4.8 million in 1996 from 1995, primarily as a result of a $4.7 million increase in underwriting expense principally due to the cost of canceling the reinsurance contract discussed above, and a $2.0 million increase in claim and claim adjustment expense due mainly to adverse development on reserves related to prior accident years.

        Net investment income decreased $2.0 million or 20% to $7.8 million in 1996 as compared to 1995, due to a decrease in the average investable assets of $11.3 million and a decline in the average portfolio investment yield as a result of generally lower market interest rates in 1996 as compared to 1995. While a financing transaction involving Chase and Centre Re entered into in November 1996 substantially increased the size of the investment portfolio on which the Company retained investment income, it occurred too late in 1996 to have a material effect on 1996 net investment income results. See "--Liquidity and Capital Resources."

YEAR ENDED DECEMBER 31, 1995 AS COMPARED TO YEAR ENDED DECEMBER 31, 1994

        Gross premiums written decreased $37.7 million or 28% to $97.1 million in 1995 from 1994, due primarily to the competitive effects of the advent of open rating in California. In 1995, production measured in policy counts was 8% higher than in 1994, but the premium in force associated with those policies was down 26%. Net premiums written decreased $16.8 million or 16% to $89.1 million in 1995 from 1994, reflecting the decrease in gross premiums written, which was offset, in part, by a decrease in 1995 in ceded premiums of $20.9 million. Net premiums earned decreased $20.7 million or 19% to $89.7 million in 1995 from 1994, reflecting the decrease in net premiums written.

        Claim and claim adjustment expense decreased $24.8 million or 31% to $54.0 million in 1995 from 1994 due primarily to the 28% decline in gross premiums written. In addition, 1995 claim and claim adjustment expense included a $2.2 million decrease in the estimated ultimate claim and claim adjustment expense on accident years prior to 1995 as a result of continued decreases in the Company's estimates of frequency and severity of claims incurred for those years, which were consistent with those of its outside actuaries. The claim and claim adjustment expense ratio decreased to 60.1% in 1995 from 71.3% in 1994. Of this 11.2 percentage point improvement, 8.7 percentage points was attributable to the decline in frequency and severity of the reporting claims to the Company that continued through the 1995 accident year. The remaining 2.5 percentage point improvement reflected the continued decrease in the Company's estimates of frequency and severity of claims for accident years prior to 1995.

        Underwriting and general and administrative expenses, excluding policyholder dividends, increased $7.8 million or 36% to $29.4 million in 1995 from 1994, due primarily to a $4.5 million decrease in ceding commissions in 1995 from the quota-share contract with ZRNA offset, in part, by a decrease in direct commission expense of $3.0 million due to lower premium production. The Company's expense ratio, excluding policyholder dividends, was 32.8% in 1995.

        Policyholder dividends decreased $10.7 million in 1995 from 1994, due primarily to a $5.7 million reduction in the policyholder dividend accrual in 1995 compared to a policyholder dividend accrual of $5.1 million in 1994. This decrease was attributable to the moratorium declared by the Company in 1995 on the payment of policyholder dividends for California policies in response to the diminishing value of policyholder dividends as a marketing tool since the advent of open rating in January 1995.

        Underwriting profit from continuing operations increased $7.0 million or 141% to $12.1 million for the year ended December 31, 1995 from 1994, due primarily to a $4.8 million decrease in workers' compensation reserves and a $5.7 million reduction in policyholder dividends. The decrease in workers' compensation reserves was a result of continued favorable loss reserve development on accident years prior to 1995. This improvement in underwriting profit was offset by an increase in underwriting expense of $7.8 million in 1995, which was primarily the result of decreased premium production not commensurate with the decrease in commission and overhead expenses. Underwriting profit for 1995, excluding the items discussed above, decreased $0.9 million or 18% to $4.1 million from 1994.

        Net investment income increased $0.7 million or 8.1% to $9.8 million for the year ended December 31, 1995. Of the $0.7 million increase, $0.1 million was attributable to an increase in investment yield to 6.0% for 1995 from 5.6% for 1994. The remaining $0.6 million increase occurred as a result of a $10.2 million or 6.3% increase in average investable assets to $171.7 million at December 31, 1995 versus December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

        The Company's cash inflows are generated from cash collected from policies sold, investment income generated from its existing portfolio, and sales and maturities of investments. The Company's cash outflows consist primarily of payments for policyholders' claims, operating expenses, and debt service. For their insurance operations, SNIC and SPCC must have available cash and liquid assets to meet their obligations to policyholders and claimants in accordance with contractual obligations in addition to meeting their ordinary operating costs. Absent adverse material changes in the workers' compensation insurance market, management believes that the Company's present cash resources, as well as cash that is available after applying the proceeds of the sale of the Preferred Securities are sufficient to meet its needs for the foreseeable future.

        During the first nine months of 1997, the Company used $26.5 million of cash in its operations versus $21.7 million during the same period in 1996. The Company's continued negative cash flow is the result of the Company's historical base of premium in force being significantly higher than its current level. The Company anticipates it will continue to experience negative cash flow from operations until the claims related to the historically higher premium base have been paid out. The $4.8 million increase in cash used in operations during the first nine months of 1997 is primarily due to the addition of SPCC operations for the second and third quarters of 1997. The Company believes that it has adequate short-term investments and readily marketable investment grade securities to cover both claim payments and expenses. As of September 30, 1997, the Company had total cash, cash equivalents, and investments of $238.8 million and had 99.7% of its investment portfolio invested in cash, cash equivalents, and fixed maturities. In addition, 85.8% of the Company's fixed-income portfolio had ratings of "AA" or equivalent or better and 98.0% had ratings of "BBB" or equivalent or better.

        The Company generated $48.6 million in cash from financing activities during the nine months ended September 30, 1997 as compared to $2.7 million during the corresponding period in 1996. The Company substantially increased its financing activities in the first nine months of 1997 compared to the same period in 1996 because of its need to fund its acquisition in April 1997 of Pac Rim and to repay outstanding bank debt. The Company generated the necessary cash with the proceeds from a $44.0 million term loan and the issuance and sale by the Company of approximately $18.0 million in Common Stock. Of the approximately $62.0 million raised in such financing transactions, approximately $42.0 million was used to fund the acquisition of Pac Rim, approximately $6.6 million was used to prepay the Company's then outstanding bank debt, $10.0 million was contributed as capital to SPCC, and the remainder was used for general corporate purposes, including the payment of related transaction costs. Further, the Company's liabilities on its discontinued operations have declined to $21.4 million as of September 30, 1997 from $25.9 million as of December 31, 1996.

        During the first nine months of 1997, the Company's working cash flow increased approximately $44.0 million as a result of the DOI's release of excess assets pledged by SNIC to secure future workers' compensation claims. In addition, the DOI released in the fourth quarter of 1997 an additional $20.0 million of excess assets that had been pledged by SPCC to secure future workers' compensation claims.

        In November 1996, the Company entered into a financing transaction involving Centre Re and The Chase Manhattan Bank ("Chase") pursuant to which Chase extended a $93.1 million term loan (net of transaction costs). The Company used the proceeds from the financing to purchase from SNIC reinsurance receivables due from Centre Re. On June 30, 1997, the Company and Chase reached an agreement under which the Company agreed to transfer such reinsurance receivables to Chase in exchange for the cancellation of the Company's debt to Chase. As a result of these actions, the Company's investable assets increased $93.1 million, which should increase investment income in future periods.

        Superior Pacific has a reverse repurchase facility with a national securities brokerage firm that allows it to engage in up to $20.0 million in reverse repurchase transactions secured either by U.S. Treasury instruments, U.S. Agency debt, or corporate debt. This arrangement provides Superior Pacific with additional short-term liquidity. Reverse repurchase transactions may be rolled over from one period to the next, at which time the transaction is repriced. This type of financing allows Superior Pacific a great deal of flexibility to manage short-term investments, avoiding the unnecessary realization of losses to satisfy short-term cash needs. Further, this method of financing is less expensive than bank debt. As of September 30, 1997, Superior Pacific had no obligation outstanding under this facility.

        Superior National, as a holding company, depends on dividends and intercompany tax allocation payments from Superior Pacific for its net cash flow requirements, which consist primarily of periodic payments on its outstanding debt obligations. Absent other sources of cash flow, Superior National cannot expend funds materially in excess of the amount of dividends or tax allocation payments that could be paid to it by Superior Pacific. Further, insurance companies are subject to restrictions affecting the amount of shareholder dividends and advances that may be paid within any one year without the prior approval of the DOI. The California Insurance Code provides that amounts may be paid as dividends on an annual noncumulative basis (generally up to the greater of (i) net income for the preceding year and (ii) 10% of statutory surplus as regards policyholders as of the preceding December 31) without prior notice to, or approval by, the DOI. No dividends were paid during the nine months ended September 30, 1997.

        The Company is a party to various leases principally associated with the Company's office space and fixed assets. The leases pertaining to such office space contain provisions for scheduled lease charges and escalations in base rent over the terms of such leases. In December 1997, the Company completed a sale-leaseback transaction with BancBoston for substantially all of its fixed assets. The maximum term of the sales-leaseback transaction is five years. The Company's minimum commitment with respect to these leases in 1998 is approximately $6.7 million. These leases expire from 2000 to 2003.

        The Company does not foresee any expenditures during the next twelve months other than those arising in the normal course of business and out of the Pac Rim acquisition.

        The Company made a $10.0 million capital contribution to SPCC upon consummation of the acquisition of Pac Rim, and management believes SPCC is adequately capitalized for the foreseeable future.

        The effect of inflation on the revenues and net income of Superior National during the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994 was not significant.

TAXES

        As of September 30, 1997, the Company had available approximately $95.4 million in NOLs to offset taxable income recognized by the Company in periods after September 30, 1997. For federal income tax purposes, these NOLs will expire in material amounts beginning in the year 2006. Any 5% shift in the current ownership of the Company may result in a "change of ownership" under
Section 382 of the Code, and severely limit the Company's ability to utilize NOLs. In an effort to protect these NOLs, the Company's charter documents prohibit 5% owners of the Company's Common Stock (including holders of options and warrants) from acquiring additional stock and prohibit any additional person or entity from becoming a 5% holder of Common Stock. The prohibition against changes in ownership by the 5% holders of Common Stock expires in April 2000.

NEW ACCOUNTING STANDARDS

        In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" ("SFAS 128"), which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute per share results and to restate all prior periods. The impact of SFAS 128 is not expected to have a material effect on the Company's earnings per share.

        In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS 130 is effective for periods ending after December 15, 1997, including interim periods. SFAS No. 130 requires companies to report comprehensive income and its components in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in-capital. Comprehensive income includes all changes in equity during a period except those resulting from investments by stockholders and distributions to stockholders. The Company has not determined the impact of SFAS No. 130.

        Also, in June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This statement specifies revised guidelines for determination of an entity's operating segments and the type and level of financial information to be disclosed. SFAS No. 131 is effective for periods ending after December 15, 1997, including interim periods. The Company has not determined the impact of SFAS No. 131.

PRIMARY DIFFERENCES BETWEEN GAAP AND SAP

        The financial statements contained herein have been prepared in conformity with Generally Accepted Accounting Principles ("GAAP") as opposed to statutory accounting practices ("SAP") prescribed or permitted for insurance companies by regulatory authorities. SAP differs from GAAP principally in the following respects: (a) premium income is taken into operations over the periods covered by the policies, whereas the related acquisition and commission costs are expensed when incurred; (b) deferred income taxes are not recognized; (c) certain assets such as agents' balances over ninety days due and prepaid expenses are nonadmitted assets for statutory reporting purposes; (d) policyholder dividends are accrued when declared; (e) the cash flow statement is not consistent with classifications and the presentation under GAAP; (f) bonds are recorded at amortized cost, regardless of trading activities; (g) loss and loss adjustment expense reserves and unearned premium reserves are stated net of reinsurance; and (h) minimum statutory reserves for losses in excess of Company's estimates are required.

                                    BUSINESS


OVERVIEW

        Superior National is a holding company that, through its wholly-owned subsidiaries SNIC and SPCC, underwrites and markets workers' compensation insurance principally in the State of California and, until September 30, 1993, was engaged in the underwriting and marketing of commercial property and casualty insurance. The Company was incorporated in California in March 1985 under the name Coastal Holdings, Ltd. SNIC and SPCC conduct business under the "Superior Pacific" trade name. Unless the context indicates otherwise, "Superior Pacific," as used herein, refers to SNIC and SPCC and their combined operations from April 1997 to the present, and refers only to SNIC and its operations for all prior periods.

        In April 1997, Superior National acquired Pac Rim, the parent company of The Pacific Rim Assurance Company (subsequently renamed Superior Pacific Casualty Company). SPCC's Southern California operations complement SNIC's historical focus on Central and Northern California. As a result of the Acquisition, the Company believes that, excluding the State Fund, it is the only exclusive underwriter of workers' compensation insurance in California and the eighth largest California workers' compensation insurer overall, based upon 1996 direct premiums written. Pro forma for the Acquisition, the Company would have had direct premiums written of $182.2 million and $129.2 million for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively.

        In connection with the Acquisition, the Company agreed with the DOI that SPCC would operate in a "run-off" situation and that all new or renewal business would be written only by SNIC. As a result, the Company has been integrating SPCC's pre-Acquisition operations into SNIC's operations and has substantially completed the process. The Acquisition has enabled the Company to increase its book of California-related workers' compensation business and generate significant expense savings through the consolidation of the back office operations of the two companies. Pro forma for the Acquisition and the sale of the Preferred Securities, the Company would have had EBITDA of $26.3 million and $16.1 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively. Through its operating strategy, the Company has generated strong underwriting results with an average combined ratio from continuing operations of 94.2% from 1993 through 1996. For the nine months ended September 30, 1997, the Company had a combined ratio from continuing operations of 94.9%.

        In addition to California and Arizona, Superior Pacific is also licensed to write business in Arkansas, Colorado, District of Columbia, Georgia, Indiana, Iowa, Kentucky, Maryland, Mississippi, Missouri, Montana, Nevada, New Mexico, Oregon, South Dakota, Texas, Utah, and Wyoming, but virtually all of Superior Pacific's current premium is generated in California (95%) and Arizona (5%). Following the Acquisition, SPCC's operations in states other than California and Arizona were discontinued and are currently in run-off.

OPERATING STRATEGY

        Superior National specializes in writing workers' compensation insurance in the State of California, which allows management to respond in a timely manner to the changing competitive and regulatory environment in the state. The key elements of its bottom-line driven operating strategy are as follows:

        Focus on Specialized Market Segments. The Company's experienced management team utilizes its sophisticated information system to focus the Company's business on selected policy sizes and employment classifications that management believes provide the greatest opportunity for profitability.

               POLICY SIZE. The Company concentrates its marketing efforts on policies with annual premium under $50,000, principally to avoid the extreme price competition usually associated with larger accounts. As of September 30, 1997, the Company's average annual premium per policy was approximately $10,000.

               EMPLOYMENT CLASSIFICATIONS. While the Company underwrites many employment classifications, it targets specific classifications that management believes to be profitable. The Company believes that by focusing on certain employment classifications, it can provide claim management and standardized loss control services at a level appropriate to each policyholder. As of September 30, 1997, 15 employment classifications, made up primarily of office and clerical, hospitality, agricultural, garment, and health care workers, represented 43% of the Company's premium in force. The Company excludes most employment classifications that represent historically higher risk exposure, including the manufacturing, handling, and shipping of explosives; oil rig and derrick work; subway construction; and navigation of marine vessels.

        Underwriting Discipline. Following the advent of open rating in California, many California insurers have reduced premium rates in order to increase market share. The Company has not followed this practice and has maintained consistently stringent underwriting policies in order to maintain gross profit margins. As a result, while the Company's direct premiums written decreased from $158.0 million in 1993 to $96.4 million in 1996, its combined ratio from continuing operations has improved from 100.2% to 94.6% over the same period.

        Relationship with Producers. The Company markets its insurance products primarily through approximately 300 small- to medium-sized producers, most of which have an ongoing relationship with the Company. The Company is one of the primary underwriters of workers' compensation insurance for most of its producers. For the policy year ended September 30, 1997, no single producer controlled more than 4.5% of premium in force.

        Data Processing Systems. The Company believes that its data processing systems give it a significant competitive advantage by (i) enhancing the effectiveness of its employees' underwriting, policy administration, and claims activities, (ii) providing detailed, real-time and near real-time information to management for control and administration purposes, and (iii) providing marketing benefits through improved customer service.

EXPERIENCED MANAGEMENT; BUSINESS RELATIONSHIPS WITH ZURICH AFFILIATES

        The Company is led by an experienced management team, with the Chief Executive Officer and the Chief Operating Officer having a combined 59 years of workers' compensation insurance business experience in California. In addition, the Company benefits from its business relationships with affiliates of Zurich, which have provided the Company with financing and access to their expertise and products. The experience of management and the Company's sophisticated data processing systems allow the Company to react quickly to positive and negative developments in its markets. For example, in response to possible industry-wide reversals of positive trends in severity, which the Company believes it was among the first to recognize, the Company has entered into discussions with REM, an affiliate of Zurich, that the Company believes will result in an agreement under which certain of the Company's claims functions would be performed by such affiliate. In addition, the Company and ZRNA have signed a non-binding letter of intent whereby ZRNA would provide average claims severity protection through accident year 2000 in connection with the claims services described above. Further, the Company currently maintains a facility that allows it to offer certain policyholders insurance policies written by a Zurich affiliate having an A.M. Best "A" rating.

COMPANY STRUCTURE

        Superior National has two direct, wholly-owned subsidiaries: Superior Pacific Insurance Group, Inc. ("SPIG") and Superior National Capital Holding Corporation ("SNCHC"). SPIG has four active, direct, wholly-owned subsidiaries:
SNIC, SPCC, InfoNet Management Systems, Inc. ("InfoNet"), and Superior (Bermuda) Ltd. ("SBL"). InfoNet provides data processing purchasing services to Superior National and its subsidiaries. SBL was formed in September 1995 to facilitate the management of the run-off of Superior Pacific's P&C business.

        The sole function of SNCHC, Superior National's other direct, wholly-owned subsidiary, is to act as a general partner of Superior National Capital, L.P., a Bermuda limited partnership that issued $20.0 million face amount of preferred securities to Centre Reinsurance Services (Bermuda) III Limited effective June 30, 1994. The proceeds of that transaction were loaned to Superior National and partially contributed by Superior National to the capital of SNIC. Centre Reinsurance Services (Bermuda) III Limited is an affiliate of Centre Re. See "Certain

Relationships and Related Transactions--Transactions with Affiliates of Zurich, Including Centre Re." One use of the proceeds the Company received from the sale of the Senior Subordinated Notes was to redeem all of the approximately $26.6 million face amount of preferred securities issued by Superior National Capital, L.P. As a result of such redemption, the Company intends to dissolve Superior National Capital, L.P.

        SNIC's only subsidiary is wholly-owned Western Select Service Corp., which currently provides vocational rehabilitation, legal, paralegal, and other services to SNIC and SPCC. SPCC has no active subsidiaries.

CALIFORNIA WORKERS' COMPENSATION MARKET

        Workers' Compensation. Workers' compensation is a no-fault statutory system under which an employer is required to provide its employees with medical care and other specified benefits for work-related injuries and diseases. There are four types of benefits payable under workers' compensation policies: disability, vocational rehabilitation, medical and death benefits. The amount of benefits payable for various types of claims are established by statute and vary with the nature, severity of the injury or disease, wages, occupation and age of the employee. While no dollar limitations are set for medical benefits and dollar limitations apply only under certain circumstances to vocational rehabilitation benefits, reinsurance typically covers liability in excess of a specified dollar amount.

        California Marketplace. California is the country's largest workers' compensation insurance market, with total direct premiums written of $5.0 billion in 1996. The California market is composed of (i) the State Fund, (ii) MultiLine, Multi-State Writers that write workers' compensation insurance in California but have significant business writings in other lines of business and/or in other states, and (iii) Superior National, which is the one private sector company that writes exclusively workers' compensation insurance specifically focused in California.

        State Fund. The State Fund, which is obligated to write workers' compensation insurance for any applicant, including those turned down by the private sector carriers, is the largest underwriter of workers' compensation insurance in California, accounting for approximately 19% of the direct premiums written in California in 1996. Because the State Fund must accept all risks, its combined ratios have historically been much higher than those of the private carriers. Despite these results, the State Fund has consistently achieved profitability through the investment income earned on its large invested asset base. As of December 31, 1996, the State Fund had invested assets of $7.0 billion and statutory capital and surplus of $1.6 billion. The State Fund currently maintains an "A" claims paying ability rating from S&P and an "A-" rating from A.M. Best. Although the State Fund regularly competes with the Company for profitable underwriting business, the Company views the State Fund's role as the insurer of last resort to be a significant benefit because it eliminates the need to create an assigned risk plan in which the Company and other insurers conducting business in California would be required to participate.

        Pricing. Prior to January 1, 1995, the DOI set minimum premium rates for workers' compensation insurance in order to provide a stable environment for the pricing of such insurance. On January 1, 1995, the State of California formally converted to a system of "open rating" for workers' compensation insurance written within the state. Insurance companies now file and use their own actuarially defensible rates. Following the introduction of open rating, total direct written premiums in the California market decreased from $9.0 billion in 1993 to $5.0 billion in 1996 as many carriers engaged in price competition.

        Under open rating, the DOI sets "pure premium" (effectively, the estimated claim and allocated claim adjustment expense) rates for each employment classification. Carriers then apply their own multipliers to the pure premium rate, to adjust for that carrier's anticipated unallocated claim adjustment and underwriting expenses. These rates are then subject to further adjustment on a policyholder by policyholder basis to account for historical loss experience, the presence of stricter safety programs, differing dividend and commission plans, and other factors.

        Recent Results. The State Fund's relatively poor underwriting results, together with its large size, have created a skewed perception of the underwriting profitability of companies writing business in the California workers' compensation marketplace. Although market-wide combined ratios have increased, responsible underwriters, such as Superior National, have been able to achieve an underwriting profit. The results of the State Fund and of the total industry under statutory accounting practices are detailed below:

                                   1996                1995              1994                 1993
                              -----------------   -------------     --------------      ------------------
                               State              State              State               State
                               Fund     Industry  Fund   Industry    Fund    Industry    Fund     Industry
                              ------    --------  -----  --------    -----   --------    -----    --------
                                                       (In Millions)
Premiums ..................   $  992    $ 5,779   $1,073  $5,855    $1,456    $7,655    $1,705    $8,965
Loss Ratio ................    111.8%      94.4%    87.0%   75.7%     71.0%     67.8%     96.1%     80.4%
Expense Ratio .............     21.1       20.6     17.0    20.0      12.6      17.8      11.1      15.4
Policyholder Dividend Ratio     11.8        6.5     26.3    15.1      23.3      14.2       9.8       7.4
                              ------    --------  ------  ------    ------    ------    ------    ------
Combined Ratio ............    144.7%     121.5%   130.3%  110.8%    106.9%     99.8%    117.0     103.2%
                              ======    ========  ======  ======    ======    ======    ======    ======
Underwriting Gain (Loss) ..   $ (443)   $(1,244)  $ (325) $ (632)    $(102)   $   15    $ (290)   $ (286)
Investment Income .........      473        NA       490   1,740       502     1,623       531     2,178
                              ------    --------  ------  ------    ------    ------    ------    ------
Pre-Tax Income ............   $   30        NA    $  165  $1,108    $  400    $1,638    $  241     1,892
                              ========  ========  ======  ======    ======    ======    ======    ======

        Recent Developments. While competitive pressures in the California's workers' compensation market increased with the implementation of open rating in January 1995, certain fundamentals of the workers' compensation market have recently improved. In 1996, the total direct workers' compensation premiums written in California leveled out at approximately $5.0 billion as compared to $9.0 billion in 1993, as the market began to experience rate stabilization. This trend has continued into 1997, as demonstrated by an improvement in premium pricing of 2.1% in the nine months ended September 30, 1997 over the same period in 1996. Additionally, anti-fraud legislation passed by the State of California in 1993 continues to have a positive effect on the market's losses by controlling fraudulent claims and medical and legal expense levels. These improvements have resulted in a reduction in the frequency of claims in the California workers' compensation market. However, at the same time, there may be an increase in claims severity for injuries sustained in 1995 and thereafter. Management is planning to address this potential issue by undertaking the Severity Management Program. See "--Claims Severity Management Program" and "--Claim and Claim Adjustment Expense Reserves" and "Risk Factors--Uncertainty Associated with Estimating Reserves for Unpaid Claim and Claim Adjustment Expenses."

        Superior National Within the California Workers' Compensation Market. The Company believes that it is better positioned than its competitors to compete successfully in the post-open rating California workers' compensation insurance market. Because the Company specializes in underwriting workers' compensation insurance in California, the Company believes that it can be more responsive to the changing competitive and regulatory environment in California than the Multi-Line, Multi-State Writers for which California workers' compensation insurance is one of many lines of business written, representing a smaller portion of their total premium. In addition, Multi-Line, Multi-State Writers typically price and sell workers' compensation insurance as part of a package policy which may also include various forms of other liability and health insurance. The Company sells strictly workers' compensation insurance and, therefore, prices and underwrites its policies specifically on that basis.

MARKETING

        Superior Pacific primarily markets its insurance products through approximately 300 small- to medium-sized producers located throughout California and Arizona, most of which have an ongoing relationship with the Company's executives. Because these producers also represent one or more competing insurance companies, Superior Pacific views the producers as its marketing target and delivers service that the Company believes surpasses normal industry levels. Superior Pacific's percentage of business with each of its producers, in terms of premium volume, has a significant effect on a producer's efforts, because management believes that companies that represent a significant volume of a producer's business typically receive the highest quality business. The Company is one of the primary underwriters of workers' compensation insurance for most of its producers. During the first nine months of 1997, no single producer controlled more than 4.5% of premium in force.

        While the Company's principal marketing strategy is to meet the business needs of Superior Pacific's producers by providing the insurance coverage and services needed by their customers, the Company concentrates its marketing efforts on policies with annual premium under $50,000, principally to avoid the extreme price competition usually associated with larger insureds. As of September 30, 1997, the Company's average annual premium per policy was approximately $10,000.

        Approximately 70.4% of the Company's premium in force is concentrated in 454 non-group policies and 65 group programs that each provide annual premium in excess of $50,000. The average annual premium volume generated by each of Superior Pacific's group programs is approximately $575,000 and in the aggregate these programs represent 29% of the Company's premium in force. Because policies issued through group programs reflect some of the attributes of smaller non-group policies, marketing workers' compensation insurance through such programs to reach smaller policyholders is a means by which the Company can implement its strategy to underwrite smaller policies. For example, individual policies within a group typically possess rate adequacy associated with small non-group accounts. Moreover, renewal rates within a group are generally superior to non-group business. However, group programs, because of their overall premium, also reflect some of the attributes of large non-group policies, mainly, their greater vulnerability to price competition than the individual accounts within the group.

        The average size of Superior Pacific's non-group policies that exceed $50,000 in annual premium is approximately $124,000 and in the aggregate represent 36% of premium in force. Most of these policies were obtained by the Company upon its acquisition of Pac Rim. The Company's strategy is to maintain adequate pricing on accounts regardless of their size, and in pursuing this strategy, the Company anticipates that it will not be able to retain a portion of these large non-group policies. However, the Company expects to replace many of them with new, smaller accounts through its newly acquired relationships with policyholders and producers previously associated with Pac Rim.

        Superior Pacific closely monitors its producers through its on-line management information systems, with special attention given to the volume and profitability of business written through Superior Pacific. Relationships with producers who consistently write unprofitable business, or do not meet the minimum guideline of annual premium per year, may be terminated. Superior Pacific believes that by continually monitoring and improving the quality of the business acquired through its producers, long-term profitability will be enhanced. See "--Information Services."

        The marketing staff, along with the branch office managers and the underwriting, loss control, and regional claim staffs, work closely with producers and frequently make joint presentations with producers to potential workers' compensation policyholders. Superior Pacific conducts its marketing by territory to enable its marketing representatives to better address the specific types of accounts located in each region. Producer commissions are generally determined by negotiation and are dependent on the size and profit potential of the producer's accounts.

        Superior Pacific's average direct commission rate was 11.0% for the first nine months of 1997, 11.1% in 1996, 12.0% in 1995, and 11.7% in 1994. The
Company believes the stabilization in average direct commission rate for the first nine months of 1997 was due primarily to a combination of firming prices and a greater use by larger policyholders of fee-based arrangements (as opposed to traditional commission arrangements) with their insurance agents. Superior Pacific's producers are not permitted to bind Superior Pacific with respect to any account. All new and renewal policyholder applications must be submitted to Superior Pacific for approval. Superior Pacific is not committed to accept a fixed portion of any producer's business.

UNDERWRITING

        Because the types of accounts that Superior Pacific insures vary among different geographic regions, Superior Pacific conducts its underwriting activities through branch offices that are focused on the local economies. While Superior Pacific underwrites over 400 of the approximately 500 employment classifications established by the DOI, it targets specific classifications that management believes to be profitable. The Company believes that by focusing on certain employment classifications, it can provide claim management and standardized loss control services at a level appropriate to each policyholder. As of September 30, 1997, 15 employment classifications, made up primarily of office and clerical, hospitality, agricultural, garment, and health care workers, represented 43% of Superior Pacific's premium in force. The Company excludes most employment classifications that represent historically higher risk exposure, including the manufacturing, handling, and shipping of explosives; oil rig and derrick work; subway construction; and navigation of marine vessels. Classifications that require the approval of Superior Pacific's principal underwriting officer include those that represent potential exclusions from Superior Pacific's reinsurance treaties, unusual hazards or catastrophic exposures such as taxicab fleets, carnivals, ski resorts, and detective agencies. Certain risks, such as the transportation of groups of employees, are generally ceded to reinsurers under separate reinsurance agreements.

        Prior to insuring an account, Superior Pacific's underwriting department reviews, inter alia, the employer's prior loss experience and safety record, premium payment and credit history, operations, geographic location and employment classifications. Superior Pacific verifies employment classifications principally through information provided by the WCIRB and, in many instances, through its own on-site surveys of the employer's place of business.

        The Company's underwriting system is a fully integrated rating, quoting, and policy issuance system for use both internally and remotely from producers' offices. The system contains edit and blocking features that prohibit underwriters from issuing policies associated with business that is deemed inappropriate or undesirable by management, or that may be inappropriately priced. See "--Information Services."

        SPCC historically underwrote much larger accounts versus SNIC, and in a much more limited range of risk classification codes. Since SPCC's acquisition, Superior Pacific has been re-underwriting SPCC's book of business at policy renewal dates in conformity with SNIC's historic underwriting standards and pricing guidelines. SPCC's average policy size has declined significantly, standing at approximately $14,000 for the policy year ended September 30, 1997, versus approximately $20,300 for the policy year ended September 30, 1996. Management believes that the re-underwriting of SPCC's business will produce a new book of business mirroring SNIC's historical book of business, both as to size and range of risk classifications, by the end of 1998.

        Virtually all of SPCC's business is located in urban and suburban Southern California. Until 1993, claim experience in Southern California was more volatile and less favorable versus the remainder of the state. Further, since 1995 the relatively large accounts that SPCC underwrote were subject to extreme price competition versus smaller accounts. While SPCC's recent claim experience appears to be significantly more favorable than the period prior to 1993, and management believes SPCC's reserves are adequate, the nature of SPCC's historical book of business may cause historical claim reserves to be subject to more uncertainty versus claim reserves established on prospective business.

LOSS CONTROL

        In addition to its responsibility for risk evaluation as part of the underwriting process, Superior Pacific's loss control department may assist Superior Pacific's workers' compensation policyholders in developing and maintaining safety programs and procedures to minimize on-the-job injuries and health hazards. After analyzing the policyholder's loss profile, Superior Pacific's loss control consultants will help develop a loss control program and establish accident reporting and claim follow-up activities for the policyholder. Superior Pacific's loss control personnel may also consult with policyholder management about safety and health issues, as well as about the effectiveness of the policyholder's loss prevention procedures.

CLAIMS SEVERITY MANAGEMENT PROGRAM

        Following the termination of a letter of intent, the Company and REM, an affiliate of Zurich, continued discussions regarding a claims program, which the Company believes will result in an agreement under which certain of the Company's claims functions would be performed by REM. In connection with the Company's plan to restructure claims functions, the Company and ZRNA, another Zurich affiliate, have signed a non-binding letter of intent whereby ZRNA would provide average claims severity protection through accident year 2000 (together, with the claims program, the "Severity Management Program"). The total cost of the Severity Management Program to the Company is expected to be approximately $35.0 million through December 31, 1998, with amounts thereafter to be determined. While the Company expects that definitive documents will be completed in the near future, the present understandings are not binding on the parties; as a result, there can be no assurance that the Severity Management Program, if consummated, will take the form currently under discussion.

        The discussions with REM contemplate that REM would provide certain claims services, while Superior Pacific would provide claims facilities and data processing systems. REM would be bound by operational restrictions and performance standards designed to assure quality claims administration. The Company believes that combining REM's claims techniques with Superior Pacific's claims processing should produce material improvements in Superior Pacific's claims severity, more than offsetting the cost of such services. The Company believes that the Severity Management Program will reduce the Company's ultimate severity with favorable cost-benefit trade-offs.

        Under the proposed agreement with ZRNA, ZRNA would credit Superior Pacific direct claims costs by up to $3,500 per claim (up to an aggregate of $30 million) to the extent that Superior Pacific's open claims severity through 1997 exceeds $38,700, and for claims incurred after 1997, ZRNA will credit Superior Pacific direct claims costs by as yet undetermined per claim amounts to the extent that Superior Pacific's ultimate claims severity subsequent to 1997 exceeds expected severity targets. Superior Pacific would pay ZRNA $10 million in 1997, an estimated $10 million in 1998, and as yet unspecified amounts in 1999 and 2000.

        Superior Pacific and REM will continue to work closely with policyholders to return injured workers to the job as quickly as is medically appropriate. Superior Pacific and REM intend to continue to maintain four full-service Claims Servicing Offices ("CSO") in California located in Woodland Hills, Fresno, South San Francisco, and Sacramento, as well as one in Phoenix, Arizona. Each CSO is managed by a claims manager. The claims technical staffs in each CSO are organized into units with, generally, one supervisor supervising four claims examiners and two claims assistants per unit.

        Each CSO also has specialized claims units, the size of which are dependent upon the size of the CSO. Superior Pacific has responded to fraud by training and dedicating a claims staff to handle potentially fraudulent claims. The Woodland Hills CSO has a Special Investigation Unit staffed with two senior examiners. The other CSOs each have one senior examiner dedicated to Special Investigations.

        Superior Pacific's claims department relies extensively on the Company's data processing systems. The Company's data processing systems were internally developed by claims staff and data processing personnel, with three main goals in mind: the capture of timely and meaningful data, reducing the possibility of error by means of system prompts and edit checks, and the automation of many manual functions. An additional benefit resulting from the claims system is increased productivity resulting from the claims examiner's ability to handle a higher case load without negatively impacting claims processing results. See "--Information Services."

        Superior Pacific's claims handling also includes a specialized subrogation function. Claims examiners are responsible for the identification of potential recoupments from third parties responsible for a work-related accident, after which the examiner notifies a subrogation specialist of this potential. The subrogation specialist determines whether a subrogation situation exists, and, if so, assumes responsibility for all aspects of subrogation to finalization. The subrogation specialists report to an experienced in-house subrogation attorney.

CLAIM AND CLAIM ADJUSTMENT EXPENSE RESERVES

        Several years or more may elapse between the occurrence of a workers' compensation loss, the reporting of the loss, and final payment of the loss. Claims and claim adjustment expense reserves are estimates of what an insurer expects to pay claimants. Superior Pacific is required to maintain reserves for payment of estimated claim and claim adjustment expense for both reported claims and claims which have been incurred but have not yet been reported ("IBNR"). Superior Pacific's ultimate liability may be materially more or less than current reserve estimates.

        Reserves for reported claims are established on a case-by-case basis. Case-by-case reserve amounts are determined by claim examiners, based on the examiner's judgment and experience, and on Superior Pacific's reserving practices, which take into account the type of risk, the circumstances surrounding the claim or policy provisions relating to type of loss, and historical paid claims and claim adjustment expense data for similar claims. Case-by-case reserves are not established for claim adjustment expense, and the entire reserve for claim adjustment expense is established primarily based upon the Company's historical paid data. Superior Pacific's claims department regularly monitors reserve adequacy for claims which have occurred and been reported to it and adjusts such reserves as necessary.

        Claim and claim adjustment expense reserves for IBNR are estimated based on many variables including historical and statistical information, inflation, legal developments, the regulatory environment, benefit levels, economic conditions, judicial administration of claims, general frequency and severity trends, medical costs, and other factors affecting the adequacy of loss reserves. See "Risk Factors--Uncertainty Associated with Estimating Reserves for Unpaid Claim and Claim Adjustment Expense." The senior officers of the Company review and adjust IBNR reserves monthly.

        Adjustments in aggregate reserves are reflected in the operating results of the period during which such adjustments are made. Although claims for which reserves are established may not be paid for several years or more, the reserves are not discounted, except to calculate taxable income as required by the Internal Revenue Code of 1986, as amended (the "Code").

        The following table provides a reconciliation of the beginning and ending claim and claim adjustment expense reserves for the nine months ended September 30, 1997 and each of the years in the three-year period ended December 31, 1996, computed in accordance with GAAP.

       RECONCILIATION OF LIABILITY FOR CLAIM AND CLAIM ADJUSTMENT EXPENSE

                                                    NINE MONTHS
                                                       ENDED
                                                    SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                                   ---------------  -----------------------------------------
                                                       1997           1996             1995           1994
                                                    ---------       --------        ---------       ---------
                                                                    (AMOUNTS IN THOUSANDS)

Beginning reserve, gross of reinsurance ......      $ 115,529       $ 141,495       $ 171,258       $ 171,038
Less: Reinsurance recoverable on unpaid losses         24,986          27,076          31,897          28,971
                                                    ---------       ---------       ---------       ---------
Beginning reserve, net of reinsurance ........         90,543         114,419         139,361         142,067
Pac Rim reserves at acquisition ..............        104,588              --              --              --
Provision for net claim and claim adjustment
   expenses
   For claims occurring in current year ......         61,472          57,614          58,842          72,457
   For claims occurring in prior years .......          4,839          (1,976)         (4,872)          6,304
                                                    ---------       ---------       ---------       ---------
   Total claim and claim adjustment expenses .         66,311          55,638          53,970          78,761
                                                    ---------       ---------       ---------       ---------
Payments for net claim and claim adjustment
   expense:
   Attributable to insured events incurred
     in current year .........................        (12,362)        (19,816)        (19,732)        (23,061)
   Attributable to insured events incurred
     in prior years ..........................        (80,490)        (59,698)        (58,180)        (58,406)
                                                    ---------       ---------       ---------       ---------
   Total claim and claim adjustment
     expense payments ........................        (92,852)        (79,514)        (78,912)        (81,467)
                                                    ---------       ---------       ---------       ---------
Ending reserves, net of reinsurance ..........        168,590          90,543         114,419         139,361
Reinsurance recoverable on unpaid losses .....         54,035          24,986          27,076          31,897
                                                    ---------       ---------       ---------       ---------
Ending reserves, gross of reinsurance ........      $ 222,625       $ 115,529       $ 141,495       $ 171,258
                                                    =========       =========       =========       =========

        The following table discloses the development of direct workers' compensation claim and claim adjustment expense reserves of Superior Pacific from December 31, 1987 through December 31, 1996.



                ANALYSIS OF DIRECT CLAIM AND CLAIM ADJUSTMENT EXPENSE DEVELOPMENT

                                                        CALENDAR YEARS ENDED DECEMBER 31,
                                              -----------------------------------------------------
                                               1987       1988      1989         1990      1991
                                              -----       ----      -----       -----     ------
                                                                (IN THOUSANDS)
Reserve for Direct Unpaid Claim and Claim
 Adjustment Expenses, Gross of Reinsurance
 Recoverables Reserve ....................  $ 21,969   $ 42,268   $ 60,615   $  88,270   $ 116,811
Re-estimated as of:
 One Year Later ..........................    24,241     43,581     68,718     112,160     144,676
 Two Years Later .........................    26,120     46,788     79,059     111,151     143,912
 Three Years Later .......................    29,140     50,955     74,619     117,506     138,607
 Four Years Later ........................    29,423     47,696     78,112     113,029     137,939
 Five Years Later ........................    29,541     49,297     75,475     112,840     135,074
 Six Years Later .........................    29,082     47,554     75,913     109,655
 Seven Years Later .......................    27,759     49,470     74,149
 Eight Years Later .......................    27,846     48,653
 Nine Years Later ........................    27,573
Cumulative (Deficiency)
  Redundancy .............................    (5,604)    (6,385)   (13,534)    (21,385)     18,263

Cumulative Amount of Reserve Paid Through
 One Year Later ..........................  $  9,447    $17,698    $24,478   $  36,975    $ 53,914
 Two Years Later .........................    14,482     19,879     35,195      45,561      56,299
 Three Years Later .......................    15,777     25,830     38,067      52,811      63,354
 Four Years Later ........................    18,666     26,165     38,261      56,369      64,703
 Five Years Later ........................    19,384     26,026     40,794      57,768      68,152
 Six Years Later .........................    19,660     27,181     42,032      59,622
 Seven Years Later .......................    20,707     27,202     43,146
 Eight Years Later .......................    20,803     27,947
 Nine Years Later ........................    21,123





                ANALYSIS OF DIRECT CLAIM AND CLAIM ADJUSTMENT EXPENSE DEVELOPMENT

                                                  CALENDAR YEARS ENDED DECEMBER 31,
                                            -----------------------------------------------
                                              1992      1993       1994     1995      1996
                                              ------    ------    ------   ------     -----

Reserve for Direct Unpaid Claim and Claim
 Adjustment Expenses, Gross of Reinsurance
 Recoverables Reserve ....................   $136,102  $171,038  $171,258  $141,495  $115,529
Re-estimated as of:
 One Year Later ..........................    162,634   171,960   162,635   137,242
 Two Years Later .........................    148,906   161,262   154,249
 Three Years Later .......................    152,420   148,654
 Four Years Later ........................    144,898
 Five Years Later ........................
 Six Years Later .........................
 Seven Years Later .......................
 Eight Years Later .......................
 Nine Years Later ........................
Cumulative (Deficiency)
  Redundancy .............................     (8,796)   22,384    17,009     4,235

Cumulative Amount of Reserve Paid Through
 One Year Later ..........................   $ 57,348   $60,726  $ 67,757  $ 63,587
 Two Years Later .........................     61,648    66,077    61,952
 Three Years Later .......................     63,523    64,464
 Four Years Later ........................     66,547
 Five Years Later ........................
 Six Years Later .........................
 Seven Years Later .......................
 Eight Years Later .......................
 Nine Years Later ........................




                                                                                -----------------------------------------
                                                                                 1993        1994        1995       1996
                                                                                ------      ------      ------     ------
Gross Reserve--December 31 ................................................    171,038     171,258     141,495    115,529
Reinsurance Recoverables ..................................................     28,971      31,897      27,076     24,986
                                                                              --------    --------    --------    -------
                                                                               142,067     139,361     114,419     90,543
Reclassification of Amounts Recoverable from Reinsurers ...................    (41,889)    (34,344)    (11,670)        --
                                                                              --------    --------    --------    -------
Net Reserve--December 31............................................           100,178     105,017     102,749      90,543
                                                                              ========    ========    ========    =======
Gross Re-estimated Reserve ................................................    148,654     154,249     137,242
Re-estimated Reinsurance Recoverables .....................................     23,589      25,511      24,799
                                                                              --------    --------    --------
                                                                               125,065     128,738    112,443
Reclassification of Amounts Recoverable from Reinsurers ...................    (41,889)    (34,344)    (11,670)
                                                                              --------    --------    --------
Net Re-estimated Reserve ..................................................     83,176      94,394     100,773
                                                                              ========    ========    ========
Net Cumulative Redundancy .................................................     17,002      10,623       1,976
                                                                              ========    ========    ========

    The first line of the preceding table depicts the estimated liability for unpaid claim and claim adjustment expense recorded on the balance sheets of Superior Pacific at the indicated balance sheet dates. This liability represents the estimated amount of claim and claim adjustment expense for claims arising during all years prior to the indicated balance sheet date that are unpaid as of that balance sheet date, gross of reinsurance recoverables, including losses that have been incurred but not yet reported. The table also shows the re-estimated liability as of the end of each succeeding year through the latest balance sheet date, and the cumulative payments made for such claims, at annual intervals after the initial indicated balance sheet date. The claim and claim adjustment expense liability estimates change as more information becomes known about the frequency and severity of claims for each year. A direct reserve redundancy or deficiency is displayed for each balance sheet date in the center of the table when the initial liability estimate is greater (or less) than the re-estimated liability at the latest balance sheet date. A net-of-reinsurance redundancy is displayed for each of the years ended December 31, 1993, 1994, and 1995 at the bottom of the table.

    The direct reserve deficiencies associated with the years ended December 31, 1987 and 1988 were due to the lack of claim and claim adjustment expense history, which prevented management from accurately estimating ultimate claim costs. The direct reserve deficiencies associated with the years ended December 31, 1989, 1990, 1991, and 1992 were due to unexpected increases in claims costs resulting from increased litigation in the California workers' compensation system, an economic recession in California, and workers' compensation laws that at the time effectively encouraged workers to file unwarranted psychiatric stress and fraudulent claims. The direct redundancies associated with the years ended December 31, 1993, 1994, and 1995 occurred as a result of significant reforms in the California workers' compensation laws that became effective January 1, 1993 and an improvement in the California economy that were not anticipated when reserves were established.

    Superior Pacific's experience with direct reserve deficiencies occurring for the years ended December 31, 1989, 1990, 1991, and 1992 and direct redundancies occurring for the years ended December 31, 1993, 1994, and 1995 is consistent with the results experienced by the California workers' compensation industry during the same time periods. The underlying improvements in claims frequency and severity during the years ended December 31, 1993, 1994, and 1995 that caused Superior Pacific to develop direct redundant reserves is also consistent with industry experience. The net-of-reinsurance redundancies displayed at the bottom of the table reflect Superior Pacific's per risk excess of loss, quota share, and aggregate excess of loss reinsurance, the effects of which were to reduce Superior Pacific's direct redundancies due to the cession of a portion of Superior Pacific's favorable development.

    Currently, management prepares on a monthly basis a comprehensive analysis of workers' compensation experience and the process of estimating claim and claim adjustment expense liabilities is continually modified to consider additional information regarding trends in pricing, frequency, and severity. Further, conditions and trends that have historically affected Superior Pacific's claims may not necessarily be indicative of conditions and trends that will affect future claims, and it is not appropriate to extrapolate future reserve redundancies or deficiencies based on the data set forth above.

    By frequently reviewing such reserves, management is generally able to detect trends in claim and claim adjustment expenses and take appropriate actions in a timely manner to avoid having to increase substantially such reserves at a later date. For example, the Company, because of its experienced management and its sophisticated data processing systems, was one of the first to recognize and quantify the possible increase in claims severity, appearing in claims with 1995 and subsequent dates of injury. Recognition of this possible reversal of the trend has enabled management to take steps to deal pro-actively with this trend, an example of which is its intention to undertake the Severity Management Program. See "--Claims Severity Management Program."

DISCONTINUED OPERATIONS

    Superior Pacific's discontinued operations consist of P&C business that was discontinued effective September 30, 1993. The discontinued operations liabilities principally pertain to contractors' general liability policies underwritten during the years 1986 through 1990. There is often a significant lag between the date of loss of construction-related claims and the date such claims are reported to Superior Pacific. Superior Pacific believes the existing provision is sufficient to cover future claims, but there is significant uncertainty associated with the reporting and severity of construction claims. Management estimates that discontinued operations will essentially have "run-off" by the year 2000.

    In 1993, the Company recorded a pre-tax charge to income of $4.5 million for estimated operating losses during the phase-out period. During the second quarter of 1995, the Company increased by approximately $15.0 million its reserves for discontinued operations for accident years 1993 and prior and has not increased them since.

    The following table provides a reconciliation of the beginning and ending loss and loss adjustment expense reserves for discontinued operations for the nine months ended September 30, 1997 and each of the years in the three-year period ended December 31, 1996, computed in accordance with GAAP.

             RECONCILIATION OF LIABILITY FOR DISCONTINUED OPERATIONS
                       CLAIM AND CLAIM ADJUSTMENT EXPENSE

                                               NINE MONTHS
                                                  ENDED
                                              SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                                              --------------  -------------------------------------------
                                                     1997            1996           1995           1994
                                                    --------       --------      --------        --------
                                                                    (AMOUNTS IN THOUSANDS)

Beginning reserve, gross of reinsurance ......      $ 25,466       $ 40,526       $ 36,410       $ 54,898
Less: Reinsurance recoverable on unpaid losses         6,976          9,159          8,777          8,379
                                                    --------       --------       --------       --------
Beginning reserve, net of reinsurance ........        18,490         31,367         27,633         46,519
Provision for net claim and claim adjustment
   expenses
     For claims occurring in current year ....            --             --             --          4,482
     For claims occurring in prior years .....           (24)            --         15,006         (2,294)
                                                    --------       --------       --------       --------
     Total claim and claim adjustment expenses           (24)            --         15,006          2,188
                                                    --------       --------       --------       --------
Payments for net claim and claim adjustment
   expense
     For claims occurring in current year ....            --             --             --         (3,019)
     For claims occurring in prior years .....        (2,883)       (12,877)       (11,272)       (18,055)
                                                    --------       --------       --------       --------
     Total claim and claim adjustment expense         (2,883)       (12,877)       (11,272)       (21,074)
                                                    --------       --------       --------       --------
Ending reserves, net of reinsurance ..........        15,583         18,490         31,367         27,633
Reinsurance recoverable on unpaid losses .....         5,642          6,976          9,159          8,777
                                                    --------       --------       --------       --------
Ending reserves, gross of reinsurance ........      $ 21,225       $ 25,466       $ 40,526       $ 36,410
                                                    ========       ========       ========       ========

   The following table discloses the development of direct discontinued operations claims and claim adjustment expense reserves from December 31, 1987 through December 31, 1996.

                ANALYSIS OF DISCONTINUED OPERATIONS DIRECT CLAIM
                    AND CLAIM ADJUSTMENT EXPENSE DEVELOPMENT


                                                               CALENDAR YEAR ENDED DECEMBER 31,
                                                      ------------------------------------------------------------
                                                        1987       1988      1989       1990      1991      1992
                                                      --------   -------  ---------   --------  --------  --------
                                                 (IN THOUSANDS)
Reserve for Direct Unpaid Claim and Claim
 Adjustment Expenses, Gross of Reinsurance
 Recoverables Reserve ..............................  $ 12,678   $25,935  $  41,088   $ 56,735  $ 65,629  $ 66,532
Re-estimated as of:
  One Year Later ...................................    19,879    32,395     56,093     73,295    83,770    73,298
  Two Years Later ..................................    25,865    43,160     60,679     89,336    91,453    73,067
  Three Years Later ................................    30,455    43,585     72,860     98,206    90,717    96,531
  Four Years Later .................................    30,134    52,261     82,218    102,538   117,215    92,569
  Five Years Later .................................    34,215    61,539     84,304    126,431   113,084
  Six Years Later ..................................    38,051    63,072    103,325     23,722
  Seven Years Later ................................    38,844    77,080    104,428
  Eight Years Later ................................    44,129    78,938
  Nine Years Later .................................    44,866
Cumulative (Deficiency).............................   (32,188)  (53,003)   (63,340)   (66,987)  (47,455)  (26,037)

Cumulative Amount of Reserve Paid Through
  One Year Later ...................................     7,529    13,754     19,839     26,587    29,274    26,473
  Two Years Later ..................................    13,146    15,301     26,399     31,124    29,165    23,483
  Three Years Later ................................    15,900    19,844     32,188     39,486    28,136    18,380
  Four Years Later .................................    18,915    23,007     37,758     42,399    23,255    17,777
  Five Years Later .................................    22,329    28,609     38,798     40,990    22,047
  Six Years Later ..................................    26,129    31,715     37,585     45,029
  Seven Years Later ................................    27,645    31,247     42,260
  Eight Years Later ................................    27,791    37,394
  Nine Years Later .................................    27,780






                                                      CALENDAR YEAR ENDED DECEMBER 31,
                                                -------------------------------------------
                                                    1993        1994       1995      1996
                                                   -------    -------    -------   --------

Reserve for Direct Unpaid Claim and Claim
 Adjustment Expenses, Gross of Reinsurance
 Recoverables Reserve ..........................   $54,898    $36,410    $40,526   $ 25,466
Re-estimated as of:
  One Year Later ...............................    56,041     54,855     41,293
  Two Years Later ..............................    75,703     55,622
  Three Years Later ............................    76,079
  Four Years Later .............................
  Five Years Later .............................
  Six Years Later ..............................
  Seven Years Later ............................
  Eight Years Later ............................
  Nine Years Later .............................
Cumulative (Deficiency).........................   (21,181)   (19,212)

Cumulative Amount of Reserve Paid Through
  One Year Later ...............................    23,043     14,329     15,827
  Two Years Later ..............................    16,203     16,765
  Three Years Later ............................    19,649
  Four Years Later .............................
  Five Years Later .............................
  Six Years Later ..............................
  Seven Years Later ............................
  Eight Years Later ............................
  Nine Years Later .............................

Gross Reserve--December 31 .....................    54,898      36,410    40,526      25,466
Reinsurance Recoverables .......................     8,379       8,777     9,159       6,976
                                                  --------     -------   -------     -------
Net Reserve--December 31 .......................    46,519      27,633    31,367      18,490
                                                  ========     =======   =======     =======
Gross Re-estimated Reserve .....................    76,079      55,622    41,293
Re-estimated Reinsurance Recoverables...........    11,816      12,216     9,926
                                                  --------     -------   -------
Net Re-estimated Reserve .......................    64,263      43,406    31,367
                                                  ========     =======   =======
Net Cumulative (Deficiency) ....................  $(17,744)   $(15,733)  $    --
                                                  ========    ========   =======










        The first line of the preceding table depicts the estimated liability for unpaid claims and claim adjustment expense for discontinued operations recorded for each of the indicated periods. The table follows the form of the table depicting workers' compensation reserve development in "Analysis of Direct Claims and Claim Adjustment Expense Development," above.

        From 1987 to 1990, the increase in ultimate claims and claim adjustment expense for discontinued operations was due to the lack of Company history, as well as changes in economic and legal environments which prevented management from reasonably estimating ultimate loss costs. Thereafter, a full actuarial analysis has been performed semi-annually taking into account the Company's history of reserve development, industry claim experience, and the effects of litigation on future loss costs.

        The predominant number of the Company's pre-1991 discontinued operations claims are attributable to construction defect claims associated with commercial package policies sold to general contractors, developers, and artisan contractors underwritten from 1986 to 1993. Other carriers writing these same lines of business have also been negatively affected by the unfavorable increase in claims frequency and severity that occurred as a result of changes in the economic and legal environment during this time. At December 31, 1996, approximately $23.0 million of the total $25.5 million (approximately 90%) of direct reserves for discontinued operations, and approximately 893 of the Company's 992 (approximately 90%) IBNR claim counts, were attributable to expected future reports of construction defect claims. Approximately $4.9 million of the total $17.6 million of paid claims and claim adjustment expense for discontinued operations was attributable to a single claim paid in the first quarter of 1996.

        The Company began to monitor separately the effects of construction defect claims beginning in 1993. Prior to 1993 the effects of construction defect claims were combined with all other general liability business for reserve valuation purposes. The frequency, severity, and time lag between the occurrence and reporting dates of such claims vary significantly from the statistics associated with all other lines and sublines of the Company's claims and claim adjustment expense reserves for discontinued operations. Effective June 30, 1995, the Company recorded approximately a $15.0 million pre-tax ($9.8 million net of tax) charge for discontinued property and casualty operations due principally to an increase in management's estimates of IBNR construction defect claims.

        The frequency of newly reported construction defect claims increased significantly in July 1995. Management believes the increase in new construction defect claims was attributable to the California Supreme Court decision in Montrose Chemical Corporation v. Admiral Insurance Company ("Montrose") handed down in July 1995. The Montrose decision effectively broadened the definition of "loss occurrence" to include the entire period beginning with the construction date and ending with the date of judgment associated with defective construction. Since July 1995 the Company has received notices of claims on allegedly defective construction projects where the manifestation of the loss, the immediate cause of the loss, and the first report of the loss, all fall outside of the Company's policy terms. Regardless, under the Supreme Court's ruling, the Company is compelled to defend the "insured" and contribute to loss settlements. Beginning in July 1996 and continuing through year-end, management began to see the trend in newly reported claims decline.

        Management believes its current reserves are adequate to cover this increase in claims activity depending on the length of time the recent reporting trends continue. Management cannot predict the volume of future Montrose-related claims, the cost of handling the claims, or the ultimate severity of loss associated with such claims. Further, the approximately $15.0 million pre-tax charge to discontinued operations recorded effective June 30, 1995, was estimated before the effects of the Montrose decision were reflected in the Company's loss experience. There can be no assurance, therefore, that further upward development of ultimate loss costs associated with construction defect claims will not occur.

        The Company has also experienced significant development with respect to loss costs for components of discontinued operations other than construction defect claims. While these other claims are generally more predictable than construction defect claims, there can be no assurance that further upward development of loss costs associated with such claims will not occur.

REINSURANCE

        Reinsurance is generally used to reduce the liability on individual risks and to protect against individual risk or aggregate catastrophic losses. Superior Pacific follows the industry practice of reinsuring a portion of its risks. The availability and cost of reinsurance are subject to prevailing market conditions and may affect Superior Pacific's profitability. Superior Pacific's reinsurance program is based on the security of the reinsurers, coverage, and price. Superior Pacific monitors its reinsurers' financial condition carefully and recoverable losses are pursued aggressively. Occasionally, Superior Pacific is involved in disputes with reinsurers, which, if not settled, may be resolved in arbitration. At September 30, 1997, there were no disputes related to the workers' compensation operations.

        Superior Pacific maintains excess of loss reinsurance contracts with various reinsurers and a quota-share contract with ZRNA, an affiliate of Zurich. Under its current excess of loss contracts (with multiple reinsurers), various reinsurers collectively assume liability on that portion of each loss that exceeds $500,000 on a per occurrence basis, up to a maximum of $150.0 million per occurrence.

        Effective January 1, 1994, SNIC entered into a quota-share reinsurance contract (the "Quota-Share Contract") with ZRNA. Under the Quota-Share Contract, ZRNA may provide Superior Pacific with an Assumption of Liability Endorsement ("ALE") facility, or, effective January 1, 1997, Superior Pacific may write directly on policy forms of ZC Insurance Company ("ZCIC"), an affiliate of Zurich (the "ZCIC Front"). The ceding rate under the contract was 20% for 1994, and ZRNA and Superior Pacific mutually agreed to reduce the quota-share participation to 5% for 1995 and 1996. Further, Superior Pacific receives ceding commissions ranging between 22.5% and 24.5% for premiums ceded to ZRNA. The purpose of the ceding commission is to cover Superior Pacific's cost of acquiring new business and may be changed as a result of changes in market conditions on a quarterly basis.

        Effective January 1, 1997, the terms of the Quota Share Contract were amended. Under the amended terms of the Quota Share Contract, ZRNA increased its participation from 5% of premiums written in 1996 to 6.5% in 1997. In exchange for the increased participation, ZRNA will no longer receive a separate fee for policies written on ALEs, but will receive 2% of premiums written on ZCIC Front policies only.

        Superior Pacific entered into a reinsurance transaction with Centre Re effective June 30, 1997, under which Centre Re assumed $11 million of reserves associated with claims open for future medical payments from Superior Pacific in consideration of $1 million in cash and the assignment of the rights of Superior Pacific's contribution and subrogation recoveries during the term of the contract. The contract is accounted for as a deposit, and no gain or loss will be recognized until net cash payments from (or to) Centre Re are either greater (or less) than Superior Pacific's $1 million premium.

        Reinsurance makes the assuming reinsurer liable to the insurer to the extent of the reinsurance ceded, but it generally does not legally discharge an insurer of its primary liability for the full amount of the policy liability (except for ALEs). If a reinsurer fails to meet its obligations under the reinsurance agreement, the ceding company is required to pay the loss. With respect to policies with an ALE, however, in the event that Superior Pacific is unable to meet its claim payment obligations, ZRNA assumes all responsibility for the payment of losses related to the policy. All of the excess of loss reinsurance is with non-affiliated reinsurers.

        Superior Pacific generally enters into its contracts on an annual basis. Superior Pacific has maintained reinsurance contracts with many reinsurers for a number of years, as did SPCC. In general, Superior Pacific's reinsurance contracts cover specified underwritten risks. Superior Pacific also from time to time purchases reinsurance covering specific liabilities or policies underwritten. As of September 30, 1997, ZRNA and General Reinsurance Corporation accounted for 22.6% and 14.3%, respectively, of total amounts recoverable by Superior Pacific from all reinsurers on paid and unpaid claims and claim adjustment expenses, and were the only reinsurers that accounted for more than 10% of such amounts.

INVESTMENTS

        The amount and types of investments that may be made by Superior Pacific are regulated under the California Insurance Code and rules and regulations promulgated by the DOI. The investments of Superior Pacific are primarily managed internally, although Superior Pacific hires an outside investment management company as needed on a fee for service basis. As of September 30, 1997, 99.7% of Superior Pacific's investment portfolio was invested in cash and fixed maturities. In addition, 85.8% of the Company's fixed-income portfolio had ratings of "AA" or equivalent or better and 98.0% had ratings of "BBB" or equivalent or better.

        The table below contains information concerning the composition of the investment portfolio at September 30, 1997.

                                               CARRYING    ESTIMATED
TYPE OF INVESTMENT                             VALUE (1)    MARKET VALUE
--------------------------------------------  -----------  ----------

Fixed maturities:
   United States Treasury securities and
      obligations of United States
      government corporations and agencies..     $ 49,823    $ 49,823
   Corporate securities.....................       43,383      43,383
   Collateralized mortgage obligations......       48,189      48,189
   Special revenue and special assessment...       63,337      63,337
                                              -----------  ----------
   Total Fixed Maturities...................      204,732     204,732
Equity Securities:
   Preferred stocks.........................         --          --
   Common stocks............................          849         849
Short-term investments......................       31,036      31,036
                                              -----------  ----------
   Total Investments........................  $   236,617  $  236,617
                                              ===========  ==========

---------------

(1) Carrying amount is amortized cost for bonds held to maturity, and market value for bonds held for sale, common stocks, and short-term investments.

        The table below reflects investments and interest earned for the periods presented.

                                                                               YEAR ENDED DECEMBER 31,
                                                  NINE MONTHS ENDED      -----------------------------------
                                                 SEPTEMBER 30, 1997         1996         1995          1994
                                                 -----------------        -------      -------       -------
                                                                        (IN THOUSANDS)
Net investment income (excluding realized
  gains and losses) ..........................            9,198             7,738       10,309       9,014
Average investment portfolio .................          194,185           158,580      171,699     161,512
Pre-tax return on average investment portfolio              6.3%              4.9%         6.0%        5.6%
Net realized gains (losses) ..................               46                31         (525)         35



        The Company's management monitors the matching of assets and liabilities and attempts to maintain its investment duration at the mid-point of the length of its net claim and claim adjustment expenses payout pattern. Investment duration is the weighted average measurement of the current maturity of a fixed income security, in terms of time, of the present value of the future payments to be received from that security. However, in selecting assets to purchase for its investment portfolio, the Company considers each security's modified duration and the effect of that security's modified duration on the portfolio's overall modified duration. Modified duration is a measurement that estimates the percentage change in market value of an investment for a small change in interest rates. The modified duration of fixed maturities at September 30, 1997 was 2.91 years compared to 4.69 years at December 31, 1996. The modified duration related to claim and claim adjustment expense at September 30, 1997 was
2.45 years compared to 2.38 years at December 31, 1996.

        The table below sets forth the maturity profile of the Company's bond portfolio at market value as of the dates presented.

                                          SEPTEMBER 30, 1997                        DECEMBER 31,
                                     ------------------------   ----------------------------------------------------
                                                                         1996                         1995
                                     -------------------------  ----------------------      ------------------------
                                       MARKET    PERCENT TOTAL  MARKET   PERCENT TOTAL      MARKET     PERCENT TOTAL
TIME TO MATURITY                       VALUE     MARKET VALUE   VALUE     MARKET VALUE      VALUE      MARKET VALUE
--------------------------------     ---------   -------------  ------   -------------      ------     -------------
                                                      (IN THOUSANDS, EXCEPT PERCENTAGES)

1 year or less .................            --        -- %     $ 7,309          15.8%      $ 30,646      19.3%
More than 1 year through 5 years      $ 42,614        20.8      16,601          35.8         61,093      38.4
More than 5 years through 10
   years .......................        48,575        23.7      10,263          22.2         21,512      13.5
More than 10 years .............       113,543        55.5      12,157          26.2         45,875      28.8
                                      --------       -----      ------        ------       --------      ----
Total ..........................      $204,732       100.0%    $46,330         100.0%      $159,126     100.0%
                                      ========       =====     =======        ======       ========     =====

        The Company holds $6.0 million in debt at par value that are subject to being called by the issuers or their successor company. As a result of the call features of the bonds, the Company is subject to reinvestment risk. The Company has $4.0 million in debt that is subject to being called by the issuer in November 1997, at par, and an additional $2.0 million in December 1998, at a price of 104.75.

        At September 30, 1997, 98.0% of the carrying values of investments in the fixed maturities portfolio were rated as investment grade by the Securities Valuation Office of the National Association of Insurance Commissioners. The table below sets forth a profile of the Company's bond portfolio by rating at market value as of the dates presented.

                                          SEPTEMBER 30, 1997                         DECEMBER 31,
                                      -----------------------       --------------------------------------------
                                                                             1996                   1995
                                                                    ---------------------  ---------------------
                                       MARKET       PERCENT TOTAL   MARKET  PERCENT TOTAL  MARKET  PERCENT TOTAL
RATING (1)                             VALUE        MARKET VALUE    VALUE   MARKET VALUE    VALUE   MARKET VALUE
                                      --------      -------------   ------  -------------  ------  -------------
                                                      (IN THOUSANDS, EXCEPT PERCENTAGES)
Aaa or AAA .....................      $162,497           79.4%    $35,338       76.3%   $150,377      94.5%
Aa or AA .......................        13,118            6.4       1,417        3.1       1,976       1.2
A ..............................        22,982           11.2       3,617        7.8       3,627       2.3
Baa or BBB .....................         2,130            1.0       2,954        6.4       1,086       0.7
Ba or BB (2) ...................         4,005            2.0          --         --       2,060       1.3
Other below investment grade(2)             --             --       3,004        6.4          --        --
Not rated ......................            --             --          --         --          --        --
                                      --------          -----     -------      -----    --------     -----
Total ..........................      $204,732          100.0%    $46,330      100.0%   $159,126     100.0%
                                      ========          =====     =======      =====    ========     =====

----------
(1) S&P defines "AAA" rated securities as "highest rating, extremely strong security," "AA" rated securities as "very strong security," "A" as "strong security," "BBB" as "adequate security," and "B" as "low quality." Moody's Investor Services, Inc. defines "Aaa" rated securities as "best quality," "Aa" as "high quality," "A" as "strong security," "Baa" as "adequate security," and "Ba" as "low quality."

(2) During 1996, the Company purchased at or near par $3.0 million of bank debt that carries an 8 1/4% coupon and matures in 2003, and is callable on November 6, 1997, at par. The debt carries a "BB-" rating from S&P and no other rating agency has rated the bond. As of October 7, 1997, the debt traded at approximately 102, a premium.

INFORMATION SERVICES

        Superior Pacific emphasizes the development of personal computer based information and processing systems for use in all areas of its business and to that end strives to maintain a creative, flexible, and dynamic data processing capability that (i) enhances the effectiveness of its employees' underwriting, policy administration, and claims activities, (ii) provides detailed, real-time and near real-time information to management for control and administration purposes, and (iii) provides marketing benefits through improved customer service. The Company believes that these systems give it a significant competitive advantage over competitors that lack such systems. Superior Pacific expensed or capitalized $5.3 million or 4.8% of direct premiums written during the first nine months of 1997 as compared to 4.2%, 3.3%, and 1.8% in 1996, 1995, and 1994, respectively.

        Data Warehouse Decision Support System. In 1993 the Company developed SWAMI(R), its proprietary "data warehouse decision support" system. Beginning with the installation of SWAMI(R), Superior Pacific adjusted the Company's monitor and feedback cycle to no less frequently than weekly and, in many respects, to a daily basis. Management believes this to be necessary due to the information intensive nature of the insurance business; lack of information represents a major aspect of underwriting risk. Accordingly, SWAMI(R) was developed to provide quality, detailed, real-time and near real-time information to management as needed to reduce the risk represented by lack of information. The SWAMI(R) system has been constantly enhanced since its implementation. Management believes that SWAMI(R) is the first comprehensive "data warehouse decision support" system developed in the insurance industry.

        Underwriting. The Company's underwriting system is a fully-integrated rating, quoting, and policy issuance system for use both internally and remotely from producers' offices. The system contains edit and blocking features that prohibit underwriters from issuing policies associated with business that is deemed inappropriate or undesirable by management, or that may be inappropriately priced. Detailed information for each producer can be instantaneously reviewed on an accident year, policy year, or calendar year basis. The system provides analytical analysis as to producers, underwriters, or branch operations, which management uses to take corrective action with respect to unprofitable producers or ineffective staff. The system permits management to evaluate commissions, in force business, collections activity, and product pricing, in detail, utilizing information that is no more than 24 hours old.

        Policy Administration. Policy administration, including premium collection and audit activities, is fully automated. In addition to traditional "agency" billing services, the Company's collections capabilities also include direct bill, automatic withdrawals from policyholders' bank accounts, and credit card billings, which, management believes, dramatically improve credit experience and policy persistency.

        Claims Administration. The core of the claims system is a proprietary document imaging system that, combined with sophisticated workflow protocols, improves the productivity of the Company's claims staff.

        The Company has comprehensive physical and virtual safeguards for its information and processing systems. Disaster recovery programs and back-up procedures include nightly back-up storage of all transactions and changes to the system's database. At the end of each business day, the Company transfers this information to tapes that are stored off site. The Company maintains back-up systems in the branch offices to use if the main system fails. Computer access is restricted by use of codes and passwords.

        The Company does not believe that it will incur any material expenditures or liabilities as a result of the "year 2000" problem in computer software.

COMPETITION

        California is the country's largest workers' compensation insurance market. Competitive pressures in the California workers' compensation market increased with the implementation of open rating in January, 1995. As a result, total direct premiums written for the California market decreased from $9.0 billion in 1993 to $5.0 billion in 1996. More recently, the nature of the workers' compensation market in California has improved, as demonstrated by an actual improvement in premium pricing of 2.1% in the nine months ended September 30, 1997, as compared to the same period in 1996.

        The workers' compensation insurance industry in California is extremely competitive. Many of Superior Pacific's competitors have been in business longer, have a larger volume of business, offer more diversified types of insurance coverage, have greater financial resources, and have greater distribution capabilities than Superior Pacific. Of the approximately 300 companies that report to the WCIRB that they write workers' compensation insurance, the Company believes that Liberty Mutual Insurance Companies, California Compensation Insurance Company, and American International Group are the largest private sector underwriters of workers' compensation insurance in California. Superior Pacific believes the dominant competitor in the California workers' compensation industry is the State Fund. As a result of the Acquisition, the Company believes that, excluding the State Fund, it is the only other exclusive underwriter of workers' compensation insurance in California and the eighth largest California workers' compensation insurer overall, based upon 1996 direct premiums written.

        The workers' compensation market is commodity-oriented, highly fragmented, and reflective of intense price competition. Nevertheless, because each risk is unique in terms of insurance exposure, different insurers can develop widely divergent estimates of prospective losses. Most insurers attempt to segment classes within markets so that they target the more profitable sub-classes with lower, although adequate, rates given the estimated profitability of the segment. In some cases, no statistics are available for the sub-classes involved, and the insurer implements discounted rate structures based solely on theoretical judgment. Finally, different insurers have widely-divergent internal expense positions, due to distribution methods, economies of scale, and efficiency of operations. Therefore, although workers' compensation insurance is a commodity, the price of insurance does not necessarily reflect commodity pricing. Superior Pacific's existing and prospective customer bases are vulnerable to competition, especially from larger insurers that at any time are capable of penetrating Superior Pacific's markets with products priced at levels substantially below Superior Pacific's.

RATINGS

        Superior Pacific is currently rated "BBB" by S&P, a rating it has held since 1995. Insurance companies rated "BBB" are considered by S&P to offer adequate financial security, but capacity to meet policyholder obligations is susceptible to adverse economic and underwriting conditions. A.M. Best has currently assigned a "B+" (Very Good) rating to Superior Pacific, a rating it has held since 1995. A.M. Best's ratings are based upon an evaluation of a company's: (i) financial strength (leverage/capitalization, capital structure/holding company, quality, and appropriateness of reinsurance program, adequacy of loss/policy reserves, quality, and diversification of assets, and liquidity); (ii) operating performance (profitability, revenue composition, and management experience and objectives); and (iii) market profile (market risk, competitive market position, spread of risk, and event risk). A "B+" rating is assigned to companies that have on balance, in A.M. Best's opinion, very good financial strength, operating performance, and market profile when compared to the standards established by A.M. Best, and have a good ability to meet their ongoing obligations to policyholders. "B+" is A.M. Best's sixth highest rating classification out of 15 ratings. A.M. Best's and S&P's ratings represent an independent opinion of a company's financial strength and ability to meet its obligations to policyholders and are not based upon factors concerning investors. Such ratings are subject to change and are not recommendations to buy, sell, or hold securities. One factor in an insurer's ability to compete effectively is its A.M. Best rating. The Company's A.M. Best rating is lower than that of many of its competitors. There can be no assurance that such ratings or future changes therein will not affect the Company's competitive position.

        In addition, the Company currently maintains a facility that allows it to offer certain policyholders insurance policies written by a Zurich affiliate having an A.M. Best "A" rating.

REGULATION

        Superior National and its insurance subsidiaries are subject to extensive governmental regulation and supervision. Regulations relate to such matters as the filing of premium rates and policy forms, adequacy of reserves, types and quality of investments, minimum capital and surplus requirements, deposit of securities for the protection of policyholders, statutory financial reporting, and restrictions on shareholder dividends. Superior National and its insurance subsidiaries are also subject to periodic examination by the DOI. In addition, assessments are made against Superior Pacific to cover liabilities to policyholders of insolvent insurance companies. For insurance other than California workers' compensation insurance, Superior Pacific is still subject to assessments in non-material, decreasing amounts. The regulation and supervision of insurance companies by state agencies is designed principally for the benefit of policyholders, not shareholders. Superior National believes that it and its subsidiaries are in material compliance with state regulatory requirements that are relevant to their respective businesses.

        The DOI Triennial Examination of SNIC, which covered the three years ended December 31, 1994, was completed in 1996 and indicated no material issues or actions needed to be taken by SNIC in either its operations or financial statements. SPCC's Triennial Examination, which was completed in 1996, resulted in an additional $18.5 million of claim and claim adjustment expense reserves, being recorded as of December 31, 1996. Additionally, $12.0 million in claim and claim adjustment expense was recorded in first quarter of 1997. See Note 9 to the Consolidated Financial Statements of Pac Rim.

        The California Insurance Code requires the DOI to approve any proposed change of control of the Company. For such purposes, "control" is presumed to exist if any person, directly or indirectly, owns, controls, holds with the power to vote, or holds proxies representing more than 10% of the voting securities of the Company.

        The California Insurance Code also limits the amount of dividends or distributions an insurance subsidiary may pay without DOI approval in any 12-month period to the greater of (a) net income for the preceding year or (b) 10% of statutory policyholders' surplus as of the preceding December 31. Payments of greater amounts require the approval of the DOI. The maximum dividends permitted under the California Insurance Code are not necessarily indicative of an insurer's actual ability to pay dividends or other distributions to a parent company, which also may be constrained by business and regulatory considerations, such as the impact of dividends on surplus, which could affect an insurer's competitive position, the amount of premiums that can be written, and the ability to pay future dividends. Further, the California Insurance Code requires that the statutory surplus of an insurance company following any dividend or distribution by such company be reasonable in relation to its outstanding liabilities and adequate for its financial needs.

        In 1989, 1991, 1993 and 1995, various workers' compensation reform laws passed into law by the California Legislature materially impacted the Company's rates, claims experience, financial condition and results of operations.

        Under the last important measure, adopted in 1993, effective January 1995, California's minimum rate law was replaced by an open rating system. Under this new rating system, individual insurance companies file rates and rules not less than 30 days prior to their effective date, and such rates and rules can only be disapproved by the DOI after a hearing and only on the basis of solvency, market share, or improper filing. Superior Pacific cannot predict the ultimate effect of open rating on its workers' compensation business, but during the first two and one-half years of open rating, the intense price competition that ensued led to lower average premiums per policy. Rates stabilized in 1996, and appeared to increase during the first nine months of 1997. The specified benefit increases are scheduled to occur gradually over a three-year period. The potential cost savings from the other reforms adopted may not be realized for some period of time, and there can be no assurance that the intended benefits of the cost savings provisions will materialize. Superior Pacific believes the rates it has filed with the DOI are adequate, but it is unable to predict the degree to which such rates are competitive in the marketplace.

        The California legislature passed, and the DOI has issued its guidelines with respect to the implementation of, Assembly Bill 1913 ("AB 1913"). AB 1913 causes, among other things, the experience modification factor of a current workers' compensation policy and the immediately preceding two policies (regardless of carrier) to be subject to revision if a claim used in a modification closes on or after January 1, 1995, for a value of 60% or less than its highest earlier reported value, if the highest reported incurred value was $10,000 or more. Such a change in the experience modification factor will require the current workers' compensation carrier to return a portion of a policyholders' premium for the current and preceding two policies' periods regardless if the current carrier was the insured's previous carrier. WCIRB estimates of the ultimate cost to California workers' compensation underwriters range from 1% to 2.5% of 1996 premium; however, these estimates are based upon broad industry estimates and could vary significantly from company to company based upon the type of claims incurred, size of employer, and employer industry group. Because of the uncertainty and variability regarding the effects of AB 1913, no reasonable estimate of the cost can be made. The Company paid $505,000 in AB 1913 refunds in the year ending December 31, 1996.

        Proposed federal legislation has been introduced from time to time in recent years that would provide the federal government with substantial power to regulate property and casualty insurers, including state workers' compensation systems, primarily through the establishment of uniform solvency standards. Proposals also have been discussed to modify or repeal the antitrust exemption for insurance companies provided by the McCarran-Ferguson Act. The adoption of such proposals could have a material adverse impact upon the operations of the Company.

        In order to enhance the regulation of insurer solvency, the NAIC has adopted a formula and model law to implement risk-based capital ("RBC") requirements for property and casualty insurance companies designed to assess minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. The NAIC model law has been incorporated into the California Insurance Code. The RBC formula for property and casualty insurance companies measures four major areas of risk facing property and casualty insurers: (i) underwriting, which encompasses the risk of adverse loss developments and inadequate pricing, (ii) declines in asset values arising from credit risk, (iii) declines in asset values arising from investment risks, and (iv) off-balance sheet risk arising from adverse experience from non-controlled assets, guarantees for affiliates, contingent liabilities and reserve and premium growth. Pursuant to the model law, insurers having less statutory surplus than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending on the level of capital inadequacy.

        The RBC model law provides for four levels of regulatory action. The extent of regulatory intervention and action increases as the level of surplus to RBC falls. The first level, the Company Action Level (as defined by the NAIC), requires an insurer to submit a plan of corrective actions to the regulator if surplus falls below 200% of the RBC amount. The Regulatory Action Level (as defined by the NAIC) requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if surplus falls below 150% of the RBC amount. The Authorized Control Level (as defined by the NAIC) gives the relevant insurance commissioner the option either to take the aforementioned actions or to rehabilitate or liquidate the insurer if surplus falls below 100% of the RBC amount. The fourth action level is the Mandatory Control Level (as defined by the NAIC) which requires the relevant insurance commissioner to rehabilitate or liquidate the insurer if surplus falls below 70% of the RBC amount. Based on the foregoing formulae, as of September 30, 1997, the RBC ratios of SNIC and SPCC were in excess of the Company Action Level, the first trigger level that would require regulatory action.

        The NAIC's Insurance Regulatory Information System ("IRIS") was developed by a committee of state insurance regulators and is primarily intended to assist state insurance departments in executing their statutory mandates to oversee the financial condition of insurance companies operating in their respective states. IRIS identifies eleven industry ratios and specifies "usual values" for each ratio. Departure from the usual values on four or more of the ratios may lead to increased regulatory oversight. Based on its 1996 statutory financial statement, SNIC was within the usual range of all twelve IRIS tests, and SPCC fell outside the usual range of six of the twelve IRIS tests. SPCC was outside of the usual range of the tests measuring net premiums written to surplus, two-year overall operating ratio, change in surplus, and three reserve adequacy tests. All of the unusual values were the result of third and fourth quarter claim and claim adjustment expense reserve increases. Because of the pooling arrangement that currently exists between SPCC and SNIC, both companies will now have identical IRIS test results.

        The NAIC currently has a project under way to codify SAP, as existing SAP does not address all accounting issues and may differ from state to state. Upon completion, the codification is expected to replace prescribed or permitted practices as the new comprehensive statutory basis of accounting for insurance companies. The final format of the codification is uncertain at this time, yet implementation could be required as early as December 31, 1999. Due to the project's uncertainty, the Company has not yet quantified the impact any such changes would have on the statutory capital and surplus or statutory results of operations of the Company's insurance subsidiaries. The impact of adopting this new comprehensive statutory basis of accounting may, however, materially impact statutory capital and surplus.

        It is not possible to predict the future impact of changing state and federal regulation on the Company's operations and there can be no assurance that laws and regulations enacted in the future will not be more restrictive than existing laws.

EMPLOYEES

        As of December 31, 1997, the Company had approximately 412 employees, none of whom was covered by a collective bargaining agreement.

BUSINESS PROPERTIES

        The Company's principal executive offices are located in Calabasas, California and are subject to a lease that expires in 2000. The Company also leases space for branch offices in Woodland Hills, Pleasanton, Sacramento, and Fresno (all in California). Such leases expire in 2002, 2003,
2001, and 2000, respectively.

LEGAL PROCEEDINGS

        Superior National and its subsidiaries are parties to various legal proceedings, all of which are considered routine and incidental to the business of the Company and are not material to the financial condition and operation of the business. Neither Superior National nor any of its subsidiaries is a party to any litigation expected to have a material adverse effect upon the Company's business or financial position.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors

        Information is set forth below concerning the directors of the Company and the year in which each was first elected as a director of the Company.

                                                                  DIRECTOR
          NAME             AGE    POSITION WITH THE COMPANY         SINCE
-------------------------  ----  ----------------------------     ---------
C. Len Pecchenino(1)        70   Director, Chairman of the Board    1988
Steven D. Germain(2)        44   Director                           1995
Thomas J. Jamieson(1)(3)    54   Director                           1985
Gordon E. Noble(2)          69   Director                           1990
Craig F. Schwarberg(1)(3)   41   Director                           1992
Robert A. Spass             41   Director                           1992
Bradley E. Cooper(2)(3)     31   Director                           1992
William Gentz               57   President, Chief Executive         1994
                                 Officer and Director
J. Chris Seaman(3)          43   Executive Vice President, Chief    1993
                                 Financial Officer and Director
Steven B. Gruber            40   Director                           1997
Roger W. Gilbert            65   Director                           1997

----------
(1)     Member of Audit Committee

(2)     Member of Compensation Committee

(3)     Member of Investment Committee

        No arrangement or understanding exists between any director and any other person pursuant to which any director holds such position. None of the directors has any family relationship to any other director or executive officer of the Company.

        C. Len Pecchenino became a director of the Company in May 1988 and was elected as Chairman in June 1994. He served as the Company's Chief Executive Officer from September 1991 to February 1992 and as the President and Chief Executive Officer from February 1994 to May 1994. He also served as the Chairman from September 1991 to August 1992. Mr. Pecchenino held various executive officer positions, including President and Chief Operating Officer, with IC Industries, Inc. and Pneumo Corporation until his retirement in 1986.

        Steven D. Germain was elected to the Company's Board of Directors in April 1995. From 1988 to 1994 he served as General Counsel to the Centre Reinsurance Group of Companies. Since 1994 he has served as Managing Director of Zurich Centre Group L.L.C., a company that provides management services to the Centre Reinsurance Group of Companies. Mr. Germain continues to serve as a director and as Managing Director, General Counsel and Secretary to Centre Re and as a director, Senior Vice President and Secretary of CentreLine. Mr. Germain is also a director, President, and Chief Executive Officer of Home Holdings, Inc. and a director of certain of its subsidiaries.

        Thomas J. Jamieson has been a director of the Company since December 1985. Since 1971, he has served as President of Jaco Oil Company, and has been a director of Berry Oil Co. since 1993.

        Gordon E. Noble became a director of the Company in October 1990. Since July 1990, he has been Chairman and Chief Executive Officer of Commodore Insurance Services and previously served as Executive Vice

President and as a director and member of the Executive Committee of Sedgwick James, an international insurance brokerage and risk management firm.

        Craig F. Schwarberg was appointed to the Board of Directors in March 1992. From 1991 to the present, Mr. Schwarberg has worked for International Insurance Advisors, Inc. ("IIA"), serving as a Managing Director through February 1994. From 1994 to March 1996, Mr. Schwarberg was a director and Chairman of the Board of NACOLAH Holding Corporation. Prior to 1991, he held various positions at Lehman Brothers Inc., most recently as Senior Vice President.

        Robert A. Spass was appointed to the Board of Directors in March 1992. Since 1990, Mr. Spass has served as President and Chief Executive Officer, and a director, of IIA. From 1994 to the present, Mr. Spass has been a Managing Partner of Insurance Partners Advisors, L.P. Prior to 1990, Mr. Spass held various positions at Salomon Brothers Inc, most recently as a Director. Since January 1996, he has served as a director of Highlands Insurance Group, Inc. From 1990 to 1996, he served as a director of National Reinsurance Holdings Corp., the holding company for National Reinsurance Corp. Since 1994, he has served as a director of Unionamerica Holdings plc and from 1994 to 1996 he served as a director of NACOLAH Holding Corporation.

        Bradley E. Cooper became a director of the Company in May 1992. From May 1990 to February 1994, Mr. Cooper served as Vice President of IIA. Currently, Mr. Cooper is a Partner of Insurance Partners Advisors, L.P., joining at its formation in 1994. Prior to 1990, Mr. Cooper was an analyst with Salomon Brothers Inc. Since January 1996, he has served as a director of Highlands Insurance Group, Inc.

        William Gentz became a director of the Company in June 1994. Mr. Gentz has held the position of President and Chief Executive Officer since mid-1994. Mr. Gentz joined the Company after seventeen years at Zenith Insurance Company where he was responsible for marketing, underwriting, loss control, and field operations for Zenith's workers' compensation operations. Mr. Gentz began his insurance career in 1958, and from 1958 to 1968 worked in the marketing and underwriting departments of a variety of insurance companies in the mid-west and California.

        J. Chris Seaman became a director of the Company in March 1993. Mr. Seaman has held the positions of Executive Vice President since February 1995 and Chief Financial Officer since July 1991. Prior to joining the Company, Mr. Seaman was the CFO of a private company engaged in insurance company acquisitions following ten years with Ernst & Whinney. Mr. Seaman previously held staff and management positions at Industrial Indemnity Insurance Company and Allianz of America Corporation, respectively.

        Steven B. Gruber became a director of the Company in April 1997. He was a founder of, and since February 1994, has served as a Managing Partner of, Insurance Partners Advisors, L.P. From May 1990 to present, Mr. Gruber has served as the Managing Director of Oak Hill Partners, Inc. and from October 1992 to present, has served as a Vice President of Keystone, Inc. From 1981 to April 1990 he was associated with Lehman Brothers Inc., most recently as Managing Director and Co-Head of high-yield securities. He is also a director of Unionamerica Holdings plc, Reliant Building Products, Inc. and MVE Inc.

        Roger W. Gilbert became a director of the Company in April 1997. From May 1988 until his retirement in June 1993, Mr. Gilbert served simultaneously as the Chief Executive Officer and Chairman of the Board of TIC Indemnity Co., the Chief Executive Officer of TMIC Insurance Co. Inc., and a California Special Deputy Insurance Commissioner, a position to which he was appointed by the California Insurance Commissioner. Prior to 1988, Mr. Gilbert served as Senior Vice President and director of Great American Insurance Companies, and as President of Great America West Inc.

Executive Officers

        Set forth in the table below are the names, ages and current offices held by all executive officers of the Company and Superior Pacific. Unless specifically noted, the positions named are held at both the Company and at Superior Pacific.

                                                                                        EXECUTIVE
                                                                                         OFFICER
        NAME              AGE                  POSITION WITH THE COMPANY                   SINCE
--------------------     ----     -------------------------------------------------     ---------
William L. Gentz          57      President and Chief Executive Officer                     1994
J. Chris Seaman           43      Executive Vice President and Chief Financial Officer      1991
Arnold J. Senter          55      Executive Vice President and Chief Operating Officer      1997
Thomas I. Boggs, Jr       51      Senior Vice President--Underwriting                       1995
Karl O. Johnson           66      Senior Vice President, Superior Pacific                   1989
Douglas R. Roche          57      Senior Vice President                                     1990
Robert E. Nagle           49      Senior Vice President, General Counsel and Secretary      1996
James L. Cinney           57      Senior Vice President, Superior Pacific                   1994
Edward C. Shoop           53      Senior Vice President and Chief Actuary                   1997
Matthew Natalizio         42      Vice President, Finance and Treasurer                     1994
Sue A. Binder             49      Vice President, Superior Pacific                          1992
Harold J. Fedora          47      Vice President, Superior Pacific                          1993
Curtis H. Carson          37      Vice President, Superior Pacific                          1997
Jack W. Solomon           63      Resident Vice President, Superior Pacific                 1991
Robert J. Niebur          62      Resident Vice President, Superior Pacific                 1995


        Executive officers of the Company are elected by and serve at the discretion of the Board. No arrangement exists between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any director or to any other executive officer of the Company. Set forth below is a brief description of the business experience for the previous five years of all of the executive officers.

        William L. Gentz has held the positions of President and Chief Executive Officer since mid-1994, and has served as a director of the Company since June 1994. Mr. Gentz joined the Company after seventeen years at Zenith Insurance Company where he was responsible for marketing, underwriting, loss control, and field operations for Zenith's workers' compensation operations. Mr. Gentz began his insurance career in 1958, and from 1958 to 1968 worked in the marketing and underwriting departments of a variety of insurance companies in the mid-west and California.

        J. Chris Seaman has held the positions of Executive Vice President since February 1995 and Chief Financial Officer since July 1991, and has served as a director of the Company since March 1993. Prior to joining the Company, Mr. Seaman was the CFO of a private company engaged in insurance company acquisitions, following ten years with Ernst & Whinney. Mr. Seaman previously held staff and management positions at Industrial Indemnity Insurance Company and Allianz of America Corporation, respectively.

        Arnold J. Senter has held the positions of Executive Vice President and Chief Operating Officer since February 1997. Prior to joining the Company, Mr. Senter most recently served as Senior Vice President, Southwest and Southeast Operations, at Zenith National Insurance Company, and had previously held various operational positions in nearly every functional area for Zenith since 1981. Mr. Senter has 30 years experience with both regional and national carriers.

        Thomas I. Boggs, Jr. was appointed Senior Vice President of Workers' Compensation Underwriting effective March 1995. From October 1993 to March 1995, he served as Assistant Vice President of Fremont

Compensation Insurance Company and from October 1991 to October 1993, served as Business Development Executive for the Southern California CIC Commercial Insurance Center for Fireman's Fund Insurance Company. Prior to October 1991, Mr. Boggs held various underwriting and marketing positions at Cypress Insurance Company, Industrial Indemnity Insurance Company, and Safeco.

        Karl O. Johnson has been responsible for SNIC's Central California Operations since 1989. He was promoted to Senior Vice President in 1994. Mr. Johnson has served with various insurance organizations in loss control and marketing capacities since 1955; he joined the Company in 1987.

        Douglas R. Roche was appointed Senior Vice President--Management Information Systems in 1994 and served in such position until January 1997 at which point he was appointed Senior Vice President--Claims. He served in such position until September 1997 when he was reappointed Senior Vice President--Management Information Systems. Before 1994, he served as Vice President of Internal Operations from the time he joined the Company in 1990. From 1987 to 1990, Mr. Roche sold software and provided systems consulting services to the insurance industry. From 1969 to 1987 he held a variety of management positions in various insurance companies' systems analysis operations.

        Robert E. Nagle has held the positions of Senior Vice President, General Counsel, and Secretary since January 1996. From 1986 until he joined the Company, Mr. Nagle was corporate counsel and senior corporate counsel for Farmers Group, Inc.

        James L. Cinney has held the position of Senior Vice President--Loss Control of SNIC since 1994. Before joining the Company, Mr. Cinney was self-employed in the hospitality industry for one year. Prior to that, he was Vice President, responsible for loss control, at Industrial Indemnity Insurance Company. Mr. Cinney has 30 years of workers' compensation loss control experience in a variety of staff and management positions with Industrial Indemnity Insurance Company, Zenith Insurance Company, Employee Benefits Insurance Company, and Hanover Cal/Comp Insurance Company.

        Edward C. Shoop was appointed Senior Vice President and Chief Actuary in October 1997. From April 1995 to October 1997 he served as Senior Vice President and Actuary with Zenith Insurance Company, and from March 1994 to April 1995 served as Vice President and Actuary with Great States Insurance Company. Prior to that, Mr. Shoop was Vice President and Actuary with the Workers' Compensation Insurance Rating Bureau of Massachusetts from November 1991 to March 1994. Mr. Shoop has 30 years of actuarial experience working for Aetna Life & Casualty Company, Fireman's Fund Insurance Company, and Royal Insurance Company of Canada.

        Matthew Natalizio has held the position of Vice President--Finance and Treasurer since 1994. From 1988 until he joined the Company, Mr. Natalizio was employed by KPMG Peat Marwick LLP.

        Sue A. Binder has held the position of Home Office Claims Manager of SNIC since 1991 and was appointed a Vice President in 1992. Prior to 1991, Ms. Binder held a variety of claims department staff and management positions at Fremont Indemnity Company where she had been employed since 1977.

        Harold J. Fedora, Jr. has held the position of Vice President--Claims Services of SNIC since 1993, prior to which he was Calabasas Branch Claims Manager. From 1975 to 1987 Mr. Fedora was employed at several insurance companies in various claims department staff and management positions.

        Curtis H. Carson has held the position of Vice President--Human Resources since January 1997. From 1984 until he joined the Company, Mr. Carson was employed by Farmers Insurance, most recently as Manager-- Human Resources.

        Jack W. Solomon has held the position of Vice President of SNIC and Phoenix Manager since 1995 and was the Sacramento Branch Manager from 1990 until 1995. Prior to joining the Company, Mr. Solomon had 30 years experience in workers' compensation underwriting, marketing, and executive level management in a variety of insurance companies, principally in the mid-west.

        Robert J. Niebur became Resident Vice President of SNIC, in charge of the South San Francisco branch, in July 1995. Prior to joining the Company, he was Workers' Compensation Manager for Flinn, Gray & Herterich, an insurance brokerage firm, from 1994 to 1995, and operated his own insurance consulting business from 1993 to 1994. Prior to forming his own company, Mr. Niebur was an operating executive with Great States Insurance Company and held various staff and executive positions with Zenith Insurance Company.

                             EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation for services in all capacities to the Company for the fiscal years ended December 31, 1996, 1995, and 1994, of those persons who were, at December 31, 1996, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG TERM COMPENSATION
                                                                               ----------------------------------------
                                              ANNUAL COMPENSATION                                 AWARDS       PAYOUT
                                        ------------------------------------                     --------       ----
                                                                                                                            ALL
                                                                     OTHER     RESTRICED        SECURITIES                 OTHER
                                                                     ANNUAL     STOCK           UNDERLYING                COMPEN-
NAME AND PRINCIPAL                                                   COMPEN-    AWARDS            OPTIONS/       LTIP     SATION
     POSITION                YEAR      SALARY(1)       BONUS(2)     SATION($)   ($)(3)            SARS(#)      PAYOUT(#)   ($)(4)
                             ----       --------       --------       ----     --------           --------       ----     --------
William L. Gentz(5)          1996       $298,300       $278,500       --       $ 46,874(6)          17,875       --          2,250
 President and Chief         1995        294,508        203,500       --         53,690             19,175       --          2,250
 Executive Officer           1994        168,755        100,000       --           --               31,250       --           --

J. Chris Seaman              1996        235,298        128,500       --         36,223(7)          13,813       --          2,250
 Executive Vice              1995        215,600        128,500       --         40,170             39,325       --          2,250
 President and Chief         1994        173,690         75,000       --           --                 --         --          2,250
 Financial Officer

Joseph P. Wolonsky(8)        1996        168,974         18,500       --         21,306(9)           8,125       --          2,250
 Senior Vice President       1995        163,700         53,500       --         24,700             20,050       --          2,250
 and Corporate Counse1       1994        145,200         30,000       --           --                 --         --          2,250


Karl O. Johnson              1996        143,974         14,000       --         21,306(10)          8,125       --          2,007
 Senior Vice                 1995        135,200         27,000       --         16,900             17,300       --          2,250
 President                   1994        131,108         27,000       --           --                 --         --          2,250

Thomas I. Boggs, Jr          1996        155,800         32,000       --         21,306(12)          8,125       --          2,163
 Senior Vice                 1995        115,917          7,000       --         13,000             12,150       --          1,098
 President(11)               1994           --             --         --           --                 --         --           --


----------
(1) The amounts set forth for fiscal year 1996 include salary and other cash compensation paid in that year, other than amounts listed in the column entitled "Bonus."

(2) Bonus amounts represent cash payments and are presented in the year to which they apply, although payment typically is made in March of the subsequent year.

(3) Represents the fair market value of the underlying shares on the date of grant.

(4) Other than as specifically noted, represents the employer's contribution under the Company's 401(k) Plan.

(5) Mr. Furman K. Stanley resigned as President, Chief Executive Officer and director of the Company in February 1994. Mr. Pecchenino served as interim President, Chief Executive Officer and Chairman from February 1994 until Mr. Gentz's appointment as President and Chief Executive Officer in June 1994. During his tenure, Mr. Pecchenino received a total of $136,858 in cash compensation, with no bonus, long-term compensation, or other compensation earned or paid. Mr. Pecchenino was re-appointed as Chairman in June 1994 and continues to serve in that capacity.

(6) Represents a grant of 9,625 shares of restricted stock that vests in nine equal annual increments following the date of grant. As of December 31, 1996, Mr. Gentz held an aggregate of 19,950 shares of restricted stock valued at $254,363, based upon the $12.75 per share fair market value of the Common Stock on such date.

(7) Represents a grant of 7,438 shares of restricted stock that vests in nine equal annual increments following the date of grant. As of December 31, 1996, Mr. Seaman held an aggregate of 15,163 shares of restricted stock valued at $193,328, based upon the $12.75 per share fair market value of the Common Stock on such date.

(8)   Mr. Wolonsky resigned from the Company effective June 30, 1997.

(9) Represents a grant of 4,375 shares of restricted stock that vests in nine equal annual increments following the date of grant. As of December 31, 1996, Mr. Wolonsky held an aggregate of 9,125 shares of restricted stock valued at $116,344, based upon the $12.75 per share fair market value of the Common Stock on such date.

(10) Represents a grant of 4,375 shares of restricted stock that vests in nine equal annual increments following the date of grant. As of December 31, 1996, Mr. Johnson held an aggregate of 7,625 shares of restricted stock valued at $97,219, based upon the $12.75 per share fair market value of the Common Stock on such date.

(11)  Mr. Boggs began his employment with the Company in March 1995.

(12) Represents a grant of 4,375 shares of restricted stock that vests in nine equal annual increments following the date of grant. As of December 31, 1996, Mr. Boggs held an aggregate of 6,875 shares of restricted stock valued at $87,656, based upon the $12.75 per share fair market value of the Common Stock on such date.

EMPLOYMENT AGREEMENTS

        The Company has in effect employment agreements with the following officers:

        William L. Gentz, President and Chief Executive Officer. Mr. Gentz's agreement expires on June 1, 1999, but is subject to automatic renewal in one-year increments unless notification of non-renewal is given sixty days prior to the expiration of the then-current term. His salary was set as of June 1, 1994 at $275,000 annually, plus benefits and incidentals generally provided to officers of the Company, and is thereafter as determined by the Board. Mr. Gentz's annual salary was increased to $287,500 effective August 1, 1995. If Mr. Gentz's employment is terminated by the Company other than for cause, he is entitled to payments of his salary and benefits for the then- remaining term of his agreement. In the event of a change in control of the Company, Mr. Gentz would be deemed terminated without cause and his employment agreement would be deemed to have a three-year remaining term.

        Arnold J. Senter, Executive Vice President and Chief Operating Officer. Mr. Senter's agreement expires on February 17, 1999, but is subject to automatic renewal in one-year increments unless notification of non-renewal is given sixty days prior to the expiration of the then-current term. His salary was set as of February 17, 1997 at $200,000 annually, plus benefits and incidentals generally provided to officers of the Company, and is thereafter as determined by the Board. If Mr. Senter's employment is terminated by the Company other than for cause, he is entitled to payments of his salary and benefits for the then-remaining term of his agreement. In the event of a change in control of the Company, Mr. Senter would be deemed terminated without cause and his employment agreement would be deemed to have a three-year remaining term.

        J. Chris Seaman, Executive Vice President and Chief Financial Officer. Mr. Seaman's agreement expires on June 1, 1998, but is subject to automatic renewal in one-year increments unless notification of non-renewal is given sixty days prior to the expiration of the then-current term. His annual salary under the agreement is $200,000, plus benefits and incidentals generally provided to officers of the Company, and is thereafter as determined by the Board. If Mr. Seaman's employment is terminated by the Company other than for cause, he is entitled to payments of his salary and benefits for the then-remaining term of his agreement. In the event of a change in control of the Company, Mr. Seaman would be deemed terminated without cause and his employment agreement would be deemed to have a three-year remaining term.

        Edward C. Shoop, Senior Vice President-Chief Actuary. Mr. Shoop's agreement expires on October 6, 1999 and provides that, if his employment with the Company is terminated as a result of a change in control, he will be entitled to his salary and benefits for two years from the date of his termination.

        Matthew Natalizio, Vice President, Finance and Treasurer. Mr. Natalizio's agreement is open-ended. His compensation and benefits are determined by the Board. If Mr. Natalizio's employment is terminated by the Company other than for cause, he is entitled to payments of his salary and benefits for one year from the date of the termination. Mr. Natalizio's agreement does not provide any special rights in the event of a change in control.

DIRECTOR COMPENSATION

        Each director who is not an officer of the Company is paid a fee of $4,000 for each regular Board of Directors meeting attended and $500 for each committee meeting attended.

        In addition, in May 1997, the Board of Directors of the Company approved the payment to C. Len Pecchenino, the Chairman of the Board, of an annual salary of $50,000 so long as he remains Chairman of the Board and serves on the Audit Committee of the Board of Directors. This salary is to be paid in addition to the compensation he normally receives for attendance at regularly scheduled Board of Directors meetings. Mr. Pecchenino was paid $50,000 in September 1997 and from thereafter will receive this salary in four equal quarterly installments.

CHANGE-IN-CONTROL ARRANGEMENTS

        In addition to the rights described above with respect to Messrs. Gentz, Senter, Seaman, and Shoop, the only change-in-control arrangement in place is in connection with the Company's stock incentives. Under the terms of the 1986 Non-Statutory Stock Option and 1986 Non-Statutory Stock Purchase Plan (the "1986 Plan"), upon a change of control of the Company, unless replacement options to purchase stock in the new or recapitalized entity are offered, all option holders will have thirty days to exercise their outstanding options, excluding those that have then not yet vested. Under the terms of the 1995 Stock Incentive Plan (the "1995 Plan"), under similar circumstances, the Option Committee of the Board of Directors (the "Option Committee") may, in its discretion, allow each person holding an option or restricted stock who did not receive a replacement equity incentive grant to exercise that option without regard to its vesting provisions, or to retain that restricted stock without regard to the Company's repurchase right, as applicable.

EQUITY INCENTIVE GRANTS

        Officers, key employees, including directors who are key employees, and consultants chosen by the Compensation Committee (which acts as the Option Committee under the terms of the 1986 Plan and 1995 Plan) are eligible to participate in the 1995 Plan.

        Under the 1995 Plan, officers, key employees, and consultants of the Company or its subsidiaries may be granted options to purchase shares of Common Stock or they may be given the opportunity to purchase restricted stock of the Company. The 1995 Plan permits the granting both of options that qualify for treatment as incentive stock options ("Incentive Stock Options") under Section 422 of the Code, and options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

        In 1986, the Company adopted the 1986 Plan, which allowed the Company to issue to employees of the Company and its subsidiaries Nonqualified Stock Options and rights to purchase Common Stock. The purchase right aspect of the 1986 Plan was terminated by the Board of Directors in 1989. Following the adoption of the 1995 Plan, the Board of Directors determined to make no further grants pursuant to the 1986 Plan.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning options granted during fiscal 1996 to each of the executive officers named in the Summary Compensation Table set forth above under "Executive Compensation."



                                         INDIVIDUAL GRANTS
                            ---------------------------------------------
                           NUMBER OF      % OF TOTAL                        POTENTIAL REALIZABLE VALUE AT
                          SECURITIES    OPTIONS/SARS   EXERCISE              ASSUMED ANNUAL RATES OF STOCK
                          UNDERLYING     GRANTED TO    OR BASE             PRICE APPLICATION FOR OPTION TERM
                          OPTIONS/SARS   EMPLOYEES IN   PRICE   EXPIRATION ---------------------------------
         NAME              GRANTED (#)   FISCAL YEAR  ($/Sh)(1)    DATE    0%(2)  5%($)(3)       10%($)(3)
----------------------     ----------    -----------  --------   --------  -----  --------       --------
William L. Gentz            17,87(4)        12.0         4.87     3/01/06    0      54,746        138,738
J. Chris Seaman             13,81(4)         9.3         4.87     3/01/06    0      42,306        107,210
Joseph P. Wolonsky (5)      8,125(4)         5.5         4.87     3/01/06    0      24,884         63,062
Karl O. Johnson             8,125(4)         5.5         4.87     3/01/06    0      24,884         63,062
Thomas I. Boggs, Jr         8,125(4)         5.5         4.87     3/01/06    0      24,884         63,062


----------

(1) Represents the fair market value of the underlying shares of Common Stock at the time of the grant.

(2) Unless the stock price increases, which will benefit all shareholders commensurately, an option holder will realize no gain.

(3) Represents the value of the shares of Common Stock issuable upon the exercise of the option, assuming the stated rates of price appreciation for ten years, compounded annually, with the aggregate exercise price deducted from the final appreciated value. The 5% and 10% rates are established by the SEC as examples only and are not intended to forecast future appreciation in the Company's stock price.

(4) Represents a ten-year, incentive stock option grant, vesting at a rate of 20% per year for five years from the date of grant, granted pursuant to the 1995 Plan.

(5)   Mr. Wolonsky resigned from the Company effective June 30, 1997.


OPTION EXERCISES AND YEAR END VALUE

        The following table sets forth information concerning the aggregate number of options exercised during fiscal 1996 by each of the executive officers named in the Summary Compensation Table set forth above under "Executive Compensation," and outstanding options held by each such officer as of December 31, 1996.

                                                             NUMBER OF
                                                            SECURITIES
                                                            UNDERLYING       VALUE OF UNEXERCISED
                                                            UNEXERCISED          IN-THE-MONEY
                                                           OPTIONS/SARS AT      OPTIONS/SARS AT
                                                           FISCAL YEAR-END(#)  FISCAL YEAR-END(1)
                                                        ------------------   ------------------
                             SHARES ACQUIRED  VALUE        EXERCISABLE/          EXERCISABLE/
           NAME              ON EXERCISE(#)  REALIZED($)   UNEXERCISABLE         UNEXERCISABLE
--------------------------   -------------   --------   ------------------   ------------------
William Gentz                     --            --         16,335/51,965      $ 123,329/$398,235
J. Chris Seaman                   --            --         37,065/31,073        290,880/ 246,119
Joseph P. Wolonsky (2)            --            --         19,260/18,915        152,913/ 149,990
Karl O. Johnson                   --            --         14,060/21,365        113,473/ 168,667
Thomas I. Boggs, Jr.              --            --          2,430/17,845         18,347/ 137,411


---------------

(1) Uses a fair market value at December 31, 1996 of $12.75 per share, with the aggregate exercise price deducted from the total value of the stock underlying the options.

(2)   Mr. Wolonsky resigned from the Company effective June 30, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee during the fiscal year ended December 31, 1996 consisted of Messrs. Noble, Cooper and Germain, each of whom was a non-employee director. Mr. Cooper is an employee and beneficial owner of less than one percent of the equity securities of IIA, which was paid in excess of $60,000 by the Company in fiscal 1996 for investment banking and financial consulting services. Mr. Germain is an officer and a director of Centre Re, which was involved in several transactions with the Company during 1996 involving payments in excess of $60,000. See "Certain Relationships and Related Transactions."

    During fiscal 1996, no officers participated in deliberations of the Company's Compensation Committee concerning executive officer compensation, except William Gentz, the Company's President and Chief Executive Officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The table below sets forth certain information regarding the beneficial ownership of the Company's voting securities as of December 1, 1997 by each person who is known by the Company to be the beneficial owner of more than 5% of the indicated classes of the Company's voting securities. On March 31, 1992, the Company issued its 14.5% Senior Subordinated Voting Notes due April 1, 2002 (the "Voting Notes") in connection with a transaction wherein the Company issued its 14.5% Senior Subordinated promissory notes in an aggregate principal amount of $11.0 million, together with warrants to purchase approximately 1,616,886 shares of the Company's Common Stock. The Company redeemed all of those promissory notes with a prepayment, effective June 30, 1994, except for the Voting Notes, with respect to which prepayment is prohibited. See "Certain Relationships and Related Transactions--Transactions with Zurich, Including Centre Re." The outstanding principal amount of the Voting Notes is $30,000. The number of votes attaching to the Voting Notes is equal to the number of shares of Common Stock that may be purchased upon exercise of the warrants that were issued in that March 31, 1992 transaction and remain outstanding and are unexercised as of the applicable record date for a shareholder vote. As of December 1, 1997, the number of votes held by the holder of the Voting Notes was equivalent to 1,566,465 shares of Common Stock. The Voting Notes are permitted to vote only in director elections, director removals, votes on amending that right to vote, and changes to the number of authorized directors. As a result of the cancellation of a portion of the relevant warrants, the number of common stock equivalent votes held by the Voting Notes has decreased somewhat since March 31, 1992. The specific voting rights of the Voting Notes are set forth in the Company's Certificate of Incorporation and Bylaws.

                                   CERTAIN BENEFICIAL OWNERS


                                                COMMON STOCK(1)               VOTING NOTES
                                             --------------------------     ------------------
                                                                            SHARES-
             NAME AND ADDRESS                    SHARES       PERCENT(2)   EQUIVALENT   PERCENT
------------------------------------------   -------------    ---------     ---------    -------
  "III" ...................................          --            --      1,566,465(3)   100%
  International Insurance Investors, L.P.,
  a Bermuda limited partnership
  c/o International Insurance Investors
  (Bermuda) Limited, General Partner
  Cumberland House
  One Victoria Street
  Hamilton HM HX, Bermuda

"IP DELAWARE" .............................   1,369,856(4)         23.38%       --         --
Insurance Partners, L.P. ..................
  201 Main Street
  Suite 2600
  Ft. Worth, Texas 76102

"IIA" .....................................   1,243,333(5)         17.51%       --         --
International Insurance Advisors, Inc. ....
  One Chase Manhattan Plaza
  44th Floor
  New York, New York 10005

"IP BERMUDA" ..............................     754,978(6)         12.86%       --         --
Insurance Partners Offshore (Bermuda), L.P.
  Cedar House
  41 Cedar Avenue
  P.O. Box HM 1179
  Hamilton HM HX, Bermuda

"TJS" .....................................     529,652(7)          9.04%       --         --
TJS Partners, L.P.
  52 Vanderbilt Avenue, 5th Floor
  New York, New York 10017


                                                 COMMON STOCK(1)               VOTING NOTES
                                             --------------------------     ------------------
                                                                            SHARES-
             NAME AND ADDRESS                    SHARES       PERCENT(2)   EQUIVALENT   PERCENT
------------------------------------------   -------------    ---------    ----------   --------
"CENTRELINE" ..............................   579,356(8)        9.00%       --      --
CentreLine Reinsurance Limited,
  a Bermuda corporation
  Cumberland House
  One Victoria Street
  Hamilton HM HX, Bermuda

"CENTRE RE" ...............................   470,390(9)        7.43%       --      --
Centre Reinsurance Limited
  One Victoria Street
  Seventh Floor
  Hamilton HM HX, Bermuda

"BISHOP ESTATE" ...........................   388,752(10)       6.22%       --      --
Trustees of the Estate of Bernice P. Bishop
  567 South King Street
  Suite 200
  Honolulu, Hawaii 96813



----------
(1) Includes warrants expiring on April 1, 2002 to purchase 1,566,465 shares of Common Stock (the "Warrants") and a warrant expiring on April 1, 2002 to purchase 579,356 shares of Common Stock described more fully in footnote 8, below. The Warrants were issued on March 31, 1992 in a transaction in which the Company issued (a) Warrants to purchase approximately 1,616,886 shares of Common Stock and (b) promissory notes in the aggregate principal amount of $11.0 million to III and certain members of the Company's management. The Warrants are exercisable at $4.00 per share. The Warrants purchased by III, initially exercisable into 1,474,306 shares of Common Stock, were originally issued to IIA, as agent for each of the limited partners and the general partner of III. The Warrants have since been distributed to the partners of III; however, IIA's revocable agency relationship with such partners was reestablished after the distribution. Since the distribution, several such partners sold their Warrants to certain third parties that do not have such an agency relationship with IIA. See footnote 5 below. The Company has retired certain Warrants issued to members of management no longer employed by the Company.

(2) Percent ownership is based on the number of shares outstanding as of September 30, 1997, which number is 5,859,269 shares, plus any shares issuable pursuant to warrants held by the entity in question which may be exercised within 60 days after December 1, 1997.

(3) Robert A. Spass, Craig F. Schwarberg, and Bradley E. Cooper, each of whom is a director of the Company, beneficially owns limited partnership interests in III of 0.583%, 0.225%, and 0.075%, respectively. In addition, Mr. Spass has voting power over all of the voting capital stock of International Insurance Investors (Bermuda) Limited, the general partner of III. International Insurance Investors (Bermuda) Limited owns Warrants to purchase 47,129 shares of Common Stock that are held by IIA, as its agent. See footnote 5 below. See also "Certain Relationships and Related Transactions--Transactions with IP and Limitations on Related Party Control" regarding restrictions on III's ability to acquire additional equity securities of the Company or exercise such Warrants.

(4) Represents shares of Common Stock held by IP Delaware. Robert A. Spass and Steven B. Gruber, directors of the Company, are the President and a Vice President, respectively, of Insurance GenPar MGP, Inc. ("GenPar Inc."), the general partner of Insurance GenPar MGP, L.P. ("GenPar MGP"), the general partner of Insurance GenPar, L.P. ("GenPar" and, together with GenPar MGP and IP Delaware, the "Delaware Partnerships"), which is the general partner of IP Delaware. Robert A. Spass owns 40% and Messrs. Gruber and Daniel L. Doctoroff each own 30% of the voting capital stock of GenPar Inc. In addition, Messrs. Spass, Gruber, Doctoroff and Bradley E. Cooper, a director of the Company, own direct or indirect limited partnership interests in certain of the Delaware Partnerships. Each of Messrs. Spass, Gruber and Cooper, as well as Mr. Doctoroff, disclaims beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of all shares of Common Stock held by IP Delaware. See "Certain Relationships and Related Transactions --

        Transactions with IP and Limitations on Related Party Control" regarding restrictions on IP Delaware's ability to acquire additional equity securities of the Company.

(5) Represents Warrants to purchase shares of Common Stock that are held by IIA, as agent for each of the limited partners and for the general partner of III, as discussed in footnotes 1 and 3 above. As agent for such partners, IIA has the revocable authority to exercise rights set forth in the Warrants and to vote any shares of Common Stock issuable upon exercise of the Warrants. Robert A. Spass, a director of the Company, is an officer of IIA and as such, has the authority to exercise these rights. The partners who, upon revocation of IIA's authority, would be entitled to exercise Warrants covering more than 5% of the Common Stock are Centre Re and Bishop Estate, in the share amounts and percentages stated. See "Certain Relationships and Related Transactions--Transactions with IP and Limitations on Related Party Control" regarding restrictions on IIA's ability to acquire additional equity securities of the Company or exercise warrants to purchase Common Stock.

(6) Represents shares of Common Stock held by IP Bermuda. Robert A. Spass and Steven B. Gruber, directors of the Company, are the President and a Vice President, respectively, of Insurance GenPar (Bermuda) MGP, Ltd. ("GenPar (Bermuda) Ltd."), the general partner of Insurance GenPar (Bermuda) MGP, L.P. ("GenPar (Bermuda) MGP"), the general partner of Insurance GenPar (Bermuda), L.P. ("GenPar (Bermuda)" and, together with GenPar (Bermuda) MGP and IP Bermuda, the "Bermuda Partnerships"), which is the general partner of IP Bermuda. Robert A. Spass owns 40% and Messrs. Gruber and Doctoroff each own 30% of the voting capital stock of GenPar (Bermuda) Ltd. In addition, each of Messrs. Spass, Gruber, Doctoroff and Bradley E. Cooper, a director of the Company, owns direct or indirect limited partnership interests in certain of the Bermuda Partnerships. Each of Messrs. Spass, Gruber, and Cooper, as well as Mr. Doctoroff, disclaims beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of all shares of Common Stock held by IP Bermuda. See "Certain Relationships and Related Transactions--Transactions with IP and Limitations on Related Party Control" regarding restrictions on IP Bermuda's ability to acquire additional equity securities of the Company.

(7) TJS Corporation and its controlling stockholder, sole director, and executive officer, Thomas J. Salvatore, are the general partners of TJS Management, L.P., the general partner of TJS, and exercise voting control and dispositive power over all shares presently owned and are the beneficial owners of all such shares. The information contained in this footnote is based, in part, on an Amendment No. 2 to Schedule 13D/A, filed with the SEC in May 1997. Does not include 173,223 shares issuable upon the exercise of Warrants acquired since May 1997 that are subject to an agreement among all holders of Company warrants, which prohibits the exercise or transfer of such warrants until April 2000 unless prior approval from the Company's Board of Directors is obtained. Because of such restrictions, TJS, TJS Management, L.P., TJS Corporation, and Thomas J. Salvatore disclaim beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of such Warrants.

(8) Represents a warrant to purchase 579,356 shares of Common Stock issued as of June 30, 1994 (the "CentreLine Warrant"). CentreLine is an affiliate of Centre Re. See footnote 9 below for information regarding Centre Re's beneficial ownership of securities of the Company. The CentreLine Warrant was issued in connection with a $20.0 million investment in the Company (and its affiliate, Superior National Capital, L.P.) by CentreLine and a second Centre Re affiliate, Centre Reinsurance Services (Bermuda) III Limited. The CentreLine Warrant is exercisable at $5.20 per share. Steven D. Germain, a director of the Company, is an officer and a director of both Centre Re and CentreLine. In addition to Mr. Germain, each of Steven M. Gluckstern, Michael D. Palm, and David A. Brown, is an officer and/or director of both Centre Re and CentreLine. Messrs. Germain, Gluckstern, Palm and Brown disclaim any beneficial interest in the CentreLine Warrant and the Common Stock issuable upon its exercise, and in the Warrants held by IIA, as agent for Centre Re (as described in footnote 9 below), and the shares of Common Stock issuable upon the exercise of such Warrants. However, as officers and/or directors of both Centre Re and CentreLine, such persons share voting and/or investment power over such securities (subject to the agency appointment described in footnotes 1 and 5 above). See "Certain Relationships and Related Transactions--Transactions with IP and Limitations on Related Party Control" regarding restrictions on CentreLine's ability to acquire additional equity securities of the Company or exercise the CentreLine Warrant.


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



(9) Represents Warrants to purchase shares of Common Stock received upon the distribution by III to its partners of the Warrants, as described in footnote 1 above. See footnote 5 above for information concerning Centre Re's agency relationship with IIA with respect to such Warrants and see footnote 8 above for information concerning Centre Re's relationships with Steven D. Germain and CentreLine. The numbers of shares reported for Centre Re and III (excluding the Voting Notes) are based on an Amendment No. 1 to Schedule 13G, filed with the SEC in February 1997. See "Certain Relationships and Related Transactions--Transactions with IP and Limitations on Related Party Control" regarding restrictions on Centre Re's ability to acquire additional equity securities of the Company or exercise the Warrants.

(10) Represents Warrants to purchase shares of Common Stock received upon the distribution by III to its partners of the Warrants as described in footnote 1 above. Richard S. H. Wong, Oswald K. Stender, Lokelani Lindsey, Gerard A. Jervis, and Henry H. Peters, the trustees of the Bishop Estate, share voting and/or investment power over securities held by the Bishop Estate. Mr. Peters is a director of IIA. The number of shares reported for the Bishop Estate is based on a Schedule 13G filed with SEC in February 1996.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 1, 1997 by (i) each director and certain executive officers of the Company, individually, and (ii) all directors and executive officers as a group:

                                    OWNERSHIP OF MANAGEMENT

                                                             PERCENT OF COMMON
             NAME                       SHARES OWNED             STOCK(1)
-------------------------------       ----------------      -------------------
William L. Gentz                            97,929(2)                  1.66%

J. Chris Seaman                            166,181(3)                  2.78%

Arnold J. Senter                             2,000                        *

Karl O. Johnson                             51,878(4)                     *

Douglas R. Roche                            28,100(5)                     *

Thomas J. Jamieson                         245,300(6)                  4.19%

Gordon E. Noble                             10,000                        *

C. Len Pecchenino                           14,250                        *

Robert A. Spass                             63,720(7)                  1.09%

Craig F. Schwarberg                          3,321(8)                     *

Bradley E. Cooper                            5,107(9)                     *

Steven D. Germain                        1,056,226(10)                15.29%

Steven B. Gruber                                --(11)                   --

Roger W. Gilbert                                --                       --

Directors and Executive Officers as      1,843,168(12)                25.35%
        a Group (24 persons)


----------
* Less than 1%
(1) Percent ownership is based on the number of shares outstanding as of December 1, 1997, which number is 5,859,269 shares, plus any shares issuable pursuant to options or warrants held by the person in question that may be exercised within 60 days after December 1, 1997.

(2) Includes 29,995 shares issuable upon exercise of stock options that are exercisable within sixty days of December 1, 1997, in addition to 29,950 restricted stock grants awarded under the 1995 Plan, of which the restrictions have lapsed as to 3,361 shares.

(3) Includes 58,795 shares issuable upon exercise of Warrants and 40,591 shares issuable upon exercise of stock options, each of which is exercisable within sixty days of December 1, 1997, in addition to 24,163 restricted stock grants awarded under the 1995 Plan, of which the restrictions have lapsed as to 2,557 shares.

(4) Includes 4,262 shares issuable upon exercise of Warrants and 21,095 shares issuable upon exercise of stock options, both of which are exercisable within sixty days of December 1, 1997, in addition to 8,725 restricted stock grants awarded under the 1995 Plan, of which the restrictions have lapsed as to 1,218 shares.

(5) Includes 9,417 shares issuable upon exercise of stock options that are exercisable within sixty days of December 1, 1997, in addition to 6,387 restricted stock grants awarded under the 1995 Plan, of which the restrictions have lapsed as to 804 shares.

(6) Includes 98,050 shares owned of record by Jaco Oil Company, an entity controlled by Mr. Jamieson.

(7) Includes 8,000 shares of Common Stock owned directly by Mr. Spass. In addition, Mr. Spass is the beneficial owner of Warrants, held by IIA, as agent, representing the right to purchase 55,720 shares of Common Stock as described in footnotes 3 and 5 of the preceding "Certain Beneficial Owners" table. Mr. Spass is an officer of IIA and is the beneficial owner of less than one percent of the equity securities of IIA. IIA holds, as agent for the partners of III, Warrants to purchase 1,243,333 shares of Common Stock. In addition, see footnote 3 to the preceding "Certain Beneficial Owners" table concerning Mr. Spass' voting power with respect to the Voting Notes. Separately, 1,369,856 shares of Common Stock are held by IP Delaware and 754,978 shares of Common Stock are held by IP Bermuda. Mr. Spass is the President of GenPar Inc. and GenPar (Bermuda) Ltd., the ultimate general partners of IP Delaware and IP Bermuda, respectively. Mr. Spass disclaims beneficial ownership (as defined in Rule 13d-3, under the Exchange Act) of all shares of Common Stock that are held by IP Delaware and IP Bermuda. See footnotes 4 and 6 to the preceding "Certain Beneficial Owners" table for information concerning such partnerships. Pursuant to the terms of the stock purchase agreement under which IP Delaware and IP Bermuda purchased their shares of Common Stock, so long as certain conditions apply, each of IP Delaware and IP Bermuda has agreed that Mr. Spass will abstain from votes of the investment committees of each of IP Delaware and IP Bermuda with respect to each such entity's holdings of shares of Common Stock. See "Certain Relationships and Related Transactions--Transactions with IP and Limitations on Related Party Control."

(8) Represents Warrants to purchase 3,321 shares of Common Stock held by IIA, as agent, as described in footnote 5 of the preceding "Certain Beneficial Owners" table. In addition, Mr. Schwarberg is the beneficial owner of less than one percent of IIA's equity securities.

(9) Includes 4,000 shares of Common Stock. Also includes Warrants to purchase 1,107 shares of Common Stock held by IIA, as agent, as described in footnote 5 of the preceding "Certain Beneficial Owners" table. In addition, Mr. Cooper is the beneficial owner of less than one percent of IIA's equity securities.

(10) Includes (i) 5,600 shares of Common Stock owned directly, (ii) 880 shares of Common Stock owned indirectly as custodian for the benefit of his children under the New York Uniform Gift to Minors Act, and (iii) warrants to purchase Common Stock, consisting of the CentreLine Warrant to purchase 579,356 shares and the Warrants held by IIA as agent for Centre Re. See the preceding "Certain Beneficial Owners" table and footnotes 8 and 9 thereto. Mr. Germain is an officer and director of both Centre Re and CentreLine. As such, he shares voting and/or dispositive control over such securities (subject to the termination of the agency relationship with IIA by Centre Re). Mr. Germain disclaims any beneficial interest in the CentreLine Warrant, the Warrants held by IIA as agent for Centre Re, and the Common Stock issuable upon their exercise.

(11) Mr. Gruber, a director of the Company, is a Vice President of each of GenPar Inc. and GenPar (Bermuda) Ltd., the ultimate general partners of IP Delaware and IP Bermuda, respectively. IP Delaware owns 1,369,856 shares of Common Stock and IP Bermuda owns 754,978 shares of Common Stock. Mr. Gruber disclaims beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of all shares of Common Stock held by IP Delaware and IP Bermuda. See footnotes 4 and 6 to the preceding "Certain Beneficial Owners" table for information concerning such partnerships.

(12)    Includes (i) 1,172,951 shares issuable upon exercise of warrants and
        (ii) 138,642 shares issuable upon exercise of stock options, each of which are exercisable within sixty days of December 1, 1997. Also includes 99,873 shares subject to the Company's right of repurchase, of which the restrictions have lapsed as to 11,068 shares. Refer to footnotes 7 through 10 for information regarding beneficial interests in the Warrants and the CentreLine Warrant held by certain directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH IIA

        Messrs. Spass, Schwarberg, and Cooper, directors of the Company, are employees of IIA and are each the beneficial owner of less than one percent of IIA's equity securities. Mr. Spass is also an officer and director of IIA. IIA was paid $250,000 by the Company during each of fiscal 1996, 1995, and 1994 for investment banking and financial consulting services. Such payments were made pursuant to a consulting agreement entered into in 1992 that continues through 1998.

TRANSACTIONS WITH AFFILIATES OF ZURICH, INCLUDING CENTRE RE

        Centre Re and CentreLine are affiliates of each other. Mr. Germain, a director of the Company, is an officer and director of Centre Re and CentreLine. During each of 1994 (prior to Mr. Germain's election to the Board) and 1995 the Company paid $15.0 million to Centre Re for reinsurance services. Effective January 1, 1996, the Company cancelled certain reinsurance services provided by Centre Re. The Company accrued a $5.3 million charge related to the cancellation of such reinsurance services.

        As of June 30, 1994, the Company completed a $20.0 million financing transaction (the "1994 Transaction") with CentreLine and another affiliate of Centre Re involving the sale to an affiliate of Centre Re of preferred shares (the "SNCLP Preferred Shares") of Superior National Capital, L.P., a Bermuda limited partnership ("SNCLP"), an entity controlled by the Company, together with the issuance of the CentreLine Warrant. See "Security Ownership of Certain Beneficial Owners and Management--Security Ownership of Certain Beneficial Owners." The proceeds of the 1994 Transaction were loaned by SNCLP to Superior National and partially contributed to the capital of SNIC. The SNCLP Preferred Securities pay a 9.7% annual rate of return, in semi-annual installments and must be redeemed on or before June 30, 2001. The 1994 Transaction was structured to allow the Company to meet its capital needs and to obtain certain beneficial tax and accounting treatments. The 1994 Transaction was approved by the Company's Board of Directors and its shareholders, and an opinion as to the financial fairness of the 1994 Transaction terms was provided by an investment banking firm to the Board of Directors. SNCLP issued an additional 83,337; 91,616; and 49,167 shares of SNCLP Preferred Stock in 1995, 1996, and 1997, respectively, as dividends on the outstanding SNCLP Preferred Stock to an affiliate of Centre Re in connection with the 1994 Transaction. One use of the proceeds the Company received from the sale of the Senior Subordinated Notes to the Trust in connection with the sale of the Preferred Securities was to redeem all of the approximately $26.6 million face amount of the then outstanding SNCLP Preferred Securities.

        Further, Messrs. Seaman and Johnson, each of whom is an officer of the Company (Mr. Seaman is also a director), Joseph Wolonsky (an officer who resigned from the Company in June 1997), Richard Hotchkiss (an officer who retired from the Company in June 1996), and Edwin Wilson (an officer who resigned from the Company in May 1995) each held a portion of the Company's 14.5% Senior Subordinated Notes due April 1, 2002 (the "14.5% Notes"), in the aggregate principal amount of approximately $0.5 million. III held the remainder of the outstanding 14.5% Notes, in the principal amount of approximately $7.4 million (approximately $3.1 million in aggregate principal amount of the 14.5% Notes had been prepaid in 1993). The 14.5% Notes were refinanced in June 1994 with a bank term loan that provided substantial interest expense savings to the Company. The 14.5% Notes were subject to a substantial prepayment penalty, and upon their prepayment, the above-named officers and III received aggregate prepayment penalty fees of approximately $0.1 million and $1.4 million, respectively. Messrs. Spass, Schwarberg, and Cooper, directors of the Company, are each the beneficial owner of less than one percent of the limited partnership interests in III. In addition, Mr. Spass has voting power over all of the voting capital stock of III's general partner. The Company's Board of Directors (without Messrs. Seaman, Spass, Schwarberg, and Cooper, who disclosed their conflict of interest, withdrew from the discussion and abstained from the vote) unanimously approved the refinancing transaction, but only after a reduction in the prepayment penalty was negotiated. Such negotiations were conducted by Mr. Pecchenino on behalf of the Company.

        In addition to its interest in the refinancing of the 14.5% Notes, Centre Re, because of its limited partnership position in III, was further interested because, under the terms of the CentreLine Warrant, the exercise price thereof would have been reduced from $5.20 to $4.00 had the 14.5% Notes not been refinanced prior to December 31, 1994. If that reduction had occurred, the aggregate exercise price that CentreLine would have had to pay to exercise the CentreLine Warrant in full would have decreased by $695,228.

        Effective January 1, 1993, SNIC entered into an aggregate excess of loss reinsurance contract with Centre Re under which SNIC was required to cede not less than $15.0 million and not more than $20.0 million of claim and claim adjustment expense to Centre Re with respect to any covered accident year. The Company cancelled this contract effective January 1, 1996 and as a result, reported a $5.3 million charge.

        Effective January 1, 1994, SNIC entered into a quota-share reinsurance contract (the "Quota-Share Contract") with ZRNA, an affiliate of Zurich, which also applies to business written by SPCC since April 1, 1997. Under the Quota-Share Contract, ZRNA may provide Superior Pacific with an Assumption of Liability Endorsement ("ALE") facility, or, effective January 1, 1997, Superior Pacific may write directly on policy forms of ZC Insurance Company ("ZCIC"), an affiliate of ZRNA (the "ZCIC Front"). The ceding rate under the contract was 20% for 1994, and ZRNA and Superior Pacific mutually agreed to reduce the quota-share participation to 5% for 1995 and 1996. Further, Superior Pacific receives ceding commissions ranging between 22.5% and 24.5% for premiums ceded to ZRNA. The purpose of the ceding commission is to cover Superior Pacific's cost of acquiring new business and may be changed as a result of changes in market conditions on a quarterly basis.

        Effective January 1, 1997, the terms of the Quota Share Contract were amended. Under the amended terms of the Quota Share Contract, ZRNA increased its participation from 5% of premiums written in 1996 to 6.5% in 1997. In exchange for the increased participation, ZRNA will no longer receive a separate fee for policies written on ALEs, but will receive 2% of premiums written on ZCIC Front policies only.

        Superior Pacific entered into a reinsurance transaction with Centre Re effective June 30, 1997 under which Centre Re assumed $11 million of reserves associated with claims open for future medical payments only from Superior Pacific in consideration of $1 million in cash and the assignment of the rights of Superior Pacific's contribution and subrogation recoveries during the term of the contract. The contract is accounted for as a deposit, and no gain or loss will be recognized until net cash payments from (or to) Centre Re are either greater (or less) than Superior Pacific's $1 million premium.

        The Company and REM, an affiliate of Zurich, are in discussions regarding a claims program, which the Company believes will result in an agreement under which certain of the Company's claims functions would be performed by such affiliate. In addition, the Company and ZRNA, another affiliate of Zurich, have signed a non-binding letter of intent whereby ZRNA would provide average claims severity protection through accident year 2000, in connection with the claims services described above (together the "Severity Management Program"). The total cost of the Severity Management Program to the Company is expected to be approximately $35.0 million through December 31, 1998, with amounts thereafter to be determined. See "Business--Claims Severity Management Program."

        In December 1997, an affiliate of Zurich purchased $10 million of the Preferred Securities.

TRANSACTIONS WITH IP AND LIMITATIONS ON RELATED PARTY CONTROL

        Messrs. Spass and Gruber, directors of the Company, are executive officers of the ultimate general partner of each of IP Delaware and IP Bermuda (collectively, "IP"). In April 1997, IP purchased an aggregate of 2,124,834 shares of Common Stock at $7.53 per share, for an aggregate purchase price of $16.0 million, pursuant to the Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997 (the "Stock Purchase Agreement"), among the Company, IP, TJS, and certain members of the Company's management. The Company used the proceeds to fund, in part, its acquisition of Pac Rim. The price of the Common Stock was determined based on its per share price as quoted on The Nasdaq National Market during a certain period preceding the September 17, 1996 announcement of the Pac Rim acquisition, and represented in April 1997, a significant discount to the then current market price of the Common Stock. Mr. Gruber's election as a director of the Company was effective upon the consummation of the acquisition of Pac Rim. The Company's Board of Directors (without Messrs. Gentz, Seaman, Spass, Germain, and Cooper, who disclosed their conflict of interest, withdrew from the discussion and abstained from the vote) unanimously approved the Stock Purchase Agreement. The negotiations were conducted by Mr. Pecchenino on behalf of the Company.

        The Stock Purchase Agreement contains, in addition to customary terms and provisions, certain covenants by IP that shall remain effective so long as IP and its Associates beneficially own an aggregate of 15% or more of the Company's Common Stock on a fully diluted basis. For purposes of the Stock Purchase Agreement, "Associates" means each of CentreLine, Centre Re, III, IIA, and any person or entity that controls, is under common control with, or is controlled by IP or such persons or entities, and all individuals who are officers, directors, or control persons of any such entities, including IP. One such covenant, with certain limited exceptions, prohibits IP or any of its Associates from acquiring any additional shares of Common Stock, entering into a merger or business combination involving the Company, participating in any solicitation of proxies, or participating in any group with respect to the foregoing, without a two-third majority vote of either the non-Associate and non-employee directors or the Company's stockholders (excluding those shares held by IP and its Associates and by executive officers having to report transactions in Common Stock under securities laws). Other covenants provide that IP and its Associates will not elect more than five directors (or the highest number that is less than a majority of the Board of Directors) and that IP and its Associates will not transfer any of its shares except in certain types of specified transactions.

        In connection with the Stock Purchase Agreement, IP also entered into an agreement with all holders of the Company's outstanding warrants pursuant to which such holders are prohibited from exercising their warrants until April 2000 unless prior approval of the Company's Board of Directors is obtained. This restriction was implemented in order to reduce the risk that the Company would undergo an ownership change for purposes of Section 382 of the Code and thus be limited in its ability to use its NOLs. See "Risk Factors--Availability of Net Operating Loss Carryforwards."

        In addition, each of Messrs. Spass and Gruber are executive officers of Insurance Partners Advisors, L.P. ("IPA"). On April 11, 1997, IPA received a transaction fee from the Company of $625,000 representing a percentage of all of the funds raised in connection with the acquisition of Pac Rim.

MANAGEMENT PURCHASE OF EQUITY

        In April 1997, certain members of the Company's management (30 persons) and TJS, a 10% or greater stockholder of the Company, purchased an aggregate of 265,604 shares of Company Common Stock at $7.53 per share for an aggregate purchase price of $2.0 million under the Stock Purchase Agreement. As is its policy, IP requested that management participate with IP in its purchase of Common Stock under the same Stock Purchase Agreement. Of the 2,390,438 shares of Common Stock issued in the financing transaction, 2,124,834 shares were acquired by IP, as discussed above, 132,802 shares were acquired by TJS, 25,234 were acquired by William Gentz (a director and the President and Chief Executive Officer of the Company), 25,232 were acquired by J. Chris Seaman (a director, an Executive Vice President and the Chief Financial Officer of the Company), 9,296 were acquired by Joseph P. Wolonsky (who was then a Senior Vice President of the Company, but who subsequently resigned from the Company as of June 30, 1997), 9,296 were acquired by Karl O. Johnson (a Senior Vice President of Superior Pacific), 9,296 were acquired by Douglas R. Roche (a Senior Vice President of the Company) and 54,448 were acquired by other members of management.

                               THE EXCHANGE OFFER

        For the purposes of this section, as well as the sections entitled, "Description of the Exchange Preferred Securities," "Description of the Exchange Guarantee," "Description of the Exchange Notes," and "Relationship Among the Exchange Preferred Securities, the Declaration, the Exchange Notes and the Exchange Guarantee," the "Company" refers to Superior National Insurance Group, Inc. exclusive of its Subsidiaries or affiliates. In addition, where the context requires, descriptions of the voting rights and liquidation rights of, and rights to Distributions on, the Exchange Preferred Securities assume that all of the outstanding Preferred Securities will be exchanged for Exchange Preferred Securities in the Exchange Offer. To the extent any Preferred Securities are not so exchanged, pursuant to the Declaration, the Preferred Securities and Exchange Preferred Securities will rank pari passu in all respects and will have equal voting rights, liquidation rights and rights to Distributions.

PURPOSE OF THE EXCHANGE OFFER

        In connection with the sale of the Preferred Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Preferred Securities for capital securities with terms identical in all material respects to the terms of the Preferred Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part.

        The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Preferred Securities are the same as the form and terms of the Preferred Securities except that the Exchange Preferred Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to the Preferred Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Preferred Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by December 31, 1997 and declared effective by June 1, 1998, the Distribution rate borne by the Preferred Securities commencing on January 1, 1998 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Preferred Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Preferred Securities."

        The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Preferred Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Preferred Securities are registered on the books of the Trust or any other person who has obtained a properly completed stock power from the registered holder, or any person whose Preferred Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Preferred Securities by book-entry transfer at DTC.

        Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Company Guarantee for the Exchange Guarantee and the Old Notes, in an amount corresponding to the Preferred Securities accepted for exchange, for a like aggregate principal amount of the Exchange Notes. The Exchange Guarantee, the Exchange Notes and the Exchange Preferred Securities have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

        The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $105,000,000 aggregate liquidation amount of Exchange Preferred Securities for a like aggregate liquidation amount of Preferred Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue promptly after the Expiration Date, an aggregate liquidation amount of up to $105,000,000 of Exchange


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



Preferred Securities in exchange for a like principal amount of outstanding Preferred Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Preferred Securities in whole or in part in a liquidation amount of not less than $100,000 (100 Preferred Securities) or any integral multiple of $1,000 liquidation amount (one Preferred Security) in excess thereof.

        The Exchange Offer is not conditioned upon any minimum liquidation amount of Preferred Securities being tendered. As of the date of this Prospectus, an aggregate of $105,000,000 liquidation amount of the Preferred Securities is outstanding.

        Holders of Preferred Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Preferred Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Preferred Securities."

        If any tendered Preferred Securities are not accepted for exchange because of an invalid tender or if certain other events set forth herein shall occur, then certificates for any such unaccepted Preferred Securities will be returned, without expense, to the tendering holders thereof promptly after the Expiration Date.

        Holders who tender Preferred Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Preferred Securities in connection with the Exchange Offer. See "--Fees and Expenses."

        NEITHER THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY NOR ANY TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF PREFERRED SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR PREFERRED SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF PREFERRED SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF PREFERRED SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITION AND REQUIREMENTS.

        The term "Expiration Date" means 5:00 p.m., New York City time, on February 17, 1998 unless the Exchange Offer is extended by the Company or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

        The Company and the Trust expressly reserve the right in their reasonable discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Preferred Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Preferred Securities have theretofore been accepted for exchange) if the Company or the Trust determines, in its reasonable discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied and (iii) to extend the Expiration Date and retain all Preferred Securities tendered thereunder, subject, however, to the right of holders of Preferred Securities to withdraw their tendered Preferred Securities as described under "--Withdrawal Rights." If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company and the Trust will promptly disclose such amendment or waiver by means of a prospectus supplement that will be distributed to the holders of the Preferred Securities. If any facts or events arise which constitute a fundamental change in the information set forth herein or if any material changes or material additions are made to the Plan of Distribution described herein, the Company and the Trust will file a post-effective amendment to the Registration Statement setting forth the applicable information and will distribute an amended prospectus to the holders of the Preferred Securities. If at the time that such prospectus supplement or amended prospectus is first given to holders of Preferred Securities, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such prospectus supplement or amended prospectus is first so given, then the Exchange Offer will be extended until the expiration of such period of ten business days.


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




        Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company and the Trust may choose to make any public announcement and subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement and, subject to applicable law, the Company and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE PREFERRED SECURITIES

        Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange and issue to the Exchange Agent, Exchange Preferred Securities for Preferred Securities validly tendered and not withdrawn promptly after the Expiration Date.

        In all cases, delivery of Exchange Preferred Securities in exchange for Preferred Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Preferred Securities or a book-entry confirmation of a book-entry transfer of Preferred Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message and (iii) any other documents required by the Letter of Transmittal.

        The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Preferred Securities into the Exchange Agent's account at DTC.

        Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Preferred Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Preferred Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Preferred Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Preferred Securities, Letters of Transmittal and related documents and transmitting Exchange Preferred Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If, for any reason whatsoever, acceptance for exchange or the exchange of any Preferred Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Preferred Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Preferred Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Preferred Securities and such Preferred Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

        Pursuant to the Letter of Transmittal, a holder of Preferred Securities will warrant and agree in the Letter of Transmittal that (i) it has full power and authority to tender, exchange, sell, assign and transfer Preferred Securities, (ii) the Trust will acquire good, marketable and unencumbered title to the tendered Preferred Securities, free and clear of all liens, restrictions, charges and encumbrances, and (iii) the Preferred Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Preferred Securities tendered pursuant to the Exchange Offer.



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
PROCEDURES FOR TENDERING PREFERRED SECURITIES

        Valid Tender

        Except as set forth below, in order for Preferred Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, or an Agent's Message in case of book-entry delivery as described below, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Preferred Securities must be received by the Exchange Agent, or (ii) such Preferred Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

        If less than all of the Preferred Securities are tendered, a tendering holder should fill in the amount of Preferred Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Preferred Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

        THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

        Book-Entry Transfer

        The Exchange Agent will establish an account with respect to the Preferred Securities at DTC for purposes of the Exchange Offer within two Business Days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Preferred Securities by causing DTC to transfer such Preferred Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. Except in the case of a participant in the book-entry transfer facility system who transfers the Preferred Securities by an Agent's Message, delivery of Preferred Securities effected through book-entry transfer into the Exchange Agent's account at DTC requires that the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with. A holder who is a participant in the book-entry transfer facility system and transfers such holder's Preferred Securities by an Agent's Message need not transmit the Letter of Transmittal to the Exchange Agent to consummate the exchange.

               The term "Agent's Message" means a message transmitted through electronic means by a book-entry transfer facility to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the participant tendering the Preferred Securities that such participant has received and agrees to be bound by the Letter of Transmittal and/or the Notice of Guaranteed Delivery (as discussed below), where applicable.

        DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.



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



        Signature Guarantees

        Certificates for the Preferred Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Preferred Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Preferred Securities must be duly endorsed or accompanied by a properly executed stock power, with the endorsement or signature on the stock power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

        Guaranteed Delivery

        If a holder desires to tender Preferred Securities pursuant to the Exchange Offer and the certificates for such Preferred Securities are not immediately available, time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Preferred Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

                      (a) such tenders are made by or through an Eligible Institution;

                      (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

                      (c) the certificates (or a book-entry confirmation) representing all tendered Preferred Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of the execution of such Notice of Guaranteed Delivery.

               The Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile or mailed to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

               Notwithstanding any other provision hereof, the delivery of Exchange Preferred Securities in exchange for Preferred Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Preferred Securities, or of a book-entry confirmation with respect to such Preferred Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal, or, in the case of a participant in the book-entry transfer facility system, an Agent's Message. Accordingly, the delivery of Exchange Preferred Securities might not be made to all tendering holders at the same time and will depend upon when Preferred Securities, book-entry confirmation with respect to Preferred Securities and other required documents are received by the Exchange Agent.

        The Trust's acceptance for exchange of Preferred Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.


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
        Determination of Validity

        All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Preferred Securities will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Preferred Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

        The interpretation by the Company and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the Instructions thereto) will be final and binding. No tender of Preferred Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

        If any Letter of Transmittal, endorsement, stock power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company and the Trust, proper evidence satisfactory to the Company and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

        A beneficial owner of Preferred Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

        Resales of Exchange Preferred Securities

        The Trust is making the Exchange Offer for the Exchange Preferred Securities in reliance on the position of the Staff set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff and subject to the two immediately following sentences, the Company and the Trust believe that Exchange Preferred Securities issued pursuant to the Exchange Offer in exchange for Preferred Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Preferred Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities. However, any holder of Preferred Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Preferred Securities, or any broker-dealer who purchased Preferred Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Preferred Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Preferred Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Preferred Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Preferred Securities for Exchange Preferred Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Preferred Securities.

        Each holder of Preferred Securities who wishes to exchange Preferred Securities for Exchange Preferred Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any Exchange Preferred Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Preferred Securities. In addition, the Company and the Trust may require such holder as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Preferred Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Preferred Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Exchange Preferred Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Preferred Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company and the Trust believe that Participating Broker-Dealers who acquired Preferred Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Preferred Securities received upon exchange of such Preferred Securities (other than Preferred Securities which represent an unsold allotment from the original sale of the Preferred Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Preferred Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Preferred Securities received in exchange for Preferred Securities where such Preferred Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Preferred Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Preferred Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Preferred Securities received in exchange for Preferred Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at the address set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        In that regard, each Participating Broker-Dealer who surrenders Preferred Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Preferred Exchange Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Company or the Trust has given notice that the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) may be resumed, as the case may be. If the Company or the Trust give such notice to suspend the sale of the Exchange Preferred Securities (or the Exchange Guarantee or the Senior Subordinated Notes, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Preferred Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Preferred Securities or to and including the date on which the Company or the Trust has given notice that the sale of Exchange Preferred Securities (or the Exchange Guarantee or the Exchange Notes, as applicable) may be resumed, as the case may be.

        Withdrawal Rights

        Except as otherwise provided herein, tenders of Preferred Securities may be withdrawn at any time on or prior to the Expiration Date.

        In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Preferred Securities to be withdrawn, the aggregate liquidation amount of Preferred Securities to be withdrawn, and (if certificates for such Preferred Securities have been tendered) the name of the registered holder of the Preferred Securities as set forth on the Preferred Securities, if different from that of the person who tendered such Preferred Securities. If Preferred Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Preferred Securities, the tendering holder must submit the serial number shown on the particular Preferred Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Preferred Securities tendered for the account of an Eligible Institution. If Preferred Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Preferred Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Preferred Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of Preferred Securities may not be rescinded. Preferred Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Preferred Securities."

        All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust and the Company, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Preferred Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE PREFERRED SECURITIES

        Holders of Preferred Securities whose Preferred Securities are accepted for exchange will not receive Distributions on such Preferred Securities and will be deemed to have waived the right to receive any Distributions on such Preferred Securities accumulated from and after December 3, 1997. Accordingly, holders of Exchange Preferred Securities as of the record date for the payment of Distributions on June 1, 1998 will be entitled to receive Distributions accumulated from and after December 3, 1997.

CONDITIONS TO THE EXCHANGE OFFER

        Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company and the Trust will not be required to accept for exchange, or to exchange, any Preferred Securities for any Exchange Preferred Securities, and, as described below, may terminate the Exchange Offer (whether or not any Preferred Securities have theretofore been accepted for exchange) if any of the following conditions have occurred or exist or have not been satisfied.


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                      (a) there shall occur a change in the current
               interpretation by the Staff which permits the Exchange Preferred Securities issued pursuant to the Exchange Offer in exchange for Preferred Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Preferred Securities are acquired in the ordinary course of such holder's business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Preferred Securities; or

                      (b) any law, statute, rule or regulation shall have been
               adopted or enacted which, in the judgment of the Company or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

                      (c) a stop order shall have been issued by the Commission
               or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose or any governmental approval has not been obtained, which approval the Company or the Trust shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

        If the Company or the Trust determines in its reasonable discretion that any of the foregoing events or conditions has occurred or exist or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Preferred Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Preferred Securities. If such waiver or amendment constitutes a fundamental change to the Exchange Offer, the Company and the Trust will file a post-effective amendment to the Registration Statement setting forth the applicable information and will distribute an amended prospectus to the holders of the Preferred Securities. At the time that such prospectus supplement or amended prospectus is first given to holders of Preferred Securities, if the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such prospectus supplement or amended prospectus is first so given, then the Exchange Offer will be extended until the expiration of such period of ten business days.

EXCHANGE AGENT

        Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent, by registered or certified mail or by hand or overnight delivery, as follows:

                            Wilmington Trust Company
                           Corporate Trust Operations
                               Rodney Square North
                            1100 North Market Street
                         Wilmington, Delaware 19890-0001
                            Attention: Kristin Long

                              CONFIRM BY TELEPHONE:
                          Kristin Long: (302) 651-8869

                            FACSIMILE TRANSMISSIONS:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (302) 651-1079



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        Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

        The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Preferred Securities, and in handling or tendering for their customers.

        Holders who tender their Preferred Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Preferred Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Preferred Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Preferred Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

        Neither the Company nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptance of the Exchange Offer.


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                DESCRIPTION OF THE EXCHANGE PREFERRED SECURITIES

        The following summary of certain material terms of the Exchange Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Declaration. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration.

GENERAL

        Pursuant to the terms of the Declaration, the Trust has issued the Preferred Securities and the Common Securities and will issue the Exchange Preferred Securities. The Exchange Preferred Securities will represent preferred beneficial interests in the Trust and the holders of the Exchange Preferred Securities and the Preferred Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." Upon effectiveness of the Registration Statement of which this Prospectus forms a part, the Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The Exchange Preferred Securities are limited to $105,000,000 aggregate liquidation amount at any one time outstanding. The Exchange Preferred Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities and the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Exchange Notes will be held by the Preferred Trustee in trust for the benefit of the holders of the Exchange Preferred Securities and the Common Securities. The Exchange Guarantee will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Preferred Securities or on liquidation of the Trust when the Trust does not have cash on hand legally available for such payments. See "--Description of Exchange Guarantee."

DISTRIBUTIONS

        Distributions on the Exchange Preferred Securities will be fixed at a rate per annum of 10 3/4% of the stated liquidation amount of $1,000 per Exchange Preferred Security. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve thirty-day months.

         Distributions on the Exchange Preferred Securities will be cumulative, will accrue from December 3, 1997 and will be payable semi-annually in arrears on each June 1 and December 1, commencing June 1, 1998, when, as and if the Trust has funds available for payment.

        Distributions on the Exchange Preferred Securities must be paid semi-annually on the dates payable to the extent that the Trust has funds legally available for the payment of such Distributions. The Trust's funds available for distribution to the holders of the Exchange Preferred Securities will be limited to payments received from the Company on the Senior Subordinated Notes in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "Description of the Exchange Notes." The payment of Distributions, to the extent the Trust has funds legally available therefor, is guaranteed by the Company on a limited basis, as set forth under "Description of the Exchange Guarantee."



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        Distributions on the Exchange Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be one day prior to the relevant payment dates (fifteen days if the Exchange Preferred Securities do not remain in book-entry-only form). Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Form, Denomination, Book-Entry Procedures and Transfer" below. In the event that any date on which Distributions are payable on the Exchange Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York or Wilmington, Delaware are authorized or required by law to close.

        So long as no Event of Default under the Indenture shall have occurred and be continuing, the Company has the right under the Indenture to defer payment of interest on the Exchange Notes at any time or from time to time for a period not exceeding ten consecutive semi-annual periods (collectively, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral of interest payments by the Company, semi-annual Distributions on the Exchange Preferred Securities will also be deferred by the Trust during any such Extension Period. Distributions to which holders of the Exchange Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 10 3/4% thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions.

        During any Extension Period, the Company may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Preferred Trustee and the Indenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Preferred Securities would have been payable except for the election to begin or extend such Extension Period and
(ii) the date the Trustees are required to give notice to any securities exchange or to holders of the Exchange Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Exchange Notes--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

        During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock, (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with, or junior in interest to, the Exchange Notes subject to certain exceptions described herein or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with, or junior in right of payment to, the Exchange Notes; excluding, in each case, (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of the Company's Capital Stock, (e) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Company Capital Stock or the security being converted or exchanged and (f) purchases or issuances of common stock in connection with any of the Company's stock option, stock purchase, stock loan or other benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended. See "Description of Exchange Notes--Option to Extend Interest Payment Date."


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




        The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Exchange Notes.

OPTIONAL REDEMPTION

        The Company is permitted to redeem the Exchange Notes in whole or in part, from time to time, after December 1, 2005, upon not less than thirty nor more than sixty days' notice. See "Description of the Exchange Notes--Optional Redemption." Upon any redemption in whole or in part of the Exchange Notes at the option of the Company, the proceeds from such redemption shall simultaneously be applied by the Trust to redeem Exchange Preferred Securities and Common Securities at the prices set forth herein, plus accrued and unpaid Distributions thereon to the date fixed for redemption ("Redemption Price") together with the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Exchange Notes. See "Description of Exchange Notes--Optional Redemption."

        In the event that fewer than all the outstanding Exchange Notes are to be so redeemed, then the proceeds from such redemption shall be allocated to the redemption pro rata of the Exchange Preferred Securities and the Common Securities.

        In the event of any redemption in part, the Trust shall not be required to (i) issue, register the transfer of, or exchange any of the Exchange Preferred Securities during a period beginning at the opening of business fifteen days before any selection for redemption of Exchange Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Exchange Preferred Securities to be so redeemed and (ii) register the transfer of or exchange any Exchange Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Exchange Preferred Securities being redeemed in part.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

        If a Tax Event (as defined herein) shall occur and be continuing, the Company shall cause the Trustees to dissolve and liquidate the Trust and, after satisfaction of the liabilities of the Trust, cause Senior Subordinated Notes to be distributed to the holders of the Trust Securities in liquidation of the Trust within ninety days following the occurrence of such Tax Event; provided, however, that such liquidation and distribution shall be conditioned on (i) the Trustees' receipt of an opinion of independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Exchange Preferred Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such liquidation and distribution of Senior Subordinated Notes and (ii) the Company being unable to avoid such Tax Event within such ninety-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Exchange Preferred Securities and will involve no material cost. Furthermore, if (i) the Company has received an opinion (a "Redemption Tax Opinion") of independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Senior Subordinated Notes for United States federal income tax purposes, even after the Senior Subordinated Notes were distributed to the holders of the Exchange Preferred Securities upon liquidation of the Trust as described above or (ii) the Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Company shall have the right, upon not less than thirty nor more than sixty days' notice and within ninety days following the occurrence of the Tax Event, to redeem the Senior Subordinated Notes, in whole (but not in part) for cash, at 100% of the principal amount thereof plus accrued and unpaid interest and, following such redemption, all the Exchange Preferred Securities and Common Securities will be redeemed by the Trust at the liquidation amount of $1,000 per Trust Security plus accrued and unpaid Distributions; provided, however, that, if at the time there is available to the Company or the Trust the opportunity to eliminate, within such ninety-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Exchange Preferred Securities and will involve no material cost, the Trust or the Company will pursue such measure in lieu of redemption. See "--Mandatory Redemption."



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



        If the Company does not elect any of the options described above, the Exchange Preferred Securities will remain outstanding until repayment of the Senior Subordinated Notes, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing pursuant to the Indenture, the Company will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than United States withholding taxes) to which the Trust has become subject as a result of the Tax Event.

        "Tax Event" means that the Company shall have obtained an opinion of an independent tax counsel experienced in such matters to the effect that, as a result of (i) any amendment to or change (including any announced proposed change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after December 3, 1997), which amendment or change is effective or which proposed change, interpretation, or pronouncement is announced on or after November 26, 1997, there is more than an insubstantial risk that (i) the Trust is or, within ninety days of the delivery of an opinion of counsel, will be subject to United States federal income tax with respect to interest received or accrued on the Senior Subordinated Notes, (ii) interest payable to the Trust on the Senior Subordinated Notes is not or, within ninety days of the delivery of an opinion of counsel, will not be deductible for United States federal income tax purposes by the Company or (iii) the Trust is or, within ninety days of the delivery of an opinion of counsel, will be subject to more than a de minimis amount of other taxes, duties, assessments, or other governmental charges of whatever nature imposed by the United States or any other taxing authority.

        If an Investment Company Event (as defined herein), shall occur and be continuing, the Company shall cause the Trustees to liquidate the Trust and, after satisfaction of the liabilities of the Trust, cause the Senior Subordinated Notes to be distributed to the holders of the Trust Securities in liquidation of the Trust within ninety days following the occurrence of such Investment Company Event.

        The distribution by the Trust of the Senior Subordinated Notes will effectively result in the cancellation of the Exchange Preferred Securities.

        "Investment Company Event" means receipt by the Company of an opinion of independent counsel experienced in tax and securities matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after December 3, 1997.

        After the date fixed for any distribution of Senior Subordinated Notes
(i) the Exchange Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of the Global Exchange Preferred Securities, will receive a registered global certificate or certificates representing the Senior Subordinated Notes to be delivered upon such distribution and (iii) any certificates representing Exchange Preferred Securities not held by DTC or its nominee will be deemed to represent Senior Subordinated Notes having a principal amount equal to the aggregate of the stated liquidation amount of such Exchange Preferred Securities, with accrued and unpaid interest equal to the amount of accrued and unpaid distributions on such Exchange Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

MANDATORY REDEMPTION

        The Senior Subordinated Notes will mature on December 1, 2017 and may be redeemed, in whole or in part, at any time after December 1, 2005, or at any time in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event. Upon the repayment of the Senior Subordinated Notes, whether at maturity, upon redemption, by declaration or otherwise, after satisfaction of the liabilities of the Trust, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Senior Subordinated Notes so repaid or redeemed at the Redemption Price together with the related amount of premium, if any, paid by the Company upon the concurrent redemption of such Senior Subordinated Notes, provided that holders of the


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Trust Securities shall be given not less than thirty nor more than sixty days'
notice of such redemption. See "--Tax Event or Investment Company Event Redemption or Distribution," "Description of the Exchange Notes--General," and "Optional Redemption." If less than all of the Senior Subordinated Notes are to be repaid or redeemed, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Exchange Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Senior Subordinated Notes to be repaid or redeemed shall be allocated to the redemption pro rata of the Exchange Preferred Securities and the Common Securities.

CHANGE OF CONTROL REDEMPTION

        Upon the occurrence of a Change of Control Triggering Event (as defined herein), a holder of Trust Securities has the right to require the Trust to exchange all or any part of the holder's Trust Securities for Senior Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities so offered. Upon the occurrence of such an event, the Company will be required to immediately redeem any Senior Subordinated Notes so exchanged at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest. See "Description of the Exchange Notes--Change of Control."

REDEMPTION PROCEDURES

        The Exchange Preferred Securities will not be redeemed unless all accrued and unpaid Distributions have been paid on all Exchange Preferred Securities for all semi-annual distribution periods terminating on or prior to the date of redemption.

        If the Trust gives a notice of redemption in respect of Exchange Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption and will give DTC irrevocable instructions and authority to pay such amount in respect of Exchange Preferred Securities represented by the Global Exchange Preferred Securities and will irrevocably deposit with the paying agent for the Exchange Preferred Securities funds sufficient to pay such amount in respect of any Exchange Preferred Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Exchange Preferred Securities upon surrender of their certificates. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Exchange Preferred Securities called for redemption shall be payable to the holders of such Exchange Preferred Securities on the relevant record dates for the related Distribution dates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Exchange Preferred Securities so called for redemption will cease; except for the right of the holders of such Exchange Preferred Securities to receive the redemption price and any Distributions payable on or prior to the date of redemption, but without interest on such redemption price. In the event that any date fixed for redemption of Exchange Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Exchange Preferred Securities is improperly withheld or refused and not paid by the Trust or the sponsor pursuant to the Exchange Guarantee, Distributions on such Exchange Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for the purpose of calculating the amount payable upon redemption (other than for the purpose of calculating any premium).

        Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its Subsidiaries may at any time and from time to time purchase outstanding Exchange Preferred Securities by tender, in the open market or by private agreement. If less than all of the Exchange Preferred Securities and Common Securities are to be redeemed, then the aggregate liquidation amount of such Exchange Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Exchange Preferred Securities and the Common Securities based upon the relative liquidation amounts of such classes. The Preferred Trustee shall promptly notify the trust registrar in writing of the portion of the Exchange Preferred Securities to be redeemed. For all purposes of the Declaration, unless the context otherwise requires, all provisions


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



relating to the redemption of Exchange Preferred Securities shall relate, in the case of any Exchange Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Exchange Preferred Securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least thirty days but not more than sixty days before the date of the redemption to each holder of Trust Securities to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price on the Senior Subordinated Notes, on and after the date of the redemption interest ceases to accrue on such Senior Subordinated Notes or portions thereof (and Distributions cease to accrue on the Exchange Preferred Securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

        Payment of Distributions on, and the amount payable upon redemption or liquidation of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of such Trust Securities, provided, however, that, if on any distribution date or redemption date a Declaration Event of Default (as defined below) under the Declaration shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of accumulated and unpaid Distributions on all outstanding Exchange Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Exchange Preferred Securities, the full amount thereof in respect of all outstanding Exchange Preferred Securities, shall have been made or provided for, and all funds available to the Preferred Trustee shall first be applied to the payment in full in cash of all Distributions on, or the amount payable upon redemption of, Exchange Preferred Securities then due and payable.

        In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived the right to act with respect to any such Declaration Event of Default until all such Declaration Events of Default with respect to the Exchange Preferred Securities have been cured, waived, or otherwise eliminated. Until any such Declaration Events of Default with respect to the Exchange Preferred Securities have been so cured, waived or otherwise eliminated, the Trustees shall act solely on behalf of the holders of the Exchange Preferred Securities and not the holder of the Common Securities, and only the holders of the Exchange Preferred Securities will have the right to direct the Trustees to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

        In the event of any voluntary or involuntary liquidation, dissolution, winding up, or termination of the Trust, the holders of Trust Securities at the time will be entitled to receive out of the assets of the Trust available for distribution to holders of Trust Securities after satisfaction of liabilities to creditors of the Trust an amount equal to the aggregate of the stated liquidation amount of $1,000 per each of the Exchange Preferred Securities and accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such liquidation, dissolution, winding up, or termination, Senior Subordinated Notes in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Exchange Preferred Securities. If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Exchange Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Exchange Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Exchange Preferred Securities shall have a priority over the Common Securities.

        Pursuant to the Declaration, the Trust shall be dissolved and its affairs shall be wound up upon the earliest to occur of the following: (i) October 24, 2047, the expiration of the term of the Trust, (ii) the bankruptcy, liquidation, or dissolution of the Company, (iii) the revocation of the Company's charter and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the entry of a decree of judicial dissolution of the Company or the Trust by a court of competent jurisdiction,
(v) all of the Trust Securities have been called for redemption and the Redemption Price has been paid to the holders in accordance with the terms of the Trust


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Securities, (vi) the distribution of all of the Trust Property (as defined in the Declaration), (vii) the written direction to the Preferred Trustee from the Company at any time (which direction is optional and wholly within the discretion of the Company) to dissolve the Trust and distribute the Senior Subordinated Notes to the holders thereof in exchange for the Exchange Preferred Securities, (viii) the redemption of all of the Exchange Preferred Securities in connection with the redemption of all of the Senior Subordinated Notes, (ix) subject to certain conditions, the occurrence of a Tax Event, and (x) the occurrence of an Investment Company Event.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

        The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below, or as described in "Liquidation Distribution Upon Dissolution." The Trust may, without the consent of the holders of the Exchange Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state of the United States of America; provided that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") as long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of the successor entity that possesses the same powers and duties as the Preferred Trustee as the holder of the Senior Subordinated Notes, (iii) the Exchange Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Exchange Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Exchange Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease does not adversely affect the rights, preferences, and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company has provided a guarantee to the holders of the Successor Securities with respect to such successor entity having substantially the same terms as the Exchange Guarantee and (viii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion of nationally recognized independent counsel to the Trust experienced in such matters to the effect that
(x) such successor entity will be treated as a grantor trust for United States federal income tax purposes or otherwise as an entity that is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity, (y) following such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, neither the Company nor such successor entity will be required to register as an investment company under the 1940 Act and (z) such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease will not adversely affect the rights, preferences, privileges, and limited liability of the Exchange Preferred Securities in any material respect. Notwithstanding the foregoing, the Trust shall not, except with the consent of the holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, be replaced by, convey, transfer, or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer, or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity.

DECLARATION EVENTS OF DEFAULT

        An event of default under the Indenture (an "Event of Default") or a default by the Company under the Exchange Guarantee constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided that pursuant to the Declaration, the holder(s) of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Exchange Preferred Securities have been cured, waived, or


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otherwise eliminated. Until such Declaration Events of Default with respect to the Exchange Preferred Securities have been so cured, waived, or otherwise eliminated, the Exchange Preferred Trustee will be deemed to be acting solely on behalf of the holders of the Exchange Preferred Securities and only the holders of the Exchange Preferred Securities will have the right to direct the Preferred Trustee with respect to certain matters under the Declaration and, therefore, the Indenture.

        If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Senior Subordinated Notes on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), unless such payment is otherwise excused for the reasons herein stated, then holders of not less than 25% in liquidation amount of outstanding Exchange Preferred Securities have the right to appoint a trustee (the "Special Trustee") to act on behalf of all holders of Exchange Preferred Securities. The Special Trustee appointed in accordance with the preceding sentence will represent the holders of all outstanding Exchange Preferred Securities unless the holders of at least a majority in liquidation amount of the outstanding Exchange Preferred Securities appoint an alternative Special Trustee in which case the Special Trustee appointed in accordance with the preceding sentence will be required to resign as Special Trustee. At no time can there be more than one Special Trustee acting on behalf of the holders of Exchange Preferred Securities. To the fullest extent permitted by law, the Special Trustee will have the right to directly institute a proceeding against the Company (a "Trustee Action") for enforcement of payment to the holders of Exchange Preferred Securities of the principal of or interest on the Senior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Exchange Preferred Securities of such holders. In connection with such action, the rights of the Company as holder of Common Securities will be subrogated to the rights of the holders of Exchange Preferred Securities under the Declaration to the extent of any payment made by the Company to such holders in such Trustee action. If the Preferred Trustee or the Special Trustee do not enforce such payment obligations, a holder of Exchange Preferred Securities will have, to the fullest extent permitted by law, the right to bring an action on behalf of the Trust to enforce the Trust's rights under the Senior Subordinated Notes and the Indenture. The holders of Exchange Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Senior Subordinated Notes.

        Upon the occurrence of a Declaration Event of Default, the Preferred Trustee as the sole holder of the Senior Subordinated Notes will have the right under the Indenture to declare the principal of and interest on the Senior Subordinated Notes to be immediately due and payable. The Company and the Trust are each required to file annually with the Preferred Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

EXPENSES AND TAXES

        The Trust was created solely to facilitate an investment in the Senior Subordinated Notes; consequently, the Company, as borrower, has agreed in the Indenture, to pay all debts and obligations (other than with respect to the Exchange Preferred Securities and Common Securities, for which the Company's obligations are limited to the extent provided in the Exchange Guarantee) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, and fees and expenses of the Trustees and all costs and expenses relating to the operation of the Trust) and to pay any and all taxes, duties, assessments, or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust and the Preferred Trustee after paying such expenses will be equal to the amounts the Trust and the Preferred Trustee would have received had no such costs or expenses been incurred by or imposed on the Trust.

        The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person or entity to which any such debts, obligations, costs, expenses and taxes are owed (each a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to effect the foregoing.



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
VOTING RIGHTS

        Except as described herein and under "Description of the Exchange Guarantee--Amendments and Assignment" and as provided in the Delaware Business Trust Act and the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Exchange Preferred Securities will have no voting rights.

        Subject to the requirement of the Preferred Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Exchange Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Trustee or Special Trustee, if approved, or direct the exercise of any trust or power conferred upon the Preferred Trustee under the Declaration including the right to direct the Preferred Trustee, as holder of the Senior Subordinated Notes, to (i) exercise the remedies available under the Indenture with respect to the Senior Subordinated Notes, (ii) waive any past Event of Default that may be waived under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Senior Subordinated Notes shall be due and payable or (iv) consent to any amendment, modification, or termination of the Indenture or the Senior Subordinated Notes where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Senior Subordinated Notes affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Exchange Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Preferred Trustee to give such consent or take such action. The Trustees shall not revoke any action previously authorized or approved by a vote of Exchange Preferred Security holders except by subsequent vote of the holders of Exchange Preferred Securities. If the Preferred Trustee or the Special Trustee fails to enforce its rights under the Senior Subordinated Notes to receive interest or principal on the Senior Subordinated Notes on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), a holder of record of Exchange Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding on behalf of the Trust against the Company to enforce the Trust's rights under the Senior Subordinated Notes without first instituting any legal proceeding against the Preferred Trustee or any other person or entity. The holders of the Exchange Preferred Securities would not be able to exercise directly any other remedies available to the holder of the Senior Subordinated Notes unless the Preferred Trustee or the Indenture Trustee, acting for the benefit of the Preferred Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation amount of outstanding Exchange Preferred Securities would have a right to institute such proceedings. The Preferred Trustee shall notify all holders of the Exchange Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Senior Subordinated Notes. Such notice shall state that such Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Preferred Trustee shall not take any of the actions described in clause (i), (ii), or (iii) above unless the Preferred Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity.

        In the event the consent of the Preferred Trustee, as the holder of the Senior Subordinated Notes, is required under the Indenture with respect to any amendment, modification, or termination of the Indenture, the Preferred Trustee shall request the direction of the holders of the Exchange Preferred Securities with respect to such amendment, modification, or termination and shall vote with respect to such amendment, modification, or termination as directed by a majority in liquidation amount of the Exchange Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Senior Subordinated Notes, the Preferred Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Exchange Preferred Securities. The Preferred Trustee shall not take any such action in accordance with the directions of the holders of the Exchange Preferred Securities unless the Preferred Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity.



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


        A waiver of an Event of Default under the Indenture will constitute a waiver of the corresponding Declaration Event of Default.

        Any required approval or direction of holders of Exchange Preferred Securities may be given at a separate meeting of holders of Exchange Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Trustees will cause a notice of any meeting at which holders of Exchange Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Exchange Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date, place and purpose of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Exchange Preferred Securities will be required for the Trust to redeem and cancel Exchange Preferred Securities or distribute Senior Subordinated Notes in accordance with the Declaration.

        Notwithstanding that holders of Exchange Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Exchange Preferred Securities were not outstanding.

        The procedures by which holders of Exchange Preferred Securities may exercise their voting rights are described below.

        Holders of the Exchange Preferred Securities will have no rights to appoint or remove, or increase or decrease the number of, the Trustees, who may be appointed, removed or replaced, increased or decreased solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

        The Declaration may be modified and amended by the Trustees and the Company, provided, that if any proposed amendment provides for, or the Trustees or the Company otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up, or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Exchange Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of such class of Trust Securities.

        Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity, (ii) reduce or otherwise adversely affect the powers of the Trustees or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

        The Exchange Preferred Securities initially will be represented by one or more Exchange Preferred Securities certificates in registered, global form (collectively, the "Global Exchange Preferred Securities"). The Global Exchange Preferred Securities will be deposited upon issuance with the Preferred Trustee as custodian for


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



DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Exchange Preferred Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Exchange Preferred Securities may not be exchanged for Exchange Preferred Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Exchange Preferred Securities for Certificated Exchange Preferred Securities."

Depositary Procedures

        DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Exchange Preferred Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the liquidation amount of the Global Exchange Preferred Securities and (ii) ownership of such interests in the Global Exchange Preferred Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Exchange Preferred Securities).

        Except as described below, owners of interests in the Global Exchange Preferred Securities will not have Exchange Preferred Securities registered in their name, will not receive physical delivery of Exchange Preferred Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

        Payments in respect of the Global Exchange Preferred Security registered in the name of DTC or its nominee will be payable by the Preferred Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Preferred Trustee will treat the persons in whose names the Exchange Preferred Securities, including the Global Exchange Preferred Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Preferred Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Exchange Preferred Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Exchange Preferred Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Preferred Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Preferred Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Preferred Trustee, the Trust or the Company. None of the Trust, the Company or the Preferred Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Preferred Securities, and the Trust or the


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Company and the Preferred Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Interests in the Global Exchange Preferred Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

        DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Exchange Preferred Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Exchange Preferred Securities are credited and only in respect of such portion of the liquidation amount of the Exchange Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default, DTC reserves the right to exchange the Global Exchange Preferred Securities for Exchange Preferred Securities in certificated form and to distribute such Exchange Preferred Securities to its Participants.

        The information in this section concerning DTC, and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

Exchange of Book-Entry Exchange Preferred Securities for Certificated Exchange Preferred Securities

        A Global Exchange Preferred Security is exchangeable for Exchange Preferred Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Exchange Preferred Security and the Trust thereupon fails to appoint a successor Depositary within ninety days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Exchange Preferred Securities in certificated form or (iii) there shall have occurred and be continuing a Declaration Event of Default or any event which after notice or lapse of time or both would be a Declaration Event of Default. In addition, beneficial interests in a Global Exchange Preferred Security may be exchanged for certificated Exchange Preferred Securities upon request but only upon at least twenty days' prior written notice given to the Preferred Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Exchange Preferred Securities delivered in exchange for any Global Exchange Preferred Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

        Payments in respect of the Exchange Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated Exchange Preferred Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall initially be Wilmington Trust Company. The Paying Agent shall be permitted to resign as Paying Agent upon thirty days' written notice to the Trustees. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Trustees shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR AND TRANSFER AGENT

        Wilmington Trust Company will act as registrar and transfer agent for the Exchange Preferred Securities. Registration of transfers of Exchange Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Exchange Preferred Securities after such Exchange Preferred Securities have been called for redemption.


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




GOVERNING LAW

        The Declaration and the Exchange Preferred Securities will be governed by and construed in accordance with the laws of the State of Delaware.

MISCELLANEOUS

        The Company Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes or otherwise as an entity that is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity, and so that the Senior Subordinated Notes will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company Trustees and the Company are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect in any material respect the interests of the holders of the Exchange Preferred Securities.

        Holders of the Exchange Preferred Securities have no preemptive or similar rights.

INFORMATION CONCERNING THE PREFERRED TRUSTEE

        The Preferred Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Exchange Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses, and liabilities which might be incurred thereby. The Preferred Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Preferred Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

INFORMATION CONCERNING THE DELAWARE TRUSTEE

        The Delaware Trustee is Wilmington Trust Company. The Delaware Trustee shall be one of the trustees of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Business Trust Act for a trustee that is either a natural person who is a resident of Delaware or a legal entity with its principal place of business in that state.



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                      DESCRIPTION OF THE EXCHANGE GUARANTEE

        The Exchange Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the Exchange Preferred Securities for the benefit of the holders of the Exchange Preferred Securities. As soon as practicable after the date hereof, the Company Guarantee will be exchanged by the Company for the Exchange Guarantee for the benefit of the holders of the Exchange Preferred Securities. Upon effectiveness of the Registration Statement of which this Prospectus forms a part, the Exchange Guarantee will be qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee. Wilmington Trust Company will act as trustee (the "Guarantee Trustee") under the Exchange Guarantee. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Preferred Securities.

GENERAL

        Pursuant to the Exchange Guarantee, the Company will irrevocably and unconditionally agree to pay in full on a senior subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Exchange Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert, other than the defense of payment. The following payments or distributions with respect to the Exchange Preferred Securities (the "Guarantee Payments") will be subject to the Exchange Guarantee (without duplication): (i) any accrued and unpaid Distributions that are required to be paid on the Exchange Preferred Securities, to the extent the Trust has funds legally available therefor, (ii) the Redemption Price with respect to the Exchange Preferred Securities called for redemption, to the extent the Trust has funds legally available therefor and
(iii) upon a voluntary or involuntary dissolution, winding up, or liquidation of the Trust (other than in connection with a Distribution of the Exchange Notes to holders of Exchange Preferred Securities or redemption of all the Exchange Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Exchange Preferred Securities to the date of payment, to the extent the Trust has funds legally available therefor and (b) the amount of cash assets of the Trust remaining legally available for distribution to holders of the Exchange Preferred Securities upon the liquidation of the Trust. If the Company does not make interest payments on the Exchange Notes held by the Trust, the Trust will not be able to pay Distributions on the Exchange Preferred Securities and will not have funds legally available therefor.

        The Exchange Guarantee will be an irrevocable and unconditional guarantee on a senior subordinated basis of the Trust's obligations under the Exchange Preferred Securities, but will apply only to the extent that the Trust has funds sufficient to make such payments and is not a guarantee of collection. The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "--Status of the Exchange Guarantee."

        Substantially all of the assets of the Company consist of stock of the Subsidiaries. Accordingly, the Company relies primarily on dividends from such Subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The inability of the Company's direct and indirect Subsidiaries to pay dividends to the Company in an amount sufficient to meet debt service obligations and pay operating expenses would have a material adverse effect on the Company and the Trust. The payment of dividends by the Company's Subsidiaries without prior regulatory approval is subject to restrictions set forth in the insurance laws and regulations of California, the state of domicile of the Company's primary Insurance Subsidiaries. See "Business--Regulation." The Company currently does not expect such regulatory requirements to impair its ability to meet interest payment obligations and to pay operating expenses in the future. However, the Company can give no assurance that dividends will be declared or paid by its Subsidiaries. In addition, payment of dividends to the Company by the Insurance Subsidiaries is subject to ongoing review by insurance regulators and is subject to various statutory limitations and in certain circumstances requires approval by insurance regulatory authorities. The right of the Company to participate in any distribution of assets of any Subsidiary upon such Subsidiary's liquidation or reorganization, or otherwise, is subject to the prior claims of creditors of the Subsidiary, except to the extent the Company may itself be recognized as a creditor of that Subsidiary. Accordingly, the Exchange Notes will be effectively subordinated to all existing and future liabilities of the Company's Subsidiaries (including the intermediate holding company), and holders of Exchange Notes should look only to the assets of the Company for


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



payments on the Exchange Notes. Accordingly, the Company's obligations under the Guarantee, as well as its obligation to pay interest and principal on the Exchange Notes, will be effectively subordinated to all existing and future liabilities of the Company's Subsidiaries. See "Risk Factors--Holding Company Structure; Dividend and Other Restrictions." As of September 30, 1997, the liabilities of the Company's Subsidiaries were approximately $282.5 million.

        The Company has, through the Exchange Guarantee, the Declaration, the Exchange Notes and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Exchange Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Preferred Securities. See "Relationship Among the Exchange Preferred Securities, the Exchange Notes and the Exchange Guarantee."

        The Company has also agreed separately to guarantee irrevocably and unconditionally the obligations of the Trust with respect to the Common Securities to the same extent as the Exchange Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Exchange Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE EXCHANGE GUARANTEE

        The Exchange Guarantee will constitute an unsecured senior subordinated obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company as defined under "Description of the Exchange Notes--Certain Definitions." The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Preferred Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust out of funds legally available therefor or upon distribution of the Exchange Notes to the holders of the Exchange Preferred Securities. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. However, the ability of the Company and its Subsidiaries to incur indebtedness is restricted under the Exchange Notes. The Company may from time to time incur additional indebtedness constituting Senior Indebtedness. See "Description of the Exchange Notes--Certain Covenants."

        The Company may not make a Guarantee Payment to holders of Exchange Preferred Securities if (i) any Senior Indebtedness of the Company having an outstanding principal amount at the time of determination in excess of $10.0 million (the "Specified Senior Indebtedness") is not paid when due or (ii) any other default on Specified Senior Indebtedness of the Company occurs and the maturity of such Specified Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Specified Senior Indebtedness has been paid in full. The failure to make a payment under the Exchange Guarantee shall not be considered an Event of Default. However, the Company may make a Guarantee Payment without regard to the foregoing if the Company and the Guarantee Trustee receive written notice approving such payment from a representative of the Specified Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Specified Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not make a Guarantee Payment to holders of Exchange Preferred Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Guarantee Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the representative of the holders of such Specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Guarantee Trustee and the Company from the representative of the holders of such


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



Specified Senior Indebtedness, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Specified Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Specified Senior Indebtedness or the representative of such holders have accelerated the maturity of such Specified Senior Indebtedness, the Company may resume Guarantee Payments after the end of such Payment Blockage Period. The Exchange Guarantee shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Specified Senior Indebtedness during such period.

        Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the holders of Exchange Preferred Securities are entitled to receive any Guarantee Payment, and until the Senior Indebtedness of the Company is paid in full, any payment or Distribution to which holders of Exchange Preferred Securities would be entitled but for the subordination provisions of the Exchange Guarantee will be made to holders of such Senior Indebtedness as their interests may appear. If a Distribution is made to holders of Exchange Preferred Securities, that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

        If a Guarantee Payment is to be made by the Company to holders of Exchange Preferred Securities, the Company or the Guarantee Trustee shall promptly notify the holders of Senior Indebtedness of the Company or the representative of such holders of such Guarantee Payment. If any Senior Indebtedness of the Company is outstanding, the Company may not pay such Guarantee Payment until five Business Days after the representatives of all the issues of Senior Indebtedness of the Company receive notice of such Guarantee Payment and, thereafter. may pay such Guarantee Payment only if the Exchange Guarantee otherwise permits payment at that time.

AMENDMENTS AND ASSIGNMENT

        Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Preferred Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Exchange Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Exchange Preferred Securities--Voting Rights." All guarantees and agreements contained in the Exchange Guarantee shall bind successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Exchange Preferred Securities then outstanding. The Exchange Guarantee shall not be amended without the prior receipt by the Company of an opinion of independent tax counsel to the effect that such amendment of the Exchange Guarantee will not result in the recognition of income, gain or loss by holders of the Exchange Preferred Securities.

EVENTS OF DEFAULT

        An event of default under the Exchange Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the Exchange Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

        Upon the occurrence of a payment default under the Exchange Guarantee, any holder of the Exchange Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other persons or entity.

        The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

TERMINATION OF THE EXCHANGE GUARANTEE

        The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Exchange Preferred Securities, upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust or upon distribution of Exchange Notes to the holders in exchange for all of the Exchange Preferred Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Preferred Securities must restore payment of any sums paid under such Exchange Preferred Securities or such Exchange Guarantee.

GOVERNING LAW

        The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

        The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Exchange Guarantee, undertakes to perform only such duties as are specifically set forth in the Exchange Guarantee and, after default with respect to the Exchange Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

                        DESCRIPTION OF THE EXCHANGE NOTES


        Set forth below is a description of certain material terms of the Exchange Notes. The Old Notes were issued and the Exchange Notes will be issued as separate series under the Indenture. Upon effectiveness of the Registration Statement of which this Prospectus forms a part, the Indenture will be qualified under the Trust Indenture Act. The following summary does not purport to be complete and is subject to, and qualified in its entirely by reference to, all of the provisions of the Indenture. Capitalized terms not otherwise defined herein have the meaning assigned to them in the Indenture.

        Under certain circumstances involving the dissolution of the Trust following the occurrence of a Tax Event, Change of Control Triggering Event or Investment Company Event, Exchange Notes may be distributed to the holders of the Exchange Preferred Securities in liquidation of the Trust. See "Description of the Exchange Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Exchange Preferred Securities--Change of Control Redemption."

GENERAL

        The Exchange Notes will be issued under the Indenture and will be limited in aggregate principal amount to the sum of the aggregate stated liquidation amount of the Trust Securities.

        The Exchange Notes are not entitled to the benefit of any sinking fund. The entire principal amount of the Exchange Notes will become due and payable, together with any accrued and unpaid interest thereon, on December 1, 2017.

        The Exchange Notes will initially be issued in fully registered certificated form and held by the Preferred Trustee. If distributed to holders of Exchange Preferred Securities in a dissolution of the Trust or following a Change of Control Triggering Event, the Exchange Notes will then be issued as a global security to the extent of any Global Exchange Preferred Securities at the time representing any Exchange Preferred Securities and otherwise in fully registered, certificated form. In the event that Exchange Notes are issued in certificated form, such Exchange Notes will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

        Payments on Exchange Notes issued as a global security will be made in immediately available funds to DTC, as the depository for the Exchange Notes. In the event Exchange Notes are issued in certificated form, principal and interest will be payable, the transfer of the Exchange Notes will be registrable, and Exchange Notes will be exchangeable for, Exchange Notes of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in the City of New York; provided that, unless the Exchange Notes are held by the Trust or any successor permissible as described under "Description of the Exchange Preferred Securities--Merger, Consolidation or Amalgamation of the Trust," payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

INTEREST

        The Exchange Notes will bear interest at the rate of 10 3/4% per annum from December 3, 1997, payable semi-annually in arrears on June 1 and December 1 (each, an "Interest Payment Date"), commencing June 1, 1998, to the person in whose name such Exchange Note is registered at the close of business on the fifteenth day immediately preceding such Interest Payment Date. Interest on the Exchange Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date. Interest in arrears for more than one semi-annual period (and interest thereon) will accrue interest (compounded semi-annually) at the same rate, to the extent permitted by applicable law.

        The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve, thirty-day months. In the event that any date on which interest is payable on the Exchange Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business

Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT DATE

        Unless an Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Exchange Notes to defer the payment of interest at any time or from time to time for a period not exceeding ten consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Exchange Preferred Securities by the Trust will be deferred during any such Extension Period. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest then accrued at the annual rate of 10 3/4%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Notes (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

        During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's Capital Stock (which includes common and preferred stock), (ii) make any payment of principal, interest, or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in right of payment to the Exchange Notes or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Exchange Notes; excluding, in each case, (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of Company's Capital Stock, (e) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged and (f) purchases or issuances of Common Stock under any of the Company's stock option, stock purchase, restricted stock grant, stock loan or other benefit plans for its directors, officers, or employees or any of the Company's dividend reinvestment plans, in each case as now existing or hereafter established or amended.

        Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed ten consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Preferred Trustee and Indenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Preferred Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Trustees are required to give notice to any securities exchange or to holders of Trust Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Indenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Exchange Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

OPTIONAL REDEMPTION

        The Company shall have the right to redeem the Exchange Notes, in whole or in part, at any time or from time to time after December 1, 2005, upon not less than thirty or more than sixty days' notice, at the Redemption Prices (as defined in the Indenture) (expressed as a percentage of principal amount) set forth below plus accrued and unpaid interest to the Redemption Date (as defined in the Indenture) (subject to the right of holders of record on the relevant Regular Record Date (as defined in the Indenture) to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the twelve-month period beginning on December 1 of the years indicated below:


                                             PERCENTAGE OF
YEAR                                       PRINCIPAL AMOUNT
----                                       ----------------
2005...................................          105.375%
2006...................................          103.583%
2007...................................          101.792%
2008 and thereafter....................          100.000%


        In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Exchange Note during a period beginning at the opening of business fifteen days before any selection for redemption of Exchange Notes and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Exchange Notes to be so redeemed or (ii) register the transfer of or exchange any Exchange Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Exchange Note being redeemed in part.

SUBORDINATION

        The indebtedness evidenced by the Exchange Notes will be senior subordinated obligations of the Company. The payment of the principal of (including any payments on redemption or repurchase), premium (if any) and interest on the Exchange Notes is subordinate in right of payment, as set forth in the Indenture, to all Senior Indebtedness of the Company, whether outstanding on the date the Exchange Notes are originally issued or thereafter incurred.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Company may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants."

        The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof. The Exchange Notes will mature on December 1, 2017 (the "Stated Maturity Date"). The Exchange Notes will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. Almost all of the Company's assets consist of stock in the Subsidiaries. Consequently, the Company relies primarily on dividends, interest and fees from such Subsidiaries to meet its obligations. The Company is a legal entity separate and distinct from its Subsidiaries. The principal sources of the Company's income are dividends, interest and fees from its Subsidiaries. The Company's ability to meet debt service obligations and pay operating expenses depends on receipt of sufficient funds from its direct and indirect Subsidiaries. The inability of the Company's direct and indirect Subsidiaries to pay dividends, interest and fees to the Company in an amount sufficient to meet debt service obligations and pay operating expenses would have a material adverse effect on the Company and the Trust. The payment of dividends by the Company's Subsidiaries without prior regulatory approval is subject to restrictions set forth in the insurance laws and regulations of California, the state of domicile of the Company's primary Insurance Subsidiaries. The Company currently does not expect such regulatory requirements to impair its ability to meet interest payment obligations and to pay operating expenses in the future. However, the Company can give no assurance that dividends will be declared or paid by its Subsidiaries. As of September 30, 1997, Superior Pacific would have been permitted to pay an aggregate of $7.9 million in dividends without prior regulatory approval. In addition, payment of dividends to the Company by the Insurance Subsidiaries is subject to ongoing review by insurance regulators and is subject to various statutory limitations and in certain circumstances requires approval by insurance regulatory authorities. The right


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
of the Company to participate in any distribution of assets of any Subsidiary upon such Subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the Subsidiary, except to the extent the Company may itself be recognized as a creditor of that Subsidiary. Accordingly, the Exchange Notes will be effectively subordinated to all existing and future liabilities of the Company's Subsidiaries, including the intermediate holding company, and holders of Exchange Notes should look only to the assets of the Company for payments on the Exchange Notes. In addition, because the Company's principal Subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such Insurance Subsidiaries to pay dividends to the Company without prior regulatory approval is limited by applicable laws and regulations. The Declaration and the Guarantee do not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. However, the ability of the Company and its Subsidiaries to incur indebtedness is restricted under the Exchange Notes. The Company may from time to time incur additional Indebtedness constituting Senior Indebtedness. See "--Certain Covenants."

        The Company may not pay principal of, or premium (if any), or interest on, the Exchange Notes and may not repurchase, redeem or otherwise retire any Exchange Notes (collectively, "pay the Notes") if (i) any Senior Indebtedness of the Company having an outstanding principal amount at the time of determination in excess of $10.0 million (the "Specified Senior Indebtedness") is not paid when due or (ii) any other default on Specified Senior Indebtedness of the Company occurs and the maturity of such Specified Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Specified Senior Indebtedness has been paid in full. However, the Company may pay the Notes without regard to the foregoing if the Company and the Indenture Trustee receive written notice approving such payment from a representative of the Specified Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Specified Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Indenture Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the representative of the holders of such Specified Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Indenture Trustee and the Company from the representative of the holders of such Specified Senior Indebtedness, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Specified Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Specified Senior Indebtedness or the representative of such holders have accelerated the maturity of such Specified Senior Indebtedness, the Company may resume payments on the Exchange Notes after the end of such Payment Blockage Period. The Exchange Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Specified Senior Indebtedness during such period.

        Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution, or reorganization of, or similar proceeding relating to, the Company or its property, the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the holders of Exchange Notes are entitled to receive any payment, and until the Senior Indebtedness of the Company is paid in full, any payment or distribution to which holders of Exchange Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a distribution is made to holders of Exchange Notes, that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

        If payment of the Exchange Notes is accelerated because of an Event of Default, the Company or the Indenture Trustee shall promptly notify the holders of Senior Indebtedness of the Company or the representative of such holders of the acceleration. If any Senior Indebtedness is outstanding, the Company may not pay the Notes until five Business Days after the representatives of all the issues of Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

        By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness of the Company may recover more, ratably, than the holders of Exchange Notes, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Exchange Notes.

CERTAIN COVENANTS

Limitation on Restricted Payments

        (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if at the time the Company or such Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom), (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Incurrence of Indebtedness," or
(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit), (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees), and (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary), subsequent to the Issue Date, of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange).

        (b) The provisions of the foregoing paragraph (a) shall not prohibit:
(i) any purchase or redemption of stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above, (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Incurrence of Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; or (iii) dividends paid within sixty days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments.

Limitation on Incurrence of Indebtedness

        (a) The Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence (and after giving effect thereto), the Consolidated Coverage Ratio exceeds 2.0 to 1.

        (b) The foregoing limitations contained in paragraph (a) do not apply to the Incurrence of any of the following Indebtedness: (1) Indebtedness owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to another Wholly


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Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company, (2) the Exchange Notes, (3) Indebtedness incurred, in each case, to provide all or a portion of the purchase price or cost of construction of an asset or, in the case of a sale/leaseback transaction, to finance the value of such asset owned by the Company or a Subsidiary, in an aggregate principal amount which, together with all other such Indebtedness outstanding on the date of such Incurrence (other than Indebtedness permitted by paragraph (a) or clause (1) or (6) of this paragraph (b)), does not exceed $10.0 million, (4) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (2) or (3) of this paragraph (b), (5) Indebtedness under a reverse repurchase program or other derivative instrument if such Indebtedness is secured only by an Investment by the Company or its Subsidiaries (or the proceeds of the sale of such an Investment), provided such Indebtedness has a term of 90 days or less, (6) customer deposits and advance payments received from customers for goods or services purchased in the ordinary course of business, and (7) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by paragraph (a) or clauses (1) through (6) of this paragraph (b)), does not exceed $5.0 million.

        (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Indebtedness (i) that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Exchange Notes to at least the same extent as such Subordinated Obligations.

        (d) For purposes of determining compliance with the foregoing covenant,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

Limitation on Restrictions on Distributions from Subsidiaries

        The Company shall not, and shall not permit any Subsidiary to, voluntarily create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary (other than SPCC or SBL) (a) to pay dividends or make any other distributions on its Capital Stock to the Company or any other Subsidiary or pay any Indebtedness owed to the Company or any other Subsidiary, (b) to pay any management fees or billing fees to the Company or any other Subsidiary, (c) to make any loans or advances to the Company or any other Subsidiary or (d) transfer of any of its property or assets to the Company or any other Subsidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, (ii) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date, (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) above or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) above or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the holders of Exchange Notes than encumbrances and restrictions with respect to such Subsidiary contained in such agreements, (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests or in licensing agreements to the extent such provisions restrict the transfer of the lease or the property leased thereunder or the licensing agreement or the rights licensed thereunder, (v) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages and (vi) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.


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Limitation on Sales of Assets and Subsidiary Stock

        (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company or such Subsidiary as the case may be, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Subsidiary is in the form of cash, cash equivalents or Marketable Securities and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay, redeem, or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within eighteen months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within eighteen months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Exchange Notes to purchase Exchange Notes pursuant to and subject to the conditions contained in the Indenture; provided, however, that in connection with any prepayment, repayment, or purchase of Indebtedness pursuant to clause
(A) or (C) above, the Company or such Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $5.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

               For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Subsidiary and the release of the Company or such Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Subsidiary from the transferee that are promptly converted by the Company or such Subsidiary into cash.

        (b) In the event of an Asset Disposition that requires the purchase of the Exchange Notes pursuant to clause (a) (ii) (C) above, the Company will be required to purchase Exchange Notes tendered pursuant to an offer by the Company for the Exchange Notes at a purchase price of 101% of their principal amount (without premium) plus accrued but unpaid interest, in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. The Company shall not be required to make such an offer to purchase Exchange Notes pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

        (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

Limitation on Affiliate Transactions

        (a) The Company shall not, and shall not permit any Subsidiary to, enter into any transaction (including the purchase, sale, lease, or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") (other than reinsurance with an Affiliate in the ordinary course of business) if such Affiliate Transaction involves an amount in excess of


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$0.5 million unless the terms thereof (i) are set forth in writing and (ii) have been approved by a majority of the disinterested members of the Board of Directors of the Company or such Subsidiary.

        (b) The provisions of paragraph (a) above shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to the covenant described under "--Limitation on Restricted Payments," (ii) transactions or payments pursuant to any employee arrangements or employee or director benefit plans entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary, and (iii) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

Senior Subordinated Indebtedness; Liens

        The Company shall not, and shall not permit any Subsidiary to, Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Senior Indebtedness unless (A) contemporaneously therewith effective provision is made to secure the Exchange Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien or
(B) such Secured Indebtedness is permitted by clause (3) or (4) of paragraph (b) of the covenant described under "--Limitation on Incurrence of Indebtedness."

Limitation on Mergers, Acquisitions and Sales of Assets

        The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties and assets in one or more related transactions, to another Person unless (i) the Surviving Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Exchange Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Indenture Trustee, (iii) at the time of and immediately after such transaction, no Default or Event of Default shall have occurred and be continuing, (iv) the Surviving Person will have Consolidated Net Worth (immediately after the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, (v) at the time of such transaction and after giving pro forma effect thereto, the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "Limitation on Incurrence of Indebtedness," and (vi) the Company delivers to the Indenture Trustee an officers' certificate, and an opinion of counsel, each stating that such consolidation, merger, or transfer and such supplemental indenture, if any, complies with the Indenture.

OWNERSHIP OF THE TRUST

        The Company shall continue (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Exchange Notes to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities, or certain mergers, consolidations, or amalgamations, each as permitted by the Declaration and (y) to otherwise continue to be classified for United States federal income tax purposes as a grantor trust or another entity which is not subject to United States federal income tax at the entity level and the assets and income of which are treated for United States federal income tax purposes as held and derived directly by holders of interests in the entity.

CHANGE OF CONTROL

        Upon the occurrence of a Change of Control Triggering Event (as defined herein), a holder of Trust Securities has the right to require the Trust to exchange all or any part of the holder's Trust Securities for Senior Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities so


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offered. Upon the occurrence of such an event, the Company will be required to immediately redeem any Exchange Notes so exchanged at a redemption price equal to 101% of the principal amount thereof plus any accrued and unpaid interest.

        The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

        Future indebtedness of the Company may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of the Exchange Preferred Securities to exchange the Exchange Preferred Securities for Exchange Notes and their right to require the Company to redeem the Exchange Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of Exchange Notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. While in the context of a Change of Control a Person attempting to effect the Change of Control would be cognizant of the redemption right of the holders of Exchange Preferred Securities and either may obtain the agreement of such holders not to exercise their redemption right or may have, or arrange for the provision of, cash sufficient to fund such a redemption, there can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Exchange Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Exchange Notes.

EVENTS OF DEFAULT

        The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Exchange Notes: (i) failure for thirty days to pay interest on the Exchange Notes when due, (ii) failure to pay principal of or premium, if any, on the Exchange Notes when due, whether at maturity, upon redemption, by judicial declaration or otherwise, (iii) failure to observe or perform, in any material respect, any other covenant contained in the Indenture for ninety days after notice as provided in the Indenture, (iv) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary), whether such Indebtedness or Guarantee now exists or is incurred after the Issue Date, if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness, at such time, that has been accelerated or not paid at maturity, exceeds $10.0 million, (v) the dissolution, winding up, or termination of the Trust, except in connection with the distribution of Exchange Notes to the holders of Securities in liquidation of the Trust and in connection with certain mergers, consolidations, or amalgamations permitted by the Declaration, or (vi) certain events in bankruptcy, insolvency, or reorganization of the Company.

        The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Notes may declare the principal of and interest on the Exchange Notes due and payable immediately on the occurrence of an Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Exchange Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "--Modification of the Indenture."

        The Preferred Trustee is the initial holder of the Exchange Notes. However, while the Securities are outstanding, the Preferred Trustee has agreed under the Declaration not to waive an Event of Default with respect


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to the Exchange Notes without the consent of holders of a majority in aggregate liquidation amount of the Securities then outstanding.

        A default under any other indebtedness of the Company or any of its Subsidiaries or joint ventures or the Trust would not constitute an Event of Default under the Exchange Notes.

        Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Exchange Notes unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Exchange Notes then outstanding will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.

        No Holder of any Exchange Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default and, if the Preferred Trustee is not the Holder of Exchange Notes, unless the holders of at least 25% in aggregate principal amount of the Exchange Notes then outstanding shall also have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Exchange Notes a direction inconsistent with such request and shall have failed to institute such proceeding within sixty days. However, such limitations do not apply to a suit instituted by a Holder of an Exchange Note for enforcement of payment of the principal of and premium, if any, or interest on such Exchange Notes on or after the respective due dates expressed in such Exchange Note.

        The holders of a majority in aggregate outstanding principal amount of the Exchange Notes affected thereby may, on behalf of the holders of all the Exchange Notes, waive any past default, except a default in the payment of principal, premium, if any, or interest. The Company is required to file annually with the Indenture Trustee and the Trustees a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATION OF THE INDENTURE

        The Indenture contains provisions permitting the Company and the Indenture Trustee, with consent of the holders of not less than a majority in principal amount of the Exchange Notes, to modify the Indenture or any supplemental indenture, provided that no such modification may, without the consent of the Holder of each outstanding Exchange Note (or a majority in liquidation amount of the Securities so long as they remain outstanding) affected thereby, (i) extend the Stated Maturity of any Exchange Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, except as otherwise stated herein, or reduce any premium payable upon the redemption thereof, (ii) change the place or currency of payment of principal of, or any premium or interest on, any Exchange Note, (iii) impair the right to institute suit for the enforcement of any payment on or with respect to any Exchange Note, (iv) modify the subordination provisions in a manner adverse to the holders of the Exchange Notes or (v) reduce the percentage in principal amount of Exchange Notes the holders of which are required to consent to any modification or amendment of the Indenture.

        In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Exchange Notes, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes; provided that any such action does not materially adversely affect the interests of the holders of the Exchange Notes (or the Securities so long as they remain outstanding).

GOVERNING LAW

        The Indenture and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.


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INFORMATION CONCERNING THE INDENTURE TRUSTEE

        The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Notes, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CERTAIN DEFINITIONS

        As used in the Indenture:

        "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary; provided that any such Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Company shall not be deemed to include the Trust. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants--Limitation on Affiliate Transactions," and "--Certain Covenants--Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

        "Asset Disposition" means any sale, lease, transfer, or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of any Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary),
(ii) all or substantially all the assets of any division or line of business of the Company or any Subsidiary or (iii) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary (other than, in the case of (i), (ii) and (iii) above, (y) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary and (z) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments").

        "Associates" means each of CentreLine, Centre Re, III, IIA and any person or entity that controls, is under common control with, or is controlled by IP or such persons or entities, and all individuals who are officers, directors, or control persons of any such entities, including IP.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.


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        "Board of Directors" means, with respect to the Company or a Subsidiary, as the case may be, the Board of Directors (or other body performing functions similar to any of those performed by a Board of Directors).

        "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the Indenture Trustee, or, with respect to the Exchange Preferred Securities, the principal office of the Preferred Trustee under the Declaration, is closed for business.

        "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Change of Control" means any transaction or series of transactions in which any Person or group (within the meaning of Rule 13d-5 under the Exchange Act and Section 13(d) and 14(d) of the Exchange Act) other than the Company and its Subsidiaries or IP or its Associates acquires all or substantially all of the Company's assets or becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all options and warrants had been exercised) entitled to vote in the election of directors of the Company or the Surviving Person (if other than the Company).

        "Change of Control Triggering Event" means a Change of Control.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased, or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased, or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (4) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since


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the beginning of such period) shall have made any Asset Disposition, any
Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of twelve months).

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Subsidiaries, (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

        "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,
(iii) any net income of any Subsidiary that is not a Wholly Owned Subsidiary if such Subsidiary is subject to contractual, governmental, or regulatory restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary that is not a Wholly Owned Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale and leaseback arrangement) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) extraordinary gains or losses, and (vi) the cumulative effect of a change in accounting principles.

        "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the Company's most recently ended fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock


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plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

        "Currency Agreement" means any foreign currency exchange contract, currency swap agreement or other similar agreement or arrangement designed and entered into to protect the Company or any Subsidiary against fluctuations in currency exchange rates.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default (as defined herein).

        "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is Convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Exchange Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Exchange Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Change of Control."

        "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company and its Subsidiaries, (b) depreciation expense and (c) amortization expense, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary that is not a Wholly Owned Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules, and governmental regulations applicable to such Subsidiary or its stockholders.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" means any obligation, contingent, or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" means any Person Guaranteeing any obligation.


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        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (other than (x) customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business, (y) trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof and (z) obligations incurred under a pension, retirement, or deferred compensation program or arrangement regulated under the Employee Retirement Income Security Act of 1974, as amended, or the laws of a foreign government), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bank guaranty, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit and bank guaranties (A) issued to guaranty or support the payment of performance bonds, workers' compensation claims relating to the Company's employees, insurance claims and contested appeals and compliance with operational and regulatory obligations incurred in the ordinary course of business and (B) securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) the amount of all obligations of such Person with respect to the redemption, repayment, or other repurchase of any Disqualified Stock or, with respect to any subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends), (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        "Insurance Subsidiary" means any Subsidiary, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact the business of selling, issuing or underwriting insurance or reinsurance, in any state.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed and entered into to protect the Company or any Subsidiary against fluctuations in interest rates.

        "Invested Assets" means the amount on a consolidated basis of a Person's Investments as reflected on such Person's most recent quarterly balance sheet prepared in accordance with GAAP.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account


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or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

        "Investment-Grade Securities" means: (i) U.S. Government Obligations;
(ii) any certificate of deposit, maturing not more than 270 days after the date of acquisition, issued by, or time deposit of, a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose debt is rated at the time as of which any investment therein is made, "A" (or higher) according to S&P or Moody's, or if neither S&P nor Moody's shall then exist or if the debt of such bank has not been rated by S&P or Moody's, the equivalent of such rating by any other internationally recognized securities rating agency; (iii) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Issuer) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1," (or higher) according to Moody's, or if neither S&P nor Moody's shall then exist, the equivalent of such rating by any other internationally recognized securities rating agency; (iv) any banking acceptances, any private loans or any money market deposit accounts, in each case, issued or offered by any commercial bank having capital and surplus in excess of $100.0 million or its equivalent in foreign currency, whose debt or credit paying ability is rated at the time as of which any investment therein is made, "A" (or higher) according to S&P or Moody's, or if neither S&P nor Moody's shall then exist or if the debt or credit paying ability of such bank has not been rated by S&P or Moody's, the equivalent of such rating by any other internationally recognized securities rating agency; (v) any other debt securities or debt instruments with a rating of "BBB-1" or higher by S&P, "Baa-3," or higher by Moody's, Class "2" or higher by the NAIC or the equivalent of such rating by S&P, Moody's or the NAIC, or if none of S&P, Moody's and the NAIC shall then exist or if such security has not been rated by S&P, Moody's or the NAIC, the equivalent of such rating by any other internationally recognized securities rating agency; and (vi) any fund investing exclusively in investments of the types described in clauses (i) through (v) above.

        "Issue Date" means the date on which the Old Notes were originally issued, December 3, 1997.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Marketable Securities" means securities listed on a national securities exchange which have a minimum weekly trading volume of at least 100,000 shares.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) in each case net of (i) all legal, title, and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.


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        "Non-Investment-Grade Investments" means any Investments (including, without limitation, debt securities, equity securities, real estate investments and real estate loans) other than Investment Grade Securities.

        "Permitted Investment" means an Investment by the Company or any Subsidiary in (i) a Person that will, upon the making of such Investment, be or become a Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business, (ii) a Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary; provided, however, that such Person's primary business is a Related Business, (iii) Temporary Cash Investments, (iv) any demand deposit account with an Approved Lender, (v) receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances, (vi) payroll, travel, and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary, or in satisfaction of judgments, (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock," (x) any Affiliate (the primary business of which is a Related Business) that is not a Subsidiary (other than the Company); provided, all such Investments outstanding at any one time under this clause (x) shall not exceed $3.0 million, (xi) Investments by the Insurance Subsidiaries in Investment-Grade Securities, (xii) Investments by the Insurance Subsidiaries in Non-Investment-Grade Securities; provided that on the date such Investment is made, the fair market value of such Investment when taken with all other such Investments shall not exceed in the aggregate 15% of the total Invested Assets of the Insurance Subsidiaries taken as a whole (except that investments permitted to be classified as part of the workers' compensation deposit under California Insurance Code Section 11715 and the regulations promulgated thereunder shall not be classified as Non-Investment Grade for purposes of determining the percentage of Non- Investment-Grade Securities held); provided further that such Investment in other Investment-Grade Securities and Non-Investment-Grade Securities in any single issuer, together with all other investments in the same issuer, as determined at the date such Investment is made and after giving effect thereto, shall not exceed in the aggregate those percentages of the total Invested Assets of the Insurance Subsidiaries permitted by state law or regulations (as they may be amended from time to time) determined as of the end of the preceding calendar quarter, and (xiii) Investments in an aggregate amount not to exceed $20.0 million at any one time outstanding.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, or any agency, instrumentality, or political subdivision thereof, or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Principal" of an Exchange Note means the principal of the Exchange Note plus the premium, if any, payable on the Exchange Note which is due or overdue or is to become due at the relevant time.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness.
"Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary existing on the Issue Date or incurred in compliance with the Indenture including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater


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than the Average Life of the Indebtedness being Refinanced and (iii) such
Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accrued value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Subsidiary that Refinances Indebtedness of another Subsidiary.

        "Related Business" means the business of providing workers' compensation insurance and any business related, ancillary, or complementary to such business of the Company or its Subsidiaries.

        "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock)) and dividends or distributions payable solely to the Company or a Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Subsidiary held by any Affiliate of the Company (other than a Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),
(iii) the purchase, repurchase, redemption, defeasance, or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment, or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (iv) the making of any Investment in any Person (other than a Permitted Investment).

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

        "Senior Indebtedness" means, with respect to the Company, (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not the claim for such interest is allowed as a claim after such filing) in respect of (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Exchange Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for federal, state, local, or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person, or (5) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

        "Senior Subordinated Indebtedness" means the Exchange Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Exchange Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

        "S&P" means Standard & Poor's Corporation and its successors.


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        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Exchange Notes pursuant to a written agreement to that effect.

        "Subsidiary" means any corporation, association, partnership, business trust, or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

        "Surviving Person" means, with respect to any Person involved in any merger, consolidation, or other business combination or the sale, assignment, transfer, lease, conveyance, or other disposition of all or substantially all of such Person's assets, the Person formed by or surviving such transaction or the Person to which such disposition is made.

        "Temporary Cash Investments" means any of the following: (a) U.S. Government Obligations, (b) time deposits and certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of any United States commercial bank of recognized standing (y) having capital and surplus in excess of $500.0 million and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by an Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500.0 million for (i) U.S. Government Obligations, (ii) time deposits or certificates of deposit described under subsection (b) above, or (iii) commercial paper or other notes described under subsection (c) above, in which, in each such case, such bank, trust company or dealer shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the United States Internal Revenue Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, in each case which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in clauses (a), (b), (c), (e) and (f) above.

        "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.


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
        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof.

        "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock (other than directors' qualifying shares and shares held by other Persons, to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary) of which is owned by the Company or by one or more Wholly Owned Subsidiaries, or by the Company and one or more Wholly Owned Subsidiaries.


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
            RELATIONSHIP AMONG THE EXCHANGE PREFERRED SECURITIES, THE
                    EXCHANGE NOTES AND THE EXCHANGE GUARANTEE


        Where the context requires, descriptions of the voting rights and liquidation rights of, and rights to Distributions on, the Exchange Preferred Securities assume that all of the outstanding Preferred Securities will be exchanged for Exchange Preferred Securities in the Exchange Offer. To the extent any Preferred Securities are not so exchanged, pursuant to the Declaration, the Preferred Securities and Exchange Preferred Securities will rank pari passu in all respects and will have equal voting rights, liquidation rights and rights to Distributions.

FULL AND UNCONDITIONAL GUARANTEE

        Payments of Distributions and other amounts due on the Exchange Preferred Securities (to the extent the Trust has funds legally available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Exchange Guarantee." Taken together, the Company's obligations under the Exchange Notes, the Indenture, the Declaration and the Exchange Guarantee provide, in effect, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Preferred Securities. If and to the extent that the Company does not make payments on the Exchange Notes, the Trust will not pay Distributions or other amounts due on its Exchange Preferred Securities. The Exchange Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds legally available to pay such Distributions. In such event, the remedy of a holder of an Exchange Preferred Security is to institute a legal proceeding directly against the Company on behalf of the Trust for enforcement of the Company's obligations on the Exchange Notes. The obligations of the Company under the Exchange Guarantee are subordinate and junior in right of payment to all Senior Indebtedness of the Company.

SUFFICIENCY OF PAYMENTS

        As long as payments of interest and other payments are made when due on the Exchange Notes, such payments will be sufficient to cover Distributions and other payments due on the Exchange Preferred Securities, primarily because (i) the aggregate principal amount of the Senior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of the Exchange Preferred Securities and Common Securities, (ii) the interest rate and interest and other payment dates on the Exchange Notes will match the distribution rate and distribution and other payment dates for the Exchange Preferred Securities,
(iii) the Indenture provides that the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, any and all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of its Exchange Preferred Securities under such Exchange Preferred Securities and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

        Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Exchange Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE PREFERRED SECURITIES

        If a Declaration Event of Default has occurred and is continuing and is attributable to the failure of the Company to make payments on the Exchange Notes, then holders of not less than 25% in liquidation amount of outstanding Exchange Preferred Securities have the right to appoint a trustee (the "Special Trustee") to act on behalf of all holders of Exchange Preferred Securities. The Special Trustee appointed in accordance with the preceding sentence will represent the holders of all outstanding Exchange Preferred Securities unless the holders of at least a majority in liquidation amount of the outstanding Exchange Preferred Securities appoint an alternative Special Trustee in which case the Special Trustee appointed in accordance with the preceding sentence will be required to


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
resign as Special Trustee. At no time can there be more than one Special Trustee acting on behalf of the holders of Exchange Preferred Securities. The Special Trustee will have the right to directly institute a proceeding (a "Trustee Action") for enforcement of payment to the holders of Exchange Preferred Securities of the principal of or interest on the Exchange Notes having a principal amount equal to the aggregate liquidation amount of the Exchange Preferred Securities outstanding on or after the respective due date specified in the Exchange Notes. The holders of the Exchange Preferred Securities would not be able to exercise directly any other remedies available to the holders of the Exchange Notes unless the Preferred Trustee or the Special Trustee, acting for the benefit of the Preferred Trustee, fails to do so. In such event, the holders of at least 25% in aggregate liquidation amount of outstanding Exchange Preferred Securities would have, to the fullest extent permitted by law, a right to institute such proceedings. In addition, if the Company fails to make interest or other payments on the Exchange Notes when due, the Indenture provides that a holder of Exchange Preferred Securities may institute, to the fullest extent permitted by law, legal proceedings directly against the Company to enforce the Preferred Trustee's rights under the Exchange Notes without first instituting a legal proceeding against the Preferred Trustee, the Trust or any other person or entity. See "Description of the Exchange Preferred Securities--Voting Rights."

        If the Company fails to make a payment under the Exchange Guarantee, a holder of an Exchange Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. If the Company fails to make payments in respect of the Trust's costs and expenses as required by the Indenture, a creditor of the Trust may institute a legal proceeding directly against the Company to enforce such payments.

        In the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Notes until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Exchange Notes would constitute an Event of Default.

LIMITED PURPOSE OF THE TRUST

        The Exchange Preferred Securities evidence undivided beneficial ownership interests in the Trust, and the Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Senior Subordinated Notes. A principal difference between the rights of a holder of an Exchange Preferred Security and a holder of an Exchange Note is that a holder of an Exchange Note is entitled to receive from the Company the principal amount of and interest accrued on Exchange Notes held, while a holder of Exchange Preferred Securities is entitled to receive distributions from the Trust (or from the Company under the Exchange Guarantee) if and to the extent the Trust has funds available for the payment of such distributions.

RIGHTS UPON DISSOLUTION

        Upon any voluntary or involuntary dissolution, winding-up, or liquidation of any Trust involving the liquidation of the Exchange Notes, after satisfaction of liabilities to creditors of the Trust, the holders of the Exchange Preferred Securities will be entitled to receive, out of assets held by such Trust, the Liquidation Distribution in cash. See "Description of the Exchange Preferred Securities--Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Preferred Trustee, as holder of the Exchange Notes, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Because the Company is the guarantor under the Exchange Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Exchange Preferred Securities), the positions of a holder of the Exchange Preferred Securities and a holder of the Exchange Notes relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


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
                          DESCRIPTION OF OLD SECURITIES


        The terms of the Old Securities are identical in all material respects to the Exchange Securities, except that (i) the Old Securities have not been registered under the Securities Act and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Preferred Securities will not contain the $100,000 minimum liquidation amount transfer restriction and certain other restrictions on transfer applicable to the Preferred Securities, (iii) the Exchange Preferred Securities will not provide for any increase in the Distribution rate thereon, (iv) the Exchange Notes will not contain the $100,000 minimum principal amount transfer restriction and (v) the Exchange Notes will not provide for any increase in the interest rate thereon. The Preferred Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by December 31, 1997 and declared effective by June 1, 1998, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Preferred Securities is not declared effective by June 1, 1998, then interest will accrue (in addition to the stated interest rate on the Old Notes) at the rate of 0.25% per annum on the principal amount of the Old Notes and Distributions will accrue (in addition to the stated Distribution rate on the Preferred Securities) at the rate of 0.25% per annum on the liquidation amount of the Preferred Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The Exchange Securities are not, and upon consummation of the Exchange Offer the Preferred Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Preferred Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Preferred Securities" and "Description of Exchange Preferred Securities."


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
              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


        In the opinion of Riordan & McKinzie, a Professional Corporation, special United States federal income tax counsel to the Company and the Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences of the purchase, ownership and disposition of the Exchange Preferred Securities. Unless otherwise stated, this summary deals only with Exchange Preferred Securities held as capital assets by United States Persons (defined below) who purchased the Preferred Securities upon original issuance at their original issue price. As used herein, a "United States Person" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on such holder's particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local, or foreign government that may be applicable to a holder of Exchange Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought by the Company from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

        HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE EXCHANGE PREFERRED SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF THE EXCHANGE PREFERRED SECURITIES--TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION."

EXCHANGE OF SECURITIES

        The exchange of Preferred Securities for Exchange Preferred Securities will not be a taxable event to a holder for United States federal income tax purposes. Under applicable Treasury Regulations, the exchange of Preferred Securities for Exchange Preferred Securities pursuant to the Exchange Offer will not be treated as an "exchange" for United States federal income tax purposes. Accordingly, the Exchange Preferred Securities will have the same issue price as the Preferred Securities, and a holder will have the same adjusted tax basis and holding period in the Exchange Preferred Securities as the holder had in the Preferred Securities immediately before the exchange.

CLASSIFICATION OF THE TRUST

        In connection with the issuance of the Exchange Preferred Securities, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each beneficial owner of Exchange Preferred Securities generally will be considered the owner of an undivided interest in the Exchange Notes and, thus, will be required


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
to include in its gross income its pro rata share of the interest income or original issue discount ("OID") that is paid or accrued on the Exchange Notes. See "--Interest Income and Original Issue Discount."

CLASSIFICATION OF THE SENIOR SUBORDINATED NOTES

        The Company, the Trust and the holders of the Exchange Preferred Securities (by acceptance of a beneficial ownership interest in an Exchange Preferred Security) will agree to treat the Exchange Notes as indebtedness for all United States tax purposes. In connection with the issuance of the Exchange Notes, Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Exchange Notes will be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

        Because the Company has the right to defer the payment of stated interest on the Exchange Notes, the stated interest on the Exchange Notes will be considered to be original issue discount ("OID") (within the meaning of Section 1273(a) of the Code). Consequently, holders must include such stated interest in gross income on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in Section 1272 of the
Code), regardless of their regular method of tax accounting and in advance of receipt of the cash attributable to such income. The application of these OID accrual rules may accelerate the timing of a holder's recognition of such income in certain situations. Actual payments of stated interest on the Exchange Notes, however, will not be separately reported as taxable income. During an Extension Period, holders will be required to continue to include their pro rata share of the stated interest in their gross income for United States federal income tax purposes, in advance of the receipt of the cash payments attributable to such deferred interest. Any amount of OID included in a holder's gross income with respect to an Exchange Preferred Security will increase such holder's adjusted tax basis in such Exchange Preferred Security, and the amount of Distributions received by a holder in respect of such OID will reduce such holder's adjusted tax basis in such Exchange Preferred Security.

        Corporate holders of Exchange Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Exchange Preferred Securities.

DISTRIBUTION OF EXCHANGE NOTES OR CASH UPON LIQUIDATION OF THE TRUST

        As described under the caption "Description of the Exchange Preferred Securities--Liquidation Distribution Upon Dissolution," Exchange Notes may be distributed to holders in exchange for the Exchange Preferred Securities in a liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the Exchange Notes previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Exchange Preferred Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Exchange Notes, the distribution of the Exchange Notes to holders would be a taxable event to the Trust and to each holder and a holder would recognize gain or loss as if the holder had exchanged its Exchange Preferred Securities for the Exchange Notes it received upon liquidation of the Trust.

        A holder would accrue interest in respect of the Exchange Notes received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

        Under certain circumstances described herein (see "Description of the Exchange Preferred Securities--Redemption"), the Exchange Notes may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Exchange Preferred Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed Exchange Preferred Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Exchange Preferred Securities for cash. See "--Sales of Exchange Preferred Securities."


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
SALES OF EXCHANGE PREFERRED SECURITIES

        A holder that sells Exchange Preferred Securities will recognize gain or loss equal to the difference between the amount realized by the holder on the sale or redemption of the Exchange Preferred Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Exchange Notes that such holder has not included in gross income previously) and the holder's adjusted tax basis in the Exchange Preferred Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Exchange Preferred Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

        A holder will be required to add any accrued and unpaid OID to its adjusted tax basis for its Exchange Preferred Securities. To the extent the selling price of such holder's Exchange Preferred Securities is less than the adjusted tax basis (which will include any accrued and unpaid OID) a holder will recognize a capital loss.

POSSIBLE TAX CHANGES

        Legislation has been previously proposed (but not adopted) that would have denied an issuer an interest deduction, for United States federal income tax purposes, on instruments such as the Exchange Notes. There can be no assurance that future legislative proposals will not adversely affect the ability of the Company to deduct interest on the Exchange Notes or otherwise affect the tax treatment of the transactions described herein. Moreover, such legislation could give rise to a Tax Event which would permit the Company to distribute the Exchange Notes to holders of the Exchange Preferred Securities or cause a redemption of the Exchange Preferred Securities as described more fully under "Description of the Exchange Notes" and "Description of the Exchange Preferred Securities." The Internal Revenue Service also has previously announced that an important factor in determining whether instruments, such as the Exchange Notes, will be treated as debt for federal income tax purposes is the manner in which such instruments are treated for financial accounting purposes. While there appears to be no authority in case law that applies this factor in determining whether an instrument constitutes debt for federal income tax purposes, there can be no assurance that in the future, courts or the legislature will not adopt this factor in making such determination. The adoption of such factor could have an adverse effect on the ability of the Company to deduct interest on the Exchange Notes or otherwise affect the tax treatment of the transactions described herein.

NON-UNITED STATES HOLDERS

        As used herein, the term "Non-United States Holder" means any person that is not a United States Person (as defined above). As discussed above, the Exchange Preferred Securities will be treated as evidence of an indirect beneficial ownership interest in the Exchange Notes. See "--Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

               (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes any OID) with respect to the Exchange Preferred Securities (or on the Exchange Notes) to a Non-United States Holder; provided (i) that the beneficial owner of the Exchange Preferred Securities (or Exchange Notes) ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest with respect to the Exchange Preferred Securities (or on the Exchange Notes) is described in section 881(c)(3)(A) of the Code, and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder, and

               (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Exchange Preferred Securities (or the Exchange Notes).


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
        To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the Exchange Preferred Securities (or the Exchange Notes) on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or any paying agent (a "Paying Agent"), a statement to the effect that the Beneficial Owner is not a United States Holder. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Exchange Preferred Securities (or the Exchange Notes) on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

        If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including any OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Company or the relevant Paying Agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding United States income tax under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid with respect to the Exchange Preferred Securities (or on the Exchange Notes) is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

        As discussed above, the Company will treat the Exchange Notes as indebtedness for United States federal income tax purposes. If, however, the Exchange Notes were to be recharacterized as equity, for United States federal income tax purposes, the income on the Exchange Notes would be recharacterized as dividends which would generally be subject to 30% withholding tax when paid to a Non-United States Holder.

        If a Non-United States Holder is engaged in a trade or business in the United States and interest with respect to the Exchange Preferred Securities (or on the Exchange Notes) is effectively connected with the conduct of such trade or business, the Non-United States Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest would be included in such foreign corporation's earnings and profits.

        Any gain realized upon the sale or other taxable disposition of the Exchange Preferred Securities (or the Exchange Notes) by a Non-United States Holder generally will not be subject to United States federal income tax unless
(i) such gain is effectively connected with a trade or business carried on in the United States by such NonUnited States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale or disposition, and certain other conditions are met and (iii) in the case of any gain representing accrued interest with respect to the Exchange Preferred Securities (or on the Exchange Notes) the requirements described above are not satisfied.

INFORMATION REPORTING AND BACKUP WITHHOLDING

        Income on the Exchange Preferred Securities (or the Exchange Notes) held of record by United States Persons (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Preferred Trustee currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Exchange Preferred Securities (or the Exchange Notes) as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

        "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

        No information reporting or backup withholding will be required with respect to payments made by the Trust or any Paying Agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States Person.

        In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium with respect to the Exchange Preferred Securities (or on the Exchange Notes) are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Exchange Preferred Securities (or the Exchange Notes) to the owner thereof. If, however, such nominee, custodian, agent, or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent, or broker has documentary evidence in its records that the Beneficial Owner is not a United States person and certain other conditions we met or (2) the Beneficial Owner otherwise establishes an exemption.

        Payment of the proceeds from disposition of Exchange Preferred Securities (or Exchange Notes) to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

        Any amounts withheld from a holder of the Exchange Preferred Securities under the backup withholding rules generally will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EXCHANGE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

        Generally, employee benefit plans ("Benefit Plans") that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (which includes individual retirement accounts) or entities deemed to be holding the assets of such plans under the Plan Assets Regulation (as defined herein), may purchase the Exchange Preferred Securities, subject to the investing fiduciary's determination that the investment in the Exchange Preferred Securities satisfies ERISA's fiduciary standards as well as rules under ERISA and the Code that, among other things, prohibit Benefit Plan fiduciaries from causing a Benefit Plan to engage in a "prohibited transaction."

        The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Benefit Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts, and certain other entities in which a Benefit Plan makes an equity investment (as opposed to the purchase of a debt instrument) will be deemed for purposes of ERISA to be assets of the investing Benefit Plan unless certain exceptions apply. Although there is little authority on the subject, the Company believes that the Exchange Preferred Securities will be classified as debt securities rather than equity interests, and therefore that the assets of the Trust will not be deemed to be assets of investing Benefit Plans under the Plan Assets Regulation (and the resulting application of ERISA's fiduciary regime).

        If the Exchange Preferred Securities are not classified as debt, then an exception would be required to avoid the application of the Plan Assets Regulation. Pursuant to an exception contained in the Plan Assets Regulation, the assets of a Trust would not be deemed to be "plan assets" of investing Benefit Plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest (in the instant case, the value of the Exchange Preferred Securities) in the Trust were held by Benefit Plans, other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans), and entities holding assets deemed to be plan assets of any Benefit Plan ("Plan Asset Entity") (collectively, "Benefit Plan Investors"). No assurance can be given that the value of the Exchange Preferred Securities held by Benefit Plan Investors will be less than 25% of the total value of such Exchange Preferred Securities at the completion of the Exchange Offer or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception. All of the Common Securities are held directly by the Company.

        Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may occur by reason of the purchase of Exchange Preferred Securities by Benefit Plans with respect to which the Trust, the Company, the Initial Purchasers, and certain other persons providing services with respect to the Exchange Preferred Securities, and certain of their respective affiliates may be considered to be parties in interest (under ERISA) and/or Disqualified Persons (under the Code). Accordingly, each fiduciary of a Benefit Plan considering the acquisition of the Exchange Preferred Securities should consult its own counsel as to whether the acquisition of such Exchange Preferred Securities would be a prohibited transaction and would otherwise comply with the applicable provisions of ERISA and of the Code. In order to preclude the occurrence of a prohibited transaction, the acquisition by a Benefit Plan will be permitted only in a transaction qualifying under a DOL Prohibited Transaction Class Exemption or another applicable statutory or individual prohibited transaction exemption.

                              PLAN OF DISTRIBUTION


        Each broker-dealer that receives Exchange Preferred Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Preferred Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Preferred Securities received in exchange for Preferred Securities if such Preferred Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Preferred Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Preferred Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Preferred Securities received in exchange for Preferred Securities pursuant to the Exchange Offer must notify the Company or the Trust, or cause the Company or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be sent to the Exchange Agent at the address or the facsimile number set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of Exchange Preferred Securities."

        Neither the Company nor the Trust will receive any cash proceeds from the issuance of the Exchange Preferred Securities offered hereby. Exchange Preferred Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Preferred Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Preferred Securities.

        Any broker-dealer that resells Exchange Preferred Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Preferred Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Preferred Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and be delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                     EXPERTS


        The consolidated financial statements of the Company as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, have been included herein and elsewhere in this Prospectus and the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

        The validity of the Exchange Notes and the Exchange Guarantee will be passed upon for the Company by Riordan & McKinzie, a Professional Corporation, Los Angeles, California. Certain matters of Delaware law relating to the Trust and the validity of the Exchange Preferred Securities will be passed upon for the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust and the Company.

                                GLOSSARY OF TERMS


DEFINED TERMS AND SELECTED INSURANCE TERMS

Admitted Assets....................  Assets recognized and accepted by state insurance regulatory authorities for their purposes in determining the financial condition of an insurance company.

Centre Re..........................  Centre Reinsurance Limited.

Claim and Claim Adjustment Expenses  The estimated ultimate cost of claims, whether reported or unreported, charged against earnings
                                     when claims occur, including the estimated
                                     expenses of settling claims (claim
                                     adjustment expenses).

Claim and Claim Adjustment Expense
   Ratio...........................  The ratio of claim and claim adjustment expenses to net premiums earned.

Code...............................  Internal Revenue Code of 1986, as amended.

Combined Ratio.....................  The sum of the claim and claim adjustment expense ratio and the expense ratio for continuing operations.  A combined ratio under
                                     100% generally indicates an underwriting profit, and a combined ratio over 100% generally indicates an underwriting loss.

Company (or Superior National).....  Superior National Insurance Group, Inc., a Delaware corporation, including, if the context requires, its subsidiaries, on a consolidated basis.

Direct Premiums Written............  Direct premiums written include all premiums arising from policies issued by the Company acting as primary insurance carrier, adjusted for any return or additional premiums arising from endorsements, cancellations, audits and retrospective rating plans.

DOI................................  California Department of Insurance.

EBITDA.............................  Earnings before interest, taxes, minority interest, depreciation, and amortization.

Exchange Act.......................  Securities Exchange Act of 1934, as amended.

Expense Ratio......................  The ratio of commissions (net of reinsurance ceding commissions), policyholder dividends, and general and administrative expenses to net premiums earned.

GAAP...............................  Generally accepted accounting principles in the United States of
                                     America as in effect as of the Issue Date, including those set forth in:  (i) the opinions and pronouncements of the Accounting
                                     Principles Board of the American Institute of Certified Public
                                     Accountants, (ii) statements and pronouncements of the Financial
                                     Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

Gross Premiums Written.............  Gross premiums written include all premiums arising from policies issued by the Company acting as primary insurance carrier and policies issued through fronting facilities, adjusted for any additional or return premiums arising from endorsements,
                                     cancellations, audits and retrospective rating plans.

IIA................................  International Insurance Advisors, Inc., a New York corporation, investment advisors to III.

III................................  International Insurance Investors, L.P., a Bermuda limited partnership; owner of the Voting Notes.

IP.................................  IP Bermuda and IP Delaware, collectively.

IP Bermuda.........................  Insurance Partners Offshore (Bermuda), L.P., a Bermuda limited partnership.

IP Delaware........................  Insurance Partners, L.P., a Delaware limited partnership.

IRS................................  Internal Revenue Service.

NAIC...............................  National Association of Insurance Commissioners.

Net Premiums Earned................  The portion of net premiums written applicable to the insurance coverage provided in any particular accounting period.

Net Premiums Written...............  Premiums retained by an insurance company after deducting premiums on business reinsured with others.

P&C................................  Property and casualty.

Pac Rim............................  Pac Rim Holding Corporation, and where the context requires, its subsidiaries including The Pacific Rim Assurance Company.

Policy Acquisition Costs...........  Agents' or brokers' commissions, premium taxes, and marketing, underwriting, and other expenses associated with the production of business.

Premium in Force...................  Premium in force is the sum of the estimated annual gross written premiums for policies on which the Company is currently providing workers' compensation coverage.

Reinsurance........................  An agreement whereby an insurer transfers ("cedes") a portion of the insurance risk to a reinsurer in exchange for the payment of a premium.  Reinsurance can be effected by "treaties," which automatically cover all risks of a defined category, amount, and type, or by "facultative reinsurance," which is negotiated between an original insurer and the reinsurer on an individual, contract-by-
                                     contract basis.

REM................................  Risk Enterprise Management Limited, a Delaware corporation, an affiliate of Zurich.

Securities Act.....................  Securities Act of 1933, as amended.

SNIC...............................  Superior National Insurance Company, the wholly-owned insurance subsidiary of Superior National.

SPCC...............................  Superior Pacific Casualty Company, a wholly-owned insurance subsidiary of Superior National.

Statutory Accounting Practices       An accounting method prescribed or permitted by state
("SAP")                              insurance regulators. The more significant
                                     differences from GAAP are: (a) premium
                                     income is taken into operations over the
                                     periods covered by the policies, whereas
                                     the related acquisition and commission
                                     costs are expensed when incurred; (b)
                                     deferred income taxes are not recognized;
                                     (c) certain assets such as agents' balances
                                     over ninety days due and prepaid expenses
                                     are nonadmitted assets for statutory
                                     reporting purposes; (d) policyholder
                                     dividends are accrued when declared; (e)
                                     the cash flow statement is not consistent
                                     with classifications and the presentation
                                     under GAAP; (f) bonds are recorded at
                                     amortized cost, regardless of trading
                                     activities; (g) loss and loss adjustment
                                     expense reserves and unearned premium
                                     reserves are stated net of reinsurance; and
                                     (h) minimum statutory reserves for losses
                                     in excess of Company's estimates are
                                     required.

Superior Pacific...................  SNIC and SPCC, the principal operating subsidiaries of the
                                     Company.  In addition, "Superior Pacific" is the trade name under which SNIC and SPCC conduct business.

Triennial Examination..............  A regularly scheduled triennial review of the operations and financial condition of a regulated California insurance company by the DOI as required under various provisions of the California
                                     Insurance Code.

Underwriting.......................  The process whereby an insurer reviews applications submitted for insurance coverage, determines whether it will accept all or part of the coverage requested, and determines the premiums to be
                                     charged.

Underwriting Expenses..............  The aggregate of commissions and other policy acquisition costs, as well as the portion of administrative, general, and other expenses attributable to the underwriting operations.

Underwriting Profit (Loss).........  The excess (deficiency) resulting from the difference between net premiums earned and the sum of
                                     claims and claims adjustment expenses,
                                     underwriting expenses, and policyholder
                                     dividends.

Unpaid Claim and Claim Adjustment    An estimate of claims that have occurred, both reported and
   Expenses........................  unreported (including claim adjustment expenses), and have been charged against earnings but remain unpaid.

WCIRB..............................  Workers' Compensation Insurance Rating Bureau.

ZRNA...............................  Zurich Reinsurance (North America), Inc., a Connecticut
                                     corporation, an affiliate of Zurich.

Zurich.............................  Zurich Reinsurance Centre Holdings, Inc., a Delaware corporation.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                                                                                        PAGE
                                                                                       ------
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...........................................    F-ii

INDEPENDENT AUDITORS' REPORT.........................................................   F-iii

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
  Consolidated Balance Sheets as of December 31, 1996 and 1995.......................     F-1
  Consolidated Statements of Income for the years ended December 31, 1996, 1995 and
     1994............................................................................     F-2
  Consolidated Statements of Changes in Shareholders' Equity for the years ended
     December 31, 1996, 1995 and 1994................................................     F-3
  Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995
     and 1994........................................................................     F-4
  Notes to Consolidated Financial Statements.........................................     F-5

FINANCIAL STATEMENTS SCHEDULES:
  Schedule I:   Condensed Financial Information of the Registrant, Superior National
                Insurance Group, Inc.................................................    F-24
  Schedule II:  Valuation and Qualifying Accounts and Reserves.......................    F-29
  Schedule V:  Supplemental Insurance Information, Reinsurance and Supplemental
               Property and Casualty Insurance Information...........................    F-30

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
  Condensed Consolidated Balance Sheets as of September 30, 1997 (unaudited) and
     December 31, 1996...............................................................    F-33
  Condensed Consolidated Statements of Operations for the three and nine months ended
     September 30, 1997 (unaudited) and September 30, 1996 (unaudited)...............    F-34
  Condensed Consolidated Statement of Changes in Stockholders' Equity for the nine
     months ended September 30, 1997 (unaudited).....................................    F-35
  Condensed Consolidated Statements of Cash Flows for the nine months ended September
     30, 1997 (unaudited) and September 30, 1996 (unaudited).........................    F-36
  Notes to Condensed Consolidated Financial Statements (unaudited)...................    F-37

                                 PAC RIM HOLDING CORPORATION

INDEPENDENT AUDITORS' REPORT.........................................................    F-40

Consolidated Financial Statements:
  Consolidated Balance Sheets as of December 31, 1996 (restated) and 1995............    F-41
  Consolidated Statements of Operations for the years ended December 31, 1996
     (restated), 1995 and 1994.......................................................    F-42
  Consolidated Statements of Stockholders' Equity for the years ended December 31,
     1996 (restated), 1995 and 1994..................................................    F-43
  Consolidated Statements of Cash Flows for the years ended December 31, 1996
     (restated), 1995 and 1994.......................................................    F-44
  Notes to Consolidated Financial Statements.........................................    F-45

              UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL INFORMATION
  Financial Data.....................................................................    F-59
  Balance Sheet as of March 31, 1997.................................................    F-60
  Statements of Operations for the three months ended March 31, 1997.................    F-62
  Statements of Operations for the year ended December 31, 1996......................    F-63
  Notes to Financial Data............................................................    F-64

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                       ------
Independent Auditors' Report.........................................................   F-iii

Consolidated Financial Statements:
  Consolidated Balance Sheets as of December 31, 1996 and 1995.......................     F-1
  Consolidated Statements of Income for the years ended December 31, 1996, 1995 and
     1994............................................................................     F-2
  Consolidated Statements of Changes in Shareholders' Equity for the years ended
     December 31, 1996, 1995 and 1994................................................     F-3
  Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995
     and 1994........................................................................     F-4
  Notes to Consolidated Financial Statements.........................................     F-5

Financial Statements Schedules:
  Schedule I:  Condensed Financial Information of the Registrant, Superior National
               Insurance Group, Inc..................................................    F-24
  Schedule II:  Valuation and Qualifying Accounts and Reserves.......................    F-29
  Schedule V:  Supplemental Insurance Information, Reinsurance and Supplemental
               Property and Casualty Insurance Information...........................    F-30

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Superior National Insurance Group, Inc.:

     We have audited the consolidated financial statements of Superior National Insurance Group, Inc. and subsidiaries as listed in the accompanying index. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedules as listed in the accompanying index. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Superior National Insurance Group, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP

Los Angeles, California
February 18, 1997

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                           1996         1995
                                                                         --------     --------
Investments:
Bonds and Notes
  Available-for-sale, at market (cost: 1996, $46,549; 1995, $41,800)...  $ 46,330     $ 42,053
Equity securities, at market
  Common stock (cost: 1996, $1,199; 1995, $686)........................     1,173          689
Funds withheld from reinsurers, at amortized cost (market: 1995,
  $117,073)............................................................        --      114,921
Cash and Invested cash (Restricted cash: 1996, $297; 1995, $2,686).....   100,487        4,588
Restricted investment..................................................     1,450        1,700
                                                                         --------     --------
          Total Investments............................................   149,440      163,951
Reinsurance recoverable:
  Paid and unpaid claims and claim adjustment expense..................    25,274       38,772
  Policyholder dividends...............................................        --          841
Premiums receivable (less allowance for doubtful accounts of $300 in
  1996 and $500 in 1995)...............................................     9,390       11,574
Earned but unbilled premiums receivable................................     5,251        3,150
Accrued investment income..............................................     1,035        1,827
Deferred policy acquisition costs......................................     3,042        2,780
Deferred income taxes..................................................     9,520       10,085
Funds held by reinsurer................................................     1,948          972
Receivable from reinsurer..............................................    93,266           --
Prepaid reinsurance premiums...........................................     1,039          752
Prepaid and other......................................................     7,364        6,077
                                                                         --------     --------
          Total Assets.................................................  $306,569     $240,781
                                                                         ========     ========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Claims and claim adjustment expense....................................  $115,529     $141,495
Unearned premiums......................................................     9,702       10,347
Reinsurance payable....................................................       874          370
Long-term debt.........................................................    98,961        8,530
Policyholder dividends.................................................        --        8,094
Accounts payable and other liabilities.................................    12,741        7,420
                                                                         --------     --------
          Total Liabilities............................................   237,807      176,256
          Preferred securities issued by affiliate; authorized
            1,100,000 shares; issued and outstanding 1,013,753 shares
            in 1996 and 922,137 shares in 1995.........................    23,571       21,045
                                     SHAREHOLDERS' EQUITY
Common stock, no par value; authorized 25,000,000 shares; issued and
  outstanding 3,446,492 shares in 1996 and 3,430,373 shares in 1995....    16,022       15,943
Unrealized (loss) gain on equity securities, net of taxes..............       (17)           2
Unrealized (loss) gain on available-for-sale investments, net of
  taxes................................................................      (145)         167
Paid in capital -- warrants............................................     2,206        2,206
Retained earnings......................................................    27,125       25,162
                                                                         --------     --------
          Net Shareholders' Equity.....................................    45,191       43,480
                                                                         --------     --------
          Total Liabilities and Shareholders' Equity...................  $306,569     $240,781
                                                                         ========     ========

          See accompanying notes to consolidated financial statements.

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                1996        1995         1994
                                                               -------     -------     --------
REVENUES:
Premiums written, net of reinsurance ceded.................    $87,715     $89,139     $105,946
Net change in unearned premiums............................        933         596        4,472
                                                               -------     -------     --------
Net premiums earned........................................     88,648      89,735      110,418
Net investment income......................................      7,769       9,784        9,049
                                                               -------     -------     --------
          Total Revenues...................................     96,417      99,519      119,467
                                                               -------     -------     --------
EXPENSES:
Claims and claim adjustment, net of reinsurance recoveries
  of $6,064, $2,418 and $8,402 in 1996, 1995 and 1994,
  respectively.............................................     55,638      53,970       78,761
Commissions, net of reinsurance ceding commissions of
  $2,030, $1,350 and $5,854 in 1996, 1995 and 1994,
  respectively.............................................     10,426      11,881       10,404
Policyholder dividends.....................................     (5,927)     (5,742)       4,983
Interest...................................................      7,527       9,619        8,726
General and administrative
  Underwriting.............................................     23,712      17,566       11,256
  Other....................................................       (186)        536          340
                                                               -------     -------     --------
          Total Expenses...................................     91,190      87,830      114,470
          Income before income taxes, preferred securities
            dividends and accretion, discontinued
            operations, and extraordinary item.............      5,227      11,689        4,997
Income tax expense (benefit)...............................      1,597         (12)       1,398
                                                               -------     -------     --------
Income before preferred securities dividends and accretion,
  discontinued operations, and extraordinary item..........      3,630      11,701        3,599
Preferred securities dividends and accretion, net of income
  tax benefit of $858, $767 and $352, in 1996, 1995 and
  1994, respectively                                            (1,667)     (1,488)        (683)
Loss from operations of discontinued property and casualty
  operations, net of income tax benefit of $5,070 in
  1995.....................................................         --      (9,842)          --
Extraordinary loss on retirement of long-term debt, net of
  income tax benefit of $1,042 in 1994.....................         --          --       (2,022)
                                                               -------     -------     --------
Net income.................................................    $ 1,963     $   371     $    894
                                                               =======     =======     ========
EARNINGS PER SHARE:
Income before preferred securities dividends and accretion,
  discontinued operations, and extraordinary item..........    $  0.71     $  3.41     $   1.05
Preferred securities dividends and accretion, net of income
  taxes....................................................      (0.31)      (0.43)       (0.20)
Loss from operations of discontinued property and casualty
  operations, net of income tax benefit....................         --       (2.87)          --
Extraordinary loss on retirement of long-term debt, net of
  income tax benefit.......................................         --          --        (0.59)
                                                               -------     -------     --------
Net income.................................................    $  0.40     $  0.11     $   0.26
                                                               =======     =======     ========

          See accompanying notes to consolidated financial statements.

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                   NET
                                                                               UNREALIZED
                                             COMMON STOCK       UNREALIZED     GAIN (LOSS)
                                          -------------------   GAIN (LOSS)   ON AVAILABLE-   PAID IN                   TOTAL
                                           SHARES     NO PAR     ON EQUITY      FOR-SALE      CAPITAL-   RETAINED   SHAREHOLDERS'
                                           ISSUED      VALUE    SECURITIES     INVESTMENTS    WARRANTS   EARNINGS      EQUITY
                                          ---------   -------   -----------   -------------   --------   --------   -------------
Balance at December 31, 1993............  3,429,873   $15,941         --              --       $  216    $23,897       $40,054

Net income..............................         --        --         --              --           --        894           894
Retirement of warrants..................         --        --         --              --          (10)        --           (10)
Issuance of warrants....................         --        --         --              --        2,000         --         2,000
Adjustment for change in accounting for
  available-for-sale investments, net of
  taxes.................................         --        --         --         $   289           --         --           289
Change in unrealized gain (loss) on
  available-for-sale investments, net of
  taxes.................................         --        --         --          (2,863)          --         --        (2,863)
                                          ---------   -------       ----         -------       ------    -------       -------
Balance at December 31, 1994............  3,429,873    15,941         --          (2,574)       2,206     24,791        40,364
                                          ---------   -------       ----         -------       ------    -------       -------

Net income..............................         --        --         --              --           --        371           371
Unrealized gain on equity securities....         --        --      $   2              --           --         --             2
Change in unrealized loss on
  available-for-sale investments, net of
  taxes.................................         --        --         --           2,741           --         --         2,741
Stock issued under stock option plan....        500         2         --              --           --         --             2
                                          ---------   -------       ----         -------       ------    -------       -------
Balance at December 31, 1995............  3,430,373    15,943          2             167        2,206     25,162        43,480
                                          ---------   -------       ----         -------       ------    -------       -------

Net Income..............................         --        --         --              --           --      1,963         1,963
  Unrealized gain on equity
    securities..........................         --        --        (19)             --           --         --           (19)
Change in unrealized loss on
  available-for-sale investments, net of
  taxes.................................         --        --         --            (312)          --         --          (312)
Stock issued under stock option plan....      3,100        12         --              --           --         --            12
Common stock issued under stock
  incentive.............................     13,019        67         --              --           --         --            67
                                          ---------   -------       ----         -------       ------    -------       -------
Balance at December 31, 1996............  3,446,492   $16,022      $ (17)        $  (145)      $2,206    $27,125       $45,191
                                          =========   =======       ====         =======       ======    =======       =======

          See accompanying notes to consolidated financial statements.

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (AMOUNTS IN THOUSANDS)

                                                                                     1996         1995          1994
                                                                                   --------     ---------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................................................  $  1,963     $     371     $    894
                                                                                   --------     ---------     --------
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
    Amortization of bonds and preferred stock....................................    (1,581)       (3,575)      (2,770)
    Amortization of long-term debt...............................................        --            --        1,151
    (Gain)/loss on sale of investments...........................................       (31)          525          (35)
    (Gain)/loss on sale of Centre Re investments.................................    (2,036)       (4,891)          --
    Preferred securities dividends and accretion.................................     2,526         2,255        1,035
    Decrease in reinsurance balances receivable..................................    14,339        28,516        2,874
    Decrease in premiums receivable..............................................     2,184         6,901          208
    (Increase) decrease in earned but unbilled premiums receivable...............    (2,101)        3,336        2,580
    Decrease (increase) in accrued investment income.............................       792          (491)         138
    (Increase) decrease in deferred policy acquisition costs.....................      (262)          125          446
    Decrease in income taxes receivable..........................................        --         1,721           --
    Decrease (increase) in deferred taxes........................................       735        (5,853)          --
    (Increase) in funds held by reinsurer........................................      (976)         (972)          --
    (Increase) decrease in prepaid reinsurance premiums..........................      (287)          (88)        (537)
    (Increase) in other assets...................................................    (1,287)       (1,413)        (362)
    (Decrease) increase in claims and claim adjustment expense reserves..........   (25,966)      (29,763)         220
    Decrease in unearned premium reserves........................................      (645)         (508)      (3,935)
    (Decrease) increase in reinsurance payable...................................       504        (2,835)       2,161
    (Decrease) increase in policyholder dividends payable........................    (8,094)      (10,970)       1,163
    Decrease in discontinued operations..........................................        --        (4,223)          --
    Increase (decrease) in accounts payable and other liabilities................     5,321        (1,994)         984
                                                                                   --------     ---------     --------
        Total adjustments........................................................   (16,865)      (24,197)       5,321
                                                                                   --------     ---------     --------
        Net cash provided by (used in) operating activities......................   (14,902)      (23,826)       6,215
                                                                                   --------     ---------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Retirement of long-term debt.................................................    (2,660)       (1,200)      (8,165)
    Proceeds from long-term debt.................................................        --            --       10,000
    Proceeds from Chase Financing................................................    93,091            --           --
    Proceeds from issuance of preferred securities...............................        --            --       17,755
    Paid-in capital -- new warrants issued.......................................        --            --        2,000
    Paid-in capital -- warrants..................................................        --            --          (10)
    Paid-in capital -- stock options taken.......................................        79             2           --
                                                                                   --------     ---------     --------
        Net cash provided by (used in) financing activities......................    90,510        (1,198)      21,580
                                                                                   --------     ---------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of bonds and notes:
      Investments held-to-maturity...............................................        --            --       (4,179)
      Investments available-for-sale.............................................   (43,257)       (4,611)     (15,025)
      Investments funds withheld from reinsurers.................................   (88,568)     (204,577)     (16,982)
    Purchases of common stock....................................................      (513)         (680)          --
    (Increase) in receivable from reinsurer......................................   (93,266)           --           --
    Investments and cash allocated to discontinued operations....................        --        (1,581)     (19,034)
    Sales of bonds and notes: Investments available for sale.....................    25,343        17,643        4,047
    Maturities of bonds and notes:
      Investments held-to-maturity...............................................        --         2,250           --
      Investments available-for-sale.............................................    12,771         3,035        9,179
    Sales and maturities of funds withheld from reinsurers.......................   206,548       191,238       14,949
    Sales of common stock........................................................        --            --           27
    Net decrease (increase) in invested cash.....................................       983        26,062       (3,645)
                                                                                   --------     ---------     --------
        Net cash provided by (used in) investing activities......................    20,041        28,779      (30,663)
                                                                                   --------     ---------     --------
        Net increase (decrease) in cash..........................................    95,649         3,755       (2,868)
    Cash and invested cash at beginning of period................................     6,288         2,533        5,401
                                                                                   --------     ---------     --------
    Cash and invested cash at end of period......................................  $101,937     $   6,288     $  2,533
                                                                                   ========     =========     ========
    Supplemental disclosure of cash flow information:
      Cash paid during the year for income taxes.................................  $      4     $       4     $      4
                                                                                   ========     =========     ========
      Cash paid during the year for interest.....................................  $    641     $     808     $  1,222
                                                                                   ========     =========     ========

          See accompanying notes to consolidated financial statements.

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Superior National Insurance Group, Inc. and all subsidiaries (the Company). The Company's principal insurance subsidiary, Superior National Insurance Company (SNIC) is licensed to write workers' compensation insurance and commercial property and casualty insurance in 17 states and the District of Columbia.

     During the third quarter of 1993, the Company adopted a plan to discontinue underwriting commercial property and casualty risks. Earned premiums reported in 1996, 1995, and 1994, reflect workers' compensation premium from policies that were primarily located in California.

     The Company's consolidated financial statements have been prepared on the basis of generally accepted accounting principles that vary in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The results of all significant intercompany transactions have been eliminated.

     Certain reclassifications have been made to prior year financial statements to conform to the 1996 presentation.

  Reverse Stock Split

     Effective May 25, 1995, shareholders of Superior National Insurance Group, Inc. approved a four-into-one reverse split of the Company's Common Stock. The purpose of the reverse split was to increase the per-share price of the Company's Common Stock in order to enhance public trading of the Common Stock upon the effectiveness of the Company's registration with the Securities and Exchange Commission. Consequently, the shares of common stock and stock options information included in the accompanying consolidated financial statements were prepared assuming the reverse stock split had been outstanding at the beginning of all periods presented.

  Cash and Invested Cash

     Cash includes currency on hand and demand deposits with financial institutions. Invested cash represents short-term, highly liquid investments, readily convertible to known amounts of cash and near maturity such that there is insignificant risk of changes in value because of changes in interest rates. Invested cash is carried at cost, which approximates market.

  Investments

     Investments in debt instruments consist primarily of bonds and collateralized mortgage obligations. Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). Under SFAS 115 debt instruments and equities are classified as (i) "held-to-maturity" (carried at amortized cost); (ii) "trading" (carried at market with differences between cost and market being reflected in the results of operations); or (iii) if not otherwise classified, as "available for sale" (carried at market with differences between cost and market being reflected as a separate component of shareholders' equity, net of the applicable income tax effect). The premium and discount on fixed maturities and collateralized mortgage obligations are amortized using the scientific method. Amortization and accretion of premiums and discounts on collateralized mortgage obligations are adjusted for principal paydowns and changes in expected maturities. Current market values of investments are obtained from published sources. Declines in market value that are considered other than temporary are charged to operations. The adoption of SFAS 115 resulted in an increase in reported

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

shareholders' equity of approximately $289 net of deferred income taxes in 1994. The Company's adoption of SFAS 115 may result in substantial fluctuations in reported shareholders' equity.

     Upon adoption of SFAS 115 the Company designated assets withheld under certain reinsurance contracts as held to maturity. The Company does not own any investments that qualify as derivatives as defined by Statement of Financial Accounting Standard No. 119, "Disclosure About Derivative Financial Investments and Fair Value of Financial Investments." Securities not designated as held to maturity have been designated as available-for-sale. The Company did not have any investments categorized as trading securities. For determining realized gains or losses on securities sold, cost is based on average cost.

     During 1995, the Financial Accounting Standards Board allowed companies the opportunity to re-designate their investments between (i) held to maturity; (ii) trading; and, (iii) available-for-sale without penalty. During the grace period given by the FASB, the Company re-designated $2 million from held to maturity to available-for-sale.

     Investments in equity securities are carried at market value. Unrealized gains or losses on equity securities are reflected, net of applicable tax, in shareholders' equity.

  Premiums Receivable

     SNIC records premiums receivable for both billed and unbilled amounts. Unbilled premiums receivable, which are substantially all earned, primarily represent SNIC's estimate of the difference between amounts billed on installment policies and the amount to be ultimately billed on the policy. Unbilled premiums receivable also include estimated billings on payroll reporting policies which were earned but not billed prior to year end. SNIC uses its historical experience to estimate earned but unbilled amounts which are recorded as premiums receivable. These unbilled amounts are estimates, and while the Company believes such amounts are reasonable, there can be no assurance that the ultimate amounts received will equal the recorded unbilled amounts.

     The ultimate collectability of the unbilled receivables can be affected to a greater degree by general changes in the economy and the regulatory environment than billed receivables due to the increased time required to determine the billable amount. The Company attempts to consider these factors when estimating the receivable for unbilled premiums.

  Deferred Policy Acquisition Costs

     Acquisition costs, consisting principally of commissions, premium taxes and certain marketing, policy issuance, and underwriting costs, related to the production of SNIC's workers' compensation business, are deferred and amortized ratably over the terms of the policies. If recoverability of such costs is not anticipated, the amounts not considered recoverable are charged to income. In determining estimated recoverability, the computation gives effect to the premium to be earned, related investment income, claims and claim adjustment expenses, and certain other costs expected to be incurred as the premium is earned.

     Policy acquisition costs incurred and amortized into income are as follows:

                                                       1996         1995         1994
                                                     --------     --------     --------
        Balance as of beginning of year............  $  2,780     $  2,905     $  3,351
        Cost deferred during the year..............    17,132       18,163       16,300
        Amortization charged to expense............   (16,870)     (18,288)     (16,746)
                                                     --------     --------     --------
        Balance at end of year.....................  $  3,042     $  2,780     $  2,905
                                                     ========     ========     ========

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

  Claims and Claim Adjustment Expense

     Claims and claim adjustment expenses are based on case-basis estimates of reported claims and on estimates, based on experience and industry data, for unreported claims and claim adjustment expenses. The provision for unpaid claims and claim adjustment expenses, net of estimated salvage and subrogation, has been established to cover the estimated net cost of incurred claims. The amounts are necessarily based on estimates, and accordingly, there can be no assurance the ultimate liability will not differ from such estimates.

     There is a high level of uncertainty inherent in the evaluation of the required claims and claim adjustment expense reserves. Management has selected ultimate claim and claim adjustment expense that it believes will reasonably reflect anticipated ultimate experience. The ultimate costs of such claims are dependent upon future events, the outcomes of which are affected by many factors. Claims reserving procedures and settlement philosophy, current and perceived social and economic factors, inflation, current and future court rulings and jury attitudes, and many other economic, scientific, legal, political, and social factors all can have significant effects on the ultimate costs of claims. Changes in Company operations and management philosophy also may cause actual developments to vary from the past.

  Policyholder Dividends

     Prior to open rating, policyholder dividends served both as an economic incentive to employers for safe operations and as a means of price differentiation; however, since the inception of open rating in January, 1995 the consumers' preference has been for the lowest net price at a policy's inception. This is evidenced by the decline in participating policies written by SNIC as a percent of total policies, such percentage has declined from 65% of workers' compensation premiums in force at December 31, 1994 to 24% at December 31, 1995, and less than 1% at December 31, 1996. In 1995, as a result of the diminishing value of Policyholder Dividends SNIC's management declared a moratorium in the payment of policyholder dividends. In December 1996, the Company discontinued policyholder dividend payments. Estimated amounts to be returned to policyholders were accrued when the related premium was earned by SNIC. Dividends were paid to the extent that a surplus was accumulated from premiums on workers' compensation policies.

  Premium Income Recognition

     Insurance premiums are earned ratably over the terms of the policies. Unearned premiums are computed on a daily pro-rata basis.

  Income Taxes

     The Company files a consolidated Federal income tax return which includes all qualifying subsidiaries.

     Deferred income taxes are provided for temporary differences between financial statement and tax return bases using the asset and liability method, In accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under the asset and liability method deferred taxes are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be settled. Tax rate changes are accounted for in the year in which the tax law is enacted.

  Earnings per Share ("EPS")

     The EPS calculations for the years ended December 31, 1996, 1995 and 1994 were calculated based upon the weighted average number of shares of common stock after giving effect to the four-into-one reverse stock split, and adjusted for the effect, if any, of options and warrants considered to be common stock equivalents. Stock options and warrants are considered to be common stock equivalents, except when their effect is

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

antidilutive. The calculations assume the reverse stock split, effective May 25, 1995, had been outstanding at the beginning of all periods presented. The weighted number of shares outstanding used in the earnings per share calculations are 5,315,670 shares for 1996, 3,430,373 shares for 1995 and 3,429,873 shares for 1994.

  Property, Equipment and Leasehold Improvements

     Property, equipment, and leasehold improvements are stated at cost, net of accumulated depreciation and amortization (approximately $5,061 and $4,176 at December 31, 1996 and 1995, respectively). Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets or, if less, the term of the lease. Property, equipment, and leasehold improvements are included as a component of "Prepaid and other assets" on the consolidated balance sheets.

  Use of Management Estimations

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements. The Company has provided such estimates for its workers' compensation claims and claim adjustment expenses; discontinued operations; policyholder dividends; and deferred taxes balances in its financial statements. While, these estimates are based upon analyses performed by management, outside consultants and actuaries, the amounts the Company will ultimately pay may differ materially from the amounts presently estimated.

  Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which establishes financial accounting and reporting standards for stock-based employee compensation plans. SFAS 123 is effective for the fiscal year beginning in 1996. The Company has adopted the disclosure method of accounting for SFAS 123.

(2) INVESTMENTS

     The amortized cost and market values of bonds and notes classified as available-for-sale at December 31, 1996 are as follows:

                                                                    GROSS          GROSS
                                                    AMORTIZED     UNREALIZED     UNREALIZED     MARKET
                                                      COST          GAINS          LOSSES       VALUE
                                                    ---------     ----------     ----------     ------
AVAILABLE-FOR-SALE:
United States government agencies and
  authorities.....................................    22,596           62           (174)       22,484
Collateralized mortgage obligations...............    12,989           --           (134)       12,855
Corporate instruments.............................     9,864           23            (20)        9,867
State and political subdivisions..................     1,100           24             --         1,124
                                                      ------          ---           ----        ------
Total-available-for-sale..........................    46,549          109           (328)       46,330
                                                      ======          ===           ====        ======

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

     The market value of equity securities as of December 31, 1996 are as follows:

                                                                    GROSS          GROSS
                                                    AMORTIZED     UNREALIZED     UNREALIZED     MARKET
                                                      COST          GAINS          LOSSES       VALUE
                                                    ---------     ----------     ----------     ------
EQUITY SECURITIES:
Corporate Instruments.............................   $ 1,199         $ 73           $(99)       $1,173
                                                      ------          ---           ----        ------
Total Equity Securities...........................   $ 1,199         $ 73           $(99)       $1,173
                                                      ======          ===           ====        ======

     The amortized cost and estimated market values of investments classified as available for sale at December 31, 1996, by contractual maturity are shown below. Expected maturities are likely to differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty. Mortgage backed securities are included based upon the expected payout pattern and duration of the fixed income security. Changes in interest rates, investor expectations and political agendas could cause the ultimate payout pattern to differ.

                                                                            AVAILABLE FOR SALE
                                                                           --------------------
                                                                           AMORTIZED     MARKET
                                                                             COST        VALUE
                                                                           ---------     ------
Due in one year or less..................................................     7,458       7,309
Due after one year through five years....................................    16,641      16,601
Due after five years through ten years...................................    10,266      10,263
Due after ten years......................................................    12,184      12,157
                                                                             ------      ------
          Total..........................................................    46,549      46,330
                                                                             ======      ======

     The amortized cost and market values of bonds and notes classified as held to maturity and investments classified as available for sale at December 31, 1995 are as follows:

                                                                    GROSS          GROSS
                                                    AMORTIZED     UNREALIZED     UNREALIZED     MARKET
                                                      COST          GAINS          LOSSES       VALUE
                                                    ---------     ----------     ----------     ------
AVAILABLE-FOR-SALE:
United States government agencies and
  authorities.....................................    22,549          129           (154)       22,524
Collateralized mortgage obligations...............    10,753           88            (62)       10,779
Corporate instruments.............................     7,398          214             --         7,612
State and political subdivisions..................     1,100           38             --         1,138
                                                      ------          ---           ----        ------
Total-available-for-sale..........................    41,800          469           (216)       42,053
                                                      ======          ===           ====        ======

     The amortized cost and market values of bonds, notes and invested cash for funds withheld from reinsurers as of December 31, 1995 are as follows:

                                                                  GROSS          GROSS
                                                  AMORTIZED     UNREALIZED     UNREALIZED      MARKET
                                                    COST          GAINS          LOSSES        VALUE
                                                  ---------     ----------     ----------     --------
FUNDS WITHHELD FROM REINSURER:
United States government agencies and
  authorities...................................  $ 103,496       $2,132          $(74)       $105,554
Collateralized mortgage obligations.............      2,306           10            --           2,316
Special revenue.................................      2,118           65            --           2,183
Corporate instruments...........................      7,001           19            --           7,020
                                                   --------       ------          ----        --------
Total funds withheld from reinsurers............  $ 114,921       $2,226          $(74)       $117,073
                                                   ========       ======          ====        ========

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

     The market value of equity securities as of December 31, 1995 are as follows:

                                                           GROSS          GROSS
                                                         UNREALIZED     UNREALIZED     MARKET
                                                COST       GAINS          LOSSES       VALUE
                                                ----     ----------     ----------     ------
        EQUITY SECURITIES:
        Corporate Instruments.................  $686         $3             $--         $689
                                                ----        ---            ---          ----
        Total Equity Securities...............  $686         $3             $--         $689
                                                ====        ===            ===          ====

     A summary of net investment income for the years ended December 31, are as follows:

                                                            1996       1995       1994
                                                           ------     ------     ------
        Interest on bonds and notes......................  $6,628     $9,310     $8,738
        Interest on invested cash........................   1,609      1,297        597
        Realized gains (losses)..........................      31       (525)        35
        Other............................................      --         --          3
                                                           ------     ------     ------
        Total investment income..........................   8,268     10,082      9,373
        Investment expense...............................     499        298        324
                                                           ------     ------     ------
        Net investment income............................  $7,769     $9,784     $9,049
                                                           ======     ======     ======

     Realized gains (losses) on investments for the years ended December 31, are as follows:

                                                               1996     1995      1994
                                                               ----     -----     ----
        Bonds and notes......................................  $31      $(525)    $ 55
        Equity securities....................................   --         --      (20)
                                                               ---       ----     ----
        Total................................................  $31      $(525)    $ 35
                                                               ===       ====     ====

     The changes in unrealized gains (losses) on debt instruments held as available-for-sale and equity security investments at December 31, are as follows:

                                                           1996       1995       1994
                                                           -----     ------     -------
        Bonds and notes..................................  $(472)    $4,154     $14,637
        Equity securities................................    (29)         2          --
                                                           -----     ------      ------
                  Total..................................  $(501)    $4,156     $14,637
                                                           =====     ======      ======

     Proceeds from sales of investments held as available for sale for the year ended December 31, 1996, 1995 and 1994 were $25,343, $17,643 and $4,047, respectively. Gross gains of $44 and gross losses of $13 were realized on those sales in 1996. Gross gains of $4 and gross losses of $529 were realized on those sales in 1995. Gross gains of $63 and gross losses of $8 were realized on those sales in 1994.

     Bonds and other securities with a market value of $127,112 at December 31, 1996 and $143,462 at December 31, 1995, were on deposit with various insurance regulatory authorities. Additionally, see Note (7) regarding investments held related to reinsurance contracts.

(3) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table represents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995. FASB Statement No. 107, Disclosure about Fair Value of Financial Instruments, defines the fair value of a financial instruments as the amount at which the instrument could be exchanged in a current transaction between willing parties.

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

     The carrying amounts shown in the table below are included in the Consolidated Balance Sheets under the indicated options.

                                                                   1996                 1995
                                                            ------------------   ------------------
                                                            CARRYING    FAIR     CARRYING    FAIR
                                                             AMOUNT     VALUE     AMOUNT     VALUE
                                                            --------   -------   --------   -------
Financial liabilities:
Chase financing agreement.................................    91,681    91,374         --        --
Imperial Bank Debt........................................     7,250     7,541      8,530   $ 8,769
Preferred securities issued by affiliate..................  $ 23,571   $19,998   $ 21,045   $22,035
                                                             =======    ======    =======    ======

     Fair value is estimated based on the quoted market prices for similar issues or by discounting expected cash flows at the rates currently offered to the Company for debt of the same remaining maturities.

(4) CLAIM AND CLAIM ADJUSTMENT EXPENSE RESERVES

     The activity in the claim and claim adjustment expense reserve account is summarized as follows:

                                                                  YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
Beginning reserve, gross of reinsurance....................  $141,495     $171,258     $171,038
Less: Reinsurance recoverable on unpaid losses.............    27,076       31,897       28,971
                                                             --------     --------     --------
Beginning reserve, net of reinsurance......................   114,419      139,361      142,067
Provision for net claims and claim adjustment expenses
  For claims occurring in current year.....................    57,614       58,842       72,457
  For claims occurring in prior years......................    (1,976)      (4,872)       6,304
                                                             --------     --------     --------
  Total claims and claim adjustment expenses...............    55,638       53,970       78,761
                                                             --------     --------     --------
Payments for net claims and claim adjustment expense:
  Attributable to insured events incurred in current
     year..................................................   (19,816)     (19,732)     (23,061)
  Attributable to insured events incurred in prior years...   (59,698)     (59,180)     (58,406)
                                                             --------     --------     --------
  Total claims and claim adjustment expense payments.......   (79,514)     (78,912)     (81,467)
                                                             --------     --------     --------
Ending reserves, net of reinsurance........................    90,543      114,419      139,361
Reinsurance recoverable on unpaid losses...................    24,986       27,076       31,897
                                                             --------     --------     --------
Ending reserves, gross of reinsurance......................  $115,529     $141,495     $171,258
                                                             ========     ========     ========

     During 1996, the Company continued to experience decreased frequency and severity with respect to claims incurred during 1996; however adverse development on the 1995 accident year began to emerge. The Company's 1996 accident year net claim and claim adjustment expense ratio for accident year 1996 at the end of calendar year 1996 was 65.0%, versus 65.6% for accident years 1995 and 1994, at their respective calendar year ends.

     In 1996, the Company experienced approximately $2.0 million in favorable development on net claims and claim adjustment expense reserves estimated at December 31, 1995. This $2.0 million favorable development is the result of $8.4 million in favorable development on direct reserves for accident years 1994 and prior. The favorable development was offset in part by $4.1 million adverse development on direct reserves for accident year 1995, and $2.3 million adverse development on ceded reserves for accident years 1995 and prior. The Company's 1995 accident year net claims and claim adjustment expense ratio for accident year

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

1995 at the end of calendar year 1995 was 65.6%, verses 74.6% at the end of the 1996 calendar year. Similar adverse development has been experienced throughout the California workers' compensation industry.

     During 1995, the Company experienced approximately $8.6 million of favorable development on direct claim and claim adjustment expense reserves estimated at December 31, 1994. Management believes the favorable development resulted from the Company's improved claims management controls and decreased claim severity, particularly in the medical component of the workers' compensation line. Similar favorable development on pre-1995 losses has been experienced elsewhere in the California workers' compensation industry. Offsetting the favorable direct development in large part was the re-estimation during 1995 of reinsurance receivables recorded at December 31, 1994 from approximately $66.2 million to approximately $59.9 million at December 31, 1995.

(5) DISCONTINUED OPERATIONS

     During the third quarter of 1993, the Company adopted a plan to discontinue underwriting commercial property and casualty risks. As a result, the Company recorded a pre-tax charge to income of $2,991 for estimated operating losses during the phase-out period.

     During the second quarter of 1995, the Company increased its reserves by approximately $15 million for discontinued operations for accident years 1994 and prior. This increase in claims and claim adjustment expense reserves from the original estimate at the measurement date resulted from increased frequency and severity of claims incurred from those years, relative to previous expectations, which in turn caused an increase in the estimated ultimate claims and claim adjustment expense reserves related to 1994 and prior years.

     At December 31, 1996 and 1995, the net assets and liabilities of discontinued operations, consisting primarily of reinsurance receivables, securities, and unpaid claims and claim adjustment expenses, have been reclassified in the balance sheet at estimated net realizable or payable value. Management estimates the discontinued operations will be "run off" by the year 2000. The assets and liabilities of discontinued operations are summarized below.

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Assets:
          Reinsurance recoverables...............................  $ 8,604     $40,495
          Investments and other assets...........................   17,261          43
                                                                   -------     -------
                  Total Assets...................................  $25,865     $40,538
                                                                   =======     =======
        Liabilities:
          Claims and claim adjustment expense reserves...........  $25,466     $40,526
          Other liabilities......................................      399          12
                                                                   -------     -------
                  Total liabilities..............................  $25,865     $40,538
                                                                   =======     =======

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(6) INCOME TAXES

     Total income tax expense (benefit) for the years ended December 31, 1996, 1995, and 1994, was allocated as follows:

                                                         1996       1995        1994
                                                        ------     -------     -------
          Continuing operations.....................    $1,597     $   (12)    $ 1,398
          Dividend accrued on preferred
            securities..............................      (858)       (767)       (352)
          Discontinued operations...................        --      (5,070)         --
          Extraordinary item........................        --          --      (1,042)
                                                        ------     -------     -------
                    Total...........................    $  739     $(5,849)    $     4
                                                        ======     =======     =======

     Income tax expense (benefit) from continuing operations for the years ended December 31, 1996, 1995, and 1994 is composed of the following amounts:

                                                            1996      1995      1994
                                                           ------     ----     ------
          Current......................................    $    4     $  4     $    4
          Deferred.....................................     1,593      (16)     1,394
                                                           ------      ---     ------
                    Total..............................    $1,597     $(12)    $1,398
                                                           ======      ===     ======

     Taxes computed at the statutory rate of 34% varied from the amounts reported in the consolidated statements of income at December 31, as follows:

                                                          1996       1995        1994
                                                         ------     -------     ------
          Income taxes at statutory rates............    $1,777     $ 3,974     $1,699
          Effect of tax-exempt interest..............       (22)        (15)       (15)
          Effect of meals and entertainment..........        38          38         37
          Research and Development credit............      (200)         --         --
          Change in valuation allowance for tax
            assets...................................        --      (4,013)      (237)
          Internal Revenue Service settlement........        --          --         15
          Change in AMT credit carryforward..........        --          --       (101)
          Other......................................         4           4         --
                                                         ------        ----     ------
                    Total............................    $1,597     $   (12)    $1,398
                                                         ======        ====     ======

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, are presented below:

                                                                   1996         1995
                                                                 --------     --------
        Deferred tax assets:
        Original issue discount................................  $  5,764     $ 22,908
        Net operating loss carryforward........................    29,062       27,961
        Alternate minimum tax carryforward.....................       701          701
        Unearned premium liability.............................       660          686
        Policyholder dividends.................................        --        2,326
        Unrealized loss on available for sale securities.......        84           --
        Research and development credit........................       200           --
        Other..................................................       281          391
                                                                 --------     --------
        Total gross deferred tax assets........................    36,752       54,973
        Less: Valuation allowance..............................        --           --
                                                                 --------     --------
                  Total........................................    36,752       54,973
                                                                 --------     --------
        Deferred tax liabilities:
        Loss reserves..........................................    (9,139)     (22,197)
        Discontinued operations................................    (1,245)      (5,850)
        Reinsurance experience refund..........................   (15,300)     (15,300)
        Deferred acquisition costs.............................    (1,034)        (945)
        Direct collection allowance............................      (510)        (510)
        Unrealized gain on available-for-sale..................        --          (86)
        Reinsurance payable....................................        (4)          --
                                                                 --------     --------
        Total gross deferred tax liabilities...................   (27,232)     (44,888)
                                                                 --------     --------
                  Net deferred tax asset.......................  $  9,520     $ 10,085
                                                                 ========     ========

     Management believes it is more likely than not the existing net deductible temporary differences will reverse during periods in which the Company generates net taxable income. However, there can be no assurance the Company will generate any earnings or any specific level of continuing earnings in future years. Certain tax planning strategies could be implemented to supplement income from operations to fully realize recorded tax benefits.

     At December 31, 1996, the Company had a tax net operating loss carry forward of $86.1 million that begins to expire in the year 2006.

(7) REINSURANCE

     SNIC cedes claims and claim adjustment expenses to reinsurers under various contracts that cover individual risks, classes of business, or claims that occur during specified periods of time. Reinsurance is ceded on pro rata, per-risk excess-of-loss, and aggregate bases. These reinsurance arrangements provide greater diversification of risk and limit SNIC's claims arising from large risks or from hazards of an unusual nature. SNIC is contingently liable to the extent that any reinsurer becomes unable to meet its contractual obligations. Therefore, the Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risks arising from reinsurance activities and economic characteristics to minimize its exposure to significant losses from reinsurer insolvencies.

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

     As of December 31, 1996, SNIC was involved in a dispute with reinsurers, which, if not settled, may be resolved in arbitration. SNIC's dispute exists with its property and casualty reinsurers as to the existence of coverage related to a claim in the amount of $850. Management expects to recover the entire disputed amount. At December 31, 1996, there were no disputes related to the workers' compensation operations.

     Effective June 30, 1991, SNIC entered into an aggregate excess of loss reinsurance contract (1991 Contract) with Centre Reinsurance Limited (Centre
Re). Under the 1991 Contract, SNIC purchased for $50 million reinsurance for claims and claim adjustment expense incurred on or prior to June 30, 1991, to the extent that these amounts were unpaid at June 30, 1991. The coverage obtained amounted to $87.5 million in excess of SNIC's retention. Additionally, SNIC ceded approximately $69.1 million of earned premiums to Centre Re through December 31, 1992. Claims and claim adjustment expenses occurring prior to December 31, 1992 were ceded to Centre Re in the amount of $165.6 million under the 1991 Contract. Prospective cessions of premium and claims were terminated by mutual consent of SNIC and Centre Re effective December 31, 1992; however, all other terms of the 1991 Contract remain in effect until the treaty terminates January 1, 1998.

     As a result of the transaction entered into between the Company, Centre Re and Chase Manhattan Bank (see footnote 8), the reinsurance receivables related to the 1991 Contract no longer qualify as reinsurance receivables under the conditions established in SFAS No. 113. Therefore, the receivables have been reclassified as receivables from reinsurer on the balance sheet.

     Effective January 1, 1993, SNIC entered into an aggregate excess of loss reinsurance contract (1993 Contract) with Centre Re. From SNIC's perspective the 1993 Contract substantively operated as a one year contract with at least four one year options to renew that were exercisable solely at the Company's election during the first five years of the contract. Subsequent to January 1, 1998, the 1993 Contract could have been terminated by either SNIC or Centre Re upon 30 days notice. The 1993 Contract required the Company to cede not less than $15 million and not more than $20 million of premium to Centre Re with respect to any covered accident year. Claims and allocated claim adjustment expenses occurring during the accident year are ceded to Centre Re in excess of a variable percentage of earned premium (60%, 56.5% and 57.5% for the 1995, 1994 and 1993 accident years, respectively) and are subject to a limit of 130% of ceded earned premium, such limit not to exceed $26 million for any accident year. Effective January 1, 1996, the 1993 Contract was canceled at the Company's election. The Company accrued $5.3 million related to the cancellation of the 1993 contract.

     Reinsurance recoverable of $145.8 million and $165.6 million for the years ended December 31, 1995 and 1994, respectively, were associated with Centre Re. Under related reinsurance agreements with Centre Re, the Company held collateral in the form of funds withheld of $105.7 million and $111.7 million for the years ended December 31, 1995 and 1994, respectively, and irrevocable letters of credit of $27.6 million and $62.3 million for the years ended December 31, 1995 and 1994, respectively. Centre Re realized $4.9 million in capital gains in 1995 and none in 1994 and 1993. The investment risk of investments related to the funds withheld account was Centre Re's. Additionally, investment income on the funds withheld account inured to the benefit of Centre Re.

     Effective January 1, 1994, the Company entered into a 20% quota-share reinsurance agreement with Zurich Reinsurance Centre (ZRC), an affiliate of Centre Re. Under the terms of the treaty, the Company is to receive a ceding commission to cover its costs of acquisition, and ZRC has the option to reduce its participation level in subsequent years. Policies covered under this contract include statutory workers' compensation and employers liability in-force at January 1, 1994, and new and renewal policies occurring on or after January 1, 1994. On December 31, 1994, ZRC elected to reduce its quota share participation to 5%; however, all other terms of the treaty remained in effect.

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

     SNIC's contracts are generally entered into on an annual basis. SNIC has maintained reinsurance treaties with many reinsurers for a number of years. In general, SNIC's reinsurance contracts are of the treaty variety, and cover underwritten risks specified in the treaties. SNIC also from time to time purchases facultative reinsurance covering specific liabilities or policies underwritten. As of December 31, 1996, ZRC, General Reinsurance Corporation and Unum Life Insurance Co. account for 36.8%, 24.8% and 15.6%, respectively, of total amounts recoverable from all reinsurers on paid and unpaid claims and claim adjustment expenses.

     Amounts included in the income and expense accounts in continuing operations in connection with all ceded reinsurance at December 31, are as follows:

                                                        1996        1995         1994
                                                      --------     -------     --------
        Net Premiums written:
          Premiums written..........................  $ 99,282     $97,084     $134,769
          Premiums ceded............................   (11,567)     (7,945)     (28,823)
                                                      --------     -------     --------
                  Net premiums written..............  $ 87,715     $89,139     $105,946
                                                      ========     =======     ========
        Net change in unearned premiums:
          Direct....................................  $   (645)    $  (381)    $ (3,935)
          Ceded.....................................      (288)       (215)        (537)
                                                      --------     -------     --------
                  Net change in unearned premiums...  $   (933)    $  (596)    $ (4,472)
                                                      ========     =======     ========
        Net claims and claim adjustment expenses:
          Claims and claim adjustment expenses......  $ 61,702     $56,388     $ 87,163
          Reinsurance recoveries....................    (6,064)     (2,418)      (8,402)
                                                      --------     -------     --------
                  Net claims and claim adjustment
                    expenses........................  $ 55,638     $53,970     $ 78,761
                                                      ========     =======     ========

     Funds withheld interest charges relating to the Centre Re treaties were recorded in the amount of $6,062, $8,815 and $7,545 for the years ended December 31, 1996, 1995, and 1994, respectively. Additionally, these interest charges have been included in the funds withheld liability and interest expense in the accompanying consolidated financial statements. The funds withheld liability and interest accrual have been offset against amounts due from reinsurers. The entire funds withheld investments were returned to Centre Re in November 1996.

(8) LONG TERM DEBT

     The following is a summary of the long-term debt balances at December 31:

                                                                     1996        1995
                                                                    -------     ------
        Chase Financing Agreement -- 6.87% due through 2004.......  $91,681     $   --
        Imperial Bank Debt -- 8.25% due through 2001..............    7,250      8,500
        Voting Notes due 2002.....................................       30         30
                                                                    -------     ------
        Balance at end of period..................................  $98,961     $8,530
                                                                    =======     ======

     Effective June 30, 1994, the Company entered into a $10 million term loan agreement (the "1994 Loan") with Imperial Bank, which was used to retire subordinated notes issued during 1992. This term loan is to be fully amortized over seven years with quarterly payments of $300 plus interest per quarter for years one and two, $350 plus interest per quarter for years three and four, and $400 plus interest per quarter for years five, six and seven. Effective July 1, 1995, the borrowing rate was changed from Imperial Bank's prime rate

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

plus one half percent to a fixed rate of 8% per annum. Additionally, under the amended terms of the 1994 Loan, the Company could not prepay the Loan until July 1, 1996. At which time, the Loan may be prepaid based upon an agreed upon premium which varies by year. The premium for 1997 is 3.5%; 1998 is 2.5%; 1999 is 1%; and 2000 is none.

     The Company must adhere to certain requirements and provisions to be in compliance with the terms of the notes. The provisions require SNIC to maintain certain financial ratios and Superior National Insurance Group, Inc. the holding company, to maintain Imperial Bank certificates of deposit in an amount equal to 20% of SNIG's outstanding balance under the 1994 Loan. At December 31, 1996, the Imperial Bank time certificates of deposit were $1.5 million all of which was restricted. The Company is in compliance with all loan covenants as of December 31, 1996.

     During 1996, the Company entered into a financing transaction involving Centre Re and Chase. Chase extended a $93.1 million term loan (net of transaction costs). The Company used the proceeds from the financing to purchase from SNIC reinsurance receivables due from Centre Re.

     The principal balance of the loan is collateralized by receivables due from reinsurer and amortizes based upon the payout pattern of the underlying claims of the reinsurance receivables. The loan amortizes approximately $6.0 million in 1997, $33.7 million in 1998, $25.6 million in 1999, $15.2 million in 2000 and
$(0.8) in 2001, with the remaining $12.0 million due through 2004. The effective interest rate of the loan will be approximately 6.87%.

     On June 30, 1994, the Company retired all of its 14.5% Senior Subordinated Series A Notes and Series B Notes. Voting Notes of $30 are still outstanding as of December 31, 1996. As a result of the prepayment of the debt, the Company recognized an extraordinary loss of $2,022, net of an income tax benefit of $1,042. For the year ended December 31, 1994, amounts paid to International Insurance Investors (III), an affiliate of Centre Re, and Company officers for prepayment penalty related to the early extinguishment of debt are $1,397 and $153, respectively. Interest expense incurred in 1996, 1995, and 1994, was $1,465, $804, and $1,181, respectively.

     The warrants related to the Series A and B notes remain outstanding and provide their holders the right to purchase 1,566,465 shares of common stock at a strike price of $4 per share. The warrants are currently exercisable and expire on April 1, 2002. The warrants are held by senior management and a nominee for III.

     In February 1995, SNIC entered into an agreement with a national brokerage house to allow it to enter into $5 million in reverse repurchase transactions that must be secured by either U.S. treasuries or government agency bonds. There were no outstanding transactions at December 31, 1996.

     The aggregate maturities of the financing agreement; long-term debt and voting notes are as follows:

                                                         FINANCING     LONG-TERM     VOTING
                          FISCAL YEAR                    AGREEMENT       DEBT        NOTES
        -----------------------------------------------  ---------     ---------     ------
        1997...........................................     6,021        1,400         --
        1998...........................................    33,709        1,450         --
        1999...........................................    25,555        1,600         --
        2000...........................................    15,229        1,600         --
        2001...........................................      (799)       1,200         --
        Thereafter.....................................    11,966           --         30
                                                           ------        -----        ---
                                                           91,681        7,250         30
                                                           ======        =====        ===

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(9) PREFERRED SECURITIES ISSUED BY AFFILIATE

     On June 30, 1994, the Company completed the sale of $20 million of preferred securities and warrants to affiliates of Centre Re in a transaction approved by the shareholders and the DOI. The preferred securities are subordinate to the Imperial Bank term debt. A special purpose investment partnership, Superior National Capital, L.P. (the Limited Partnership), was formed in Bermuda to issue $20 million face amount of 9.7% redeemable preferred securities to Centre Reinsurance Services (Bermuda) III, Limited in exchange for $18 million. CentreLine Reinsurance Limited paid the Company $2 million for warrants to purchase 579,357 shares of the Company's common shares at $5.20 per share, representing a fully-diluted 10 percent interest in the Company. The warrants are currently exercisable and expire on June 30, 2001.

     The proceeds received from the sale of preferred securities by the Limited Partnership were loaned to Superior National Insurance Group, Inc. Interest on the debt is to be paid to the Limited Partnership, which in turn will make the required dividend payments on the preferred securities. The Limited Partnership is accounted for as a subsidiary in the Company's consolidated financial statements. The debt between Superior National Insurance Group, Inc. and the Limited Partnership eliminates in consolidation. The preferred securities issued by the Limited Partnership and are presented between the liability and shareholders' equity sections of the balance sheet, net of transaction costs.

     The difference between the face value and the carrying value is amortized over the seven year maturity of the preferred securities using the scientific method. The amortization, net of tax benefits, and accrued dividends, is charged to current year income after continuing operations, net of taxes.

     The following is a summary of the preferred securities balance as of December 31:

                                                                    1996        1995
                                                                   -------     -------
        Beginning balance........................................  $21,045     $18,790
        Add: Dividends and accretion.............................    2,526       2,255
                                                                    ------      ------
        Balance at end of period.................................  $23,571     $21,045
                                                                    ======      ======

     For the first three years, the preferred securities will pay dividends in the form of additional face value of the preferred securities at the coupon rate of 9.7%.

(10) STATUTORY SURPLUS AND DIVIDEND RESTRICTIONS

     SNIC is domiciled in the State of California and prepares its statutory financial statements in accordance with accounting practices prescribed or permitted by the State of California Department of Insurance (DOI). Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

     SNIC has been permitted to record its experience rated refund at its estimated realizable value, which may be different from its current market value as a result of fluctuations in interest rates and future yields on certain U.S. Treasury Bonds.

     SNIC's statutory policyholders' surplus as reported to regulatory authorities was $51,998 and $51,895 at December 31, 1996, and 1995, respectively. SNIC's statutory net income, as reported to regulatory authorities, was $791, $1,050 and $3,917 for the years ended December 31, 1996, 1995, and 1994 respectively.

     Insurance companies are subject to insurance laws and regulations established by the states in which they transact business. The laws of the various states establish supervisory agencies with broad administrative and

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

supervisory powers. Most states have also enacted legislation regulating insurance holding company systems, including acquisitions, extraordinary dividends, the terms of affiliate transactions and other related matters. The Company and SNIC have registered as holding company systems pursuant to such legislation in California. The NAIC has formed committees and appointed advisory groups to study and formulate regulatory proposals on such diverse issues as the use of surplus debentures, and accounting for reinsurance transactions. It is not possible to predict the future impact of changing state and federal regulation on the operations of the Company and SNIC.

     The Risk Based Capital Model (RBC) for property and casualty insurance companies was adopted by the NAIC in December 1993, and starting in 1995, companies were required to report their RBC ratios to the NAIC. SNIC has calculated and met its RBC requirement.

     Insurance companies are also subject to restrictions affecting the amount of stockholder dividends and advances that may be paid within any one year without the prior approval of the DOI. The California Insurance Code provides that amounts may be paid as dividends on an annual noncumulative basis (generally based on the greater of (1) net income for the preceding year or (2) 10% of statutory surplus as regards policyholders as of the preceding December
31) without prior notice to, or approval by, the DOI. At December 31, 1996, SNIC could pay approximately $5.2 million in dividends and advances to the Company without the DOI's prior approval based on 10% of reported statutory surplus.

     In 1995, SNIC made an extraordinary dividend distribution of 100% of its shares in Superior (Bermuda) Limited to Superior National Insurance Group, Inc., after receiving prior approval from the DOI, constituting $15 million of SNIC's statutory capital and surplus. Cash dividends of $850 were paid in 1994.

(11) EMPLOYEE BENEFIT PLANS

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its employee stock options. As discussed below in management's opinion, the alternative fair value accounting provided for under FAS No. 123, "Accounting for Stock Based Compensation" requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

     The Company has two fixed option plans the 1986 Stock Option Plan (the "1986 Plan") and the 1995 Stock Incentive Plan (the "1995 Plan"). The terms of the 1986 Plan permit the Company, at the Board of Directors discretion, to grant options to its management to purchase 225,000 shares of common stock. Options granted under the 1986 Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code"). The 1995 Plan permits granting of both options that qualify for treatment as incentive stock options under Section 422 of the Code, and options that do not qualify as incentive stock options. Under the 1995 Plan, officers and key employees of the Company may be granted options to purchase shares of common stock of the Company or may be given the opportunity to receive restricted stock of the Company. Under the 1995 Plan the number of shares of common stock that may be granted, either through the exercise of options or the issuance of restricted stock, is 625,000 shares. Under both plans, the exercise price of each option equals the market price of the Company's stock on the date of grant and options have a maximum term of ten years. The Board of Directors may grant options at any point during a year and the options generally vest over five years.

     Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions. The risk free interest rate used in the calculation is the 10 year Treasury Note rate on the date the options were granted. The risk free interest rate used for options granted during 1996 ranged from 6.0% to 6.79% and options granted during 1995, the risk free interest rate ranged from 6% to 7.11%. The volatility factors for the expected market price of the common stock of 70% and 77% were used for options granted in 1996 and 1995 respectively. A weighted average expected life of ten years was used as the Company has little history of options being exercised prior to their expiration.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the value of an estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized into expense over the options' vesting period. The Company's pro forma information follows (in thousands except for earnings per share information):

                                                                       1996      1995
                                                                      ------     -----
        Pro forma net income......................................    $1,842     $ 338
        Pro forma earnings per share
          Primary.................................................    $ 0.41      0.10
          Fully Diluted...........................................    $ 0.38      0.10

     A summary of the Company's stock option activity, and related information for the years ended December 31, follows:

                                                1996
                                     ---------------------------               1995
                                      NUMBER                       ----------------------------
                                        OF      WEIGHTED-AVERAGE    NUMBER     WEIGHTED-AVERAGE
                                      SHARES     EXERCISE PRICE    OF SHARES    EXERCISE PRICE
                                     --------   ----------------   ---------   ----------------
        Stock options outstanding
          beginning of year........   252,500        $ 4.19          138,750        $ 4.47
        Stock options granted......   146,516          5.46          135,000          5.20
        Stock options exercised....    (3,100)         4.00             (500)         4.00
        Stock options canceled.....    (6,400)         4.61          (20,750)         4.00
                                     --------                       --------
        Stock options outstanding,
          end of year..............   389,516        $ 5.13          252,500        $ 4.90
                                     ========         =====         ========         =====
        Exercisable at end of
          year.....................   102,200            --           56,690            --
        Weighted-average fair value
          of options granted during
          the year.................  $   4.41                      $    4.40

     Exercise prices for options outstanding as of December 31, 1996 ranged from $4 to $7.70. The weighted-average remaining contractual life of those options is 9 years.

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

     The following is a summary of the transactions under the 1986 stock option plan for the years ended December 31:

                                          1996                      1995                      1994
                                 -----------------------   -----------------------   -----------------------
                                  NUMBER       OPTION       NUMBER       OPTION       NUMBER       OPTION
                                 OF SHARES      PRICE      OF SHARES      PRICE      OF SHARES      PRICE
                                 ---------   -----------   ---------   -----------   ---------   -----------
Stock options outstanding
  beginning of year............   127,500    $4.00-$5.20    138,750    $4.00-$5.20    146,250    $      4.00
Stock options granted..........        --             --     10,000           5.20     57,500      5.00-5.20
Stock options exercised........    (3,100)          4.00       (500)          4.00         --             --
Stock options canceled.........    (4,400)     4.00-5.20    (20,750)          4.00    (65,000)          4.00
                                  -------                   -------                   -------
Stock options outstanding, end
  of year......................   120,000    $4.00-$5.20    127,500    $4.00-$5.20    138,750    $4.00-$5.20
                                  =======    ===========    =======    ===========    =======    ===========

     At December 31, 1996, 58,200 vested options were exercisable and no additional options or purchase rights will be granted under the 1986 Plan.

                                                               1996                      1995
                                                     ------------------------     -------------------
                                                      NUMBER         OPTION        NUMBER       OPTION
                                                     OF SHARES       PRICE        OF SHARES     PRICE
                                                     ---------     ----------     ---------     -----
Stock Options:
Options outstanding at beginning of the year.....     125,000      $     5.20           --         --
Options granted..................................     146,516      $5.20-7.70      125,000      $5.20
Options canceled.................................      (2,000)           5.20           --         --
                                                      -------                      -------
Options outstanding at end of year...............     269,516      $5.20-7.70      125,000      $5.20
                                                      =======      ===========     =======      ===========

                                                               1996                      1995
                                                     ------------------------     -------------------
                                                      NUMBER         OPTION        NUMBER       OPTION
                                                     OF SHARES       PRICE        OF SHARES     PRICE
                                                     ---------     ----------     ---------     -----
Restricted Stock:
Shares outstanding at beginning of year..........      36,350      $     5.20           --         --
Shares granted...................................      45,934       4.87-6.25       36,350      $5.20
Shares issued....................................     (13,019)      4.87-5.20           --         --
                                                      -------                      -------
Shares outstanding at end of year................      69,265      $4.87-6.25       36,350      $5.20
                                                      =======      ===========     =======      ===========

     At December 31, 1996, 44,000 vested options were exercisable and 243 of the restricted shares granted in 1996 were vested, but were not issued. Shares available for future grants under the 1995 Plan at December 31, 1996 were 286,219.

     Effective January 1, 1990, the Company implemented a 401(k) Plan (the "Plan") which is available for substantially all employees and under which the Company matches a percentage of the participant's compensation. The employer contributions are discretionary and vest over a five year period. The employer contributions for plan years 1996, 1995, and 1994 were $170, $150, and $82, respectively.

     The Company has no formal post-employment retirement benefit plans; however, the Company has entered into severance contracts with certain former employees for which approximately $48, $322 and $284 of accrued expenses were recorded at December 31, 1996, 1995, and 1994, respectively.

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(12) COMMITMENTS

     The Company and its subsidiaries occupy offices under various operating leases. The future minimum lease payments at December 31, 1996, are as follows:

                    1997......................................    $1,931
                    1998......................................     1,589
                    1999......................................     1,604
                    2000......................................       391
                    2001......................................        43

     Rental expenses totaled approximately $1,918, $1,772 and $1,780 for the years ended December 31, 1996, 1995, and 1994, respectively.

     In a transaction associated with the sale of Senior Subordinated Notes to III, the Company and SNIC agreed to pay International Insurance Advisors, Inc., agent for each of the III limited partners and for the general partner of III, a consulting fee in the amount of $250 beginning on April 1, 1993, and on each April 1 thereafter, to and including April 1, 1998. The retirement of the 1992 Notes in 1994 did not affect the obligation of the Company and SNIC to pay the consulting fee.

(13) LITIGATION

     The Company is subject to various litigation which arises in the ordinary course of business. Management is of the opinion that such litigation will not have a material adverse effect on the consolidated financial position of the Company or its consolidated results of operations.

(14) PREPAID AND OTHER ASSETS

     A summary of prepaid and other assets at December 31, are as follows:

                                                                     1996        1995
                                                                    -------     ------
        Furniture and fixtures, net...............................  $ 1,260     $1,151
        Data processing equipment, net............................    3,560      2,767
        Prepaid and advances......................................    1,091      1,540
        Other.....................................................    1,453        619
                                                                    -------     -------
                                                                    $ 7,364     $6,077
                                                                    =======     =======

(15) ACCOUNTS PAYABLE AND OTHER LIABILITIES

     A summary of accounts payable and other liabilities at December 31, are as follows:

                                                                     1996        1995
                                                                    -------     ------
        Escheatment payable.......................................  $   333     $1,423
        Rent and lease liability..................................      527        662
        Accounts payable..........................................    8,683      5,275
        Other liabilities.........................................    3,198         60
                                                                    -------     -------
                                                                    $12,741     $7,420
                                                                    =======     =======

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1995
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(16) SUBSEQUENT EVENT

     On September 17, 1996 the Company entered into a definitive agreement to acquire Pac Rim Holding Corporation (PRIM) for approximately $54 million in cash. The ultimate price per share to be paid was based on a formula that was based upon the size of PRIM's loss reserves at the time of the scheduled transaction closing in December 1996. The transaction was expected to yield $3 to $3.10 a share to PRIM shareholders. As a result of the DOI's triennial audit of PRIM, it was required to strengthen its claim and claim adjustment expense reserve by $12 million. The magnitude of the reserve strengthening necessitated renegotiation of the terms of the original definitive agreement. On February 18, 1997 a revised purchase agreement was announced by the Company and PRIM. Under the terms of the agreement the Company will acquire PRIM for the aggregate consideration of approximately $42 million in cash. PRIM shareholders will receive approximately $20 million ($2.11 per share); $20 million will be paid to PRIM's convertible debenture holders; and approximately $2 million will be paid to PRIM's warrant and option holders.

     The Company will finance the acquisition with a combination of common stock and bank debt. Under an agreement reached September 17, 1996, a group of investors including Insurance Partners, L.P., TJS Partners, L.P., and the Company's management have agreed to purchase $18 million of newly issued common stock (2,390,438 shares) at $7.53 per share, based upon the September 1996 market price of the Company's common stock. The Company expects the remaining $24 million of the purchase price will be funded by a $44 million bank loan to be provided by a syndicate of banks led by Chase Manhattan Bank. Approximately $6.6 million of the loan proceeds will be used to redeem the Company's outstanding long-term debt. Approximately $10 million of the loan proceeds will be contributed to the capital of PRIM's wholly owned subsidiary, Pacific Rim Assurance Company. The above described transaction is subject to both shareholder and regulatory approval.

                                                                    SCHEDULE I.1

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                                 BALANCE SHEET
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1996        1995
                                                                          --------     -------
ASSETS INVESTMENTS:
  Bonds and Notes at market (amortized cost: $1,497 in 1995)............  $     --     $ 1,500
  Cash and invested cash (certificates of deposit and other short-term
     instruments).......................................................     1,787       2,889
                                                                          --------     -------
          Total Investments.............................................     1,787       4,389
  Accrued investment income.............................................         1           9
  Receivable from reinsurer.............................................   110,527          --
  Investment in subsidiaries............................................    72,788      67,695
  Intercompany receivable...............................................        91          91
  Deferred income taxes.................................................     4,957       1,526
  Other.................................................................     1,087          94
                                                                          --------     -------
          Total Assets..................................................  $191,238     $73,804
                                                                          ========     =======
  LIABILITIES AND SHAREHOLDERS' EQUITY LIABILITIES:
  Long-term debt........................................................  $ 98,961     $ 8,530
  Intercompany Liability................................................    23,465          --
  Accounts payable and other liabilities................................        50         749
                                                                          --------     -------
          Total liabilities.............................................   122,476       9,279
                                                                          --------     -------
          Preferred securities issued by affiliate; authorized 1,100,000 shares; issued and outstanding 1,013,753 shares in 1996 and
           922,137 shares in 1995.......................................    23,571      21,045
  Shareholders' Equity:
  Common stock, no par value; authorized 25,000,000 shares: issued and outstanding 3,446,492 shares in 1996 and 3,430,373 shares in
     1995...............................................................    16,022      15,943
  Unrealized gain (loss) on investments, net of income taxes............      (162)        169
  Paid in capital -- warrants...........................................     2,206       2,206
  Retained earnings.....................................................    27,125      25,162
                                                                          --------     -------
          Total shareholders' equity....................................    45,191      43,480
                                                                          --------     -------
          Total liabilities and shareholders' equity....................  $191,238     $73,804
                                                                          ========     =======

                  See notes to condensed financial information

                                                                    SCHEDULE I.2

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                              STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                                                      TWELVE MONTHS ENDED
                                                                         DECEMBER 31,
                                                                -------------------------------
                                                                 1996        1995        1994
                                                                -------     -------     -------
REVENUES:
  Net investment income.......................................  $    89     $   330     $    90
                                                                -------     -------     -------
          Total revenues......................................       89         330          90
EXPENSES:
  Interest expense............................................    1,465         804       1,108
  General and administrative expenses.........................     (446)        304         116
                                                                -------     -------     -------
          Total expenses......................................    1,019       1,108       1,224
                                                                -------     -------     -------
  Loss from operations before federal income tax expense,
     equity in net income of subsidiaries, extraordinary item
     and preferred securities dividends and accretion.........     (930)       (778)     (1,134)
  Income tax expense..........................................      858         767       1,394
                                                                -------     -------     -------
  Loss from operations before equity in net income of
     subsidiaries, extraordinary item, and preferred
     securities dividend and accretion........................   (1,788)     (1,545)     (2,528)
  Equity in net income of subsidiaries........................    5,418       3,404       6,127
  Extraordinary loss on retirement of long-term debt, net of
     income tax benefit of $1,042 in 1994.....................       --          --      (2,022)
  Preferred securities dividends and accretion, net of income tax benefit of $858, $767 and $352 in 1996, 1995 and 1994
     respectively.............................................   (1,667)     (1,488)       (683)
                                                                -------     -------     -------
  Net income..................................................  $ 1,963     $   371     $   894
                                                                =======     =======     =======

                  See notes to condensed financial information

                                                                    SCHEDULE I.3

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                    TWELVE MONTHS ENDED
                                                                        DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             ---------     -------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...............................................    $   1,963     $   371     $    894
                                                             ---------     -------     --------
Adjustments to reconcile net income to net cash provided
  by (used in) operating activities:
  Amortization of bonds and preferred stock..............           --          (1)          55
  Amortization of long-term debt.........................           --          --        1,151
  Income from subsidiaries...............................       (5,418)     (3,404)      (6,127)
  Loss on sale of investments............................            5          --           68
  Preferred securities dividends and accretion...........        2,525       2,255        1,035
  Decrease in accrued investment income..................            8           1           11
  Increase in current income taxes.......................           --       1,721           --
  (Decrease) increase in other assets....................         (994)        (11)         157
  (Decrease) increase in accounts payable and other
     liabilities.........................................       19,334          78         (271)
                                                             ---------     -------     --------
     Total adjustments...................................       15,460         639       (3,921)
                                                             ---------     -------     --------
     Net cash provided by (used in) operating
       activities........................................       17,423       1,010       (3,027)
                                                             ---------     -------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Retirement of long-term debt.............................           --          --       (8,164)
Repayment of bank loans -- Imperial Bank.................       (1,250)     (1,200)          --
Repayment of bank loans -- Chase.........................       (1,410)         --           --
Proceeds from long-term debt.............................           --          --       10,000
Proceeds from Chase financing............................       93,091          --           --
Proceeds from issuance of preferred securities...........           --          --       17,755
Paid-in capital -- new warrants issued...................           --          --        2,000
Paid-in capital -- warrants..............................           --          --          (10)
Paid-in capital -- stock options.........................           78           2           --
                                                             ---------     -------     --------
     Net cash provided by (used in) financing
       activities........................................       90,509      (1,198)      21,581
                                                             ---------     -------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of bonds and notes:
     Investments.........................................           --      (1,496)          --
Dividends received from subsidiaries.....................           --          --          850
(Increase) in receivable from reinsurer..................     (110,527)         --           --
Sales of bonds and notes:
  Investments available for sale.........................        1,493          --          923
Capital contribution to subsidiaries.....................           --      (1,500)     (15,000)
Sales of common & preferred stock........................           --          --           24
Net (increase) decrease in invested cash.................           --          --          668
                                                             ---------     -------     --------
     Net cash provided by (used in) investing
       activities........................................     (109,034)     (2,996)     (12,535)
                                                             ---------     -------     --------
     Net increase (decrease) in cash.....................       (1,102)     (3,184)       6,019
Cash and Invested cash at beginning of period............        2,889       6,073           54
                                                             ---------     -------     --------
Cash and Invested cash at end of period..................    $   1,787     $ 2,889     $  6,073
                                                             =========     =======     ========
Supplemental disclosure of cash flow information:
     Cash paid during the year for income taxes..........    $       1     $     1     $      1
                                                             =========     =======     ========
     Cash paid during the year for interest..............    $     641     $   808     $  1,222
                                                             =========     =======     ========

                  See notes to condensed financial information

                                                                    SCHEDULE I.4

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                    NOTES TO CONDENSED FINANCIAL INFORMATION

 1. BASIS OF PRESENTATION

     In accordance with the requirements of Regulation S-X of the Securities and Exchange Commission, the financial statements of the registrant are condensed and omit many disclosures presented in the consolidated financial statements and the notes thereto.

 2. LONG TERM DEBT

     The following is a summary of the long-term debt balances at December 31:

                                                                     1996        1995
                                                                    -------     ------
        Chase Financing Agreement -- 6.87% due through 2004.......  $91,681     $   --
        Imperial Bank Debt -- 8.25% due through 2001..............    7,250      8,500
        Voting Notes due 2002.....................................       30         30
                                                                    -------     ------
        Balance at end of period..................................  $98,961     $8,530
                                                                    =======     ======

     Maturities of long-term debt for the next five years are as follows:

                                                         FINANCING     LONG-TERM     VOTING
        FISCAL YEAR                                      AGREEMENT       DEBT        NOTES
        -----------------------------------------------  ---------     ---------     ------
        1997...........................................   $ 6,021       $ 1,400       $ --
        1998...........................................    33,709         1,450         --
        1999...........................................    25,555         1,600         --
        2000...........................................    15,229         1,600         --
        2001...........................................      (799)        1,200         --
        Thereafter.....................................    11,966            --         30
                                                          -------        ------        ---
                                                          $91,681       $ 7,250       $ 30
                                                          =======        ======        ===

 3. DIVIDENDS FROM SUBSIDIARIES

     During 1996 and 1995, there were no dividends paid to Superior National Insurance Group by its consolidated subsidiaries. During 1994, a cash dividend of $850,000 was paid to Superior National Insurance Group by its consolidated subsidiaries.

 4. CONTINGENCIES

     The Company is subject to various litigation which arises in the ordinary course of business. Based upon discussions with counsel, management is of the opinion that such litigation will not have a material adverse effect on the consolidated financial position of the Company or its consolidated results of operations.

 5. RECONCILIATION -- RECEIVABLE FROM REINSURER

     The following is a reconciliation between the Condensed Financial Information of Registrant Balance Sheet and the Consolidated Balance Sheet for Receivable from reinsurer.

                                                                           RECEIVABLE
                                                                         FROM REINSURER
                                                                         --------------
        Balance per Consolidated Balance Sheet.........................     $ 93,266
        Add: Elimination for Discontinued Operations...................       17,261
                                                                            --------
        Balance per Condensed Balance Sheet............................     $110,527
                                                                            ========

                                                                     SCHEDULE II

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                             (AMOUNTS IN THOUSANDS)

                                                     COLUMN C
                               COLUMN B     ---------------------------
                               --------                                                  COLUMN E
                               BALANCE               ADDITIONS                           --------
                                  AT        ---------------------------                  BALANCE
                               BEGINNING     CHARGED TO      CHARGED TO     COLUMN D      AT END
                                  OF           COSTS           OTHER        --------        OF
          COLUMN A              PERIOD      AND EXPENSES      ACCOUNTS      DEDUCTIONS    PERIOD
-----------------------------  --------     ------------     ----------     --------     --------
YEAR ENDED DECEMBER 31, 1996
Allowance for possible losses
  on premiums receivable.....    $500          $1,369              --       $(1,569)       $300
                                 ====          ======          ======       =======        ====
Allowance for possible losses
  on reinsurance
  recoverable................      --              --              --            --          --
                                 ====          ======          ======       =======        ====
YEAR ENDED DECEMBER 31, 1995
Allowance for possible losses
  on premiums receivable.....    $900          $1,531              --       $(1,931)       $500
                                 ====          ======          ======       =======        ====
Allowance for possible losses
  on reinsurance
  recoverable................      --              --              --            --          --
                                 ====          ======          ======       =======        ====
YEAR ENDED DECEMBER 31, 1994
Allowance for possible losses
  on premiums receivable.....    $900          $2,697              --       $(2,697)       $900
                                 ====          ======          ======       =======        ====
Allowance for possible losses
  on reinsurance
  recoverable................      --              --              --            --          --
                                 ====          ======          ======       =======        ====

                                                                   SCHEDULE V. 1

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                       SUPPLEMENTAL INSURANCE INFORMATION
                             (AMOUNTS IN THOUSANDS)

                                             COLUMN C
                             COLUMN B     --------------                COLUMN E
                            -----------   FUTURE POLICY               ------------               COLUMN G
                             DEFERRED       BENEFITS,      COLUMN D   OTHER POLICY   COLUMN F   ----------
                              POLICY      LOSSES, CLAIMS   --------    CLAIMS AND    --------      NET
                            ACQUISITION      AND LOSS      UNEARNED     BENEFITS     PREMIUM    INVESTMENT
         COLUMN A              COSTS         EXPENSES      PREMIUM      PAYABLE      REVENUE      INCOME
--------------------------  -----------   --------------   --------   ------------   --------   ----------
                                                                                                              COLUMN H
                                                                                                             ----------
                                                                                                             BENEFITS,
                                                                                                              CLAIMS,
                                                                                                             LOSSES AND
                                                                                                             SETTLEMENT
                                                                                                              EXPENSES
                                                                                                             ----------
1996
Workers' Compensation.....    $ 3,042        $115,529      $ 9,702        $ --       $88,648      $7,769      $ 55,638
                               ======        ========      =======        ====       ========     ======       =======
1995
Workers' Compensation.....    $ 2,780        $141,495      $10,347        $ --       $89,735      $9,784      $ 53,970
                               ======        ========      =======        ====       ========     ======       =======
1994
Workers' Compensation.....    $ 2,905        $171,258      $10,728        $ --       $110,418     $9,049      $ 78,761
                               ======        ========      =======        ====       ========     ======       =======

                              COLUMN I
                            ------------
                            AMORTIZATION   COLUMN J
                            OF DEFERRED    --------   COLUMN K
                               POLICY       OTHER     --------
                            ACQUISITION    OPERATING  PREMIUMS
         COLUMN A              COSTS       EXPENSES   WRITTEN
--------------------------  ------------   --------   --------

1996
Workers' Compensation.....    $ 16,870     $24,609    $87,715
                               =======     =======    =======
1995
Workers' Compensation.....    $ 18,288     $21,314    $89,139
                               =======     =======    =======
1994
Workers' Compensation.....    $ 16,746     $13,980    $105,946
                               =======     =======    =======

                                                                   SCHEDULE V. 2

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

                                  REINSURANCE
                                 (IN THOUSANDS)

                                                                   COLUMN D                     COLUMN F
                                                   COLUMN C      ------------                --------------
           COLUMN A                COLUMN B     --------------   ASSUMED FROM    COLUMN E    PERCENTAGE OF
-------------------------------  ------------   CEDED TO OTHER      OTHER       ----------       AMOUNT
          DESCRIPTION            GROSS AMOUNT     COMPANIES       COMPANIES     NET AMOUNT   ASSUMED TO NET
-------------------------------  ------------   --------------   ------------   ----------   --------------
YEAR ENDED DECEMBER 31, 1996
Premiums:
Workers' compensation
  insurance....................    $ 97,270        $ 11,280         $2,658       $ 88,648          3.0%
                                   --------         -------         ------       --------         ----
Total Premiums.................    $ 97,270        $ 11,280         $2,658       $ 88,648          3.0%
                                   ========         =======         ======       ========         ====
YEAR ENDED DECEMBER 31, 1995
Premiums:
Workers' compensation
  insurance....................    $ 96,630        $  7,730         $  835       $ 89,735          0.9%
                                   --------         -------         ------       --------         ----
Total premiums.................    $ 96,630        $  7,730         $  835       $ 89,735          0.9%
                                   ========         =======         ======       ========         ====
YEAR ENDED DECEMBER 31, 1994
Premiums:
Workers' compensation
  insurance....................    $138,704        $ 28,286         $   --       $110,418         $ --
                                   --------         -------         ------       --------         ----
Total premiums.................    $138,704        $ 28,286         $   --       $110,418         $ --
                                   ========         =======         ======       ========         ====

                                                                   SCHEDULE V. 3

            SUPERIOR NATIONAL INSURANCE GROUP, INC. AND SUBSIDIARIES

            SUPPLEMENTAL PROPERTY AND CASUALTY INSURANCE INFORMATION

                             (AMOUNTS IN THOUSANDS)

                                                                                                           COLUMN H
                                                                                                       -----------------
                                           COLUMN C                                                    CLAIMS AND CLAIM
                                          ----------                                                      ADJUSTMENT
                             COLUMN B      RESERVES                                                        EXPENSES
                            -----------   FOR UNPAID                                       COLUMN G    INCURRED RELATED
                             DEFERRED     CLAIMS AND                COLUMN E   COLUMN F   ----------          TO:
                              POLICY        CLAIMS                  --------   --------      NET       -----------------
                            ACQUISITION   ADJUSTMENT                UNEARNED    EARNED    INVESTMENT   CURRENT    PRIOR
         COLUMN A              COSTS       REQUIRED                 PREMIUM    PREMIUM      INCOME      YEAR      YEAR
--------------------------  -----------   ----------                --------   --------   ----------   -------   -------
                                                        COLUMN D
                                                       ----------
                                                        DISCOUNT
                                                        IF ANY,
                                                        DEDUCTED
                                                           IN
                                                        RESERVES
                                                       FOR UNPAID
                                                       CLAIMS AND
                                                         CLAIM
                                                       ADJUSTMENT
                                                        EXPENSES
                                                       ----------
1996
Workers' Compensation.....    $ 3,042      $115,529       $ --      $ 9,702    $ 88,648     $7,769     $57,614   $(1,976)
                               ======      ========        ===      =======    ========     ======     =======   =======
1995
Workers' Compensation.....    $ 2,780      $141,495       $ --      $10,347    $ 89,735     $9,784     $58,842   $(4,872)
                               ======      ========        ===      =======    ========     ======     =======   =======
1994
Workers' Compensation.....    $ 2,905      $171,258       $ --      $10,728    $110,418     $9,049     $72,457   $ 6,304
                               ======      ========        ===      =======    ========     ======     =======   =======


                              COLUMN I      COLUMN J
                            ------------   ----------
                            AMORTIZATION      PAID
                            OF DEFERRED    CLAIMS AND   COLUMN K
                               POLICY        CLAIM      --------
                            ACQUISITION    ADJUSTMENT   PREMIUMS
         COLUMN A              COSTS        EXPENSES    WRITTEN
--------------------------  ------------   ----------   --------

1996
Workers' Compensation.....    $ 16,870      $ 79,514    $ 87,715
                               =======       =======    ========
1995
Workers' Compensation.....    $ 18,288      $ 78,912    $ 89,139
                               =======       =======    ========
1994
Workers' Compensation.....    $ 16,746      $ 81,467    $105,946
                               =======       =======    ========

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS

                                                                                               SEPTEMBER 30,     DECEMBER 31,
                                                                                                   1997              1996
                                                                                               -------------     ------------
                                                                                                (UNAUDITED)          (*)
Investments:
  Bonds and notes:
    Available-for-sale, at market (cost: 1997, $203,354; 1996, $46,549)......................    $ 204,732         $ 46,330
    Equity securities, at market (cost: 1997, $686; 1996, $1,199)............................          849            1,173
    Cash and short-term instruments (Restricted cash: 1997, $476; 1996, $297)................       33,223          100,487
    Restricted investment....................................................................           --            1,450
                                                                                                  --------         --------
         Total Investments...................................................................      238,804          149,440
    Reinsurance receivable...................................................................       54,887           25,274
    Premiums receivable (less allowance for doubtful accounts: 1997, $3,604;
      1996, $300)............................................................................       23,232            9,390
    Earned but unbilled premiums receivable..................................................        9,123            5,251
    Deferred policy acquisition costs........................................................        5,834            3,042
    Deferred income taxes....................................................................       13,097            9,520
    Funds held by reinsurer..................................................................        3,815            1,948
    Receivable from reinsurer................................................................           --           93,266
    Goodwill.................................................................................       25,766               --
    Prepaid and other........................................................................       22,634            9,438
                                                                                                  --------         --------
         Total Assets........................................................................    $ 397,192         $306,569
                                                                                                  ========         ========
                                            LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities:
    Claims and claim adjustment expenses.....................................................      222,625          115,529
    Unearned premiums........................................................................       14,988            9,702
    Reinsurance Payable......................................................................        9,833              874
    Long-term debt...........................................................................       42,366           98,961
    Accounts payable and other liabilities...................................................       24,904           12,741
                                                                                                  --------         --------
         Total Liabilities...................................................................      314,716          237,807
    Preferred securities issued by affiliate; authorized 1,100,000 shares; issued and
     outstanding 1,062,920 shares in 1997, and 1,013,753 shares in 1996......................       25,672           23,571
Stockholders' Equity:
Common stock, $0.01 par value; authorized 25,000,000 shares; issued and outstanding 5,837,173
  shares in 1997 and 3,446,492 shares in 1996................................................           58               --
  Paid-in capital excess of par..............................................................       34,070           16,022
Paid in capital -- warrants..................................................................        2,206            2,206
Unrealized gain on equity securities, net of taxes...........................................          108              (17)
Unrealized gain (loss) on available-for-sale investments, net of income taxes................          879             (145)
Retained earnings............................................................................       19,483           27,125
                                                                                                  --------         --------
         Total Stockholders' Equity..........................................................       56,804           45,191
                                                                                                  --------         --------
         Total Liabilities and Stockholders' Equity..........................................    $ 397,192         $306,569
                                                                                                  ========         ========

---------------

* Derived from audited financial statements

           See Notes to Condensed Consolidated Financial Statements.

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                             THREE MONTHS
                                                                                 ENDED         NINE MONTHS ENDED
                                                                             SEPTEMBER 30,       SEPTEMBER 30,
                                                                           -----------------   ------------------
                                                                            1997      1996       1997      1996
                                                                           -------   -------   --------   -------
Revenues:
  Premiums written, net of reinsurance ceded.............................  $32,890   $23,337   $ 96,596   $66,133
  Net change in unearned premiums........................................    1,870      (330)     2,552       (93)
                                                                           -------   -------   --------   -------
  Net premiums earned....................................................   34,760    23,007     99,148    66,040
  Net investment income..................................................    3,723     2,129      9,244     6,394
                                                                           -------   -------   --------   -------
          Total Revenues.................................................   38,483    25,136    108,392    72,434
Expenses:
  Claims and claim adjustment expenses, net of reinsurance recoveries....   21,316    14,201     66,311    36,801
  Commissions, net of reinsurance commissions............................    2,773     2,607      9,661     7,865
  Policyholder dividends.................................................       --      (715)        --    (2,121)
  Interest expense.......................................................    1,158     2,126      5,302     6,922
  General and administrative expenses
     Underwriting........................................................    7,140     5,304     18,101    18,681
     Other...............................................................      296       173        817      (216)
     Goodwill............................................................      340        --        477        --
                                                                           -------   -------   --------   -------
          Total Expenses.................................................   33,023    23,696    100,669    67,932
                                                                           -------   -------   --------   -------
Income before income taxes and preferred securities dividends and
  accretion, and extraordinary items.....................................    5,460     1,440      7,723     4,502
Income tax expense.......................................................    2,052       300      2,821     1,348
                                                                           -------   -------   --------   -------
Income before preferred securities dividends and accretion, and
  extraordinary items....................................................    3,408     1,140      4,902     3,154
  Preferred securities dividends and accretion, net of income taxes......     (480)     (428)    (1,387)   (1,238)
  Extraordinary loss on redemption of Pac Rim's debentures, net of income
     tax benefit of $327.................................................     (635)       --       (635)       --
  Extraordinary loss on early retirement of Imperial Bank loan, net of
     income tax benefit of $83...........................................     (161)       --       (161)       --
  Extraordinary loss on retirement of long-term debt, net of income tax
     benefit of $5,338...................................................       --        --    (10,361)       --
                                                                           -------   -------   --------   -------
          Net (loss) Income..............................................  $ 2,132   $   712   $ (7,642)  $ 1,916
                                                                           =======   =======   ========   =======
Earnings per common and dilutive common equivalent shares:
Income before preferred securities dividends accretion, and extraordinary
  items..................................................................  $  0.44   $  0.23   $   0.97   $  0.64
  Preferred securities dividends and accretion...........................    (0.06)    (0.08)     (0.28)    (0.23)
  Extraordinary loss on redemption of Pac Rim's debentures, net of income
     tax benefit.........................................................    (0.08)       --      (0.12)       --
  Extraordinary loss on early retirement of Imperial Bank loan, net of
     income tax benefit..................................................    (0.02)       --      (0.03)       --
  Extraordinary loss on retirement of long-term debt, net of income tax
     benefit.............................................................       --        --      (2.06)       --
                                                                           -------   -------   --------   -------
          Net (loss) Income..............................................  $  0.28   $  0.15   $  (1.52)  $  0.41
                                                                           =======   =======   ========   =======

           See Notes to Condensed Consolidated Financial Statements.

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

      CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                        COMMON STOCK
                               ------------------------------   UNREALIZED   NET UNREALIZED
                                                      PAID-IN      GAIN       GAIN (LOSS)
                                                      CAPITAL     (LOSS)     ON AVAILABLE-    PAID IN                   TOTAL
                                SHARES     $.01 PAR   EXCESS    ON EQUITY       FOR-SALE      CAPITAL-   RETAINED   SHAREHOLDERS'
                                ISSUED      VALUE     OF PAR    SECURITIES    INVESTMENTS     WARRANTS   EARNINGS      EQUITY
                               ---------   --------   -------   ----------   --------------   --------   --------   -------------
Balance at December 31,
  1996.......................  3,446,492       --     $16,022      $(17)         $ (145)       $2,206    $ 27,125      $45,191
Net loss.....................         --       --          --        --              --            --      (7,642)      (7,642)
Change in unrealized gain on
  equity Securities..........         --       --          --       125              --            --          --          125
Change in unrealized gain
  (loss) on investments, net
  of taxes...................         --       --          --        --           1,024            --          --        1,024
Common stock issued..........  2,390,681       58      18,048        --              --            --          --       18,106
                               ---------      ---     -------      ----          ------        ------     -------      -------
Balance at September 30,
  1997.......................  5,837,173     $ 58     $34,070      $108          $  879        $2,206    $ 19,483      $56,804
                               =========      ===     =======      ====          ======        ======     =======      =======

           See Notes to Condensed Consolidated Financial Statements.

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                              ----------------------
                                                                                                1997          1996
                                                                                              ---------     --------
Cash flows from operating activities:
  Net (loss) income.........................................................................  $  (7,642)    $  1,916
                                                                                              ---------     --------
  Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
    Amortization of bonds and preferred stock...............................................     (1,004)        (705)
    Loss (gain) on sale of investments......................................................         95          (33)
    Gain on sale of Centre Re Investments...................................................         --       (2,261)
    Amortization of Goodwill................................................................        477           --
    Extraordinary Loss -- retirement of long-term debt......................................     11,157           --
    Interest expense on long-term debt......................................................      4,225           --
    Preferred securities dividends and accretion............................................      1,387        1,876
    Increase in reinsurance receivable......................................................    (25,593)      (1,292)
    (Increase) decrease in premiums receivables.............................................       (716)       1,009
    Decrease (increase) in earned but unbilled premiums receivable..........................        270       (1,656)
    (Increase) decrease in accrued investment income........................................       (637)         339
    Increase in deferred policy acquisition costs...........................................     (2,792)        (340)
    Decrease in deferred income taxes.......................................................      2,821          706
    Increase in funds held by reinsurer.....................................................     (1,867)        (413)
    (Increase) decrease in prepaid reinsurance premiums.....................................     (5,278)         498
    Increase in other assets................................................................     (1,411)        (855)
    Decrease in claims and claim adjustment expense reserves................................       (979)     (25,268)
    Decrease in unearned premium reserves...................................................     (1,573)        (404)
    Increase in reinsurance payable.........................................................      8,959          122
    Decrease in policyholder dividends payable..............................................         --       (3,577)
    (Decrease) increase in accounts payable and other liabilities...........................     (6,354)       8,659
                                                                                              ---------     --------
        Total adjustments...................................................................    (18,813)     (23,595)
                                                                                              ---------     --------
        Net cash used in operating activities...............................................    (26,455)     (21,679)
                                                                                              ---------     --------
Cash flows from financing activities:
  Paid-in-capital -- restricted stock.......................................................        106           13
  Proceeds from issuance of common stock....................................................     18,000           --
  Long-term debt -- Chase Manhattan Bank....................................................     41,257           --
  Retirement of long-term debt -- Imperial Bank.............................................     (7,250)        (900)
  Prepayment penalty on early retirement of long-term debt..................................       (244)          --
  Funding of discontinued operations........................................................     (3,225)          --
  Proceeds from repurchase transaction......................................................         --        3,596
                                                                                              ---------     --------
        Net cash provided by financing activities...........................................     48,644        2,709
                                                                                              ---------     --------
Cash flows from investing activities:
  Purchases of bonds and notes:
    Investments available-for-sale..........................................................   (149,275)     (29,119)
    Investment funds withheld from reinsurers...............................................         --      (71,061)
  Purchase of equity security...............................................................       (145)          --
  Acquisition of Pac Rim....................................................................    (44,016)          --
  Sales of bonds and notes; Investments available-for-sale..................................     37,906       22,414
  Maturities of bonds and notes: Investments available-for-sale.............................      8,771       12,286
  Sales and maturities of bonds and notes held to maturity:
    Funds withheld from reinsurers..........................................................         --      110,098
  Sale of equity security...................................................................        517           --
  Net decrease in invested cash.............................................................     55,339        7,931
  Net increase in invested cash for funds withheld from reinsurers..........................         --         (451)
                                                                                              ---------     --------
    Net cash (used in) provided by investing activities.....................................    (90,903)      52,098
                                                                                              ---------     --------
    Net (decrease) increase in cash.........................................................    (68,714)      33,128
                                                                                              ---------     --------
Cash and invested cash at beginning of period...............................................    101,937        2,952
                                                                                              ---------     --------
Cash and invested cash at end of period.....................................................  $  33,223     $ 36,080
                                                                                              =========     ========
Supplemental disclosure of cash flow information:
Cash paid during the year for income taxes..................................................  $       4     $      4
                                                                                              =========     ========
Cash paid during the year for interest......................................................  $   1,124     $    488
                                                                                              =========     ========

            See Notes to Condensed Consolidated Financial Statements

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

NOTE A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  A.1  Basis of Presentation

     Superior National Insurance Group, Inc. ("SNIG") is a holding company that through its wholly-owned subsidiaries, Superior National Insurance Company ("SNIC") and Superior Pacific Casualty Company ("SPCC"), is engaged in writing workers' compensation insurance principally in the States of California and Arizona, and until September 30, 1993, was engaged in writing commercial property and casualty insurance. The "Company" refers to SNIG and its subsidiaries.

     The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, including normally occurring accruals, considered necessary for a fair presentation have been included. Certain reclassifications of prior year amounts have been made to conform with the 1997 presentation. Operating results for the nine months ended September 30, 1997, are not necessarily indicative of the results to be expected for the year ended December 31, 1997. These consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto contained in the Company's annual report on Form 10-K for the year ended December 31, 1996.

  A.2  Acquisition of Pac Rim Holding Corporation

     On April 11, 1997, the Company completed its acquisition of Pac Rim Holding Corporation ("PRHC") and its wholly-owned subsidiary, The Pacific Rim Assurance Company, for total consideration of approximately $42 million in cash. The consideration paid by SNIG resulted in payment of approximately $20 million ($2.105 per share) to PRHC's common stockholders; $20 million to PRHC's debenture holders; and the remainder to PRHC's warrant and option holders. The Pacific Rim Assurance Company was renamed Superior Pacific Casualty Company upon its acquisition by the Company. SNIG financed the acquisition with the issuance and sale in a private transaction, of approximately $18.0 million in common stock, (2,390,438 shares) to a group of investors including Insurance Partners, L.P., TJS Partners, L.P., and SNIG management and the incurrence of a $44 million term loan by a bank syndicate led by The Chase Manhattan Bank ("Chase"). Approximately $6.6 million of the loan proceeds was used to prepay SNIG's previously outstanding long-term debt, and approximately $10 million was contributed by SNIG to the capital of SPCC.

     The Company accounted for the acquisition of PRHC as a purchase, and accordingly, assets and liabilities of PRHC were adjusted to their fair value at the time of the purchase. As of September 30, 1997, the Company had recorded $25.8 million in goodwill, the excess of purchase price over amounts assigned to identifiable assets acquired less liabilities assumed.

     In connection with the Company's SEC reporting obligations the Company has prepared pro forma financial information. The following is a comparison, between the actual and pro forma information presented. The following pro forma amounts are those amounts as if the acquisition of PRHC by SNIG had occurred as of the beginning of each period presented.

                                                                               PRO FORMA
                                                             ----------------------------------------------
                                           SEPTEMBER 30,     SEPTEMBER 30,     SEPTEMBER 30,   DECEMBER 31,
                                              1997(1)           1997(2)           1997(3)        1996(4)
                                           -------------     -------------     -------------   ------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total Revenues...........................    $ 108,392         $ 128,609         $ 129,348      $  187,732
Net income (loss) from continuing
  operations.............................    $   4,902         $   8,376         $ (13,182)     $  (20,417)
Net loss.................................    $  (7,642)        $  (9,666)        $ (25,726)     $  (22,880)
Earnings (loss) per common share from
  continuing operations..................    $    0.97         $    1.43         $   (2.26)     $    (2.65)
Loss per common share....................    $   (1.52)        $   (1.66)        $   (4.41)     $    (2.97)
Weighted average shares outstanding......    5,040,360         5,837,173         5,837,173       7,706,108

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

---------------

(1) Represents the results of operations of the Company for the nine months ended September 30, 1997. The acquired Company's results are incorporated in the Company's results for periods after April 1, 1997. Balances reflect all purchase accounting adjustments known to date.

(2) Represents the pro forma combined balances of SNIG and PRHC at September 30, 1997 adjusted for purchase accounting; the restatement of PRHC's December 31, 1996 audited financial statements; and the expected savings from management's implementation of its integration plan for PRHC.

(3) Represents the pro forma combined balances of SNIG and PRHC as if the transaction had occurred on January 1, 1997. The balances have been adjusted for the results of PRHC's first quarter results; purchase accounting and the restatement of PRHC's December 31, 1996 audited financial statements as filed in Form 8-K/A dated September 5, 1997.

(4) Represents the pro forma combined balances of SNIG and PRHC as if the transaction had occurred on January 1, 1996. The balances have been adjusted for purchase accounting adjustments and the restatement of PRHC's December 31, 1996 audited financial statements as filed in Form 8-K/A dated September 5, 1997.

  A.3  Earnings Per Share ("EPS")

     Earnings per common and dilutive common equivalent shares for the three and nine months ended September 30, 1997, and 1996, are based on the average number of common shares outstanding during each period and the number of common shares that would be outstanding if all outstanding stock options and warrants were exercised. While the assumed conversion of common stock equivalents, such as stock options and warrants, generally has a dilutive effect on EPS, if the assumed conversion of all common stock equivalents is antidilutive to the EPS calculation, then such common stock equivalents are excluded from EPS amounts. The number of shares used in the EPS calculations are 7,692,289 and 5,040,360 shares for the three and nine months ended September 30, 1997, respectively, and 5,316,873 shares for the three and nine months ended September 30, 1996.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard presentation No. 128, and "Earnings per Share" ("SFAS 128"), which establishes the computation, presentation, and disclosure requirements for earnings per share. SFAS 128 is effective for fiscal periods ending after December 15, 1997. The effects of SFAS 128 on the Company's earnings per share calculation is not expected to be materially different from that historically presented.

  A.4  Claim and Claim Adjustment Expense Reserves

     The liability for unpaid claim and claim adjustment expenses is based on an evaluation of reported losses and on estimates of incurred but unreported losses. The reserve liabilities are determined using adjusters' individual case estimates and statistical projections, which can be affected by many external factors that are difficult to predict, including changes in the economy, trends in medical treatments and litigation, changes in regulatory environment, medical services, and employment rights. The liability is reported net of estimated salvage and subrogation recoverables. Adjustments to the liability resulting from subsequent developments or revisions to the estimate are reflected in results of operations in the period in which such adjustments become known. While there can be no assurance that reserves at any given date are adequate to meet SNIG's obligations, the amounts reported on the balance sheet are management's best estimate of that amount.

                    SUPERIOR NATIONAL INSURANCE GROUP, INC.

             FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

NOTE B. FINANCING AGREEMENT

     On June 30, 1997, the Company prepaid approximately $88.6 million of long-term debt outstanding to Chase. The prepayment was accomplished by transferring reinsurance receivables due from Centre Reinsurance Limited ("Centre Re") to Chase in exchange for the cancellation of the debt. As a result of the cancellation of the reinsurance treaty with Centre Re, SNIG recognized an extraordinary net-of-tax loss of approximately $10.4 million on debt prepayment in the second quarter of 1997.

NOTE C. DEBT AGREEMENT

     Upon the close of the PRHC acquisition on April 11, 1997, the Company obtained a term loan in the amount of $44 million. The loan is collateralized by the stock of the Company's intermediate holding company Superior Pacific Insurance Group, Inc. ("SPIG") and certain of SPIG's subsidiaries. The Company used the proceeds of the term loan for the acquisition and related expenses, a capital contribution to SPCC, and to prepay existing indebtedness. The loan is due six years from April 11, 1997. Principal payments are due semi-annually in eleven consecutive installments of $3.65 million commencing October 11, 1997, with a final installment of $3.85 million. The interest rate on the debt is a LIBOR-based variable rate that will not exceed Chase's prime commercial lending rate unless default interest becomes due.

NOTE D. DISCONTINUED OPERATIONS

     Outstanding discontinued operations claims and claim adjustment expenses were $15.6 million at September 30, 1997, which was consistent with management's expectations. Offsetting these liabilities are $14.0 million of deferred tax assets and $1.6 million of investments available for the payment for these liabilities.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Superior National Insurance Group, Inc.:

We have audited the accompanying consolidated balance sheets of Pac Rim Holding Corporation and subsidiaries as of December 31, 1996 (as restated -- see Note 2) and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 (restated as to 1996 -- see Note 2). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pac Rim Holding Corporation and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Los Angeles, California
August 28, 1997

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
            (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS

                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                                        1995
                                                                          1996        --------
                                                                       ----------
                                                                       (RESTATED)
Investments:
  Bonds, available-for-sale at fair value (amortized cost $55,245 and
     $119,314).......................................................   $ 54,759      $121,771
  Short-term investments (at cost, which approximates fair value)....     56,794         7,260
                                                                        --------      --------
          Total investments..........................................    111,553       129,031
Cash.................................................................      1,731           773
Reinsurance recoverable on outstanding losses........................      3,124         3,884
Reinsurance receivable on paid losses................................        785           184
Premiums receivable, less allowance for doubtful accounts of $2,516
  (Restated) and $1,221..............................................     14,278        11,616
Earned but unbilled premiums.........................................      4,142         4,880
Investment income receivable.........................................        609         2,207
Deferred policy acquisition costs....................................      1,065           974
Property and equipment, less accumulated depreciation and
  amortization of $4,978 and $3,803..................................      4,411         2,434
Unamortized debenture issue costs....................................      1,063         1,468
Federal income taxes recoverable.....................................         --         1,456
Deferred federal income taxes, net...................................      8,745         8,348
Prepaid reinsurance premiums.........................................        198           227
Other assets.........................................................      3,731         1,569
                                                                        --------      --------
          Total Assets...............................................   $155,435      $169,051
                                                                        ========      ========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Reserve for losses and loss adjustment expenses......................   $100,588      $ 96,525
Convertible debentures payable, less unamortized discount of $1,059
  and $1,393.........................................................     18,941        18,607
Unearned premiums....................................................      6,917         5,715
Reserve for policyholder dividends...................................        364           381
Obligation under capital lease.......................................      1,203            --
Accrued expenses and accounts payable................................      8,148         3,668
                                                                        --------      --------
          Total Liabilities..........................................    136,161       124,896
Commitments and contingencies
Stockholders' Equity:
  Preferred Stock:
     $.01 par value -- shares authorized 500,000; none issued and
      outstanding....................................................         --            --
  Common Stock:
     $.01 par value -- shares authorized 35,000,000 issued and
      outstanding 9,528,200..........................................         95            95
Additional paid-in capital...........................................     29,624        29,624
Warrants.............................................................      1,800         1,800
Unrealized gain (loss) on available-for-sale securities, net.........       (324)        1,622
Retained earnings (deficit)..........................................    (11,921)       11,014
                                                                        --------      --------
Net Stockholders' Equity.............................................     19,274        44,155
                                                                        --------      --------
          Total Liabilities and Stockholders' Equity.................   $155,435      $169,051
                                                                        ========      ========

                See notes to consolidated financial statements.

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                                             1995        1994
                                                                1996        -------     -------
                                                             ----------
                                                             (RESTATED)
REVENUES:
  Net premiums earned......................................   $ 82,654      $76,016     $92,894
  Net investment income....................................      7,013        8,089       6,514
  Realized capital gains...................................      1,640          453          --
  A&H commission income....................................          8           --          --
                                                               -------      -------     -------
          Total revenue....................................     91,315       84,558      99,408
COSTS AND EXPENSES:
  Losses and loss adjustment expenses......................     79,890       50,957      63,788
  Amortization of policy acquisition costs -- net..........     14,672       18,647      19,565
  Administrative, general, and other.......................     16,752       11,662      11,927
  Policyholder dividends...................................        (11)         132       1,301
  Interest expense.........................................      2,341        2,306         857
                                                               -------      -------     -------
          Total costs and expenses.........................    113,644       83,704      97,438
                                                               -------      -------     -------
Income (loss) before income taxes..........................    (22,329)         854       1,970
Income tax expense.........................................        606          279         812
                                                               -------      -------     -------
NET INCOME (LOSS)..........................................   $(22,935)     $   575     $ 1,158
                                                               =======      =======     =======
PER SHARE DATA:
  NET INCOME (LOSS) PRIMARY AND FULLY DILUTED..............   $  (2.41)     $   .06     $  0.12
                                                               =======      =======     =======

                See notes to consolidated financial statements.

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              (AMOUNTS IN THOUSANDS, EXCEPT FOR NUMBER OF SHARES)

                                                                                  UNREALIZED
                                                                                  GAIN (LOSS)
                                        COMMON STOCK                                  ON
                                     ------------------                           AVAILABLE-
                                      NUMBER              ADDITIONAL               FOR-SALE     RETAINED
                                        OF                 PAID-IN                SECURITIES,   EARNINGS
                                      SHARES     AMOUNT    CAPITAL     WARRANTS       NET       (DEFICIT)   TOTAL
                                     ---------   ------   ----------   --------   -----------   --------   -------
Balance at January 1, 1994.........  9,528,200    $ 95     $ 29,624         --           --     $  9,281   $39,000
Unrealized gain on
  available-for-sale securities at
  January 1, 1994, net.............         --      --           --         --      $    96           --        96
Additional paid in
  capital-warrants.................         --      --           --     $1,800           --           --     1,800
Net income.........................         --      --           --         --           --        1,158     1,158
Change in unrealized loss of
  available-for-sale securities,
  net..............................         --      --           --         --       (4,877)          --    (4,877)
                                     ---------     ---      -------     ------      -------     --------   -------
Balance at December 31, 1994.......  9,528,200      95       29,624      1,800       (4,781)      10,439    37,177
                                     ---------     ---      -------     ------      -------     --------   -------
  Net income.......................         --      --           --         --           --          575       575
  Change in unrealized gain of
    available-for-sale securities,
    net............................         --      --           --         --        6,403           --     6,403
                                     ---------     ---      -------     ------      -------     --------   -------
Balance at December 31, 1995.......  9,528,200      95       29,624      1,800        1,622       11,014    44,155
                                     ---------     ---      -------     ------      -------     --------   -------
Net loss (Restated)................         --      --           --         --           --      (22,935)  (22,935)
Change in unrealized loss of
  available-for-sale securities,
  net..............................         --      --           --         --       (1,946)          --    (1,946)
                                     ---------     ---      -------     ------      -------     --------   -------
Balance at December 31, 1996,
  (Restated).......................  9,528,200    $ 95     $ 29,624     $1,800      $  (324)    $(11,921)  $19,274
                                     =========     ===      =======     ======      =======     ========   =======

                See notes to consolidated financial statements.

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                            YEAR ENDED DECEMBER 31,
                                                                      -----------------------------------
                                                                                       1995        1994
                                                                         1996        --------     -------
                                                                      -----------
                                                                      (RESTATED)
OPERATING ACTIVITIES
  Net Income (loss).................................................    $(22,935)    $    575     $ 1,158
  Adjustments to reconcile net income (loss) to net cash provided
     (used) by operating activities:
     Depreciation and amortization..................................        2,001       1,421         930
     Provision for losses on premiums receivable....................        1,295         150        (143)
     Provision for deferred income taxes............................          606       1,340       1,188
     Realized capital gains.........................................      (1,640)        (453)         --
     Changes in:
       Reserve for losses and loss adjustment expenses..............        4,063     (20,104)    (19,336)
       Unearned premiums............................................        1,202      (4,202)      1,655
       Reserve for policyholder dividends...........................         (17)        (609)     (1,539)
       Ceded reinsurance payable....................................           --          --        (252)
       Premiums receivable..........................................      (3,219)         255       5,413
       Reinsurance recoverable......................................          159      (1,936)     13,044
       Aggregate excess of loss reinsurance recoverable.............           --          --      10,812
       Prepaid reinsurance premiums.................................           29         153       2,435
       Deferred policy acquisition costs............................         (91)       1,111        (953)
       Income taxes recoverable.....................................        1,456      (1,013)      1,916
       Accrued expenses and accounts payable........................        4,466         116         319
       Investment income receivable.................................        1,598         148      (1,372)
       Other assets.................................................      (2,162)         229         630
                                                                         --------    --------     --------
          NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES..........     (13,189)     (22,819)     15,905
                                                                         --------    --------     --------
INVESTING ACTIVITIES
  Purchase of investments -- bonds..................................     (47,622)     (40,524)    (67,788)
  Sales of investments -- bonds.....................................      104,172      61,343          --
  Maturity and calls of investments -- bonds........................        9,080       1,028       7,228
  Additions to property and equipment...............................      (1,949)        (836)       (918)
                                                                         --------    --------     --------
     NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES...............       63,681      21,011     (61,478)
                                                                         --------    --------     --------
FINANCING ACTIVITIES
  Proceeds from issuance of convertible debentures..................           --          --      20,000
  Debenture issuance costs..........................................           --          --      (2,025)
                                                                         --------    --------     --------
     NET CASH PROVIDED BY FINANCING ACTIVITIES......................           --          --      17,975
                                                                         --------    --------     --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....................       50,492      (1,808)    (27,598)
Cash and cash equivalents at beginning of period....................        8,033       9,841      37,439
                                                                         --------    --------     --------
     CASH AND CASH EQUIVALENTS AT END OF PERIOD.....................      $58,525    $  8,033     $ 9,841
                                                                         ========    ========     ========
SUPPLEMENTAL DISCLOSURE:
  Interest paid.....................................................       $1,600    $  1,615     $   -0-
                                                                         ========    ========     ========
  Income taxes paid.................................................         $-0-    $     37     $   -0-
                                                                         ========    ========     ========

     The Company entered into a capital lease during 1996, to acquire certain operating system hardware and software; the lease obligation at December 31, 1996 was $1,203,000.

                See notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  PAC RIM HOLDING CORPORATION AND SUBSIDIARIES
                               DECEMBER 31, 1996
                                   (RESTATED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization: Pac Rim Holding Corporation ("Pac Rim Holding") is a holding company that was incorporated in 1987 in Delaware. The accompanying consolidated financial statements include the accounts and operations of the holding company and its subsidiary, The Pacific Rim Assurance Company ("Pacific Rim Assurance") and its subsidiary, Regional Benefits Insurance Services, Inc., (collectively referred to herein as "the Company"). All significant intercompany transactions and balances are eliminated in consolidation. Pacific Rim Assurance is engaged exclusively in the business of writing workers' compensation insurance in California, Arizona, Georgia, Alabama and Texas. Regional Benefits Insurance, Inc. ("RBIS") is an insurance agency.

     Sale of Pac Rim Holding: The previously announced acquisition of Pac Rim Holding by Superior National Insurance Group, Inc. ("SNTL") was completed on April 11, 1997. Pac Rim Holding was acquired for aggregate consideration of $42 million in cash. The $42 million payment by SNTL resulted in the payment of approximately $20 million ($2.105 per share) to Pac Rim Holding's common stockholders, $20 million to Pac Rim Holding's convertible debenture holders, and $2 million to Pac Rim Holding's warrant and option holders.

     Accounting Principles: The accompanying consolidated financial statements are presented on the basis of generally accepted accounting principles ("GAAP"), which differ in some respects from prescribed and permitted statutory accounting practices followed in reports to the Insurance Departments. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners, as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The principal differences relate to the non-admission of certain assets, examples are, deferred income taxes, deferred policy acquisition costs, earned but unbilled premiums, premiums receivable, and software.

     Earned Premiums: Earned premiums and the liability for unearned premiums are calculated by formula such that the premium written is earned pro rata over the term of the policy. The insurance policies currently written by the Company are for a period of one year or less. Premiums earned include an estimate for earned but unbilled premiums.

     Reserve for Losses and Loss Adjustment Expenses: The reserve for losses and loss adjustment expenses ("LAE") is based on the accumulation of cost estimates for each loss reported prior to the close of the accounting periods and provision for the probable cost of losses that have occurred but have not yet been reported. The Company does not discount such reserves for financial reporting purposes. The methods for making such estimates and for establishing the resulting liabilities are continually reviewed and updated and any adjustments resulting therefrom are included in current operations when determined. While the ultimate amount of losses incurred and the related expense is dependent on future developments, management is of the opinion that, given the inherent variability in any such estimates, the reserve for unpaid losses, and LAE is within a reasonable range of adequacy.

     Policy Acquisition Costs: Policy acquisition costs, such as commissions, premium taxes, and other underwriting costs related to the production and retention of business, are deferred and amortized as the related premiums are earned. Anticipated investment income is considered in determining the recoverability of this asset. Other policy acquisition costs that do not vary with the production of new business are expensed when incurred and are included in administrative, general, and other expenses.

     Policyholder Dividends: Certain policies written by the Company are eligible for policyholder dividends. An estimated provision for policyholder dividends is accrued as the related premiums are earned. Such

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS dividends do not become a legal liability of Pacific Rim Assurance unless, and until, declared by the board of directors.

     Investments: The Company has designated all of its portfolio as "available-for-sale" and accordingly, bonds are carried at market with the unrealized gain (loss) reflected in equity, net of the applicable income taxes. The cost of investments sold is determined by specific identification.

     Property and Equipment: Property and equipment is stated at cost. Depreciation of property and equipment is computed using the straight-line method over an estimated useful life of five years for financial reporting purposes. Leasehold improvements are amortized on the straight-line method over the life of the lease.

     Taxes: The Company recognizes deferred tax assets and liabilities based on the expected future tax consequences of existing differences between financial reporting and tax reporting bases of assets and liabilities and operating loss and tax credit carry forwards for tax purposes. The insurance subsidiary pays premium taxes on gross premiums written in California in lieu of state income taxes.

     Cash and Cash Equivalents: For purposes of the statements of cash flows, certificates of deposit and short-term investments with an original maturity of three months or less, at date of purchase, are considered to be cash equivalents.

     Stockholders' Equity: The issuance of the convertible debentures included issuing detachable warrants to purchase common stock (See Note 6). The value of these warrants was $1,800,000, which was recorded as warrants in the Consolidated Balance Sheets.

     Earnings Per Share: Net income (loss) per share is computed on the basis of the weighted average shares of common stock, plus common stock equivalent shares arising from the effect of the stock options, warrants, and convertible debentures to the extent they are dilutive. (See Notes 6 and 7). The number of shares used in the computation of primary and fully diluted earnings per share for the years ended December 31, 1996, 1995 and 1994 was 9,528,200.

     New Accounting Standards: In October 1995, FASB issued Statement No. 123, "Accounting For Stock-Based Compensation" which established a fair value based method of accounting for stock-based compensation plans. This statement is effective for financial statements with fiscal years beginning after December 15, 1995. The Company elected to continue accounting for stock-based compensation based on Accounting Principles Board (APB) No. 25; and thus, the Company adopted only the disclosure provision of FASB Statement No. 123.

     Fair Values of Financial Instruments: The carrying amounts of financial instruments, other than investment securities, approximate their fair values. For investment securities, the fair values for fixed maturity securities are based on quoted market prices. The carrying amounts and fair values for all investment securities are disclosed in Note 3.

     Reclassifications: Certain prior year amounts in the accompanying financial statements have been reclassified to conform with the 1996 presentation.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -- RESTATEMENT OF 1996 FINANCIAL STATEMENTS

                                                                                 NET
                                                                            STOCKHOLDERS'
                                                               NET LOSS        EQUITY
                                                               --------     -------------
                                                                 (AMOUNTS IN THOUSANDS)
        As originally stated at December 31, 1996............  $(15,900)       $26,309
        Change in EBUB.......................................    (3,385)        (3,385)
        Change in allowance for doubtful accounts............    (1,460)        (1,460)
        Write-off of deferred merger expenses................      (479)          (479)
        Additional accrued expenses and accounts payable.....    (1,278)        (1,278)
        Write-off of gain contingencies......................      (433)          (433)
                                                               --------        -------
        As restated at December 31, 1996.....................  $(22,935)       $19,274
                                                               ========        =======

     Earned But Unbilled Premiums: Earned but unbilled premiums ("EBUB") represent management's estimate of future additional or return premiums generated by interim and final audits of payroll and rate classification data associated with the Company's expired and inforce workers' compensation policies. EBUB is generally based upon estimated and actual payrolls and rates provided by policyholders, and historical billing patterns adjusted for changes in regulations, pricing, and billing practices and procedures. The Company's former management recorded $7.9 million in EBUB at December 31, 1996.

     Current management attempted to reconcile its estimates with that of prior management's recorded EBUB, and found prior management's methodology to be fundamentally flawed. In light of the flawed methodology used by prior management, current management reduced EBUB by $3.385 million.

     Premiums receivable: At December 31, 1996, the Company had recorded premiums receivable of $15.7 million, net of an allowance of doubtful accounts of $1.1 million. Further, included in the $15.7 million premiums receivable, net of the allowance for doubtful accounts were $1.6 million in premiums receivable that had been turned over to an attorney for collection.

     Based upon information contained in the December 31, 1996, 10-(K) and other sources available to prior management, it was apparent to current management that an additional allowance was required.

     Deferred merger expenses: GAAP provides that certain costs related to an acquisition of another company may be deferred by the acquiring Company. Costs related to the acquisition of the company being acquired may not be deferred. Pac Rim Holdings at December 31, 1996, had improperly deferred $0.479 million in legal and investment banking costs related to its acquisition by SNTL.

     Accrued expenses and accounts payable: At December 31, 1996, former management estimated it had unpaid liabilities of $7.3 million. The current management identified an additional $1.278 million in accrued liabilities and accounts payable relating to legal, commissions, and miscellaneous general and administrative expenses that were substantially known at year-end.

     Gain contingencies: GAAP does not provide for the recognition of a gain prior to its realization. At December 31, 1996, the Company recorded $433,000 in such contingent gains. These gains related to anticipated legal actions that had not gone to trial or had not been settled at December 31, 1996. Therefore, in accordance with GAAP these contingent gains were eliminated from the Consolidated Statements of Operations.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -- INVESTMENTS

     Major categories of investment income, net of investment expenses, for 1996, 1995 and 1994 are summarized as follows (amounts in thousands):

                                                             YEAR ENDED DECEMBER 31,
                                                           ----------------------------
                                                            1996       1995       1994
                                                           ------     ------     ------
        Investment Income:
          U.S. Treasury and Other Governmental Agency
             Securities..................................  $4,065     $5,365     $5,508
          Money Market Funds.............................     418        309        291
          Funds Held by Reinsurer........................      --         --        169
          Corporate Bonds................................   2,762      2,655        700
          Tax-Exempt Bonds...............................      --          4        102
          Certificates of Deposit........................      31         22          9
                                                           ------     ------     ------
          Investment Income..............................   7,276      8,355      6,779
          Less: Investment Expenses......................     263        266        265
                                                           ------     ------     ------
        Net Investment Income............................  $7,013     $8,089     $6,514
                                                           ======     ======     ======

     Proceeds from the sales of investments in bonds during 1996 were $104,172,000; gross gains of $1,888,000 and gross losses of $248,000 were realized on those sales. Proceeds from the sales of investments in bonds during 1995 were $61,343,000; gross gains of $657,000 and gross losses of $204,000 were realized on those sales. There were no sales of investments in bonds during 1994.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The amortized cost and fair values of investments in debt securities are summarized as follows (amounts in thousands):

                                                              GROSS          GROSS
                                              AMORTIZED     UNREALIZED     UNREALIZED       FAIR
                                                COST          GAINS         (LOSSES)       VALUE
                                              ---------     ----------     ----------     --------
    1996
    U.S. Treasury and other governmental      $  28,808       $    5         $ (184)      $ 28,629
      agencies..............................
    Corporates..............................     13,765            2           (204)        13,563
    U.S. agencies...........................     12,341            8           (118)        12,231
    Asset backed............................        331            5             --            336
                                                -------       ------         ------        -------
              Total.........................  $  55,245       $   20         $ (506)      $ 54,759
                                                =======       ======         ======        =======
    1995
    U.S. Treasury and other governmental      $  68,963       $   17         $ (157)      $ 68,823
      agencies..............................
    Corporates..............................     33,793        1,886             --         35,679
    U.S. agencies...........................     10,546          418             --         10,964
    Asset backed............................      6,012          293             --          6,305
                                                -------       ------         ------        -------
              Total.........................  $ 119,314       $2,614         $ (157)      $121,771
                                                =======       ======         ======        =======

     The amortized cost and fair value of debt securities at December 31, 1996, by contractual maturity are summarized as follows (amounts in thousands):

                                                                  AMORTIZED      FAIR
                                                                    COST         VALUE
                                                                  ---------     -------
            Due in 1997.......................................     $10,701      $10,696
            Due 1998 - 2001...................................      44,544       44,063
                                                                   -------      -------
                                                                   $55,245      $54,759
                                                                   =======      =======

     The expected maturities will differ from contractual maturities in the preceding table, because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties. At December 31, 1996, debt securities and short-term investments with a fair value of $105,301,000 were on deposit to meet the Company's statutory obligation under insurance department regulations.

NOTE 4 -- RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

     The Company recognized adverse development during 1996, for the accident years 1995 and prior. Despite experiencing favorable trends in the overall frequency and severity of claims for the 1995 and 1996 accident years, the Company and its internal and independent actuaries observed development patterns in the 1990-1994 accident years that were volatile when compared to previous historical patterns. In particular, 1990-1992, were very difficult accident years to predict, due to the impact of fraud and stress claims from adverse economic conditions. The 1993-1994 accident years were very favorable transition years, following legislative reforms to the workers' compensation benefits system. Nevertheless, it was unclear how each of those years ultimately would develop, and how subsequent accident year patterns would thus be affected, given paid loss and case reserve activity during 1996.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following table provides a reconciliation of beginning and ending loss and LAE reserves for the years 1996, 1995, and 1994. All reserve totals are net of reinsurance deductions. There are no material differences between the Company's reserves for losses and LAE calculated in accordance with GAAP and those reserves calculated based on statutory accounting practices.

       RECONCILIATION OF RESERVE FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

                                                         YEAR ENDED DECEMBER 31,
                                                   ------------------------------------
                                                      1996          1995         1994
                                                   ----------     --------     --------
                                                   (RESTATED)
                                                          (AMOUNTS IN THOUSANDS)
        Liability for losses and LAE, net of
          reinsurance recoverables on unpaid
          losses, at beginning of year...........   $ 92,641      $114,709     $111,109
        Provisions for losses and LAE, net of
          reinsurance recoverable:
          Current accident year..................     62,244        49,962       60,989
          Prior accident years...................     17,646           995        2,799
                                                    --------      --------     --------
        Incurred losses during the current year,
          net of reinsurance recoverable.........     79,890        50,957       63,788
        Losses and LAE payment for claims, net of
          reinsurance recoverable, occurring
          during:
          Current year...........................     16,398        13,473       13,641
          Prior years............................     58,669        59,552       46,547
                                                    --------      --------     --------
                                                      75,067        73,025       60,188
                                                    --------      --------     --------
        Liability for losses and LAE, net of
          reinsurance recoverable on unpaid
          losses, at end of year.................     97,464        92,641      114,709
        Reinsurance recoverable, at end of
          year...................................      3,909         4,068        2,132
        Less reinsurance recoverable on paid
          losses.................................       (785)         (184)        (212)
                                                    --------      --------     --------
        Reinsurance recoverable on unpaid losses,
          at end of year.........................      3,124         3,884        1,920
                                                    --------      --------     --------
        Liability for losses and LAE, gross of
          reinsurance recoverable on unpaid
          losses, at end of year.................   $100,588      $ 96,525     $116,629
                                                    ========      ========     ========

     During 1991 through 1994, the Company, and the workers' compensation industry in California in general, went through a dramatically changing experience in losses and LAE incurred. During 1991 and 1992, the Company experienced a substantial number of claims related to adverse economic conditions, particularly for the 1990 and 1991 accident years.

     In addition, there were "stress and strain" claims that did not involve traumatic physical loss or injury, many of which were suspected by the Company to be fraudulently submitted.

     Throughout 1994, 1995 and 1996, the Company continued to experience a favorable trend in the frequency of new claims. The positive trends and experience related to new claims since the second half of 1992 have been consistent with favorable experience of other workers' compensation insurance specialty companies in California. In addition, the level of claims closed was in excess of the level of new claims reported during 1994 and 1995. As a result, the Company's estimate of loss and LAE reserves for the 1993, 1994, 1995 and 1996 accident years is based on substantially lower loss ratios than the 1991 and prior accident years. Nevertheless, despite improved frequency and lower overall loss and LAE ratios in those years, the volatile changes in legislative, economic, managed medical care, and litigation expense factors, affecting historical paid loss and case reserve development patterns, have made it more difficult to estimate the ultimate

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS dollar cost of those reported claims. Thus, the inherent variability has increased, and recognition of adverse development of prior years' estimates has occurred.

NOTE 5 -- REINSURANCE

     Under the Company's specific excess of loss reinsurance treaty, the reinsurers assume the liability on that portion of workers' compensation claims between $350,000 and $80,000,000 per occurrence.

     The components of net premiums written are summarized as follows (amounts in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                    -----------------------------------
                                                       1996         1995         1994
                                                    ----------     -------     --------
                                                    (RESTATED)
        Direct....................................   $ 85,796      $75,553     $101,661
        Assumed...................................      2,568          375          112
        Ceded.....................................     (4,479)      (3,962)      (4,789)
                                                      -------       ------     --------
        Net premiums written......................   $ 83,885      $71,966     $ 96,984
                                                      -------       ------     --------

     The components of net premiums earned are summarized as follows (amounts in thousands):

                                                          YEAR ENDED DECEMBER 31,
                                                    -----------------------------------
                                                       1996         1995         1994
                                                    ----------     -------     --------
                                                    (RESTATED)
        Direct....................................   $ 84,916      $79,920     $100,008
        Assumed...................................      2,247          209          110
        Ceded.....................................     (4,509)      (4,113)      (7,224)
                                                      -------       ------     --------
        Net premiums earned.......................   $ 82,654      $76,016     $ 92,894
                                                      -------       ------     --------

     The components of net losses and loss adjustment expenses are summarized as follows (amounts in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                       --------------------------------
                                                        1996         1995        1994
                                                       -------     --------     -------
        Direct.......................................  $79,840     $ 54,454     $64,700
        Assumed......................................    1,559          188         149
        Ceded........................................   (1,509)      (3,685)     (1,061)
                                                       -------      -------     -------
        Net losses and loss adjustment expenses......  $79,890     $ 50,957     $63,788
                                                       -------      -------     -------

     A contingent liability exists to the extent that losses recoverable under a reinsurance treaty are not paid to the Company by the reinsurer.

NOTE 6 -- LONG TERM DEBT

     The Company had $20,000,000 in principal outstanding on its August 16, 1994, issue of Series A Convertible Debentures, with detachable warrants to purchase 3,800,000 shares of the Company's common stock, of which 90% were owned by PRAC, Ltd., a Nevada limited partnership. PRAC, Ltd. is controlled by Mr. Richard Pickup, a former director. Mr. Pickup controlled approximately 26% of the outstanding shares of the Company through various investment entities, which together were the Company's largest stockholder. The remaining 10% were held by the Company's primary reinsurer.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Debentures carried an 8% rate of interest, payable semi-annually and were due on August 16, 1999. The Debentures were convertible at the holder's option, into shares of common stock at a conversion price of $2.75 per share. The Debentures were subject to automatic conversion if, after three years from issuance, the price of the Common Stock exceeds 150% of the conversion price for a period of 20 out of 30 consecutive trading days.

     The Debenture Agreement also provided for the issuance to the Investor of detachable warrants (the "Warrants") to acquire 1,500,000 shares of the Company's common stock at an exercise of $2.50 per share (the "Series 1 Warrants"), 1,500,000 shares at an exercise price of $3.00 per share (the "Series 2 Warrants"), and 800,000 shares at an exercise price of $3.50 per share (the "Series 3 Warrants"). The Warrants expired on August 16, 1999, and the exercise price of the Warrants was subject to downward adjustment in the event of adverse development in the Company's December 31, 1993 loss and allocated adjustment expense reserves related to the 1992 and 1993 accident years, measured as of June 30, 1997. Under the terms of the Debenture Agreement, the maximum adverse development that would impact the exercise price of the Warrants is $20,000,000. In the event that the adverse development of reserves for those periods exceeds $20,000,000, the exercise price of Series 1 Warrants would be reduced to $0.01, and the exercise price of the Series 2 Warrants would be reduced to $1.39 per share.

     The Debenture Agreement includes covenants, which provide, among other things, the Company maintain at least $32,200,000 in total stockholders' equity. At December 31, 1996, the Company was not in compliance with certain of the covenants. In April 1997, the debentures were repaid and the warrants purchased in connection with the acquisition of the Company by SNTL.

     The Debentures are carried on the balance sheet net of unamortized discount of $1,059,000 at December 31, 1996. The effective average interest rate of this debt after consideration of debt issuance costs and discount was 13.3%.

     During 1996, the Company completed design and implementation of an enhancement to it's electronic data processing system. That system created electronic files of claim and policyholder information, which substantially decreases the need to access paper files and allows for more efficient handling of claims and other underwriting activities. The project included an investment in electronic data processing equipment, as well as software. The investment was financed through a capital lease obligation covering a period of 36 months. The lease contains a bargain purchase option at the end of the lease term. The total cost of the equipment and software, $1,203,000, has been included in property and equipment, and the present value of the capital lease obligation has been recorded as a liability. Minimum lease payments are as follows (amounts in thousands):

                                        YEAR                          AMOUNT
                ----------------------------------------------------  ------
                1997................................................   $504
                1998................................................    504
                1999................................................    307

NOTE 7 -- STOCK OPTIONS

     The Company has stock option plans that provide for options to purchase Pac Rim Holding common stock at a price not less than fair values as of the date of the grant. The options under those plans are

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS exercisable over a period of up to ten years, at which time they expire. A summary of the activity in the stock option plans is as follows:

                                                                    STOCK OPTIONS
                                                           --------------------------------
                                                            SHARES          PRICE RANGE
                                                           ---------     ------------------
        Outstanding at January 1, 1994...................  1,214,000     $1.00   -   $11.41
          Granted........................................    500,000      2.75   -     5.50
          Exercised......................................         --
          Cancelled......................................   (736,375)     2.50   -    11.41
                                                           ---------
        Outstanding at December 31, 1994.................    977,625      1.00   -     8.50
          Granted........................................     65,000      2.50   -     3.19
          Exercised......................................         --
          Cancelled......................................    (85,000)     3.25   -     8.50
                                                           ---------
        Outstanding at December 31, 1995.................    957,625      1.00   -     8.50
          Granted........................................         --        --           --
          Exercised......................................         --        --           --
          Cancelled......................................    (52,750)     2.50   -     8.50
                                                           ---------
        Outstanding at December 31, 1996.................    904,875      1.00   -     8.50
                                                           =========

     Under the 1988 stock option plan, 510,125 shares of common stock are available for future grants of options. As of December 31, 1996, options to purchase 676,000 shares of the Company's common stock at a price range of $1.00 to $8.50 were vested and were exercisable under the Company's stock option plan. Subject to certain conditions, such as continued employment, the exercise of the options is not restricted. The options expire at various dates through 2003. The Company accounts for these plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS No. 123, the Company's net income (loss) and earnings (loss) per share would not have been materially different from that reported.

     Certain current officers and directors of the Company purchased as aggregate of 136,000 shares of common stock at a purchase price of $1.00 per share pursuant to the Pac Rim Holding 1987 Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan was terminated in 1988. Shares purchased pursuant to the Stock Purchase Plan may be repurchased by Pac Rim Holding in the event that the purchaser's service to the Company terminates prior to specified points of time.

NOTE 8 - COMMITMENT AND CONTINGENCIES

     The Company currently leases office facilities in Woodland Hills, and Fresno, California as well as Phoenix, Arizona under noncancellable operating leases that are subject to escalation clauses. Minimum rental commitments on the operating leases are as follows (amounts in thousands):

                                        YEAR                          AMOUNT
                ----------------------------------------------------  ------
                1997................................................  2,430
                1998................................................  2,381
                1999................................................  2,297
                2000................................................  2,269
                2001................................................  2,226
                All Years Thereafter................................    742

     Rent expense for 1996, 1995 and 1994, was $2,468,000, $2,461,000 and
$2,491,000, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company is a party to two industrywide lawsuits, involving two medical facilities. This litigation claims the insurance industry conspired to delay payments of claims. While the ultimate outcome of this litigation is uncertain, management believes that such litigation will not have a material adverse financial effect on the Company's financial position and results of operations.

     In addition, in the ordinary course of business, the Company is named as a defendant in legal proceedings relating to policies of insurance that have been issued and other incidental matters. Management does not believe that any such litigation, taken as a whole, will have a material adverse financial effect on the Company's financial position and results of operations.

NOTE 9 -- REGULATORY MATTERS

     Under regulatory restrictions the ability of Pacific Rim Assurance to pay dividends to its stockholders is limited. Generally, dividends payable during a twelve month period, without prior regulatory approval, is limited to the greater of net income for the preceding year or 10% of policyholders' surplus as of the preceding December 31. The payment of dividends without prior California Insurance Department ("DOI") approval can only be paid out of "earned surplus". Under these provisions, Pacific Rim Assurance paid $1,100,000 in dividends in 1996 to Pac Rim Holding.

     As reported to insurance regulatory authorities, statutory-basis capital and surplus of Pacific Rim Assurance at December 31, 1996 and 1995, was $27,216,000 and $46,549,000, respectively, and the net income (loss) amounted to $(13,069,000), $4,879,000, and $(2,878,000) for 1996, 1995, and 1994,
respectively. At December 31, 1996, Pacific Rim Assurance had a deficit balance of $(17,202,000) in its earned surplus account. Accordingly, Pacific Rim Assurance cannot pay dividends to its parent during 1997, without prior DOI approval.

     Subsequent to Pacific Rim Assurance filing its 1995 annual statement with regulatory authorities, the DOI issued its triennial report for the three years ended December 31, 1995. As a result of the DOI's triennial report the Company was required to reduce its statutory surplus by $27 million, leaving Pacific Rim Assurance with a statutory surplus of $19 million at December 31, 1995. Pacific Rim Assurance did not reflect or only partially reflected the DOI required adjustments in their 1996 annual statement. The following table summarizes the amounts required to be recorded and the amounts reflected in the Pacific Rim Assurance 1996 annual statement. As the table reflects, Pacific Rim Assurance's statutory surplus would have been reduced by an additional $4.626 million.

                                                                    REDUCTION IN
                                                                  SURPLUS RECORDED
                                        REDUCTION IN SURPLUS       IN THE ANNUAL        UNRECORDED REDUCTIONS
                                          PER EXAMINATION            STATEMENT               IN SURPLUS
                                        --------------------     ------------------     ---------------------
Premiums and agents' balances due in
  the course of collections...........        $  2,918                $  2,918                      --
Federal income tax recoverable........           1,318                   1,318                      --
Electronic data processing
  equipment...........................           1,626                      --                 $ 1,626
Loss and Loss Adjustment Expense......          21,500                  18,500                   3,000
                                               -------                 -------                  ------
Total.................................        $ 27,362                $ 22,736                 $ 4,626
                                               =======                 =======                  ======

     The Risk Based Capital Model (RBC) for property and casualty companies was adopted by the National Association of Insurance Commissioners in December 1993, requiring companies to calculate and report their RBC ratios annually. RBC is a company's statutory surplus adjusted through a formula for trends in premiums written and claims activities, credit risk, asset risk, and underwriting risk. The Company's total adjusted capital is compared to its authorized control level. Pacific Rim Assurance previously reported that it had met its RBC requirements for 1996.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     As a result of the adjustments discussed in Note 2 that have been recorded as part of this restatement and adjustments indicated to be recorded as a result of the DOI's triennial examination not reflected in its 1996 annual statement filed with the DOI and other regulatory bodies, the RBC level of Pacific Rim Assurance would have placed it in an action level. Depending upon the action level that Pacific Rim Assurance would be categorized as, the DOI could have required it to develop a rehabilitation plan, restrict or eliminate its ability to write additional premiums, require additional surplus to be raised or take other actions considered necessary. As a result of SNTL's acquisition of Pacific Rim Assurance with the DOI's approval and SNTL's contribution of $10 million to its surplus, Pacific Rim Assurance's adjusted statutory capital exceeds the minimal RBC level.

NOTE 10 -- INCOME TAXES

     The components of the provision for total income tax expense are summarized as follows (amount in thousands):

                                                           YEAR ENDED DECEMBER 31,
                                                      ---------------------------------
                                                         1996         1995        1994
                                                      ----------     -------     ------
                                                      (RESTATED)
        Current.....................................     $  0        $(1,061)    $ (376)
        Deferred....................................      606          1,340      1,188
                                                       ------         ------     ------
                  Total.............................     $606        $   279     $  812
                                                       ------         ------     ------

     A reconciliation of income tax computed at the U.S. federal statutory tax rates to total income tax expense is as follows (amounts in thousands):

                                                              YEAR ENDED DECEMBER 31,
                                                             -------------------------
                                                              1996       1995     1994
                                                             -------     ----     ----
                                                             (RESTATED)
        Federal statutory rate.............................  $(7,592)    $290     $670
        Increase (decrease) in taxes resulting from:
          Valuation allowance..............................    8,129       --       --
          Tax-exempt interest..............................       --       (1)     (30)
          Other............................................       69      (10)     172
                                                              ------     ----     ----
                  Total tax expense........................  $   606     $279     $812
                                                              ======     ====     ====

     At December 31, 1996, the Company has an alternative minimum tax credit of $334,000 for tax purposes. Alternative minimum tax credits may be carried forward indefinitely to offset future regular tax liabilities. At December 31, 1996, the Company has a tax net operating loss of $23,403,000 (restated) which can be used to offset taxable income in future years, of which $2,676,000 expires in 2010 and $20,727,000 (restated) expires in 2011.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are summarized as follows (amounts in thousands):

                                                                       DECEMBER 31,
                                                                    ------------------
                                                                     1996        1995
                                                                    -------     ------
                                                                    (RESTATED)
        Deferred tax assets
          Discounting of loss reserves..........................    $ 7,273     $7,189
          Unearned premiums.....................................        470        373
          Allowance for doubtful accounts.......................        855        415
          Rental expense........................................        512        518
          Unrealized loss of securities.........................        167         --
          Net operating loss carry forward......................      7,957        910
          Alternative minimum tax credit carry forward..........        334        334
          Policyholder dividends................................        121         --
          Other -- net..........................................         21         93
                                                                    -------     ------
        Total deferred tax assets...............................     17,710      9,832
        Less: Valuation allowance...............................      8,129         --
        Deferred tax liabilities:
          Deferred policy acquisition...........................        362        331
          Earned but unbilled premiums..........................        282        165
          Prepaid insurance.....................................         56         86
          Unrealized gain on securities.........................         --        835
          Other -- net..........................................        136         67
                                                                    -------     ------
        Total deferred tax liabilities..........................    $   836     $1,484
                                                                    -------     ------
        Net deferred tax assets.................................    $ 8,745     $8,348
                                                                    =======     ======

     There were no taxes paid in 1995 and 1996.

     Because of the significant operating loss during 1996, management believed that it was prudent to record a valuation allowance of $8.1 million. Management believes that it is more likely than not the net deductible temporary differences not supported by the valuation allowance will reverse during periods in which the Company generates net taxable income. However, there can be no assurance the Company will generate any earnings or any specific level of continuing earnings in future years. Certain tax planning strategies could be implemented to supplement income from operations to fully realize recorded benefits.

NOTE 11 -- DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

  Nature of Operations

     During the year ended December 31, 1996, the Company wrote 88% of its business in the state of California. The workers' compensation industry in the state of California has seen many changes to regulations in the past few years including the adoption of open rating. The Company cannot predict what regulatory changes will be made in the future; therefore, the Company cannot with certainty predict what material effects any potential changes will have on the Company.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     At December 31, 1996, 35% of the Company's premiums in force had been generated by its five highest producing agencies and brokerage firms, two of which accounted for 17% of total premiums in force at that date.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Loss and Loss Adjustment Expenses

     Loss and loss adjustment expenses are based on case-basis estimates of reported claims and on estimates, based on experience and industry data, for unreported loss and loss adjustment expenses. The provision for unpaid loss and loss adjustment expenses, net of estimated salvage and subrogation, has been established to cover the estimated net cost of incurred claims. The amounts are necessarily based on estimates, and accordingly, there can be no assurance the ultimate liability will not differ from such estimates.

     There is a high level of uncertainty inherent in the evaluation of the required loss and loss adjustment expense reserves. Management has selected ultimate loss and loss adjustment expense that it believes will reasonably reflect anticipated ultimate experience. The ultimate costs of such claims are dependent upon future events, the outcomes of which are affected by many factors. Claims reserving procedures and settlement philosophy, current and perceived social and economic factors, inflation, current and future court rulings and jury attitudes, and many other economic, scientific, legal, political, and social factors all can have significant effects on the ultimate costs of claims. Changes in Company operations and management philosophy also may cause actual developments to vary from the past.

NOTE 12 -- RELATED PARTY TRANSACTIONS

     The Company had a five-year employment contract with its former president that expired on August 16, 1997. Under the provisions of the contract, the President received annual compensation of $400,000 and a possible bonus, based on achievement by the Company of various earnings-based performance criteria. The agreement also provided for the payment of certain other fringe benefits.

     The Company loaned to the former President $150,000 annually in 1991, 1992, 1993. As of December 31, 1996 and 1995, the loan balance was $450,000. The loan bore interest at 6.3% on the principal amount, which was secured by the President's pledge of shares of the Company's common stock, and payable in full by February 16, 1998. As of December 31, 1996, the loan was secured by shares of the Company's common stock with a market value equal to 100% of the principal balance. The loan was eliminated on April 11, 1997, in conjunction with the purchase of Pac Rim Holding.

     The Company granted the former President options to purchase 250,000 shares of the Company's common stock at an exercise price of $2.75 per share and 250,000 shares at $5.50 per share.

     The Company used the law firm of Barger & Wolen for legal services. Dennis
W. Harwood was a member of the Company's Board of Directors, and Richard D. Barger was a member of Pacific Rim Assurance's Board of Directors, as well as being a partner with Barger & Wolen. During 1996, the Company paid Barger & Wolen $711,000 for legal services. The fees paid for these services were charged to the Company at the normal rates charged to the firm's other clients.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company also used the legal services of The Busch Firm. Timothy R. Busch, former Chairman of the Company's Board of Directors, is a partner in The Busch Firm. During 1996, the Company paid the Busch Firm $20,000 for legal services. The fees paid for these services are charged to the Company at the normal rates charged to the firm's other clients.

NOTE 13 -- 401(K) PLAN

     The Pacific Rim Assurance Company 401(K) Plan (the "Plan") permits employees of the Company who attain the age of 21 and complete 30 days of employment to elect to make tax-deferred contributions of a specified percentage of their compensations during each year through payroll deductions. Under the Plan, the Company has discretion to make additional contributions. The Company has not yet made any discretionary employer contributions to the plan.

        UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL INFORMATION

                                 FINANCIAL DATA

     The accompanying unaudited consolidated condensed pro forma balance sheet presents the consolidated financial position of Superior National Insurance Group, Inc. ("SNTL") and Pac Rim Holding Corporation ("Pac Rim Holding") at March 31, 1997, assuming that the acquisition had occurred as of March 31, 1997. Such pro forma information is based upon the historical balance sheet data of the companies, at that date, giving effect to the acquisition using the purchase method of accounting described in the accompanying notes to unaudited consolidated condensed pro forma financial data.

     The accompanying unaudited consolidated condensed pro forma statement of operations give effect to the acquisition by consolidating the results of operations of SNTL and Pac Rim Holding for the three months ended March 31, 1997 and for the year ended December 31, 1996, using the purchase method of accounting and by giving effect to the acquisition described in the accompanying notes to unaudited consolidated condensed pro forma financial data.

     Certain reclassifications have been made to the historical financial data of SNTL for certain periods to conform to its current presentation. Certain reclassifications have been made to the historical financial data of Pac Rim Holding to conform to SNTL's current presentation.

     The accompanying unaudited consolidated condensed pro forma financial data should be read in conjunction with the separate historical financial statements and notes thereto of SNTL and Pac Rim Holding. The following unaudited consolidated condensed pro forma financial data is presented for information purposes only and is not necessarily indicative of the results of future operations of the consolidated entity or the actual results that would have been achieved had the acquisition been consummated on the dates presented.

                 ACQUISITION OF PAC RIM HOLDING CORPORATION BY
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD

            UNAUDITED CONSOLIDATED CONDENSED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                  PURCHASE
                                                                      PAC RIM    ACCOUNTING      PRO FORMA
                                                             SNTL     HOLDING    ADJUSTMENTS     COMBINED
                                                           --------   --------   -----------     ---------
Investments
Bonds and notes:
  Available-for-sale, at market..........................  $ 54,755   $ 54,358    $    (158)(a)  $108,955
Equity securities, at market.............................     1,177         --         (499)(b)       678
Cash and short-term market...............................    83,600     54,182       11,665(b)    149,447
Restricted investment....................................     1,380         --           --         1,380
                                                           --------   --------     --------      --------
     Total Investments...................................   140,912    108,540       11,008       260,460
Reinsurance recoverable:
  Paid claims and claim adjustment expense...............       131        534           --           665
  Unpaid claims and claim adjustment expense.............    25,843      3,486           --        29,329
Premiums receivable (less allowance for doubtful
  account)...............................................     9,318     13,126           --        22,444
Earned but unbilled premiums receivable..................     4,450      4,142           --         8,592
Accrued investment income................................     1,141        661          (21)(c)     1,781
Deferred policy acquisition costs........................     4,248         --           --         4,248
Property and equipment, less accumulated depreciation and
  amortization...........................................     4,757      3,907       (2,525)(d)     6,139
Deferred income taxes....................................     9,202      8,860        6,073(e)     24,135
Funds held by reinsurer..................................     2,320         --           --         2,320
Goodwill.................................................        --         --       27,419(f)     27,419
Receivable from reinsurer................................    91,639         --           --        91,639
Prepaid reinsurance premiums.............................       758       (292)          --           466
Prepaid and other........................................     3,265      5,116       (1,938)(g)     6,443
                                                           --------   --------     --------      --------
     Total Assets........................................  $297,984   $148,080    $  40,016      $486,080
                                                           ========   ========     ========      ========

            See explanatory notes to pro forma financial statements.

                 ACQUISITION OF PAC RIM HOLDING CORPORATION BY
                    SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD

      UNAUDITED CONSOLIDATED CONDENSED PRO FORMA BALANCE SHEET (CONTINUED)
                              AS OF MARCH 31, 1997
                                 (IN THOUSANDS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                                  PURCHASE
                                                                      PAC RIM    ACCOUNTING      PRO FORMA
                                                             SNTL     HOLDING    ADJUSTMENTS     COMBINED
                                                           --------   --------   -----------     ---------
Liabilities
Claims and claim adjustment expenses.....................  $106,758   $107,743          331(h)   $214,832
Unearned premiums........................................    10,446      6,859           --        17,305
Policyholder dividends payable...........................        --      1,370           --         1,370
Convertible debentures payable, less unamortized
  discount...............................................        --     19,030      (19,030)(b)        --
Long-term debt...........................................    96,947         --       37,100(b)    134,047
Accounts payable and other liabilities...................    13,851     11,889        5,495(i)     31,235
                                                           --------   --------     --------      --------
     Total Liabilities...................................   228,002    146,891       23,896       398,789
Preferred securities issued by affiliate; authorized
  1,100,000 shares: issued and outstanding 1,013,753
  shares in 1997 and 1996................................    24,258         --           --        24,258
Shareholders' Equity
Common stock, no par value; authorized 25,000,000 shares:
  issued and 3,446,492 shares in 1997 and 1996...........    16,022     29,719      (11,719)(b)    34,022
Unrealized gain on equity securities, net of taxes.......      (110)        --           --          (110)
Unrealized gain (loss) on available-for-sale investments,
  net of income taxes....................................      (275)      (548)         653(b)       (170)
Paid in capital -- warrants..............................     2,206      1,800       (1,800)(j)     2,206
Retained earnings........................................    27,881    (29,782)      28,986(j)     27,085
                                                           --------   --------     --------      --------
Total Shareholders' Equity...............................    45,724      1,189       16,120        63,033
                                                           --------   --------     --------      --------
  Total Liabilities and Shareholders' Equity.............  $297,984   $148,080    $  40,016      $486,080
                                                           ========   ========     ========      ========

            See explanatory notes to pro forma financial statements.

                        PRO FORMA FINANCIAL INFORMATION

                   ACQUISITION OF PAC RIM HOLDING CORPORATION
                   BY SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD

      UNAUDITED CONSOLIDATED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

                                                                THREE MONTHS ENDED MARCH 31, 1997
                                                      -----------------------------------------------------
                                                                                     PRO            PRO
                                                                     PAC RIM        FORMA          FORMA
                                                         SNTL        HOLDING      ADJUSTMENTS     COMBINED
                                                      ----------     --------     ----------     ----------
                                                          (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE
                                                                            AMOUNTS)
Revenues:
Net premiums earned.................................  $   18,978     $ 19,507            --      $   38,485
Net investment income and capital...................       2,086        1,449            --           3,535
                                                       ---------      -------       -------       ---------
          Total Revenues............................      21,064       20,956            --          42,020
Expenses:
Claims and claim adjustment expenses, net of
  reinsurance.......................................      10,271       25,841            --          36,112
Underwriting and general and administrative
  expenses..........................................       7,185       10,769            --          17,954
Policyholder dividends..............................          --        1,006            --           1,006
Goodwill amortization...............................          --           --           249(a)          249
Interest expense....................................       1,727          589          (589)(b)       2,277
                                                                                       (140)(c)
                                                                                        690(d)
                                                       ---------      -------       -------       ---------
Total Expenses......................................      19,183       38,205           210          57,598
                                                       ---------      -------       -------       ---------
Income (loss) before income taxes, preferred
  securities dividends and accretion, and
  extraordinary items...............................       1,881      (17,249)         (210)        (15,578)
Income tax expense (benefit)........................         671          612            13(e)        1,296
                                                       ---------      -------       -------       ---------
Income (loss) before preferred securities dividends
  and accretion, and extraordinary items............       1,210      (17,861)         (223)        (16,874)
Preferred securities dividends and accretion, net of
  income tax benefit................................        (454)          --            --            (454)
Extraordinary loss on redemption of Pac Rim's
  outstanding debentures, net of tax................          --           --          (635)           (635)
Extraordinary loss on early redemption of Imperial
  Bank Loan, net of tax.............................          --           --          (161)           (161)
                                                       ---------      -------       -------       ---------
Net income (loss)...................................  $      756     $(17,861)     $ (1,019)     $  (18,124)
                                                       =========      =======       =======       =========
Per common share:
Income (loss).......................................  $     0.15     $  (1.87)                   $    (2.31)
Weighted average shares outstanding.................   5,465,459     9,528,200                    7,855,897

            See explanatory notes to pro forma financial statements.

                        PRO FORMA FINANCIAL INFORMATION

                   ACQUISITION OF PAC RIM HOLDING CORPORATION
                   BY SUPERIOR NATIONAL INSURANCE GROUP, INC.
                           PURCHASE ACCOUNTING METHOD

      UNAUDITED CONSOLIDATED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

                                                                     YEAR ENDED DECEMBER 31, 1996
                                                          --------------------------------------------------
                                                                                        PRO          PRO
                                                                        PAC RIM        FORMA        FORMA
                                                             SNTL       HOLDING     ADJUSTMENTS    COMBINED
                                                          ----------   ----------   -----------   ----------
                                                            (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE
                                                                               AMOUNTS)
Revenues:
Net premiums earned.....................................  $   88,648   $   82,654          --     $  171,302
Net investment income and capital gains.................       7,769        8,661          --         16,430
                                                             -------     --------     -------       --------
  Total Revenues........................................      96,417       91,315          --        187,732
Expenses:
Claims and claim adjustment expenses, net of
  reinsurance...........................................      55,638       79,890          --        135,528
Underwriting and general and administrative expenses....      33,952       31,424          --         65,376
Policyholder dividends..................................      (5,927)         (11)         --         (5,938)
Goodwill amortization...................................          --           --         997(a)         997
Interest expense........................................       7,527        2,341      (2,341)(b)     10,043
                                                                                         (621)(c)
                                                                                        3,137(d)
                                                             -------     --------     -------       --------
Total Expenses..........................................      91,190      113,644       1,172        206,006
                                                             -------     --------     -------       --------
Income (loss) before income taxes, preferred securities
  dividends and accretion, and extraordinary items......       5,227      (22,329)     (1,172)       (18,274)
Income tax expense (benefit)............................       1,597          606         (60)(e)      2,143
                                                             -------     --------     -------       --------
Income (loss) before preferred securities dividends and
  accretion, and extraordinary items....................       3,630      (22,935)     (1,112)       (20,417)
Preferred securities dividends and accretion, net of
  income tax benefit....................................      (1,667)          --          --         (1,667)
                                                             -------     --------     -------       --------
Extraordinary loss on redemption of Pac Rim's
  outstanding debentures, net of tax....................          --           --        (635)          (635)
Extraordinary loss on early redemption of Imperial Bank
  loan, net of tax......................................          --           --        (161)          (161)
                                                             -------     --------     -------       --------
Net income (loss).......................................  $    1,963   $  (22,935)    $(1,908)    $  (22,880)
                                                             =======     ========     =======       ========
Per common share:
Income (loss)...........................................  $     0.40   $    (2.41)                $    (2.97)
Weighted average shares outstanding.....................   5,315,670    9,528,200                  7,706,108

            See explanatory notes to pro forma financial statements.

                            NOTES TO FINANCIAL DATA

NOTE 1 -- BASIS OF PRESENTATION

     The accompanying unaudited consolidated condensed pro forma balance sheet presents the consolidated financial position of SNTL and Pac Rim Holding as of March 31, 1997, assuming that the Merger had occurred as of March 31, 1997. The accompanying unaudited consolidated condensed pro forma statements of operations give effect to the Merger by consolidating the results of operations of the respective companies for the three months ended March 31, 1997 and for the year ended December 31, 1996 assuming that the Merger had occurred as of the beginning of each period.

     On April 11, 1997, SNTL acquired Pac Rim Holding's for aggregate consideration of $44 million in cash, that resulted in the payment of $20 million to Pac Rim Holding's common stockholders, $20 million to Pac Rim Holding's convertible debenture holders, $2 million to Pac Rim Holding's warrant and option holders, and $2 million in fees and related expenses.

     SNTL financed the acquisition of Pac Rim Holding's with a $44 million term loan from a consortium of banks and the sale of $18 million of newly issued shares. In addition to the $42 million in cash SNTL paid for Pac Rim Holding's, $6.6 million of the proceeds were used to redeem SNTL's previously existing long term debt, $10 million was contributed to Pacific Rim Assurance.

     SNTL agreed to pay Pac Rim Holding's former Chief Executive Officer (CEO) $2.6 million in severance, covenant not to compete and other related compensation. Compensation due Pac Rim Holding's former CEO at closing were in-part offset against amounts the former CEO owed Pac Rim Holding. Further, SNTL agreed to pay all other employees and officers of the Company $3.4 million in severance benefits.

NOTE 2 -- PRO FORMA ADJUSTMENTS

                               EXPLANATORY NOTES

(1) Description of Pro Forma Adjustments

     The following descriptions reference the adjustments as labeled on the unaudited consolidated condensed pro forma balance sheet as of March 31, 1997:

     (a) Adjustment to bonds and notes to reflect the fair market value as of April 11, 1997.

     (b) Represent funds received and amounts paid related to the purchase of Pac Rim Holding.

     (c) Adjustment to investment income receivable to write-off interest receivable relating to the former CEO's loan of $450,000.

     (d) Adjustment to fixed assets to reflect their fair market valuation as of March 31, 1997.

     (e) Adjustment to Pac Rim Holding's deferred tax assets to recognize its recoverability in light of the acquisition and to reflect the related tax effect of the extraordinary items.

     (f) The excess of the purchase price paid for Pac Rim Holding over the amounts assigned to identifiable assets acquired less liabilities assumed is recorded as goodwill.

     (g) Adjustment to other assets to reflect repayment of loan receivable due from the former CEO of Pac Rim Holding, and to reflect accrued costs relating to the Pac Rim acquisition.

     (h) Adjustment to claims and claim adjustment expenses related to out-of-state operations.

     (i) Adjustment to accounts payable and other liabilities to accrue for costs relating to the Pac Rim Holding acquisition, severance costs and other miscellaneous expenses; which was offset in part by the elimination of certain facility liabilities.

     (j) Adjustment to common stock and additional paid-in-capital to reflect the elimination of Pac Rim Holding stockholder equity interest.

                            NOTES TO FINANCIAL DATA

                               EXPLANATORY NOTES

  (1) Description of Pro Forma Adjustments

     The following descriptions reference the adjustments as labeled on the unaudited consolidated condensed pro forma statements of operations:

     (a) Adjustment represents amortization of goodwill on a straight line basis over an estimated 27.5-year period.

     (b) Adjustment represents the elimination of interest expense on Pac Rim Holding's convertible debentures payable.

     (c) Adjustment represents the elimination of interest expense on SNTL's term loan with Imperial Bank as if the repayment of such term loan had been effective as of the beginning of the period.

     (d) Adjustment represents the interest expense on SNTL's new term loan with Chase as if the term loan had been effective as of the beginning of the period. Interest expense is calculated based upon one month Libor at each month-end plus 200 basis point.

     (e) Adjustment represents the tax effect of pro forma adjustments, excluding goodwill, at an effective tax rate of 34%.

================================================================================
    NO DEALER, SALESPERSON, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ----------------------


                                TABLE OF CONTENTS


                                                                 PAGE
Available Information........................................... vii
Prospectus Summary..............................................   1
Risk Factors....................................................  14
Use of Proceeds.................................................  26
Accounting Treatments...........................................  26
Capitalization..................................................  27
Unaudited Pro Forma Consolidated
   Statements of Operations.....................................  28
Selected Consolidated Financial Data ...........................  33
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations of the Company....................................  36
Business........................................................  42
Management......................................................  63
Executive Compensation..........................................  68
Security Ownership of Certain Beneficial
   Owners and Management........................................  73
Certain Relationships and Related Transactions..................  79
The Exchange Offer..............................................  82
Description of the Exchange
   Preferred Securities.........................................  92
Description of the Exchange Guarantee........................... 105
Description of the Exchange Notes............................... 109
Relationship Among the Exchange Preferred
   Securities, the Exchange Notes and the
   Exchange Guarantee........................................... 129
Description of Old Securities................................... 131
Certain United States Federal Income
   Tax Consequences............................................. 132
ERISA Considerations............................................ 137
Plan of Distribution............................................ 138
Experts......................................................... 139
Legal Matters................................................... 139
Glossary of Terms............................................... 140
Index to Financial Statements................................... F-i


                             ----------------------


UNTIL APRIL 16, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE PREFERRED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================
                                SUPERIOR NATIONAL
                                 CAPITAL TRUST I


                       10 3/4% TRUST PREFERRED SECURITIES


                           WHICH HAVE BEEN REGISTERED
                            UNDER THE SECURITIES ACT
                                     OF 1933


                            GUARANTEED TO THE EXTENT
                               SET FORTH HEREIN BY


                                SUPERIOR NATIONAL
                              INSURANCE GROUP, INC.


                           ---------------------------


                                   PROSPECTUS

                           ---------------------------



                                January 16, 1998

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.       INDEMNIFICATION OF DIRECTORS, OFFICERS AND TRUSTEES

        Pursuant to Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), Article VI of the By-laws of the Company, a copy of which is incorporated by reference as Exhibit 3.2 to this Registration Statement (the "By-laws"), provides that the Company shall indemnify and hold harmless to the fullest extent authorized by applicable law, including the Delaware Corporation Law, any person made a party or threatened to be made a party to or involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (provided that any such party shall only be so indemnified in connection with any such action, suit or proceeding commenced by such party if such commencement was authorized by the Board of Directors of the Company) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees) reasonably incurred or suffered by such person in connection therewith. If a claim under the foregoing provision of the By-laws is not paid in full by the Company within sixty days after its receipt of a written claim, the claimant may bring suit against the Company to recover the unpaid amount of the claim, and if successful, in whole or in part, the claimant is entitled to the expenses of prosecuting such claim. In any such action, the Company shall have the burden of proving that the claimant is not entitled to the requested indemnification under applicable law.

        Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article Eleventh of the Certificate of Incorporation of the Company (the "Certificate of Incorporation") provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for a breach of his duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

        The foregoing discussion of the By-laws, Certificate of Incorporation and the Delaware Corporation Law is not intended to be exhaustive and is qualified in its entirety by the By-laws, Certificate of Incorporation and the relevant provisions of applicable law, including the Delaware Corporation Law.

        Reference is made to the Purchase Agreement (attached as Exhibit 1 to this Registration Statement) which provides for indemnification by the Initial Purchasers of the directors and officers of the Company, the Trustees and certain controlling persons of the Company and Trust against certain liabilities, including those arising under the Securities Act, with respect to the Preliminary Offering Memorandum and Offering Memorandum relating to the sale of the Preferred Securities.

        Reference is made to the Registration Rights Agreement (attached as Exhibit 4.2 to this Registration Statement) which provides for indemnification by the holders of the Preferred Securities participating in the Exchange Offer of the directors and officers of the Company and the Trustees signing the Registration Statement and certain controlling persons of the Company or the Trust against certain liabilities, including those arising under the Securities Act.

        The directors and officers of the Company and its subsidiaries are insured under certain insurance policies against claims made during the period of the policies against liabilities arising out of claims for certain acts in their capacities as directors and officers of the Company and its subsidiaries.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to directors, officers or persons controlling the Company or the Trust pursuant to the foregoing provisions, the Company and the Trust have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The Company agrees pursuant to the Declaration:

        (a) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate (as defined in the Declaration) of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee, and (iv) any employee or agent of the Trust or its Affiliates (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation, dissolution, winding-up or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of its negligence (or, in the case of the Delaware Trustee and its related Indemnified Persons, gross negligence) or willful misconduct with respect to such acts or omissions; and

        (b) to the fullest extent permitted by applicable law, to advance expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of
(i) a written affirmation by or on behalf of the Indemnified Person of its or his good faith belief that it or he has met the standard of conduct set forth in the immediately preceding paragraph and (ii) an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)    EXHIBITS


Exhibit
Number                                      Description
------                                      -----------
1       Purchase Agreement dated November 26, 1997 among the Company, the Trust and Donaldson, Lufkin & Jenrette Securities Corporation and Chase
        Securities Inc. (the "Initial Purchasers") providing for the sale by the
        Trust to the Initial Purchasers of the Preferred Securities(4)

2       Amended and Restated Agreement and Plan of Merger dated as of February
        17, 1997 among the Company, SNTL Acquisition Corp., and Pac Rim Holding
        Corporation*****

3.1     Certificate of Incorporation of the Company, as currently in effect++

3.2     By-laws of the Company, as currently in effect++

4.1 Amended and Restated Declaration of Trust of the Trust dated as of December 3, 1997, including the Trust's Certificate of Trust and the forms of Common Securities, Preferred Securities and Exchange Preferred
        Securities(4)

4.2     Registration Rights Agreement dated as of December 3, 1997 among the
        Company, the Trust and the Initial Purchasers (4)

4.3     Senior Subordinated Indenture, including forms of the Old Notes and
        Exchange Notes, dated as of December 3, 1997 between the Company and Wilmington Trust Company, as trustee, providing for the sale by the Company to the Trust of the Senior Subordinated Notes(4)

4.4     Guarantee Agreement dated as of December 3, 1997 between the Company and
        Wilmington Trust Company, as trustee, with respect to the Preferred
        Securities(4)

4.5     Guarantee Agreement with Respect to Common Securities dated as of
        December 3, 1997 by the Company(4)

4.6     Form of Exchange Guarantee Agreement between the Company and Wilmington
        Trust Company, as trustee, with respect to the Exchange Preferred
        Securities(4)

5.1     Opinion of Riordan & McKinzie(4)

5.2     Opinion of Richards, Layton & Finger, P.A.(4)

8       Tax Opinion of Riordan & McKinzie(4)

10.1    Employment Agreement, dated June 1, 1997, by and between Mr. William
        L. Gentz, President and Chief Executive Officer of the Company, and the
        Company+++++

10.2    Employment Agreement, dated February 17, 1997, by and between Mr. Arnold
        J. Senter, Executive Vice President and Chief Operating Officer of the
        Company, and the Company+

10.3    Employment Agreement, dated June 1, 1997, by and between J. Chris
        Seaman, Executive Vice President and Chief Financial Officer of the
        Company, and the Company+++++

10.4    1986 Non-Statutory Stock Option and 1986 Non-Statutory Stock Purchase
        Plan***

10.5    1995 Stock Incentive Plan***

10.6    Aggregate Excess of Loss Cover entered into on the 30th day of August
        1991, between Centre Reinsurance Limited (Centre Re) and the Company, as amended*

10.7 Multi-year Prospective Accident Year Stop Loss Reinsurance Contract effective the 1st of January 1993, between Centre Reinsurance
        International Company and the Company (the "1993 Centre Re Contract")*

10.8    Letter dated March 28, 1996 from the Company canceling the 1993 Centre
        Re Contract effective January 1, 1996***

10.9    Workers' Compensation and Employers' Liability Quota Share Insurance
        Contract No. 30006A effective January 1, 1994, between the Company and
        Zurich Reinsurance Centre, as amended (the "ZRC Contract")*

10.10   Addendum No. 4 to the ZRC Contract effective as of January 1, 1996***

Exhibit
Number                                      Description
------                                      -----------

10.11 Addendum No. 1 to the Retrocession Agreement (an ancillary agreement to the ZRC Contract) effective as of January 1, 1996***

10.12 Lease, dated 27th day of October 1988, by and between Corporate Center at Malibu Canyon, a California Limited Partnership and the Company, relating to the lease of the Company's home office and Calabasas Branch
        Facilities*

10.13   Lease, dated 27th of July 1993, by and between TOMOE Investment and
        Development, Inc. and the Company, relating to the lease of its South
        San Francisco Facility*

10.14 Lease, dated 14th of November 1991, by and between Dean Witter Reynolds and the Company relating to the lease of its Fresno Facilities*

10.15   Lease, dated 23rd of February 1993, by and between Shaw Avenue
        Associates, a California Limited Partnership and the Company relating to the lease of its Fresno Facilities*

10.16   Lease, dated 14th of February 1994, by and between Contra Costa County
        Employees Retirement Association and the Company relating to its Sacramento Facility*

10.17 Agreement in Principle dated 29th of March 1994 by and between the Company and Centre Reinsurance Limited or one of its affiliates*

10.18   Limited Partnership Agreement of Superior National Capital, L.P.
        with certificate of Limited Partnership and Certificate of Exempted
        Partnership, all as filed on the 28th of June 1994, with the Registrar of Companies of Bermuda*

10.19 Termination and Release Agreement dated as of December 3, 1997 among the Company, Superior Pacific Insurance Group, Inc., the subsidiaries of the Company signatories thereto, The Chase Manhattan Bank and certain financial institutions with respect to the Credit Agreement dated as of April 11, 1997(4)

10.20   Purchase warrant, dated as of the 30th of June 1994, entitling
        Centreline Reinsurance Limited to purchase 579,356 shares of the Company's common stock*

10.21 Form of Common Stock Purchase Warrant, held by those members of the Company's management and other parties set forth on the schedule attached thereto, to purchase an aggregate of 1,566,465 shares of the Company common stock(4)

10.22 Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997, among the Company, Insurance
        Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., TJS
        Partners, L.P., and certain members of the Company's management*****

10.23   Registration Rights Agreement dated as of April 11, 1997 among the
        Company, Insurance Partners, L.P. and Insurance Partners Offshore
        (Bermuda), L.P.+++

10.24 Letter Agreement dated November 25, 1996 among the Company and the shareholders and holders of warrants party thereto, relating to such warrants and certain registration rights+++

10.25 Agreement with Prime Advisors regarding investment Management Services provided to the Company dated April 12, 1997+++

10.26   Addendum No. 2 to the Retrocession Agreement between Superior National
        Insurance Company and Zurich Reinsurance Centre, Inc. effective
        January 1, 1997(4)

10.27   State of California Department of Insurance Amended Certificate of
        Authority+++++

10.28   The Pacific Rim Assurance Company 401(k) Plan (incorporated by reference from Exhibit 10.11 of Pac Rim Holding Corporation's Registration Statement on
        Form S-1)(1)

10.29   Office Building Lease dated January 4, 1989 between the Company, Pacific
        Rim Assurance Company and 16030 Associates for office space in Encino,
        California(1)

10.30   Sublease dated January 5, 1989 between Coastline Financial Corp. and
        Pacific Rim Assurance Company for office space in Encino, California(1)

10.31   Office Building Lease dated September 30, 1998 between The Pacific Rim
        Assurance Company and The Austin Family Trust dated November 6, 1980 for office space in San Bernardino, California(1)

10.32 Office Space Lease dated February 11, 1991 between Rancon Realty Fund V and The Pacific Rim Assurance Company(1)

Exhibit
Number                                      Description
------                                      -----------
10.33   Office building lease dated January 21, 1992 between The Pacific Rim
        Assurance Company and Trizec Warner, Inc. for office space in Woodland
        Hills, California, and related Guaranty of Pac Rim Holding
        Corporation(1)

10.34 Addendum No. 2 dated as of September 2, 1992 of Office Building Lease between The Pacific Rim Assurance Company and Trizec Warner, Inc(1)

10.35   Office Building Lease dated October 2, 1992, between The Pacific Rim
        Assurance Company and Richard V. Gunner & George Andros, for office space in Fresno, California(1)

10.36   Sublease dated February 3, 1994 between The Pacific Rim Assurance
        Company and the Federal Emergency Management Agency, for office space in Woodland Hills, California(1)

10.37   Sublease dated February 25, 1994 between The Pacific Rim Assurance
        Company and The Money Store, for office space in Woodland Hills,
        California(1)

10.38 Lease Amendment #1, dated April 1, 1993, to the Office Property Lease between Rancon Realty Fund V, and The Pacific Rim Assurance Company(1)

10.39   Sublease dated May 1, 1994 between The Pacific Rim Assurance Company and
        Group Data Services, Incorporated(1)

10.40   Office lease between L.A.X. Business Center, and Pac Rim Holding
        Corporation dated June 1, 1995(1)

10.41 Certificate of Authority from Department of Insurance, State of Arizona to transact the business of Casualty With Workers' Compensation
        Insurance(1)

10.42 Certificate of Authority from Department of Insurance, State of Texas to transact the business of casualty with workers' compensation insurance(1)

10.43 Sublease dated August 15, 1995 between The Pacific Rim Assurance Company and the General Services Administration(1)

10.44   Sales, License and Service Agreement dated November 14, 1995 between
        Macess Corporation and The Pacific Rim Assurance Company for equipment purchases, software license and professional prepaid support and software maintenance(1)

10.45   Master Equipment Lease dated November 15, 1995 between General Electric
        Capital Computer Leasing Corporation and The Pacific Rim Assurance
        Company for the lease of computer equipment and software(1)

10.46   Certificate of Authority from the State of Georgia Office of
        Commissioner of Insurance, to transact the business of Property and Casualty (including Workers' Compensation)(1)

10.47 Producer agreement between Regional Benefits Insurance Services, a subsidiary of Superior Pacific Casualty Company, and Hull & Co., Inc., dated May 15, 1996(2)

10.48   Producer agreement between Regional Benefits Insurance Services, and
        Gulf Atlantic Management Group, Inc., dated May 15, 1996(2)

10.49   Office lease between Gulf Atlantic Investment Group, Inc. and Regional
        Benefits Insurance Services, Inc., dated May 20, 1996(2)

10.50   Employment Agreement between Pac Rim Holding Corporation and Stanley
        Braun, dated April 15, 1994, as amended March 27, 1995, and March 30,
        1996(3)

10.51   Third Amendment to Employment Agreement between Pac Rim Holding
        Corporation and Stanley Braun, dated as of April 10, 1997++++

11      Statement Regarding Computation of Per Share Earnings+ and +++++

12      Computation of Ratio of Earnings to Fixed Charges and Preferred
        Dividends and EBITDA calculations(4)

21      Subsidiaries of the Company(4)

23.1    Consent of KPMG Peat Marwick LLP

23.2    Consent of Riordan & McKinzie (contained in Exhibits 5.1 and 8)(4)

23.3    Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.2)(4)

24.1    Power of Attorney with respect to the Company(4)

Exhibit
Number                                      Description
------                                      -----------
24.2    Power of Attorney with respect to the Trust(4)

25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of
        Wilmington Trust Company under the Indenture(4)

25.2    Form T-1 Statement of Eligibility under the Trust Indenture Act of
        Wilmington Trust Company under the Declaration(4)

25.3    Form T-1 Statement of Eligibility under the Trust Indenture Act of
        Wilmington Trust Company under the Exchange Guarantee Agreement(4)

27.1    Financial Data Schedule +

27.2    Financial Data Schedule ++++

27.3    Financial Data Schedule for Financial Statements of Pac Rim Holding
        Corporation for the fiscal year ended December 31, 1996 (restated)(4)

99.1    Form of Letter of Transmittal(4)

99.2    Form of Notice of Guaranteed Delivery(4)

99.3    Form of Exchange Agent Agreement(4)

-----------------------

* Previously filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the Securities and Exchange Commission ("SEC") on May 1, 1995 (File No. 0-25984).

** Previously filed as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form 10/A, as filed with the SEC on November 1, 1995 (File No. 0-25984).

*** Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the SEC on March 29, 1996.

***** Previously filed as an exhibit to the Company's statement on Schedule 13D, as filed with the SEC on February 27, 1997.

+ Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC on March 10, 1997.

++ Previously filed as an exhibit to the Company's Current Report on Form 8-K, as filed with the SEC on April 24, 1997.

+++ Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the SEC on May 15, 1997.

++++ Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the SEC on August 14, 1997.

+++++ Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the SEC on November 13, 1997.

(1) Incorporated by reference from the Exhibits to the Annual Report on Form 10-K of Pac Rim Holding Corporation for the year ended December 31, 1995.

(2) Previously filed with the Quarterly Report on Form 10-Q of Pac Rim Holding Corporation, for the quarter ended June 30, 1996.

(3) Previously filed as Exhibit K to Annex C of the Company's Proxy Statement on Schedule 14A dated March 10, 1997.

(4) Previously filed as an exhibit to the Registrants' Registration Statement on Form S-4 (Registration No. 333-43505) on December 30, 1997.

        (b)    FINANCIAL STATEMENT SCHEDULES

               The following financial statement schedules are included in this Registration Statement beginning on F-24:

                Schedule I: Condensed Financial Information of Superior National
                                   Insurance Group, Inc.

                Schedule II: Valuation and Qualifying Accounts and Reserves

                Schedule V: Supplemental Insurance Information, Reinsurance and
                                   Supplemental Property and Casualty Insurance
                                   Information

ITEM 22.  UNDERTAKINGS

        1. The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

        2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        3.     The undersigned Registrants hereby undertake that:

               (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, Superior National Insurance Group, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on January 15, 1998.

                                 SUPERIOR NATIONAL INSURANCE GROUP, INC.



                                 By:    /s/ J. CHRIS SEAMAN
                                        -------------------------------
                                        J. Chris Seaman
                                        Executive Vice President and Chief
                                        Financial Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                                TITLE                         DATE
             *                     President, Chief Executive Officer     January 15, 1998
----------------------------
      William L. Gentz             and Director (Principal Executive
                                   Officer)

/s/ J. CHRIS SEAMAN                Executive Vice President, Chief        January 15, 1998
----------------------------       Financial Officer and Director
      J. Chris Seaman              (Principal Financial and Accounting
                                   Officer)

             *                     Director, Chairman of the Board        January 15, 1998
----------------------------
     C. Len Pecchenino

             *                     Director                               January 15, 1998
----------------------------
     Thomas J. Jamieson

             *                     Director                               January 15, 1998
----------------------------
      Gordon E. Noble

             *                     Director                               January 15, 1998
----------------------------
      Robert A. Spass

             *                     Director                               January 15, 1998
----------------------------
    Craig F. Schwarberg

         SIGNATURE                                TITLE                         DATE
             *                     Director                               January 15, 1998
----------------------------
     Bradley E. Cooper

    /s/ STEVEN D. GERMAIN          Director                               January 15, 1998
----------------------------
     Steven D. Germain


              *                    Director                               January 15, 1998
----------------------------
     Steven B. Gruber


               *                   Director                               January 15, 1998
----------------------------
      Roger W. Gilbert



*By: /s/ J. CHRIS SEAMAN
     -----------------------
         J. Chris Seaman
         Attorney-in-Fact

        Pursuant to the requirements of the Securities Act of 1933, as amended, Superior National Capital Trust I has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on January 15, 1998.

                                  SUPERIOR NATIONAL CAPITAL TRUST I



                                  By:            *
                                     -----------------------------------
                                          William L. Gentz
                                          Company Trustee



                                  By:            *
                                     -----------------------------------
                                          Arnold J. Senter
                                          Company Trustee



                                  By: /s/ J. CHRIS SEAMAN
                                     -----------------------------------
                                          J. Chris Seaman
                                          Company Trustee




                                 *By: /s/ J. CHRIS SEAMAN
                                     -----------------------------------
                                          J. Chris Seaman
                                          Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number                                      Description
------                                      -----------
1       Purchase Agreement dated November 26, 1997 among the Company, the Trust and Donaldson, Lufkin & Jenrette Securities Corporation and Chase
        Securities Inc. (the "Initial Purchasers") providing for the sale by the
        Trust to the Initial Purchasers of the Preferred Securities(4)

2       Amended and Restated Agreement and Plan of Merger dated as of February
        17, 1997 among the Company, SNTL Acquisition Corp., and Pac Rim Holding
        Corporation*****

3.1     Certificate of Incorporation of the Company, as currently in effect++

3.2     By-laws of the Company, as currently in effect++

4.1 Amended and Restated Declaration of Trust of the Trust dated as of December 3, 1997, including the Trust's Certificate of Trust and the forms of Common Securities, Preferred Securities and Exchange Preferred
        Securities(4)

4.2     Registration Rights Agreement dated as of December 3, 1997 among the
        Company, the Trust and the Initial Purchasers(4)

4.3     Senior Subordinated Indenture, including forms of the Old Notes and
        Exchange Notes, dated as of December 3, 1997 between the Company and Wilmington Trust Company, as trustee, providing for the sale by the Company to the Trust of the Senior Subordinated Notes(4)

4.4     Guarantee Agreement dated as of December 3, 1997 between the Company and
        Wilmington Trust Company, as trustee, with respect to the Preferred
        Securities(4)

4.5     Guarantee Agreement with Respect to Common Securities dated as of
        December 3, 1997 by the Company(4)

4.6     Form of Exchange Guarantee Agreement between the Company and Wilmington
        Trust Company, as trustee, with respect to the Exchange Preferred
        Securities(4)

5.1     Opinion of Riordan & McKinzie(4)

5.2     Opinion of Richards, Layton & Finger, P.A.(4)

8       Tax Opinion of Riordan & McKinzie(4)

10.1    Employment Agreement, dated June 1, 1997, by and between Mr. William
        L. Gentz, President and Chief Executive Officer of the Company, and the
        Company+++++

10.2    Employment Agreement, dated February 17, 1997, by and between Mr. Arnold
        J. Senter, Executive Vice President and Chief Operating Officer of the
        Company, and the Company+

10.3    Employment Agreement, dated June 1, 1997, by and between J. Chris
        Seaman, Executive Vice President and Chief Financial Officer of the
        Company, and the Company+++++

10.4    1986 Non-Statutory Stock Option and 1986 Non-Statutory Stock Purchase
        Plan***

10.5    1995 Stock Incentive Plan***

10.6    Aggregate Excess of Loss Cover entered into on the 30th day of August
        1991, between Centre Reinsurance Limited (Centre Re) and the Company, as amended*

10.7 Multi-year Prospective Accident Year Stop Loss Reinsurance Contract effective the 1st of January 1993, between Centre Reinsurance
        International Company and the Company (the "1993 Centre Re Contract")*

10.8    Letter dated March 28, 1996 from the Company canceling the 1993 Centre
        Re Contract effective January 1, 1996***

10.9    Workers' Compensation and Employers' Liability Quota Share Insurance
        Contract No. 30006A effective January 1, 1994, between the Company and
        Zurich Reinsurance Centre, as amended (the "ZRC Contract")*

10.10   Addendum No. 4 to the ZRC Contract effective as of January 1, 1996***

Exhibit
Number                                      Description
------                                      -----------
10.11   Addendum No. 1 to the Retrocession Agreement (an ancillary agreement to the ZRC Contract) effective as of January 1, 1996***

10.12 Lease, dated 27th day of October 1988, by and between Corporate Center at Malibu Canyon, a California Limited Partnership and the Company, relating to the lease of the Company's home office and Calabasas Branch
        Facilities*

10.13   Lease, dated 27th of July 1993, by and between TOMOE Investment and
        Development, Inc. and the Company, relating to the lease of its South
        San Francisco Facility*

10.14 Lease, dated 14th of November 1991, by and between Dean Witter Reynolds and the Company relating to the lease of its Fresno Facilities*

10.15   Lease, dated 23rd of February 1993, by and between Shaw Avenue
        Associates, a California Limited Partnership and the Company relating to the lease of its Fresno Facilities*

10.16   Lease, dated 14th of February 1994, by and between Contra Costa County
        Employees Retirement Association and the Company relating to its Sacramento Facility*

10.17 Agreement in Principle dated 29th of March 1994 by and between the Company and Centre Reinsurance Limited or one of its affiliates*

10.18   Limited Partnership Agreement of Superior National Capital, L.P.
        with certificate of Limited Partnership and Certificate of Exempted
        Partnership, all as filed on the 28th of June 1994, with the Registrar of Companies of Bermuda*

10.19 Termination and Release Agreement dated as of December 3, 1997 among the Company, Superior Pacific Insurance Group, Inc., the subsidiaries of the Company signatories thereto, The Chase Manhattan Bank and certain financial institutions with respect to the Credit Agreement dated as of April 11, 1997(4)

10.20   Purchase warrant, dated as of the 30th of June 1994, entitling
        Centreline Reinsurance Limited to purchase 579,356 shares of the Company's common stock*

10.21 Form of Common Stock Purchase Warrant, held by those members of the Company's management and other parties set forth on the schedule attached thereto, to purchase an aggregate of 1,566,465 shares of the Company common stock(4)

10.22 Stock Purchase Agreement dated as of September 17, 1996, as amended and restated effective as of February 17, 1997, among the Company, Insurance
        Partners, L.P., Insurance Partners Offshore (Bermuda), L.P., TJS
        Partners, L.P., and certain members of the Company's management*****

10.23   Registration Rights Agreement dated as of April 11, 1997 among the
        Company, Insurance Partners, L.P. and Insurance Partners Offshore
        (Bermuda), L.P.+++

10.24 Letter Agreement dated November 25, 1996 among the Company and the shareholders and holders of warrants party thereto, relating to such warrants and certain registration rights+++

10.25 Agreement with Prime Advisors regarding investment Management Services provided to the Company dated April 12, 1997+++

10.26   Addendum No. 2 to the Retrocession Agreement between Superior National
        Insurance Company and Zurich Reinsurance Centre, Inc. effective
        January 1, 1997(4)

10.27   State of California Department of Insurance Amended Certificate of
        Authority+++++

10.28   The Pacific Rim Assurance Company 401(k) Plan (incorporated by reference from Exhibit 10.11 of Pac Rim Holding Corporation's Registration Statement on
        Form S-1)(1)

10.29   Office Building Lease dated January 4, 1989 between the Company, Pacific
        Rim Assurance Company and 16030 Associates for office space in Encino,
        California(1)

10.30   Sublease dated January 5, 1989 between Coastline Financial Corp. and
        Pacific Rim Assurance Company for office space in Encino, California(1)

10.31   Office Building Lease dated September 30, 1998 between The Pacific Rim
        Assurance Company and The Austin Family Trust dated November 6, 1980 for office space in San Bernardino, California(1)

10.32 Office Space Lease dated February 11, 1991 between Rancon Realty Fund V and The Pacific Rim Assurance Company(1)

Exhibit
Number                                      Description
------                                      -----------
10.33   Office building lease dated January 21, 1992 between The Pacific Rim
        Assurance Company and Trizec Warner, Inc. for office space in Woodland
        Hills, California, and related Guaranty of Pac Rim Holding
        Corporation(1)

10.34 Addendum No. 2 dated as of September 2, 1992 of Office Building Lease between The Pacific Rim Assurance Company and Trizec Warner, Inc(1)

10.35   Office Building Lease dated October 2, 1992, between The Pacific Rim
        Assurance Company and Richard V. Gunner & George Andros, for office space in Fresno, California(1)

10.36   Sublease dated February 3, 1994 between The Pacific Rim Assurance
        Company and the Federal Emergency Management Agency, for office space in Woodland Hills, California(1)

10.37   Sublease dated February 25, 1994 between The Pacific Rim Assurance
        Company and The Money Store, for office space in Woodland Hills,
        California(1)

10.38 Lease Amendment #1, dated April 1, 1993, to the Office Property Lease between Rancon Realty Fund V, and The Pacific Rim Assurance Company(1)

10.39   Sublease dated May 1, 1994 between The Pacific Rim Assurance Company and
        Group Data Services, Incorporated(1)

10.40   Office lease between L.A.X. Business Center, and Pac Rim Holding
        Corporation dated June 1, 1995(1)

10.41 Certificate of Authority from Department of Insurance, State of Arizona to transact the business of Casualty With Workers' Compensation
        Insurance(1)

10.42 Certificate of Authority from Department of Insurance, State of Texas to transact the business of casualty with workers' compensation insurance(1)

10.43 Sublease dated August 15, 1995 between The Pacific Rim Assurance Company and the General Services Administration(1)

10.44   Sales, License and Service Agreement dated November 14, 1995 between
        Macess Corporation and The Pacific Rim Assurance Company for equipment purchases, software license and professional prepaid support and software maintenance(1)

10.45   Master Equipment Lease dated November 15, 1995 between General Electric
        Capital Computer Leasing Corporation and The Pacific Rim Assurance
        Company for the lease of computer equipment and software(1)

10.46   Certificate of Authority from the State of Georgia Office of
        Commissioner of Insurance, to transact the business of Property and Casualty (including Workers' Compensation)(1)

10.47 Producer agreement between Regional Benefits Insurance Services, a subsidiary of Superior Pacific Casualty Company, and Hull & Co., Inc., dated May 15, 1996(2)

10.48   Producer agreement between Regional Benefits Insurance Services, and
        Gulf Atlantic Management Group, Inc., dated May 15, 1996(2)

10.49   Office lease between Gulf Atlantic Investment Group, Inc. and Regional
        Benefits Insurance Services, Inc., dated May 20, 1996(2)

10.50   Employment Agreement between Pac Rim Holding Corporation and Stanley
        Braun, dated April 15, 1994, as amended March 27, 1995, and March 30,
        1996(3)

10.51   Third Amendment to Employment Agreement between Pac Rim Holding
        Corporation and Stanley Braun, dated as of April 10, 1997++++

11      Statement Regarding Computation of Per Share Earnings+ and +++++

12      Computation of Ratio of Earnings to Fixed Charges and Preferred
        Dividends and EBITDA calculations(4)

21      Subsidiaries of the Company(4)

23.1    Consent of KPMG Peat Marwick LLP

23.2    Consent of Riordan & McKinzie (contained in Exhibits 5.1 and 8)(4)

23.3    Consent of Richards, Layton & Finger, P.A. (contained in Exhibit 5.2)(4)

24.1    Power of Attorney with respect to the Company(4)

Exhibit
Number                                      Description
------                                      -----------
24.2    Power of Attorney with respect to the Trust(4)

25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of
        Wilmington Trust Company under the Indenture(4)

25.2    Form T-1 Statement of Eligibility under the Trust Indenture Act of
        Wilmington Trust Company under the Declaration(4)

25.3    Form T-1 Statement of Eligibility under the Trust Indenture Act of
        Wilmington Trust Company under the Exchange Guarantee Agreement(4)

27.1    Financial Data Schedule +

27.2    Financial Data Schedule ++++

27.3    Financial Data Schedule for Financial Statements of Pac Rim Holding
        Corporation for the fiscal year ended December 31, 1996 (restated)(4)

99.1    Form of Letter of Transmittal(4)

99.2    Form of Notice of Guaranteed Delivery(4)

99.3    Form of Exchange Agent Agreement(4)

-----------------------

* Previously filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the Securities and Exchange Commission ("SEC") on May 1, 1995 (File No. 0-25984).

** Previously filed as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form 10/A, as filed with the SEC on November 1, 1995 (File No. 0-25984).

*** Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the SEC on March 29, 1996.

***** Previously filed as an exhibit to the Company's statement on Schedule 13D, as filed with the SEC on February 27, 1997.

+ Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the SEC on March 10, 1997.

++ Previously filed as an exhibit to the Company's Current Report on Form 8-K, as filed with the SEC on April 24, 1997.

+++ Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, as filed with the SEC on May 15, 1997.

++++ Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the SEC on August 14, 1997.

+++++ Previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, as filed with the SEC on November 13, 1997.

(1) Incorporated by reference from the Exhibits to the Annual Report on Form 10-K of Pac Rim Holding Corporation for the year ended December 31, 1995.

(2) Previously filed with the Quarterly Report on Form 10-Q of Pac Rim Holding Corporation, for the quarter ended June 30, 1996.

(3) Previously filed as Exhibit K to Annex C of the Company's Proxy Statement on Schedule 14A dated March 10, 1997.

(4) Previously filed as an exhibit to the Registrants' Registration Statement on Form S-4 (Registration No. 333-43505) on December 30, 1997.